As filed with the Securities and Exchange Commission on July 23, 2026

Registration No. 333-296731

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO THE

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NARRAGANSETT BANCORP, INC.

BAYCOAST BANK 401(K) PLAN

(Exact Name of Registrant as Specified in Its Charter)

Maryland	6036	Applied for
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

330 Swansea Mall Drive

Swansea, Massachusetts 02777

(888) 806-2872

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Nicholas M. Christ

Chair of the Board and Chief Executive Officer

Narragansett Bancorp, Inc.

330 Swansea Mall Drive

Swansea, Massachusetts 02777

(888) 806-2872

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Lawrence M.F. Spaccasi, Esq. Ned Quint, Esq. Luse Gorman, PC 5335 Wisconsin Avenue, N.W., Suite 780 Washington, D.C. 20015 (202) 274-2007	Samantha Kirby, Esq. Covington & Burling LLP One International Place, Suite 1020 Boston, MA 02110 (617) 603-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act: ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus Supplement

Interests in

BAYCOAST BANK 401(k) PLAN

Offering of Participation Interests of up to 6,705,124 Shares of

Narragansett Bancorp, Inc. Common Stock

In connection with the reorganization of BayCoast Bank from a single-tier mutual holding company form of organization, with no stockholders, into the “two-tier” public mutual holding company form of organization, Narragansett Bancorp, Inc. (“Narragansett Bancorp”), the proposed holding company for BayCoast Bank, is offering shares of its common stock for sale at $10.00 per share. Following the completion of the reorganization and stock offering, it is expected that the common stock of Narragansett Bancorp will be traded on the Nasdaq Capital Market under the symbol “NARA.” The completion of this stock offering is contingent on receipt of final approval for the shares of common stock to be traded on the Nasdaq Capital Market.

In connection with the reorganization and stock offering, BayCoast Bank is allowing participants in the BayCoast Bank 401(k) Plan (the “401(k) Plan”), to invest a portion of their account balances in Narragansett Bancorp common stock. This prospectus supplement relates to elections by 401(k) Plan participants to direct the trustee of the 401(k) Plan to invest up to 75% of their account balances in the 401(k) Plan in Narragansett Bancorp common stock in connection with the reorganization and stock offering. Based upon the value of the 401(k) Plan assets at March 31, 2026, the trustee of the 401(k) Plan could purchase up to 6,705,124 shares of Narragansett Bancorp common stock on behalf of participants, at the purchase price of $10.00 per share.

Before you consider investing, you should read the prospectus of Narragansett Bancorp, dated [date], 2026, which is enclosed with this prospectus supplement. It contains detailed information regarding the reorganization, the stock offering of Narragansett Bancorp, and the financial condition, results of operations and business of Narragansett Financial Corporation and BayCoast Bank. This prospectus supplement provides information regarding the 401(k) Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

For a discussion of risks that you should consider, see “Risk Factors” beginning on page 1 of the attached prospectus, and “Notice of Your Rights Concerning Employer Securities” in this prospectus supplement.

The interests in the 401(k) Plan and the offering of shares of Narragansett Bancorp common stock have not been approved or disapproved by the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Massachusetts Division of Banks, the Federal Deposit Insurance Corporation or any state securities regulator. Any representation to the contrary is a criminal offense.

The securities offered by this prospectus supplement are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Depositors Insurance Fund or any other governmental agency.

This prospectus supplement may be used only in connection with offers and sales by Narragansett Bancorp in the stock offering of Narragansett Bancorp common stock that may be acquired within the 401(k) Plan. No one may use this prospectus supplement to reoffer or resell interests in shares of Narragansett Bancorp common stock acquired through the 401(k) Plan.

You should rely only on the information contained in this prospectus supplement and the attached prospectus. Narragansett Bancorp, Narragansett Financial Corporation, BayCoast Bank and the 401(k) Plan have not authorized anyone to provide you with different information.

This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the attached prospectus nor any sale of Narragansett Bancorp common stock shall under any circumstances imply that there has not been a change in the affairs of Narragansett Bancorp, Narragansett Financial Corporation, BayCoast Bank or the 401(k) Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

The date of this prospectus supplement is [date], 2026.

RISK FACTORS

In addition to considering the material risks disclosed under “Risk Factors” beginning on page [#] of the attached prospectus, you should also consider the following:

If you elect to purchase Narragansett Bancorp common stock using your 401(k) Plan account balance and the stock offering is oversubscribed, you will bear the risk of price changes in the investment funds of the 401(k) Plan.

If you elect to purchase Narragansett Bancorp common stock using your 401(k) Plan account balance, the 401(k) Plan trustee will sell the designated amount within your 401(k) Plan account among your investment fund balances. If the stock offering is oversubscribed (i.e., there are more orders for Narragansett Bancorp common stock than shares available for sale in the stock offering) and the 401(k) Plan trustee cannot use any or all of the funds you allocate to purchase Narragansett Bancorp common stock, the funds that cannot be invested in Narragansett Bancorp common stock, and any interest earned on such funds, will be reinvested in your existing investment funds of the 401(k) Plan, according to your then existing investment election (i.e., in proportion to your investment direction for future contributions). During the period from when the 401(k) Plan trustee sells a portion of your investment funds until reinvestment of some or all of those funds back into your investment funds as a result of an oversubscription, you will bear the risk of price changes in the investment funds. It is possible that during this period some or all the investment funds may have increased in value more than the amount of any interest you may have earned on the reinvested funds before reinvestment. See “The Offering – Purchases in the Offering and Oversubscriptions” in this prospectus supplement.

THE OFFERING

Securities Offered

BayCoast Bank is offering participants in the 401(k) Plan the opportunity to purchase participation interests in shares of Narragansett Bancorp common stock through the 401(k) Plan. A “participation interest” represents indirect ownership of a share of Narragansett Bancorp common stock that is acquired by the 401(k) Plan and is equivalent to one share of Narragansett Bancorp common stock. In this prospectus supplement, “participation interests” are referred to as shares of Narragansett Bancorp common stock. At the stock offering purchase price of $10.00 per share and allowing participants to use up to 75% of their account balances, the 401(k) Plan may acquire up to 6,705,124 shares of Narragansett Bancorp common stock in the stock offering, based on the approximate fair market value of the 401(k) Plan’s assets as of March 31, 2026.

Only employees of BayCoast Bank and employees of participating subsidiaries of BayCoast Bank may become participants in the 401(k) Plan and only participants may purchase shares of Narragansett Bancorp common stock through the 401(k) Plan. However, your investment in shares of Narragansett Bancorp common stock in connection with the stock offering is subject to the purchase priorities listed below.

Information regarding the 401(k) Plan is contained in this prospectus supplement and information with respect to the consolidated financial condition and results of operations of Narragansett Financial Corporation and the business of Narragansett Bancorp and BayCoast Bank is contained in the attached prospectus. The address of the corporate/main office of Narragansett Bancorp and BayCoast Bank is 330 Swansea Mall Drive, Swansea, Massachusetts 02777. The telephone number at this address is (888) 806-2872.

Address questions about this prospectus supplement to Michelle Rivera, Vice President Human Resources, BayCoast Bank, 330 Swansea Mall Drive, Swansea, Massachusetts 02777; telephone number (508) 675-4424; email: mrivera@baycoastbank.com.

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Direct all questions about the stock offering, the prospectus, or obtaining a stock order form to purchase stock in the stock offering outside the 401(k) Plan to the Stock Information Center at [#] (toll-free), Monday through Friday, between 10:00 a.m. and 4:00 p.m., Eastern time. The Stock Information Center will be closed on bank holidays.

Election to Purchase Narragansett Bancorp, Inc. Common Stock	In connection with the stock offering, you may elect to designate up to 75% of your 401(k) Plan account balance to a money market fund called “Stock Purchase,” which will be used to subscribe for Narragansett Bancorp common stock in the stock offering. Before making this election, you should carefully read the prospectus and this prospectus supplement and consider the information set forth on page [#] of this prospectus supplement under “Notice of Your Rights Concerning Employer Securities — The Importance of Diversifying Your Retirement Savings.” The trustee of the Narragansett Bancorp, Inc. Stock Fund will subscribe to purchase shares of Narragansett Bancorp common stock at $10.00 per share in accordance with your election. However, your election is subject to the purchase priorities and purchase limitations, as described below.

Purchase Priorities

All 401(k) Plan participants are eligible to elect to subscribe for Narragansett Bancorp common stock in the stock offering. However, the elections are subject to the purchase priorities in the Plan of Holding Company Reorganization and Plan of Stock Offering of BayCoast Bank and Narragansett Financial Corporation, which provides for a subscription offering and, if necessary, a community offering. In the stock offering, the purchase priorities are as follows and apply in case more shares of Narragansett Bancorp common stock are ordered than are available for sale (an “oversubscription):

Subscription Offering:

(1)   Each person with $50 or more on deposit at BayCoast Bank as of the close of business on May 31, 2025, has first priority.

(2)   BayCoast Bank’s tax-qualified plans, including the employee stock ownership plan, have second priority.

(3)   Employees, officers, directors, trustees and corporators of BayCoast Bank and/or Narragansett Financial Corporation, who are not in the first priority, have third priority.

Community Offering:

Shares of Narragansett Bancorp common stock not purchased in the subscription offering may be offered for sale to the general public in a “community offering,” with a preference given to natural persons (including trusts of natural persons) in the Local Community (as defined in the Prospectus).

If you fall into subscription offering categories (1) or (3) above, you have subscription rights to purchase Narragansett Bancorp common stock in the subscription offering in the highest category and you may use funds (up to 75% of your account balance) in the 401(k) Plan to pay for the Narragansett Bancorp common stock.

If you fall into purchase priority (1) or (3), you will separately receive offering materials in the mail, including a stock order form. You may use the stock order form to purchase shares of Narragansett Bancorp common stock outside the 401(k) Plan.

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Additionally, instead of (or in addition to) placing an order outside the 401(k) Plan using the stock order form, you may place an order for the purchase of Narragansett Bancorp common stock through the 401(k) Plan in the manner described below under “How to Order Stock in the Offering.”

Purchases in the Offering and Oversubscriptions

The trustee of the 401(k) Plan will subscribe for Narragansett Bancorp common stock in the stock offering in accordance with your election. Once you make your election, the amount that you elect to transfer from your existing investment option(s) for the purchase of Narragansett Bancorp common stock will be sold from your existing investment option(s) and the proceeds will be transferred to the Stock Purchase option (which will be invested in a money market fund during the stock offering period) pending the completion of the reorganization and stock offering several weeks later. After the end of the stock offering period, we will determine whether all or any portion of your order will be filled (if the stock offering is oversubscribed you may not receive any or all of your order, depending on your purchase priority, as described above). The amount that can be used toward your order will be applied to the purchase of Narragansett Bancorp common stock. Following the closing of the reorganization and stock offering, your purchased shares of Narragansett Bancorp common stock will be transferred to the 401(k) Plan and will be reflected in your 401(k) Plan account as soon as practicable thereafter.

If the stock offering is oversubscribed, and the trustee of the 401(k) Plan is unable to use the full amount allocated by you to purchase Narragansett Bancorp common stock in the stock offering, the amount that cannot be invested in shares of Narragansett Bancorp common stock, and any interest earned on that amount, will be transferred from the Stock Purchase option and reinvested in the existing funds of the 401(k) Plan, in accordance with your then existing investment election (in proportion to your investment direction for future contributions). The prospectus describes the allocation procedures in the event of an oversubscription. If you choose not to elect to invest part of your account balances towards the purchase of Narragansett Bancorp common stock in connection with the stock offering, your account balances will remain in the investment funds of the 401(k) Plan as previously directed by you.

Composition of the Narragansett Bancorp, Inc. Stock Fund

Shares of Narragansett Bancorp common stock purchased by the 401(k) Plan in the stock offering will be transferred to the 401(k) Plan and held in the Narragansett Bancorp, Inc. Stock Fund. The Narragansett Bancorp, Inc. Stock Fund is neither a mutual fund nor a diversified or managed investment option. Rather, it is merely a recordkeeping mechanism established by the 401(k) Plan custodian to track the shares purchased by 401(k) Plan participants in the reorganization and stock offering through the 401(k) Plan. The Narragansett Bancorp, Inc. Stock Fund will consist solely of shares of Narragansett Bancorp common stock purchased by participants in the 401(k) Plan, which will be initially valued at $10.00 per share (i.e., the purchase price).

Following the closing of the reorganization and stock offering, each day the aggregate value of Narragansett Bancorp, Inc. Stock Fund will be determined by dividing the total market value of the fund at the end of the day by the total number of shares held in the fund by all participants as of the previous day’s end. The change in share value reflects the day’s change in stock price of Narragansett Bancorp common stock, and the value of each participation interest should be the same as one share of Narragansett Bancorp common stock.

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Investment in Narragansett Bancorp common stock involves risks common to investments in shares of common stock. For a discussion of material risks you should consider, see the “Risk Factors” section of the attached prospectus and the section of the prospectus supplement called “Notice of Your Rights Concerning Employer Securities” (see below).

The portion of your 401(k) Plan account invested in the Narragansett Bancorp, Inc. Stock Fund will be reported to you on your regular 401(k) Plan participant statements. You can also go online at any time to www.principal.com or call (800) 547-7754 (toll-free) to review your account balances.

Minimum and Maximum Investment

In connection with the stock offering, the 401(k) Plan will permit you to use up to 75% of your 401(k) Plan account balance for the purchase of Narragansett Bancorp common stock in the stock offering.

The trustee of the 401(k) Plan will subscribe for shares of Narragansett Bancorp common stock offered for sale in the stock offering, in accordance with each participant’s direction. The trustee will pay $10.00 per share, which will be the same price paid by all other persons who purchase shares in the stock offering. To purchase Narragansett Bancorp common stock through the 401(k) Plan, the minimum investment is $250, which will purchase 25 shares. No individual may purchase more than $300,000 (30,000 shares) of Narragansett Bancorp common stock. Furthermore, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than $500,000 (50,000 shares) of Narragansett Bancorp common stock in all categories of the stock offering combined. See the prospectus for further details regarding additional maximum purchase limits for investors in the stock offering.

Value of the Plan Assets	As of March 31, 2026, the market value of the assets of the 401(k) Plan attributable to active and former employees of BayCoast Bank was approximately $89,401,650.

How to Order Stock in the Offering

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You can elect to transfer up to 75% of your current 401(k) Plan account balance (in whole dollar amounts) to the Stock Purchase option, which will be used by the 401(k) Plan trustee to purchase shares of Narragansett Bancorp common stock. This is done by following the procedures described below. Note the following conditions concerning this election:

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Your election is subject to a minimum purchase of 25 shares of common stock, which equals $250.

Your election, plus any order you placed outside the 401(k) Plan, are together subject to a maximum purchase limit of no more than 30,000 shares of Narragansett Bancorp common stock, which equals $300,000. The prospectus describes an additional purchase limitation of 50,000 shares of Narragansett Bancorp common stock, which equals $500,000, for an individual, together with associates or persons acting in concert with such individual.

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The election period for the 401(k) Plan purchases ends at 4:00 p.m., Eastern time, on September 10, 2026 (the “Plan Purchase Period”).

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Your election to purchase common stock in the stock offering through the 401(k) Plan will be accepted by Principal Financial Group, the recordkeeper of the 401(k) Plan. After your election is accepted by

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Principal Financial Group, it will be rounded down to the closest dollar amount divisible by $10.00 and will be used by the trustee to purchase shares of Narragansett Bancorp common stock sold in the reorganization and stock offering. This difference will remain in the Stock Purchase option until the completion of the reorganization and stock offering, which is expected to be several weeks after the Plan Purchase Period ends. At that time, the Narragansett Bancorp common stock purchased based on your election will be transferred to the 401(k) Plan and any remaining funds will be transferred out of the Stock Purchase option for investment in other funds under the 401(k) Plan, based on your election currently on file for future contributions.

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The amount you elect to transfer to the Stock Purchase option will be held separately until the completion of the reorganization and stock offering. Therefore, this money is not available for distributions, loans, or withdrawals until the reorganization and stock offering is completed, which is expected to be several weeks after the 401(k) Plan Purchase Period ends.

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Following the completion of the reorganization and stock offering, your purchased shares of Narragansett Bancorp common stock will be reflected in your 401(k) Plan account through the Narragansett Bancorp, Inc. Stock Fund. You may continue to invest in the Narragansett Bancorp, Inc. Stock Fund following the stock offering and may use up to 50% of the amounts contributed to the 401(k) Plan on your behalf to purchase shares of stock.

Follow the steps outlined below to make your election to use your account balance in the 401(k) Plan to purchase shares of Narragansett Bancorp, Inc. common stock in the stock offering. You are allowed only one election to transfer funds to the Stock Purchase option.

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Go to www.principal.com and log into your 401(k) Plan account. In Account Login, click on drop down and choose “Personal,” then “GO.” Enter your Username and Password. If you have not established your Username and Password, click on the link “Establish your Username and Password”, and follow the prompts.

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On your Personal Summary Page, choose the line for the 401(k) Plan as adopted by BayCoast Bank Plan and click on “View Details” for your 401(k) Plan account.

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When you reach “Your Account Overview,” click on “Investments” across the top navigation of the screen, and then click on “Change Investments.”

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Select “Choose to build your own portfolio,” click “Build you own investment mix.”

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Select “Apply changes to my current account balance only. New contributions will not be affected.”

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Click “Move one or more investments while keeping the rest as-is.”

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Click on “Advanced Transfer Features,” choose “dollars,” then choose “Transfer from one investment to another.”

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Then enter the amount you would like to transfer “From” each investment. When you have completed transferring “From” each investment, click on “Continue.”

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Enter the dollars that you will be transferring into the Stock Purchase account. The Stock Purchase account is a money market investment that will hold the funds until the reorganization and stock offering is concluded. All the funds that you transferred “From” other investments must be transferred to another investment. All the dollars must be transferred “To” another investment.

When you have completed the “To” portion of the transaction, click on “Continue.” You will be taken to a confirmation page. Review your transaction for accuracy. If you need to make changes, click on “Cancel” or “Start Over” or “Previous” to make changes. If the information is correct, click on “Submit Request” to authorize Principal Life Insurance Company to process the request. You will receive a communication in your Message Center confirming your transaction.

After you completed your online election, you will also need to complete the Stock Information Form and return it either by emailing it to Michelle Rivera, Vice President, Human Resources, at mrivera@baycoastbank.com, by faxing it to (508) 675-4345 or by delivering it in person, to be received by Michelle Rivera, Vice President, Human Resources, BayCoast Bank, 330 Swansea Mall Drive, Swansea, Massachusetts 02777.

Order Deadline	You must make your election online at www.principal.com and return your Stock Information Form by emailing it to Michelle Rivera, Vice President, Human Resources, at mrivera@baycoastbank.com, by faxing it to (508) 675-4345 or by delivering it in person, to be received by Michelle Rivera, Vice President, Human Resources, BayCoast Bank, 330 Swansea Mall Drive, Swansea, Massachusetts 02777; telephone number (508) 675-4424; to be received no later than 4:00 p.m., Eastern time, on September 10, 2026.

Irrevocability of Transfer Direction

Once you make an election to transfer amounts to the Stock Purchase option to be used by the 401(k) Plan trustee to purchase Narragansett Bancorp common stock in connection with the reorganization and stock offering, you may not change your election.

Your election is irrevocable. You will, however, continue to have the ability to transfer amounts not directed towards the purchase of Narragansett Bancorp common stock among all the other investment funds on a daily basis.

Future Direction to Purchase and Sell Common Stock	You will be able to purchase Narragansett Bancorp common stock after the completion of the reorganization and stock offering through the 401(k) Plan by investing your future contributions through the Narragansett Bancorp, Inc. Stock Fund, provided, that no more than 50% of your future contributions (both employer and employee) may be invested in the Narragansett Bancorp, Inc. Stock Fund. Additionally, after the completion of the reorganization and stock offering, you will be able to transfer no more than 50% of your account balance to the Narragansett Bancorp, Inc. Stock Fund.

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After the completion of the reorganization and stock offering, to the extent that shares are available, the trustee of the 401(k) Plan will acquire shares of Narragansett Bancorp common stock at your election in open market transactions at the prevailing price, which may be less than or more than $10.00 per share. In addition, a brokerage commission of $0.01 per share of stock purchased will be charged.

You may change your investment allocation on a daily basis. However, your ability to buy or sell Narragansett Bancorp common stock within the 401(k) Plan largely depends upon the existence of an active market for the stock. If Narragansett Bancorp common stock is illiquid (meaning there are few buyers and sellers of the stock) on the date you elect to buy or sell Narragansett Bancorp common stock within the 401(k) Plan, your election may not be immediately processed. As a result, the prevailing price for Narragansett Bancorp, Inc. common stock may be less or more than its fair market value on the date of your election.

Special restrictions may apply to purchasing shares of Narragansett Bancorp common stock by 401(k) Plan participants who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors, and principal stockholders of Narragansett Bancorp.

If you are an officer of the Narragansett Bancorp who is restricted by regulation from selling shares of Narragansett Bancorp common stock acquired in the reorganization and stock offering for one year, the Narragansett Bancorp common stock that you purchased in the reorganization and stock offering through the 401(k) Plan will not be tradable until the one-year trading restriction has lapsed.

Voting Rights of Common Stock	You may direct the 401(k) Plan trustee as to how to vote your shares of Narragansett Bancorp common stock held in the Narragansett Bancorp, Inc. Stock Fund, if permitted by BayCoast Bank. If the trustee does not receive your voting instructions, the trustee will be directed by BayCoast Bank to vote your shares in the same proportion as the voting instructions received from other participants related to their shares of Narragansett Bancorp common stock held by the 401(k) Plan, provided that such vote is made in accordance with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). All voting instructions will be kept confidential.

DESCRIPTION OF THE 401(k) PLAN

Introduction

General. BayCoast Bank originally adopted the 401(k) Plan effective as of February 1, 1991. In connection with the reorganization and stock offering, BayCoast Bank is allowing participants to purchase common stock of Narragansett Bancorp in their accounts in the 401(k) Plan and BayCoast Bank has amended the 401(k) Plan to allow investments in Narragansett Bancorp common stock. The 401(k) Plan is a tax-qualified plan with a cash or deferred compensation feature established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).

BayCoast Bank intends that the 401(k) Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. BayCoast Bank will adopt amendments to the 401(k) Plan that may be necessary to ensure the continuing qualified status of the 401(k) Plan under the Code and applicable Treasury Regulations.

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ERISA. The 401(k) Plan is an “individual account plan” other than a “money purchase pension plan” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). As such, the 401(k) Plan is subject to all the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Code Relating to Retirement Plans) of ERISA, except for the funding requirements contained in Part 3 of Title I of ERISA, which by their terms do not apply to an individual account plan (other than a money purchase plan). The 401(k) Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. The funding requirements contained in Title IV of ERISA are not applicable to participants or beneficiaries under the 401(k) Plan.

Reference to Full Text of Plan. This prospectus supplement summarizes certain provisions of the 401(k) Plan. These summaries are not complete and are qualified in their entirety by the full text of the 401(k) Plan. Copies of the 401(k) Plan are available to all employees by going to www.Principal.com.

Eligibility and Participation

BayCoast Bank employees generally become eligible to enter the 401(k) Plan as participants upon their attainment of age 18 and the completion of one month of service.

As of March 31, 2026, there were approximately 688 active and former employees with account balances in the 401(k) Plan.

Contributions Under the Plan

Elective Deferrals. Participants are permitted to defer up to 75% of their compensation as of the date they become a participant in the 401(k) Plan but may choose a different percentage or choose not to defer at all. The amounts of deferrals are also subject to certain restrictions imposed by the Code. For 2026, participants may defer up to $24,500 and may defer an additional $8,000 if they qualify for catch-up contributions as described in the next paragraph. The compensation of each participant taken into account under the 401(k) Plan is limited by the Code, and for 2026 the limit is $360,000 (this limit may change on an annual basis). Canceling or changing a participant’s contribution percentage can be accomplished by going to www.Principal.com.

Catch-up Contributions. If a participant has made the maximum amount of elective deferrals allowed by the 401(k) Plan or other legal limits and has attained at least age 50 (or will reach age 50 before the end of the tax year, which is December 31), that participant is also eligible to make an additional catch-up contribution. For 2026, the maximum catch-up contribution is $8,000. A participant may authorize BayCoast Bank to withhold a specified dollar amount of his or her compensation for this purpose.

Employer Contributions. BayCoast Bank currently makes a matching contribution tied to participant deferrals under the 401(k) Plan. BayCoast Bank reserves the right to eliminate or modify the amount of this contribution at any time and from time to time.

Limitations on Contributions

Contribution Limits. For the tax year beginning January 1, 2026, the amount of a participant’s elective deferrals may not exceed $24,500 per calendar year, or $32,500, if the participant is eligible to make catch-up contributions. Contributions in excess of this limit are known as excess deferrals. If a participant defers amounts in excess of this limitation, his or her gross income for federal income tax purposes will include the excess in the year of the deferral. In addition, unless the excess deferral is distributed before April 15 of the following year, it will be taxed again in the year distributed. Income on the excess deferral distributed by April 15 of the immediately succeeding year will be treated, for federal income tax purposes, as earned and received by the participant in the tax year in which the contribution is made.

The total amount of contributions that a participant makes, and any contribution made by BayCoast Bank makes on a participant’s behalf to the 401(k) Plan and other defined contribution tax-qualified retirement plans in one year is generally limited to the lesser of 100% of the participant’s compensation or $72,000 (for 2026).

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Rollovers. Participants may make a rollover contribution of an eligible rollover distribution from any other qualified retirement plan or an individual retirement arrangement (IRA). These funds will be maintained in a separate rollover account in which the participant will have a nonforfeitable vested interest.

Benefits Under the 401(k) Plan

Vesting. At all times, participants have a fully vested, nonforfeitable interest in the portion of their account balance attributable to elective deferrals and employer contributions under the 401(k) Plan.

Distribution at Termination of Employment. Participants will be entitled to receive a distribution of the vested amounts in your account when their employment terminates for any reason. A participant’s benefit will be equal to the vested balance of the participant’s account. The 401(k) Plan will make involuntary cash-out distributions of vested account balances in accordance with the 401(k) Plan. If a participant is not a 5% or more owner of his or her employer, their required benefit commencement date is the April 1st following the close of the year in which the later of the following occurs: they attain age 72 1⁄2 or they terminate employment.

Distribution After Death of Participant. If a participant dies, the value of the participant’s entire account will be payable to the participant’s beneficiary in accordance with the 401(k) Plan.

Investment of Contributions and Account Balances

All amounts credited to a participant’s account under the 401(k) Plan are held in the 401(k) Plan trust (the “Trust”), which is administered by the trustee of the 401(k) Plan. Before the effective date of the stock offering, participants were provided the opportunity to direct the investments of their accounts into one of the investment options described below.

Vanguard 500 Index Admiral Fund

Capital Group Growth Fund of America E Separate Account-E1

Vanguard Mid-Cap Value Index Admiral Fund

Vanguard Strategic Equity Investor Fund

Vanguard Small Cap Value Index Admiral Fund

Principal Global Investors SmallCap S&P 600 Index Separate Account-Z

Capital Research and Management Company American Funds New World R6 Fund

Vanguard Developed Markets Index Admiral Fund

Capital Group EUPAC E Separate Account-E1

Vanguard Target Retirement Income Investor Fund

Vanguard Target Retirement 2020 Investor Fund

Vanguard Target Retirement 2025 Investor Fund

Vanguard Target Retirement 2030 Investor Fund

Vanguard Target Retirement 2035 Investor Fund

Vanguard Target Retirement 2040 Investor Fund

Vanguard Target Retirement 2045 Investor Fund

Vanguard Target Retirement 2050 Investor Fund

Vanguard Target Retirement 2055 Investor Fund

Vanguard Target Retirement 2060 Investor Fund

Vanguard Target Retirement 2065 Investor Fund

Vanguard Target Retirement 2070 Investor Fund

Lord Abbett Short Duration Income R6 Investor Fund

Vanguard Federal Money Market Investor Investor Fund

Capital Research and Management Company American Funds Capital World Bond R6 Fund

Vanguard Long-Term Investment-Grade Bond Admiral Fund

Dodge & Cox Income X Fund

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Performance History

The following table provides performance data with respect to the investment funds in the 401(k) Plan:

	Average Annual Total Return (%) (as of March 31, 2026)
Investment Option Name	1-Year	3-Year	5-Year	10-Year
Vanguard 500 Index Admiral Fund	17.75	18.27	12.02	14.12
Capital Group Growth Fund of America E Separate Account-E1	17.69	20.64	9.63	–
Vanguard Mid-Cap Value Index Admiral Fund	17.21	13.73	8.86	10.24
Vanguard Strategic Equity Investor Fund	25.50	16.65	10.63	12.02
Vanguard Small Cap Value Index Admiral Fund	18.94	13.37	7.84	10.11
Principal Global Investors SmallCap S&P 600 Index Separate Account-Z	20.56	10.50	4.42	9.84
Capital Research and Mgmt Co American Funds New World R6 Fund	24.59	13.85	5.13	9.73
Vanguard Developed Markets Index Admiral Fund	29.60	15.96	8.80	9.20
Capital Group EUPAC E Separate Account-E1	22.24	11.69	4.09	—
Vanguard Target Retirement Income Inv Fund	9.30	7.85	3.71	5.04
Vanguard Target Retirement 2020 Inv Fund	10.37	8.90	4.41	6.64
Vanguard Target Retirement 2025 Inv Fund	13.02	10.64	5.36	7.63
Vanguard Target Retirement 2030 Inv Fund	14.79	11.80	6.09	8.40
Vanguard Target Retirement 2035 Inv Fund	16.16	12.83	6.79	9.16
Vanguard Target Retirement 2040 Inv Fund	17.57	13.85	7.50	9.91
Vanguard Target Retirement 2045 Inv Fund	18.92	14.82	8.18	10.51
Vanguard Target Retirement 2050 Inv Fund	20.35	15.63	8.67	10.78
Vanguard Target Retirement 2055 Inv Fund	20.34	15.63	8.67	10.77
Vanguard Target Retirement 2060 Inv Fund	20.35	15.63	8.67	10.77
Vanguard Target Retirement 2065 Inv Fund	20.32	15.61	8.68	—
Vanguard Target Retirement 2070 Inv Fund	20.34	15.63	—	—
Lord Abbett Short Duration Income R6 Fund	4.85	5.20	2.67	2.97
Vanguard Federal Money Market Investor Fund	4.05	4.77	3.38	2.23
Capital Research and Mgmt Co American Funds Capital World Bond R6 Fund	3.99	2.53	-1.71	0.81
Vanguard Long-Term Investment-Grade Bond Admiral Fund	3.57	2.33	-1.85	2.03
Dodge & Cox Income X Fund	5.43	5.07	1.65	3.15

Description of the Investment Funds

Vanguard 500 Index Admiral Fund

The investment seeks to track the performance of the Standard & Poor’s 500 Index that measures the investment return of large-capitalization stocks. The fund employs an indexing investment approach designed to track the performance of the Standard & Poor’s 500 Index, a widely recognized benchmark of U.S. stock market performance that is dominated by the stocks of large U.S. companies. The advisor attempts to replicate the target index by investing all, or substantially all, of its assets in the stocks that make up the index, holding each stock in approximately the same proportion as its weighting in the index. The fund is non-diversified.

Capital Group Growth Fund of America E Separate Account-E1

The investment seeks growth of capital. It invests primarily in common stocks and seeks to invest in companies that appear to offer superior opportunities for growth of capital. It may invest up to 25% of its assets in securities of issuers domiciled outside the United States. The investment adviser uses a system of multiple portfolio managers in managing the fund’s assets. Under this approach, the portfolio is divided into segments managed by individual managers who decide how their respective segments will be invested.

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Vanguard Mid-Cap Value Index Admiral Fund

The investment seeks to track the performance of the CRSP US Mid Cap Value Index that measures the investment return of mid-capitalization value stocks. The fund employs an indexing investment approach designed to track the performance of the CRSP US Mid Cap Value Index, a broadly diversified index of value stocks of mid-size U.S. companies. The advisor attempts to replicate the target index by investing all, or substantially all, of its assets in the stocks that make up the index, holding each stock in approximately the same proportion as its weighting in the index.

Vanguard Strategic Equity Investor Fund

The investment seeks long-term capital appreciation. The fund invests in small- and mid-capitalization domestic equity securities based on the advisor’s assessment of the relative return potential of the securities. The advisor selects securities that the advisor believes offer an appropriate balance between strong growth prospects and reasonable valuations relative to their industry peers. The advisor does this by using a quantitative process to evaluate all of the securities in the benchmark, the MSCI U.S. Small + Mid Cap 2200 Index, while seeking to maintain a risk profile similar to that of the index.

Vanguard Small Cap Value Index Admiral Fund

The investment seeks to track the performance of the CRSP US Small Cap Value Index that measures the investment return of small-capitalization value stocks. The fund advisor employs an indexing investment approach designed to track the performance of the CRSP US Small Cap Value Index, a broadly diversified index of value stocks of small U.S. companies. The advisor attempts to replicate the target index by investing all, or substantially all, of its assets in the stocks that make up the index, holding each stock in approximately the same proportion as its weighting in the index.

Principal Global Investors SmallCap S&P 600 Index Separate Account-Z

The investment seeks long-term growth of capital and normally invests the The investment seeks long-term growth of capital and normally invests the majority of assets in common stocks of companies that compose the S&P SmallCap majority of assets in common stocks of companies that compose the S&P SmallCap 600 Index. Management attempts to mirror the investment performance of the index 600 Index. Management attempts to mirror the investment performance of the index by allocating assets in approximately the same weightings as the S&P 600 Index. by allocating assets in approximately the same weightings as the S&P 600 Index. Over the long-term, management seeks a very close correlation between the performance of the Separate Account before expenses and that of the S&P 600 performance of the Separate Account before expenses and that of the S&P 600 Index. Index.

Capital Research and Management Company American Funds New World R6 Fund

The investment seeks long-term capital appreciation. The fund invests primarily in common stocks of companies with significant exposure to developing countries. The securities markets of these countries may be referred to as emerging markets or frontier markets. Under normal market conditions, the fund invests at least 35% of its assets in equity and debt securities of issuers domiciled in qualified developing countries.

Vanguard Developed Markets Index Admiral Fund

The investment seeks to track the performance of the FTSE Developed All Cap ex U.S. Index. The fund employs an indexing investment approach designed to track the performance of the FTSE Developed All Cap ex U.S. Index, a market-capitalization-weighted index that is made up of approximately 3,957 common stocks of large-, mid-, and small-cap companies located in Canada and the major markets of Europe and the Pacific region. The Advisor attempts to replicate the target index by investing all, or substantially all, of its assets in the stocks that make up the index, holding each stock in approximately the same proportion as its weighting in the index.

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Capital Group EUPAC E Separate Account-E1

The investment seeks long-term growth of capital. It invests primarily in common stocks of issuers in Europe and the Pacific Basin that the investment adviser believes have the potential for growth. Growth stocks are stocks that the investment adviser believes have the potential for above-average capital appreciation. It normally will invest at least 80% of its net assets in securities of issuers in Europe and the Pacific Basin. The investment may invest a portion of its assets in common stocks and other securities of companies in emerging markets.

Vanguard Target Retirement Income Investor Fund

The investment seeks to provide current income and some capital appreciation. The fund invests in a mix of Vanguard mutual funds according to an asset allocation strategy designed for investors currently in retirement. Its indirect bond holdings are a diversified mix of short-, intermediate-, and long-term U.S. government, U.S. agency, and investment-grade U.S. corporate bonds; inflation-protected public obligations issued by the U.S. Treasury; mortgage-backed and asset-backed securities; and government, agency, corporate, and securitized investment-grade foreign bonds issued in currencies other than the U.S. dollar.

Vanguard Target Retirement 2020 Investor Fund

The investment seeks to provide capital appreciation and current income consistent with its current asset allocation. The fund invests in a mix of Vanguard mutual funds according to an asset allocation strategy designed for investors planning to retire and leave the workforce in or within a few years of 2020 (the target year). The fund’s asset allocation will become more conservative over time, meaning that the percentage of assets allocated to stocks will decrease while the percentage of assets allocated to bonds and other fixed income investments will increase.

Vanguard Target Retirement 2025 Investor Fund

The investment seeks to provide capital appreciation and current income consistent with its current asset allocation. The fund invests in a mix of Vanguard mutual funds according to an asset allocation strategy designed for investors planning to retire and leave the workforce in or within a few years of 2025 (the target year). The fund’s asset allocation will become more conservative over time, meaning that the percentage of assets allocated to stocks will decrease while the percentage of assets allocated to bonds and other fixed income investments will increase.

Vanguard Target Retirement 2030 Investor Fund

The investment seeks to provide capital appreciation and current income consistent with its current asset allocation. The fund invests in a mix of Vanguard mutual funds according to an asset allocation strategy designed for investors planning to retire and leave the workforce in or within a few years of 2030 (the target year). The fund’s asset allocation will become more conservative over time, meaning that the percentage of assets allocated to stocks will decrease while the percentage of assets allocated to bonds and other fixed income investments will increase.

Vanguard Target Retirement 2035 Investor Fund

The investment seeks to provide capital appreciation and current income consistent with its current asset allocation. The fund invests in a mix of Vanguard mutual funds according to an asset allocation strategy designed for investors planning to retire and leave the workforce in or within a few years of 2035 (the target year). The fund’s asset allocation will become more conservative over time, meaning that the percentage of assets allocated to stocks will decrease while the percentage of assets allocated to bonds and other fixed income investments will increase.

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Vanguard Target Retirement 2040 Investor Fund

The investment seeks to provide capital appreciation and current income consistent with its current asset allocation. The fund invests in a mix of Vanguard mutual funds according to an asset allocation strategy designed for investors planning to retire and leave the workforce in or within a few years of 2040 (the target year). The fund’s asset allocation will become more conservative over time, meaning that the percentage of assets allocated to stocks will decrease while the percentage of assets allocated to bonds and other fixed income investments will increase.

Vanguard Target Retirement 2045 Investor Fund

The investment seeks to provide capital appreciation and current income consistent with its current asset allocation. The fund invests in a mix of Vanguard mutual funds according to an asset allocation strategy designed for investors planning to retire and leave the workforce in or within a few years of 2045 (the target year). The fund’s asset allocation will become more conservative over time, meaning that the percentage of assets allocated to stocks will decrease while the percentage of assets allocated to bonds and other fixed income investments will increase.

Vanguard Target Retirement 2050 Investor Fund

The investment seeks to provide capital appreciation and current income consistent with its current asset allocation. The fund invests in a mix of Vanguard mutual funds according to an asset allocation strategy designed for investors planning to retire and leave the workforce in or within a few years of 2050 (the target year). The fund’s asset allocation will become more conservative over time, meaning that the percentage of assets allocated to stocks will decrease while the percentage of assets allocated to bonds and other fixed income investments will increase.

Vanguard Target Retirement 2055 Investor Fund

The investment seeks to provide capital appreciation and current income consistent with its current asset allocation. The fund invests in a mix of Vanguard mutual funds according to an asset allocation strategy designed for investors planning to retire and leave the workforce in or within a few years of 2055 (the target year). The fund’s asset allocation will become more conservative over time, meaning that the percentage of assets allocated to stocks will decrease while the percentage of assets allocated to bonds and other fixed income investments will increase.

Vanguard Target Retirement 2060 Investor Fund

The investment seeks to provide capital appreciation and current income consistent with its current asset allocation. The fund invests in a mix of Vanguard mutual funds according to an asset allocation strategy designed for investors planning to retire and leave the workforce in or within a few years of 2060 (the target year). The fund’s asset allocation will become more conservative over time, meaning that the percentage of assets allocated to stocks will decrease while the percentage of assets allocated to bonds and other fixed income investments will increase.

Vanguard Target Retirement 2065 Investor Fund

The investment seeks to provide capital appreciation and current income consistent with its current asset allocation. The fund invests in a mix of Vanguard mutual funds according to an asset allocation strategy designed for investors planning to retire and leave the workforce in or within a few years of 2065 (the target year). The fund’s asset allocation will become more conservative over time, meaning that the percentage of assets allocated to stocks will decrease while the percentage of assets allocated to bonds and other fixed income investments will increase.

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Vanguard Target Retirement 2070 Investor Fund

The investment seeks to provide capital appreciation and current income consistent with its current asset allocation. The fund invests in a mix of Vanguard mutual funds (underlying funds) according to an asset allocation strategy designed for investors planning to retire and leave the workforce in or within a few years of 2070 (the target year). The fund’s asset allocation will become more conservative over time, meaning that the percentage of assets allocated to stocks will decrease while the percentage of assets allocated to bonds and other fixed income investments will increase.

Lord Abbett Short Duration Income R6 Fund

The investment seeks a high level of income consistent with preservation of capital. The fund invests in various types of short duration debt (or fixed income) securities. It invests at least 65% of its net assets in investment grade debt securities including corporate debt securities of U.S. issuers; corporate debt securities of non-U.S. (including emerging market) issuers that are denominated in U.S. dollars; mortgage backed, mortgage-related, and other asset-backed securities; and securities issued or guaranteed by the U.S. government, its agencies and instrumentalities; and inflation-linked investments.

Vanguard Federal Money Market Investor Fund

The investment seeks to provide current income while maintaining liquidity and a stable share price of $1. The fund invests primarily in high-quality, short-term money market instruments. Under normal circumstances, at least 80% of the fund’s assets are invested in securities issued by the U.S. government and its agencies and instrumentalities. The adviser maintains a dollar-weighted average maturity of 60 days or less and a dollar-weighted average life of 120 days or less. The fund generally invests 100% of its assets in U.S. government securities and therefore will satisfy the 99.5% requirement for designation as a government money market fund.

Capital Research and Management Company American Funds Capital World Bond R6 Fund

The investment seeks to provide a high level of total return consistent with prudent investment management. The fund will invest at least 80% of its assets in bonds and other debt securities, which may be represented by derivatives. It invests primarily in debt securities, including asset-backed and mortgage-backed securities and securities of governmental, supranational and corporate issuers denominated in various currencies, including U.S. dollars.

Vanguard Long-Term Investment-Grade Bond Admiral Fund

The investment seeks to provide a high and sustainable level of current income. Under normal circumstances, the fund will invest at least 80% of its assets in investment-grade securities (those of medium and high quality). It may invest in derivatives instruments, such as options, futures contracts, and other swap agreements. The fund uses multiple investment advisors. Each advisor independently selects and maintains a portfolio of securities for the fund.

Dodge & Cox Income X Fund

The investment seeks a high and stable rate of current income, consistent with long-term preservation of capital; a secondary objective is capital appreciation. The fund invests in a diversified portfolio of bonds and other debt securities. The fund will invest at least 80% of its total assets in (1) investment-grade debt securities and (2) cash equivalents. “Investment grade” means securities rated Baa3 or higher by Moody’s Investors Service, or BBB- or higher by Standard & Poor’s Ratings Group or Fitch Ratings, or equivalently rated by any nationally recognized statistical rating organization, or, if unrated, deemed to be of similar quality by Dodge & Cox.

An investment in any of the funds listed above is not a bank deposit or savings account and is not insured or guaranteed by the Federal Deposit Insurance Corporation, the Massachusetts Depositors Insurance Fund or any other government agency. As with any mutual fund investment, there is always a risk that you may lose money on your investment in any of the funds listed above.

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Narragansett Bancorp Stock Fund

In connection with the reorganization and stock offering, the 401(k) Plan now offers the Narragansett Bancorp, Inc. Stock Fund as an additional choice among the investment options described above. The Narragansett Bancorp, Inc. Stock Fund invests primarily in the shares of common stock of Narragansett Bancorp. In connection with the reorganization and stock offering, you may, in the manner described earlier, elect to direct the 401(k) Plan trustee to invest up to 75% of your 401(k) Plan account in the Narragansett Bancorp, Inc. Stock Fund.

As of the date of this prospectus supplement, there is no established market for Narragansett Bancorp common stock. Accordingly, there is no record of the historical performance of the Narragansett Bancorp, Inc. Stock Fund. Performance of the Narragansett Bancorp, Inc. Stock Fund will depend on a number of factors, including the consolidated financial condition and profitability of Narragansett Bancorp and BayCoast Bank and market conditions for shares of Narragansett Bancorp common stock generally.

Investments in the Narragansett Bancorp, Inc. Stock Fund involve special risks common to investments in the shares of common stock. In deciding to invest a part of your account balance in the Narragansett Bancorp, Inc. Stock Fund, you should carefully consider the information set forth on page [#] of this prospectus supplement under “Notice of Your Rights Concerning Employer Securities – The Importance of Diversifying Your Retirement Savings.”

For a discussion of material risks you should consider, see “Risk Factors” beginning on page [#] of the attached prospectus and the section of this prospectus supplement entitled “Notice of Your Rights Concerning Employer Securities” below.

Withdrawals from the 401(k) Plan

Applicable federal law requires the 401(k) Plan to impose substantial restrictions on the right of a 401(k) Plan participant to withdraw amounts held for his or her benefit under the 401(k) Plan before the participant’s termination of employment with BayCoast Bank. A substantial federal tax penalty may also be imposed on withdrawals made before the participant’s attainment of age 59 1⁄2, regardless of whether the withdrawal occurs during his or her employment with BayCoast Bank or after termination of employment.

Withdrawal from Your Account Before Retirement. Once you have attained age 59 1⁄2, you may request distribution of all, or part of the amounts credited to your account attributable to elective deferrals and employer contributions.

Hardship Withdrawals. If you incur a financial hardship, you may request a withdrawal from the portion of your account attributable to your pre-tax (i.e., non-Roth) elective deferrals.

Rollover Contributions. You may withdraw amounts you contributed to the 401(k) Plan as a rollover contribution.

Administration of the 401(k) Plan

401(k) Plan Trustee. The trustee of the 401(k) Plan is Principal Trust Company. Principal Trust Company serves as trustee for all the investments funds under the 401(k) Plan, except that Michelle Rivera will serve as trustee of the Narragansett Bancorp, Inc. Stock Fund only during the stock offering period.

Plan Administrator. Pursuant to the terms of the 401(k) Plan, the 401(k) Plan is administered by the 401(k) Plan administrator. The name and address of the 401(k) Plan administrator is BayCoast Bank, 330 Swansea Mall Drive, Swansea, Massachusetts 02777. The 401(k) Plan administrator is responsible for the administration of the 401(k) Plan, interpretation of the provisions of the 401(k) Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the 401(k) Plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the 401(k) Plan, preparation and filing of all returns and reports relating to the 401(k) Plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under Sections 104 and 105 of ERISA.

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Reports to Plan Participants. The 401(k) Plan administrator will furnish you with a statement at least quarterly showing the balance in your account as of the end of the statement period, the amount of contributions allocated to your account for that period, and any adjustments to your account to reflect earnings or losses (if any). In addition, you can go online at www.principal.com or call (800) 547-7754 at any time to review your account balances.

Amendment and Termination

BayCoast Bank intends to continue the 401(k) Plan indefinitely. Nevertheless, BayCoast Bank may terminate the 401(k) Plan at any time. If the 401(k) Plan is terminated in whole or in part, then regardless of other provisions in the 401(k) Plan, you will have a fully vested interest in your account. BayCoast Bank reserves the right to make any amendment or amendments to the 401(k) Plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that BayCoast Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

Merger, Consolidation or Transfer

In the event of the merger or consolidation of the 401(k) Plan with another plan, or the transfer of the trust assets to another plan, the 401(k) Plan requires that you receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation, or transfer.

Federal Income Tax Consequences

The following is a brief summary of the material federal income tax aspects of the 401(k) Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax aspects of the 401(k) Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. Consult your tax advisor with respect to any distribution from the 401(k) Plan and transactions involving the 401(k) Plan.

As a “tax-qualified retirement plan,” the Code affords the 401(k) Plan special tax treatment, including:

(1) the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the 401(k) Plan each year;

(2) participants pay no current income tax on amounts contributed by the employer on their behalf; and

(3) earnings of the 401(k) Plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

BayCoast Bank will administer the 401(k) Plan to comply with the requirements of the Code as of the applicable effective date of any change in the law.

Lump-Sum Distribution. A distribution from the 401(k) Plan to a participant or the beneficiary of a participant will qualify as a lump-sum distribution if it is made within one taxable year, on account of the participant’s death, disability or separation from service, or after the participant attains age 59 1⁄2, and consists of the balance credited to the participant under the 401(k) Plan and all other profit sharing plans (and in some cases all other stock bonus plans), if any, maintained by BayCoast Bank. The portion of any lump-sum distribution required to be included in a participant’s taxable income for federal income tax purposes consists of the entire amount of the lump-sum distribution, less the amount of after-tax contributions, if any, the participant has made to the 401(k) Plan and any other profit sharing plans maintained by BayCoast Bank, which is included in the distribution.

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Narragansett Bancorp, Inc. Common Stock Included in Lump-Sum Distribution. If a lump-sum distribution includes Narragansett Bancorp common stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount may be reduced by the amount of any net unrealized appreciation with respect to Narragansett Bancorp common stock, that is, the excess of the value of Narragansett Bancorp common stock at the time of the distribution over its cost or other basis of the securities to the trust. The tax basis of Narragansett Bancorp common stock, for purposes of computing gain or loss on its subsequent sale, equals the value of Narragansett Bancorp common stock at the time of distribution, less the amount of any net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of Narragansett Bancorp common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain, regardless of the holding period of Narragansett Bancorp common stock. Any gain on a subsequent sale or other taxable disposition of Narragansett Bancorp common stock, in excess of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed by regulations to be issued by the Internal Revenue Service.

Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the 401(k) Plan to another qualified plan or to an individual retirement account (IRA) in accordance with the terms of the other plan or the IRA.

Notice of Your Rights Concerning Employer Securities

Federal law provides specific rights concerning investments in employer securities, such as Narragansett Bancorp common stock. Because you may in the future have investments in Narragansett Bancorp, Inc. Stock Fund under the Plan, you should take the time to read the following information carefully.

Your Rights Concerning Employer Securities. The 401(k) Plan must allow you to elect to move any portion of your account that is invested in the Narragansett Bancorp, Inc. Stock Fund from that investment into other investment alternatives under the 401(k) Plan. You may contact the 401(k) Plan Administrator disclosed above for specific information regarding this new right, including how to make this election. In deciding whether to exercise this right, you will want to give careful consideration to the information below that describes the importance of diversification. All the investment options under the 401(k) Plan are available to you if you decide to diversify out of the Narragansett Bancorp, Inc. Stock Fund.

The Importance of Diversifying Your Retirement Savings. To help achieve long-term retirement security, you should give careful consideration to the benefits of a well-balanced and diversified investment portfolio. Spreading your assets among different types of investments can help you achieve a favorable rate of return, while minimizing your overall risk of losing money. This is because market or other economic conditions that cause one category of assets, or one particular security, to perform well often cause another asset category, or another particular security, to perform poorly. If you invest more than 20% of your retirement savings in any one company or industry, your savings may not be properly diversified. Although diversification is not a guarantee against loss, it is an effective strategy to help you manage investment risk.

In deciding how to invest your retirement savings, you should take into account all your assets, including any retirement savings outside of the 401(k) Plan. No single approach is right for everyone because, among other factors, individuals have different financial goals, different time horizons for meeting their goals, and different tolerance for risk. Therefore, you should carefully consider the rights described here and how these rights affect the amount of money that you invest in Narragansett Bancorp common stock through the 401(k) Plan.

It is also important to periodically review your investment portfolio, your investment objectives, and the investment options under the 401(k) Plan to help ensure that your retirement savings will meet your retirement goals.

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Additional ERISA Considerations

As noted above, the 401(k) Plan is subject to certain provisions of ERISA, including special provisions relating to control over the 401(k) Plan’s assets by participants and beneficiaries. The 401(k) Plan’s feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of Section 404(c) of ERISA relating to control over plan assets by a participant or beneficiary. The effect of this is two-fold. First, you will not be deemed a “fiduciary” because of your exercise of investment discretion. Second, no person who otherwise is a fiduciary, such as BayCoast Bank, the 401(k) Plan Administrator, or the 401(k) Plan’s trustee, is liable under the fiduciary responsibility provision of ERISA for any loss which results from your exercise of control over the assets in your Plan account.

Because you will be entitled to invest all or a portion of your account balance in the Plan in Narragansett Bancorp common stock, the regulations under Section 404(c) of ERISA require that the 401(k) Plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with federal or state laws not preempted by ERISA. These regulations also require that your exercise of voting and similar rights with respect to the common stock be conducted in a way that ensures the confidentiality of your exercise of these rights.

Securities and Exchange Commission Reporting and Short-Swing Profit Liability

Section 16 of the Securities Exchange Act of 1934, as amended, imposes reporting requirements and liability provisions on officers, directors, and persons beneficially owning more than 10% of public companies such as Narragansett Bancorp. Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership. Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of Narragansett Bancorp, the individual must file a Form 3 reporting initial beneficial ownership with the Securities and Exchange Commission. Changes in beneficial ownership, such as purchases, sales, and gifts, generally must be reported periodically, either on a Form 4 within two business days after the change occurs, or in limited circumstances, annually on a Form 5 within 45 days after the close of Narragansett Bancorp’s fiscal year. Discretionary transactions in and beneficial ownership of the common stock through the Narragansett Bancorp, Inc. Stock Fund of the Plan by officers and persons beneficially owning more than 10% of the common stock of Narragansett Bancorp generally must be reported to the Securities and Exchange Commission by such individuals.

In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934, as amended, provides for the recovery by Narragansett Bancorp of profits realized by an officer, director or any person beneficially owning more than 10% of Narragansett Bancorp common stock resulting from non-exempt purchases and sales of Narragansett Bancorp common stock within any six-month period.

The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of Section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) persons.

Except for distributions of Narragansett Bancorp common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons subject to Section 16(b) are required to hold shares of Narragansett Bancorp common stock distributed from the 401(k) Plan for six months following such distribution and are prohibited from directing additional purchases within the Narragansett Bancorp, Inc. Stock Fund for six months after receiving such a distribution.

Financial Information Regarding 401(k) Plan Assets

Financial information regarding the net assets available for 401(k) Plan benefits and the change in net assets available for 401(k) Plan benefits is available upon written request to the 401(k) Plan Administrator at the address shown above.

18

LEGAL OPINION

The validity of the issuance of the Narragansett Bancorp common stock and the offering of participation interests in shares of Narragansett Bancorp common stock have been passed upon by Luse Gorman, PC, Washington, D.C., which firm acted as special counsel to Narragansett Bancorp in connection with Narragansett Bancorp’s stock offering.

19

PROSPECTUS

(Proposed Holding Company for BayCoast Bank)

Up to 7,912,000 Shares of Common Stock

(Subject to increase to up to 9,098,800 shares)

Narragansett Bancorp, Inc., a newly formed Maryland corporation, is offering up to 7,912,000 shares of its common stock for sale at $10.00 per share on a best efforts basis. The shares are being offered as part of the reorganization of BayCoast Bank and Narragansett Financial Corporation into a two-tier holding company structure, with Narragansett Bancorp, Inc. to be a mid-tier stock holding company whose stock will be partially owned by public stockholders.

The shares being offered represent 43% of the shares of common stock of Narragansett Bancorp, Inc. that will be outstanding following the offering. We will also contribute 2% of our outstanding shares of common stock and $600,000 in cash to a charitable foundation that we are forming in connection with the reorganization and offering. The remaining 55% of our outstanding common stock will be owned by Narragansett Financial Corporation, the existing Massachusetts-chartered mutual holding company for BayCoast Bank. These percentages will not be affected by the number of shares we sell in the offering.

We must sell a minimum of 5,848,000 shares to complete the offering. We may sell up to 9,098,800 shares to reflect demand for the shares or changes in market conditions following the commencement of the offering, without resoliciting subscribers.

There is no established market for our common stock. We expect that our common stock will be traded on the Nasdaq Capital Market under the symbol “NARA” upon conclusion of the offering. Completion of this offering is contingent on receipt of final approval for our common stock to be traded on the Nasdaq Capital Market. We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act. In addition, we will qualify as a “controlled company” within the meaning of the Nasdaq Stock Market corporate governance guidelines.

We are offering the shares of common stock in a “subscription offering” to eligible depositors of BayCoast Bank and to BayCoast Bank’s employee stock ownership plan. Depositors who had accounts with aggregate balances of at least $50 at the close of business on May 31, 2025 will have first priority to purchase shares of common stock of Narragansett Bancorp, Inc. Employees, officers, directors, trustees and corporators of BayCoast Bank and Narragansett Financial Corporation also have rights to purchase shares in the subscription offering, subject to the priority rights of depositors and the employee stock ownership plan. Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a community offering, with a preference given to residents of the communities served by BayCoast Bank. To the extent any shares offered for sale are not purchased in the subscription or community offerings, they may be offered for sale through a syndicate of broker dealers, referred to as a “syndicated offering” in this prospectus.

The minimum number of shares of common stock you may order is 25 shares. The maximum number of shares of common stock that can be ordered by any person in the offering, or persons exercising subscription rights through a single deposit account, is 30,000 shares ($300,000), and no person together with associates or a group of persons acting in concert may purchase more than 50,000 shares ($500,000).

The offering is scheduled to expire at 5:00 p.m., Eastern Time, on September 17, 2026. We may extend the expiration date without notice to you, until November 2, 2026. The offering must be completed by June 8, 2028, unless we receive regulatory approval for a further extension. Once submitted, orders are irrevocable unless the offering is terminated or extended beyond November 2, 2026, or the number of shares of common stock to be sold is increased to more than 9,098,800 shares or decreased to less than 5,848,000 shares. If the offering is extended beyond November 2, 2026, all subscribers will be notified and given an opportunity to confirm, cancel or change their orders. If you do not respond to this notice, we will promptly return your funds with interest or cancel your deposit account withdrawal authorization. If the number of shares to be sold in the offering is increased to more than 9,098,800 shares or decreased to less than 5,848,000 shares, we will resolicit subscribers, and all funds delivered to us to purchase shares of common stock in the subscription and community offerings will be returned promptly with interest. Funds submitted for the purchase of shares in the offering will be held in a segregated account at BayCoast Bank and will earn interest at 0.10% until completion or termination of the offering.

Piper Sandler & Co. will use its best efforts to assist us in selling our common stock, but is not obligated to purchase any of the common stock that is being offered for sale. In addition, our officers, directors, trustees and employees may participate in the solicitation of offers to purchase common stock in reliance upon Rule 3a4-1 under the Securities Exchange Act of 1934, as amended. Subscribers will not pay any commissions to purchase shares of common stock in the offering.

OFFERING SUMMARY

Price: $10.00 per share

	Minimum	Midpoint	Maximum	Adjusted Maximum
Number of shares	5,848,000	6,880,000	7,912,000	9,098,800
Gross offering proceeds	$58,480,000	$68,800,000	$79,120,000	$90,988,000
Estimated offering expenses, excluding selling agent fees and expenses	$2,050,000	$2,050,000	$2,050,000	$2,050,000
Selling agent fees and expenses (1)(2)	$951,134	$1,078,790	$1,206,446	$1,353,250
Estimated net proceeds	$55,478,866	$65,671,210	$75,863,554	$87,584,750
Estimated net proceeds per share	$9.49	$9.55	$9.59	$9.63

(1)

See “The Reorganization and Offering—Plan of Distribution; Selling Agent Compensation” for a discussion of Piper Sandler & Co.’s compensation for this offering and the compensation to be received by Piper Sandler & Co. and the other broker-dealers who may participate in a syndicated offering.

(2)	Excludes record agent fees and expenses paid to Piper Sandler & Co. See “The Reorganization and Offering—Plan of Distribution; Selling Agent Compensation.”

THIS INVESTMENT INVOLVES A DEGREE OF RISK, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL. PLEASE READ “RISK FACTORS” BEGINNING ON PAGE 19.

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, ANY OTHER GOVERNMENTAL AGENCY OR THE DEPOSITORS INSURANCE FUND. NONE OF THE SECURITIES AND EXCHANGE COMMISSION, THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM, THE MASSACHUSETTS COMMISSIONER OF BANKS, THE FEDERAL DEPOSIT INSURANCE CORPORATION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

For assistance, please contact the Stock Information Center at (844) 301-2265.

The date of this prospectus is [prospectus date].

MASSACHUSETTS
BayCoast
BANK.
BOSTON
FOXBOROUGH
NORTH DIGHTON
BERKLEY
PROVIDENCE
SEEKONK
CRANSTON
SWANSEA
SOMERSET
FALL RIVER
NEW BEDFORD
BRISTOL
FAIRHAVEN
TIVERTON
DARTMOUTH
PORTSMOUTH
WESTPORT
RHODE ISLAND
LITTLE COMPTON
NEWPORT

BERKLEY, MA
2 Locust St.
Berkley, MA

BRISTOL, RI
601 Hope St.
Bristol, RI

CRANSTON, RI
85 Sockanosset Cross Rd.
Cranston, RI

DARTMOUTH, MA
714 Dartmouth St.
Dartmouth, MA

299 State Rd.
Dartmouth, MA

FAIRHAVEN, MA
75 Alden Rd.
Fairhaven, MA

FALL RIVER, MA
310 Airport Rd.
Fall River, MA

1485 Pleasant St.
Fall River, MA

River's Edge
20 Turner St.
Fall River, MA

490 Robeson St.
Fall River, MA

335 Stafford Rd.
Fall River, MA

81 Troy St.
Fall River, MA

FOXBOROUGH, MA
8 Foxborough Blvd.
Foxborough, MA

LITTLE COMPTON, RI
2 Meetinghouse Ln.
Little Compton, RI

NEW BEDFORD, MA
1000 Ashley Blvd.
New Bedford, MA

23 Elm St.
New Bedford, MA

NEWPORT, RI
137 Broadway
Newport, RI

NORTH DIGHTON, MA
438 Spring St.
North Dighton, MA

PORTSMOUTH, RI
1430 E Main Rd.
Portsmouth, RI

PROVIDENCE, RI
78 Dorrance St.
Providence, RI

SEEKONK, MA
110 Taunton Ave.
Seekonk, MA

SOMERSET, MA
Somerset Plaza
921 G.A.R. Highway
(Route 6)
Somerset, MA

SWANSEA, MA
BayCoast Place
330 Swansea Mall Dr.
Swansea, MA

554 Wilbur Ave.
Swansea, MA

WESTPORT, MA
787 Main Rd.
Westport, MA

TIVERTON, RI
1 Crandall Rd.
Tiverton, RI

i

SUMMARY

The following summary provides material information regarding the offering of common stock by Narragansett Bancorp, Inc. and the business of BayCoast Bank. The summary may not contain all the information that is important to you. For additional information, you should read this entire prospectus carefully, including the consolidated financial statements and the notes to the financial statements of BayCoast Bank, and the section entitled “Risk Factors.” In certain circumstances, where appropriate, the terms “we, “us” and “our” refer collectively to Narragansett Financial Corporation, Narragansett Bancorp, Inc., BayCoast Bank or to any of those entities, depending on the context.

The Companies

Narragansett Financial Corporation

Narragansett Financial Corporation has been the Massachusetts-chartered mutual holding company of BayCoast Bank since 1998. Upon completion of the reorganization and offering, Narragansett Financial Corporation will own 55% of Narragansett Bancorp, Inc.’s common stock. Narragansett Financial Corporation is a non-stock company that will be required by law to own a majority of the outstanding voting stock of Narragansett Bancorp, Inc. for so long as Narragansett Financial Corporation remains in existence. Narragansett Financial Corporation, through its board of trustees, will be able to exercise voting control over virtually all matters put to a vote of stockholders of Narragansett Bancorp, Inc.

Narragansett Financial Corporation is subject to comprehensive regulation and examination by the Massachusetts Commissioner of Banks and the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”).

At March 31, 2026, on a consolidated basis, Narragansett Financial Corporation had total assets of $2.90 billion, total deposits of $2.47 billion and total retained earnings of $186.6 million. We had net income of $1.2 million, $6.0 million and $5.3 million for the three months ended March 31, 2026 and the years ended December 31, 2025 and 2024, respectively.

Narragansett Bancorp, Inc.

This offering is being made by Narragansett Bancorp, Inc., a Maryland corporation that was incorporated in June 2026 as part of the reorganization and offering.

Upon completion of the reorganization and offering, Narragansett Bancorp, Inc. will become the bank holding company for BayCoast Bank and will own all the outstanding shares of capital stock of BayCoast Bank. To date, Narragansett Bancorp, Inc. has engaged in organizational activities only. Narragansett Bancorp, Inc.’s primary business activity will be to own all the outstanding shares of capital stock of BayCoast Bank. Narragansett Bancorp, Inc. will be authorized to engage in any other business activities that are permissible for bank holding companies under Massachusetts and federal law.

Upon completion of the reorganization and offering, Narragansett Financial Corporation will own 55% and public stockholders will own 43% of Narragansett Bancorp, Inc.’s common stock. Public stockholders will not be able to exercise voting control over most matters put to a vote of stockholders.

Narragansett Bancorp, Inc. will be subject to comprehensive regulation and examination by the Massachusetts Commissioner of Banks and the Federal Reserve Board.

Narragansett Bancorp, Inc.’s website address will be https://baycoast.bank. Information on our website is not and should not be considered a part of this prospectus.

BayCoast Bank

BayCoast Bank is a Massachusetts-chartered savings bank headquartered in Swansea, Massachusetts. BayCoast Bank was originally chartered in 1851, and operates from its main office and 25 full-service branch banking offices in the South Coast of Massachusetts and the State of Rhode Island, as well as two loan production offices in Massachusetts and Rhode Island.

BayCoast Bank’s business consists primarily of taking deposits from the general public and investing those deposits, together with funds generated from operations, in commercial real estate loans, multi-family residential real estate loans, one- to four-family residential real estate loans, home equity loans and lines of credit, commercial business loans, construction loans and consumer loans, as well as in investment securities.

BayCoast Bank has a number of non-interest income business lines operated through subsidiaries of BayCoast Bank that also expand our customer relationships. BayCoast Mortgage Company, LLC (“BayCoast Mortgage”), which originates and sells conforming and jumbo residential mortgages; Plimoth Trust Company, LLC, d/b/a Plimoth Investment Advisors (“Plimoth Investment Advisors”), which provides investment management and trust services; BayCoast Insurance, LLC (“BayCoast Insurance”), an indirect subsidiary of BayCoast Bank, which provides insurance products to consumers and businesses; Priority Funding, LLC (“Priority Funding”), which originates and sells manufactured home loans; and Teamwork Funding, LLC (“Teamwork Funding”), a wholly owned subsidiary of Priority Funding, which provides broker lender services for manufactured home loans and primarily conducts business in Arizona; and Stack Ally, LLC (“Stack Ally”), which has been established to provide data integration and automation solutions to organizations.

We consider the South Coast of Massachusetts and the State of Rhode Island as BayCoast Bank’s primary market area for lending and gathering deposits. As of March 31, 2026, BayCoast Mortgage operated in 11 states and Priority Funding operated in 21 states.

BayCoast Bank is subject to comprehensive regulation and examination by the Massachusetts Commissioner of Banks and the Federal Deposit Insurance Corporation (the “FDIC”).

BayCoast Bank’s main office is located at 330 Swansea Mall Drive, Swansea, Massachusetts 02777, and our telephone number is (888) 806-2872. BayCoast Bank’s website address is https://baycoast.bank. Information on our website is not and should not be considered a part of this prospectus.

Our Reorganization and Offering

Currently, BayCoast Bank is wholly owned by Narragansett Financial Corporation, a mutual holding company with no stockholders. We will establish Narragansett Bancorp, Inc. as part of the reorganization of BayCoast Bank and Narragansett Financial Corporation into a two-tier mutual holding company structure, whereby Narragansett Financial Corporation will contribute all of BayCoast Bank’s stock held by Narragansett Financial Corporation to Narragansett Bancorp, Inc. Following the reorganization, BayCoast Bank will become a wholly-owned subsidiary of Narragansett Bancorp, Inc., and Narragansett Bancorp, Inc. will be a majority-owned subsidiary of Narragansett Financial Corporation. Corporators’ voting rights in Narragansett Financial Corporation will remain the same after the reorganization.

We are conducting the reorganization and offering under the terms of a plan of holding company reorganization and plan of stock issuance (the “plan of reorganization”), which is subject to approval by Narragansett Financial Corporation’s corporators. In addition, the reorganization and offering is subject to the approval of the Massachusetts Commissioner of Banks and the Board of Governors of the Federal Reserve System, or the “Federal Reserve Board.”

In connection with the reorganization, we are offering for sale shares of common stock of Narragansett Bancorp, Inc. at a price of $10.00 per share. All investors will pay the same price per share in the offering. See “—Terms of the Offering.”

In a mutual holding company reorganization and offering, only a minority interest in the stock of a mutual holding company subsidiary is sold to the public. Under Federal and Massachusetts law and regulation, our mutual holding company, Narragansett Financial Corporation, must own a majority of our outstanding common stock for as long as Narragansett Financial Corporation remains in existence. Consequently, the shares that we are permitted to sell in the offering represent a minority of the shares of Narragansett Bancorp, Inc. that will be outstanding when the offering is completed. Based on an evaluation of our capital needs, our board of directors has decided that 43% of our outstanding shares of common stock will be offered for sale in the offering, 2% of our outstanding shares will be contributed to a charitable foundation to be formed in connection with the reorganization and offering, and 55% of our shares will be retained by Narragansett Financial Corporation. Our board of directors has determined that offering a minority of our outstanding shares of common stock for sale in the offering will better enable management to effectively reinvest the capital raised in the offering.

Our Organizational Structure

The following diagram shows our proposed organizational structure following the completion of the reorganization and offering.

Business Strategy

As one of the oldest community banks in New England and the United States, we believe that our reputation for providing personalized customer service is our strongest asset and our most effective strategy to continue to grow and be a profitable bank.

Subject to market conditions, we will continue our focus on growing our balance sheet and improving profitability by continuing to originate one- to four-family residential mortgage loans and increasing the origination of multi-family and commercial real estate loans. Additionally, we intend to supplement revenue growth through our non-interest income business lines, which are operated through direct and indirect subsidiaries of BayCoast Bank: mortgage lending (BayCoast Mortgage), wealth management services (Plimoth Investment Advisors), manufactured home financing (Priority Funding), and insurance (BayCoast Insurance).

These businesses help deepen customer relationships, broaden engagement, and support our long-term stability.

The proceeds from the stock offering will enable us to continue to implement our prudent growth strategy, and we plan to employ the following strategies to enhance profitability and deepen our relationships with our clients:

•

Operational Discipline and Scalability. We will continue to diversify our commercial and industrial loan portfolio by targeting new industries and expanding our reach across broader commercial client segments while improving operational productivity by deploying upgraded systems and automating core workflows. We believe that streamlining our processes will reduce our cost-to-serve while maintaining asset quality.

•	Revenue Diversification and Earnings Resilience. We continue to focus on growing our fee-based businesses in order to generate consistent, non-cyclical earnings.

•

Relationship Depth and Deposit Strength. We want to serve as the central financial hub for our clients. By delivering comprehensive, personalized solutions—ranging from advanced treasury management for commercial clients to tailored advisory services for retail clients—we deepen our relationship with existing clients and can capture a larger share of wallet and transition single-product users into primary banking relationships. This approach directly improves our core deposit strength, generating the stable, low-cost funding necessary for our lending initiatives, optimizes our capital structure, and strengthens long-term liquidity.

•

Customer and Community Impact. We are committed to delivering exceptional customer experiences alongside robust financial inclusion initiatives. By expanding access to tailored banking solutions and launching targeted financial education programs, we empower underserved populations and local businesses to achieve their financial goals. This proactive community engagement not only fosters long-term client loyalty, but also ensures that our institutional growth remains aligned with the economic well-being and prosperity of the communities we serve.

Our vision is to be the preferred financial partner and workplace in our market, deepening customer relationships to expand financial engagement, drive sustainable growth, and deliver exceptional value for our shareholders, customers, employees, and the communities we serve.

Reflecting our focus on our community, in connection with the offering, we intend to establish a charitable foundation called BayCoast Charitable Foundation, Inc., and to fund it with $600,000 in cash and a number of shares of our common stock equal to 2% of the shares that will be outstanding following the completion of the offering. The purpose of this foundation will be to make contributions to support various charitable organizations operating in our community now and in the future.

A full description of our products and services can be found under “Business of BayCoast Bank.”

Reasons for the Reorganization and Offering

The primary reasons for our decision to conduct the reorganization and the offering are to:

•

facilitate our ability to repay subordinated debt currently held by Narragansett Financial Corporation, which totaled $95.0 million at March 31, 2026; and which will be transferred to Narragansett Bancorp, Inc. upon or shortly following the completion of the reorganization and offering;

•	enhance our capital base;

•

offer our depositors, employees, management, directors, trustees and corporators an opportunity to purchase an equity ownership interest in BayCoast Bank and, thereby, an economic interest in our future success;

•

support our local communities through a contribution to a new charitable foundation that we will organize in connection with the reorganization and offering, which should enable the communities that we serve to share in our long-term growth; and

•	increase our flexibility to structure and finance the expansion of our operations.

Providing local customers and other residents with an opportunity to become indirect equity owners of BayCoast Bank, and thereby participate in possible stock price appreciation, is consistent with our objective of being a locally-owned financial institution serving local financial needs. The board of directors and senior management believe that, through local stock ownership, current customers and non-customers who purchase common stock will seek to enhance the financial success of BayCoast Bank by providing their banking business and increasing referrals to BayCoast Bank.

Subject to stockholder approval following the completion of the offering, we believe we would also be better able to retain and attract qualified personnel by establishing stock-based benefit plans for management and employees.

The capital raised in the offering is expected to provide us with additional capital to support the origination of new loans and higher lending limits, support the growth of our banking franchise, provide an additional cushion against unforeseen risks and expand our asset and deposit base.

The two-tier mutual holding company structure allows Narragansett Financial Corporation to continue to borrow funds, on a secured and unsecured basis and/or to issue debt. In addition, Narragansett Bancorp, Inc. may also borrow funds and/or issue debt or capital stock to the public or in a private placement, although any issuance of capital stock would require regulatory approval. The proceeds of any such borrowings, debt issuance or capital stock issuance may be contributed to BayCoast Bank as core capital for regulatory capital purposes. We have not made a determination to borrow funds or issue debt or additional capital stock at the present time. However, at March 31, 2026, Narragansett Financial Corporation had outstanding $95.0 million of subordinated debt, which will be transferred to Narragansett Bancorp, Inc. at or shortly following the completion of the reorganization.

Terms of the Offering

We are offering between 5,848,000 and 7,912,000 shares of common stock of Narragansett Bancorp, Inc. to eligible depositors of BayCoast Bank, our employee stock ownership plan and employees, officers, directors, trustees and corporators of BayCoast Bank and Narragansett Financial Corporation, and we may offer shares to the public to the extent shares remain available, with a preference given first to natural persons (including trusts of natural persons) residing in the communities where our branch offices are located. We may increase the maximum number of shares that we sell in the offering by up to 15%, to 9,098,800 shares, as a result of demand for the shares of common stock in the offering or changes in market conditions, including those for financial institution stocks. Subscription priorities have been established for the allocation of common stock to the extent the subscription offering is oversubscribed. See “The Reorganization and Offering—Subscription Offering and Subscription Rights” for a description of allocation procedures in the event of an oversubscription.

If the offering is extended beyond November 2, 2026, all subscribers will be notified and given an opportunity to confirm, cancel or change their orders. If you do not respond to this notice, we will promptly return your funds with interest or cancel your deposit account withdrawal authorization. If the number of shares to be sold in the offering is increased to more than 9,098,800 shares or decreased to less than 5,848,000 shares, we will resolicit subscribers, and all funds delivered to us to purchase shares of common stock in the subscription and community offerings will be returned promptly with interest.

All investors will pay the same $10.00 purchase price per share, regardless of whether the shares are purchased in the subscription offering, the community offering or a syndicated offering. Investors will not be charged a commission to purchase shares of common stock. Piper Sandler & Co., our marketing agent in connection with the offering (“Piper Sandler”), will use its best efforts to assist us in selling our shares of common stock, but Piper Sandler is not obligated to purchase any shares in the offering.

How We Determined the Offering Range and the $10.00 Price Per Share

The amount of common stock we are offering for sale is based on an independent appraisal of our pro forma market value prepared by RP Financial, LC. (“RP Financial”), a firm experienced in appraisals of financial institutions. RP Financial is of the opinion that as of May 4, 2026, and assuming we sell a minority of our shares in the offering, the estimated pro forma market value of the common stock of Narragansett Bancorp, Inc., including the shares to be contributed to the charitable foundation, was $160.0 million. Based on applicable regulations, this market value forms the midpoint of a valuation range with a minimum of $136.0 million and a maximum of $184.0 million.

Our board of directors determined that the common stock should be sold at $10.00 per share and that 43% of the outstanding shares of Narragansett Bancorp, Inc. common stock should be offered for sale in the offering and 55% of the outstanding shares should be held by Narragansett Financial Corporation, with 2% of the outstanding shares being held by the charitable foundation. Therefore, based on the valuation range, the number of shares of Narragansett Bancorp, Inc. common stock that will be sold in the offering will range from 5,848,000 shares to 7,912,000 shares. If demand for the shares or market conditions warrant, our appraised value can be increased by up to 15%, which would result in an appraised value of $211.6 million and an offering of 9,098,800 shares of common stock. The $10.00 per share price was selected primarily because it is the price most commonly used in mutual holding company reorganizations and offerings and mutual-to-stock conversions.

The appraisal is based in part on our financial condition and results of operations, the pro forma effect of the additional capital raised by the sale of shares of common stock in the offering, and an analysis of a peer group of ten publicly traded bank holding companies, savings and loan holding companies and savings banks that RP Financial considers comparable to Narragansett Bancorp, Inc. on a pro forma basis. See “The Reorganization and Offering—How We Determined the Stock Pricing and the Number of Shares to be Issued.” The appraisal peer group consists of the following companies, all of which are traded on the Nasdaq Stock Market. Unless otherwise indicated, total assets are as of March 31, 2026.

Company Name	Ticker Symbol	Headquarters	Total Assets
			(In millions)
ECB Bancorp, Inc.	ECBK	Everett, MA	$1,650
FS Bancorp, Inc.	FSBW	Mountlake Terrace, WA	3,204
Hingham Institution for Savings	HIFS	Hingham, MA	4,548
Kearny Financial Corp.	KRNY	Fairfield, NJ	7,608
Northeast Community Bancorp, Inc.	NECB	White Plains, NJ	2,205
Riverview Bancorp, Inc.	RVSB	Vancouver, WA	1,464
Timberland Bancorp, Inc.	TSBK	Hoquiam, WA	2,046
TrustCo Bank Corp NY	TRST	Glenville, NY	6,508
Waterstone Financial, Inc.	WSBF	Wauwatosa, WI	2,251
Western New England Bancorp, Inc.	WNEB	Westfield, MA	2,765

In applying each of the valuation methods, RP Financial considered adjustments to the pro forma market value based on a comparison of Narragansett Bancorp, Inc. with the peer group. RP Financial advised the board of directors that the valuation conclusion included the following adjustments relative to the peer group. RP Financial made a moderate downward adjustment for profitability, growth and viability of earnings and slight downward adjustments for financial condition, asset growth and dividends. RP Financial made no adjustments for liquidity of the shares, marketing of the issue, management, primary market area, and effect of government regulations and regulatory reform. The downward adjustment for profitability, growth and viability of earnings took into consideration Narragansett Bancorp, Inc.’s less favorable efficiency ratio and lower pro forma returns as a percent of assets and equity relative to the comparable peer group measures. The downward adjustment for financial condition took into consideration Narragansett Bancorp, Inc.’s lower pro forma tangible equity-to-assets ratio and less favorable credit quality measures. The downward adjustment for dividends took into consideration the mutual holding company ownership structure and dividend waiver regulations in place for mutual holding companies that impact minority ownership ratios, in comparison to the fully-converted peer group companies, as well Narragansett Bancorp, Inc.’s lower pro forma return as a percent of assets and lower pro forma equity-to-assets ratio. The downward adjustment for asset growth took into consideration Narragansett Bancorp, Inc.’s lower historical asset growth and lower pro forma leverage capacity based on its lower pro forma equity-to-assets ratio.

The independent valuation appraisal considered the pro forma impact of the offering. Consistent with federal appraisal guidelines, the appraisal considers three primary methodologies: (i) the pro forma price-to-book value approach applied to both reported book value and tangible book value; (ii) the pro forma price-to-earnings approach applied to reported and core earnings; and (iii) the pro forma price-to-assets approach. The market value ratios applied in the utilized methodologies were based upon the current market valuations of the peer group companies identified by RP Financial, subject to valuation adjustments applied by RP Financial to account for differences between us and our peer group. RP Financial placed the greatest emphasis on the price-to-book value and price-to earnings approaches in estimating pro forma market value. RP Financial did not consider a pro forma price-to-assets approach to be as meaningful in preparing the appraisal, as this approach is more meaningful when a company has low equity or earnings. The price-to-assets approach is less meaningful for a company like us, as we have equity in excess of regulatory capital requirements.

To account for the unique characteristics of publicly-traded shares of a mutual holding company, RP Financial included in its appraisal the pricing ratios of Narragansett Bancorp, Inc. on both a non-fully converted basis and a fully converted basis and compared each to non-fully converted and fully converted pricing ratios of the peer group. The decision to also provide Narragansett Bancorp, Inc.’s and the peer group’s pricing ratios on a fully converted basis is meant to establish the pro forma market value range of 100% of the shares of Narragansett Bancorp, Inc., which forms the basis for determining the offering range. Tables presenting select pricing ratios of Narragansett Bancorp, Inc. on both a non-fully converted basis and a fully converted basis and comparing such ratios to similar ratios for the peer group are set forth below.

The following table presents a summary of selected pricing ratios for the peer group companies and for us on a non-fully converted basis (i.e. the table assumes that 43% of our outstanding shares of common stock are issued in the offering, as opposed to 100% of our outstanding shares of common stock). Price-to-earnings multiples are calculated on a trailing twelve-month basis for the twelve months ended March 31, 2026, such that information with respect to Narragansett Bancorp, Inc. will be different than information presented in “Pro Forma Data.” These figures are from the RP Financial appraisal report.

Compared to the average pricing ratios of the peer group, and based upon the information in the following table, our pro forma pricing ratios at the midpoint of the offering range indicated a premium of 77.6% on a non-fully converted price-to-earnings multiple, a discount of 33.8% on a non-fully converted price-to-book value basis and a discount of 28.6% on a non-fully converted price-to-tangible book value basis.

	Non-Fully Converted Pro Forma Price-to-Earnings Multiple	Non-Fully Converted Pro Forma Price-to-Book Value Ratio	Non-Fully Converted Pro Forma Price-to-Tangible Book Value Ratio
Narragansett Bancorp, Inc.
Adjusted Maximum	31.39x	80.45%	90.01%
Maximum	27.63	72.89	81.97
Midpoint	24.28	65.70	74.24
Minimum	20.86	58.00	65.88
Valuation of peer group companies as of May 4, 2026
Averages	13.67x	99.21%	104.02%
Medians	14.11	94.80	97.43

The following table presents a summary of selected pricing ratios for the peer group companies, as of and for the same periods reflected in the above table, and the resulting pricing ratios for Narragansett Bancorp, Inc. on a fully converted equivalent basis. Comparing our pricing ratios to the peer group companies on a fully-converted basis removes the distortion created by comparing a company that sold approximately 43% of its outstanding common stock in a minority offering (such as we plan to do) with companies that sold a different percentage of their outstanding common stock. However, repurchases by the peer group companies of shares of their common stock after their respective offerings can distort the comparison.

Compared to the average pricing ratios of the peer group, and based upon the information in the following table, our pro forma pricing ratios at the midpoint of the offering range indicated a premium of 60.4% on a fully converted price-to-earnings multiple, a discount of 49.7% on a fully converted price-to-book basis and a discount of 47.4% on a fully converted price-to-tangible book value basis.

	Fully Converted Pro Forma Price-to-Earnings Multiple	Fully Converted Pro Forma Price-to-Book Value Ratio	Fully Converted Pro Forma Price-to-Tangible Book Value Ratio
Narragansett Bancorp, Inc.
Adjusted Maximum	27.64x	58.14%	62.97%
Maximum	24.65	54.00	58.82
Midpoint	21.92	49.90	54.67
Minimum	19.06	45.25	49.90
Valuation of peer group companies as of May 4, 2026
Averages	13.67x	99.21%	104.02%
Medians	14.11	94.80	97.43

The fully converted pro forma calculations for Narragansett Bancorp, Inc. are based on the following assumptions:

•

A number of shares equal to 8% of the aggregate of the shares sold in a full conversion and contributed to the charitable foundation are purchased by the employee stock ownership plan, with the expense to be amortized over 20 years; and

•

A number of restricted stock awards equal to 4% of the aggregate of the shares sold in a full conversion and contributed to the charitable foundation are purchased by a stock-based benefit plan, with the expense to be amortized over five years.

The independent appraisal does not indicate market value. Our common stock may not trade at or above the $10.00 purchase price after the offering. Furthermore, the pricing ratios presented in the appraisal were used by RP Financial to estimate our pro forma appraised value for regulatory purposes and not to compare the relative value of shares of our common stock with the value of the capital stock of the peer group. The value of the capital stock of a particular company may be affected by a number of factors such as financial performance, asset size and market location.

For a more complete discussion of the amount of common stock we are offering for sale and the independent appraisal, see “The Reorganization and Offering—How We Determined the Stock Pricing and the Number of Shares to be Issued.”

How We Intend to Use the Proceeds from the Offering

We intend to invest at least 50% of the net proceeds from the offering in BayCoast Bank, fund a loan to our employee stock ownership plan to finance its purchase of shares of common stock in the offering, contribute $600,000 to the charitable foundation and retain the remainder of the net proceeds from the offering. Therefore, assuming we sell 7,912,000 shares of common stock at the maximum of the offering range, and we have net proceeds of $79.1 million, we intend to invest $37.9 million in BayCoast Bank, loan $6.6 million to our employee stock ownership plan to fund its purchase of shares in the offering, contribute $600,000 to the charitable foundation and retain the remaining $30.7 million of the net proceeds at Narragansett Bancorp, Inc. Narragansett Bancorp, Inc. primarily will use the proceeds it retains to repay subordinated debt currently held by Narragansett Financial Corporation, which totaled $95.0 million at March 31, 2026, and will initially deposit a portion of the net proceeds of the offering at BayCoast Bank.

Narragansett Bancorp, Inc. will be permitted to repurchase shares of our common stock in the future, although it generally may not do so during the first year following the offering, and such repurchases may be limited due to the subordinated debt as of March 31, 2026 that will be held at Narragansett Bancorp, Inc. following the completion of the reorganization and offering.

BayCoast Bank expects to use the net proceeds it receives to originate loans, purchase securities as permitted under its investment policy, to expand its banking franchise organically through de novo branching or through acquisitions or liftout transactions from financial services businesses, or to enhance existing, or support the growth and development of, new products and services. BayCoast Bank may also use the proceeds it receives to support new loan, deposit or other financial products and services, and for general corporate purposes.

BayCoast Bank does not have any plans or agreements for any specific acquisition or liftout transactions at this time. See “How We Intend to Use the Proceeds from the Offering.”

Persons Who May Order Stock in the Offering

We are offering the shares of common stock of Narragansett Bancorp, Inc. in a “subscription offering” in the following descending order of priority:

(1)	depositors who had accounts at BayCoast Bank with aggregate balances of at least $50 (a “Qualifying Deposit”) at the close of business on May 31, 2025 (an “Eligible Account Holder”);

(2)	BayCoast Bank’s tax-qualified employee benefit plans (specifically our employee stock ownership plan and 401(k) plan); and

(3)	employees, officers, directors, trustees and corporators of BayCoast Bank or Narragansett Financial Corporation who are not eligible under category (1).

Any shares of our common stock that remain unsold in the subscription offering may be offered for sale in a community offering that may commence concurrently with, during or promptly after the subscription offering. Natural persons residing (including trusts of natural persons and business entities with its principal place of business or headquarters) in the Massachusetts cities and towns of Acushnet, Attleboro, Avon, Bellingham, Berkley, Braintree, Brookline, Canton, Cohasset, Dartmouth, Dedham, Dighton, Dover, Easton, Fairhaven, Fall River, Foxborough, Franklin, Freetown, Holbrook, Mansfield, Medfield, Medway, Millis, Milton, Needham, New Bedford, Norfolk, North Attleboro, Norton, Norwood, Plainville, Quincy, Randolph, Raynham, Rehoboth, Seekonk, Sharon, Somerset, Stoughton, Swansea, Taunton, Walpole, Wellesley, Westport, Westwood, Weymouth and Wrentham, and the Rhode Island cities and towns of Barrington, Bristol, Burrillville, Central Falls, Cranston, Cumberland, East Providence, Foster, Glocester, Jamestown, Johnston, Lincoln, Little Compton, Middletown, Newport, North Providence, North Smithfield, Pawtucket, Portsmouth, Providence, Scituate, Smithfield, Tiverton, Warren and Woonsocket will have a purchase preference in any community offering. We also may offer shares of common stock not purchased in the subscription offering or the community offering through a syndicate of brokers, in what is referred to as a “syndicated offering,” managed by Piper Sandler. We have the right to accept or reject, in our sole discretion, any orders received in the community offering or the syndicated offering. Any determination to accept or reject stock orders in the community offering or syndicated offering will be based on the facts and circumstances available to management at the determination.

To ensure proper allocation of stock, each Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she had an ownership interest at May 31, 2025. Failure to list an account or providing incorrect information could result in the loss of all or part of a subscriber’s stock allocation. We will attempt to identify your ownership in all accounts, but cannot guarantee we will identify all accounts in which you had an ownership interest. Our interpretations of the terms and conditions of the plan of reorganization and of the acceptability of the order forms will be final.

If we receive orders for more shares than we are offering, we may not be able to fully or partially fill your order. Shares of common stock will be allocated first to categories in the subscription offering in accordance with our plan of reorganization. A detailed description of share allocation procedures can be found in the section entitled “The Reorganization and Offering—Offering of Common Stock.”

Limits on the Amount of Common Stock You May Purchase

The minimum purchase is 25 shares of common stock. Generally, no individual, or individuals through a single qualifying account held jointly, may purchase more than $300,000 of common stock.

If any of the following persons purchase shares of common stock, their purchases when combined with your purchases cannot exceed $500,000 of common stock:

•	most companies, trusts or other entities in which you are a senior officer, partner, trustee or have a substantial beneficial interest; or

•

your spouse or relatives of you or your spouse living in your house or who is a director, trustee or senior officer of BayCoast Bank, Narragansett Bancorp, Inc. or Narragansett Financial Corporation; or

•	other persons or entities who may be your associates or acting in concert with you.

Unless we determine otherwise, persons having the same address and persons exercising subscription rights through qualifying accounts registered to the same address will be subject to this overall purchase limitation.

The following relatives of trustees, directors and officers will be considered “associates” of these individuals regardless of whether they share a household with the trustee, director or officer: any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law. This also includes adoptive relationships.

Subject to regulatory approval, we may increase or decrease the purchase limitations in the offering at any time. A detailed discussion of the limitations on purchases of common stock by an individual and persons acting in concert is set forth under the caption “The Reorganization and Offering—Additional Limitations on Common Stock Purchases.”

How You May Purchase Shares of Common Stock in the Subscription and Community Offering

In the subscription offering and the community offering you may pay for your shares only by:

•	personal check, bank check or money order payable to Narragansett Bancorp, Inc.;

•	authorizing us to withdraw available funds (without any early withdrawal penalty) from the types of deposit account(s) maintained with BayCoast Bank designated on the stock order form; or

•	cash.

Cash will only be accepted at our main office, located at 330 Swansea Mall Drive, Swansea, Massachusetts, and will be converted to a bank check. Please do not submit cash by mail.

BayCoast Bank is not permitted to lend funds to anyone to purchase shares of common stock in the offering. Additionally, you may not use a BayCoast Bank credit check or any type of third-party check to pay for shares of common stock. We may accept wire transfers at our sole discretion; no wire transfer will be accepted without our prior approval. You may not designate withdrawal from our accounts with check-writing privileges; instead, please submit a check. If you request a direct withdrawal, we reserve the right to interpret this as your authorization to treat those funds as if we had received a check for the designated amount and will immediately withdraw the amount from your checking account(s). You may not authorize direct withdrawal from an individual retirement account, or IRA, held at BayCoast Bank. See “—Using Retirement Account Funds to Purchase Shares of Common Stock.”

You may subscribe for shares of common stock in the offering by delivering a signed and completed original stock order form, together with full payment, received before 5:00 p.m., Eastern Time, on September 17, 2026, which is the expiration date for the offering. You may submit your stock order form and payment by mail using the stock order reply envelope provided, by paying for overnight delivery to our Stock Information Center at the address noted on the stock order form, or by hand-delivery to the drop box at BayCoast Bank’s main office, located at 330 Swansea Mall Drive, Swansea, Massachusetts. Hand-delivered stock order forms will only be accepted at this location. Do not mail stock order forms to BayCoast Bank’s offices.

Using Retirement Account Funds to Purchase Shares of Common Stock

You may be able to subscribe for shares of common stock using funds in your IRA or other retirement account. If you wish to use some or all of the funds in your IRA or other retirement account held at BayCoast Bank, the applicable funds must be transferred to a self-directed account maintained by an independent custodian or trustee, such as a brokerage firm, before you place your stock order. If you do not have such an account, you will need to establish one. A one-time and/or annual administrative fee may be payable to the independent custodian or trustee. Because individual circumstances differ and the processing of retirement fund orders takes additional time, we recommend that you contact our Stock Information Center promptly, preferably at least two weeks before the September 17, 2026 offering deadline, for assistance with purchases using funds in your IRA or other retirement account held at BayCoast Bank or elsewhere. Whether you may use such funds for the purchase of shares in the offering may depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

For a complete description of how to use IRA funds to purchase shares in the offering, see “The Reorganization and Offering—Procedure for Purchasing Shares in the Subscription and Community Offerings—Using Retirement Account Funds.”

Deadline for Orders of Common Stock

The deadline for submitting orders to purchase shares of the common stock in the subscription and, if held, the community offering, is 5:00 p.m., Eastern Time, on September 17, 2026, unless we extend this deadline. If you wish to purchase shares of common stock, your properly completed and signed original stock order form, together with full payment for the shares, must be received (not postmarked) by this time. Orders received after 5:00 p.m., Eastern Time, on September 17, 2026 will be rejected unless the offering is extended.

Although we will make reasonable attempts to provide a prospectus and offering materials to holders of subscription rights, the subscription offering and all subscription rights will expire at 5:00 p.m., Eastern Time, on September 17, 2026, whether or not we have been able to locate each person entitled to subscription rights and provide them such materials.

See “The Reorganization and Offering—Procedure for Purchasing Shares in the Subscription and Community Offerings—Expiration Date” for a complete description of the deadline for purchasing shares in the offering.

Once Submitted, Your Stock Purchase Order May Not Be Revoked Except Under Limited Circumstances

Funds that you submit to purchase shares of our common stock in the offering will be held in a segregated account until the termination or completion of the offering, including any extension of the expiration date. Because completion of the offering is subject to the receipt of all required regulatory approvals, including an update of the independent appraisal, among other factors, there may be one or more delays in the completion of the offering. Any orders that you submit to purchase shares of our common stock in the offering are irrevocable. You will not have access to subscription funds unless the offering is terminated, extended beyond November 2, 2026, or the number of shares to be sold in the offering is increased to more than 9,098,800 shares or decreased to fewer than 5,848,000 shares.

Termination of the Offering

We may terminate the offering at any time with applicable regulatory approval. If we terminate the offering, we will promptly return your funds with interest at 0.10% per annum, and we will cancel deposit account withdrawal authorizations.

Steps We May Take If We Do Not Receive Orders for the Minimum Number of Shares

If we do not receive orders for at least 5,848,000 shares of common stock, we may take one or more steps to complete the offering. Specifically, we may (1) increase the purchase limitations, (2) seek regulatory approval to extend the offering beyond the November 2, 2026 expiration date, and/or (3) reduce the valuation and offering range. If one or more purchase limitations are increased, subscribers in the subscription offering who ordered the maximum amount and who indicated a desire to be resolicited on the stock order form will be given the opportunity to increase their subscriptions up to the then-applicable limit. If the offering is extended beyond November 2, 2026, subscribers will have the right to confirm, cancel or change their orders. If you do not respond to the notice of extension, we will cancel your stock order and promptly return your funds with interest for funds received in the subscription offering and, if held, the community offering or cancel your deposit account withdrawal authorization. If the number of shares to be sold in the offering is increased to more than 9,098,800 shares or decreased to less than 5,848,000 shares, we will resolicit subscribers, and all funds delivered to us to purchase shares of common stock in the subscription and community offerings will be returned promptly with interest.

You May Not Sell or Transfer Your Subscription Rights

Applicable regulations prohibit you from transferring your subscription rights. If you order shares of common stock in the subscription offering, you will be required to certify that you are purchasing the common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights or the shares that you are purchasing. We intend to take legal action, including reporting persons to federal or state agencies, against anyone who we believe has sold or transferred his or her subscription rights. We will not accept your order if we have reason to believe you have sold or transferred your subscription rights. On the order form, you cannot add the names of others for joint stock registration unless they are also named on the qualifying deposit account, and you cannot delete names of others except in the case of certain order placed through an IRA, Keogh, 401(k) or similar plan, and except in the event of the death of a named eligible depositor. Doing so may jeopardize your subscription rights. In addition, the stock order form requires that you list all deposit accounts you held at your date of eligibility, giving all names on each account and the account number at the applicable eligibility date. Failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation.

Eligible depositors who enter into agreements to allow ineligible investors to participate in the subscription offering may be violating federal and state law and may be subject to civil enforcement actions or criminal prosecution.

Proposed Stock Purchases by Management

Our directors and executive officers and their associates are expected to subscribe for 274,600 shares of common stock in the offering, which represents 4.7% of the shares to be offered for sale to the public, and 2.0% of the total shares to be outstanding after the offering (including shares sold to the public and owned by the charitable foundation and Narragansett Financial Corporation), each at the minimum of the offering range, respectively. The purchase price paid by them will be the same $10.00 per share purchase price paid by all other persons who purchase common stock in the offering. Like all of our eligible depositor purchasers, our directors and executive officers and their associates have subscription rights based on their deposits and, in the event of an oversubscription, their orders will be subject to the allocation provisions set forth in our plan of reorganization.

See “Subscriptions by Directors and Executive Officers” for more information on the proposed purchases of shares of common stock by our directors and executive officers.

Possible Change in the Offering Range

RP Financial will update its appraisal before we complete the offering. If, as a result of demand for the shares or changes in market conditions, RP Financial determines that our pro forma market value has increased, we may sell up to 9,098,800 shares in the offering without further notice to you. If our pro forma market value at that time is either below $136.0 million or above $211.6 million, then, after consulting with the Federal Reserve Board and the Massachusetts Commissioner of Banks, we may:

•	terminate the offering, cancel deposit account withdrawal authorizations and promptly return all funds received in the offering with interest at 0.10%;

•	set a new offering range; or

•

take such other actions as may be permitted by the Federal Reserve Board, the Massachusetts Commissioner of Banks, the Financial Industry Regulatory Authority (“FINRA”) and the Securities and Exchange Commission.

If we set a new offering range, we will promptly return funds, with interest at 0.10% for funds received in the offering, cancel deposit account withdrawal authorizations and commence a resolicitation. In connection with the resolicitation, we will notify subscribers of their right to place a new stock order for a specified period of time.

Conditions to Completing the Reorganization and Offering

We cannot complete the reorganization and offering unless:

•	we sell at least 5,848,000 shares, which is the minimum of the offering range; and

•	we receive final regulatory approvals or non-objections from the Massachusetts Commissioner of Banks and the Federal Reserve Board to complete the reorganization and offering.

Market for the Common Stock

We have never issued capital stock and there is no established market for our common stock. We expect that our common stock will be traded on the Nasdaq Capital Market under the symbol “NARA” upon conclusion of the offering. See “Market for the Common Stock.”

Our Dividend Policy

Following completion of the offering, our board of directors will have the authority to declare dividends on our common stock, subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. However, due to regulatory restrictions described below, we do not currently anticipate paying cash dividends on our common stock.

If Narragansett Bancorp, Inc. pays dividends to its stockholders, it also will be required to pay dividends to Narragansett Financial Corporation, unless Narragansett Financial Corporation is permitted by the Federal Reserve Board to waive the receipt of dividends. The Federal Reserve Board’s current position is to not permit a mutual holding company that is regulated as a bank holding company (as opposed to a savings and loan holding company) to waive dividends declared by its subsidiary. In addition, Massachusetts banking regulations prohibit Narragansett Financial Corporation from waiving dividends declared and paid by Narragansett Bancorp, Inc. unless the Massachusetts Commissioner of Banks does not object to the waiver and provided the waiver is not detrimental to the safe and sound operation of BayCoast Bank. Accordingly, because dividends will be required to be paid to Narragansett Financial Corporation along with all other stockholders, the amount of dividends available for all other stockholders will be less than if Narragansett Financial Corporation were permitted to waive the receipt of dividends.

Furthermore, our ability to pay dividends may be limited due to the $95.0 million of subordinated debt as of March 31, 2026 currently held by Narragansett Financial Corporation that will be transferred to Narragansett Bancorp, Inc. following the completion of the reorganization and offering.

Our Contribution to the Charitable Foundation

To further our commitment to our local communities, we intend to establish and fund a new charitable foundation, BayCoast Charitable Foundation, Inc., as part of the reorganization and offering. The charitable foundation will be dedicated exclusively to supporting charitable causes and community development activities in the communities in which we operate.

We intend to contribute to the charitable foundation shares of our common stock equal to 2% of the shares to be outstanding following the offering and $600,000 in cash. At the minimum, midpoint, maximum and adjusted maximum of the offering range, we would contribute to the charitable foundation 272,000, 320,000, 368,000 and 423,200 shares of common stock, respectively. As a result of the contribution, we expect to record an after-tax expense of approximately $3.6 million during the quarter in which the offering is completed, assuming we sell 9,098,800 shares of common stock in the stock offering at the adjusted maximum of the offering range.

The contribution of shares of common stock and cash to the charitable foundation will dilute the voting interests of purchasers of shares of our common stock in the offering. In addition, the amount of common stock that we would offer for sale would be greater if the offering were to be completed without the establishment and funding of the charitable foundation.

See “Risk Factors—Risks Related to Our Contribution to the Charitable Foundation—Our contribution to the charitable foundation may not be tax deductible, which could reduce our profits.”, “—Our contribution to the charitable foundation will dilute your ownership interest.”, “—Our contribution to the charitable foundation will adversely affect net income.”, “The Charitable Foundation” and “Comparison of Valuation and Pro Forma Information With and Without the Charitable Foundation.”

Our Officers, Directors and Employees Will Receive Additional Benefits and Compensation After the Offering

In connection with the offering, we are establishing an employee stock ownership plan, and, subject to stockholder approval, which will not occur until at least six months following the completion of the reorganization and offering, we intend to implement a stock-based benefit plan that will provide for grants of stock options and restricted stock.

Employee Stock Ownership Plan. The board of directors of BayCoast Bank has adopted an employee stock ownership plan, which will award shares of our common stock to eligible employees based on their compensation. It is expected that our employee stock ownership plan will purchase 8% of the aggregate of the number of shares sold in the offering and contributed to the charitable foundation with the proceeds of a loan to be made by Narragansett Bancorp, Inc. to the plan. If market conditions warrant, in the judgement of its trustees, the employee stock ownership plan may elect to purchase shares in the open market following the completion of the offering, subject to the prior approval of the Federal Reserve Board and the Massachusetts Commissioner of Banks.

Stock-Based Benefit Plan. We also intend to adopt a stock-based benefit plan. The plan will be designed to attract, motivate and retain qualified personnel in key positions and provide directors, officers and key employees with an ownership interest in Narragansett Bancorp, Inc., which will be an incentive to contribute to our success, and will reward key employees for their performance. In accordance with applicable regulations, we anticipate the plan will authorize a number of stock options and shares of restricted common stock equal to 10% and 4%, respectively, of the aggregate number of shares of common stock sold in the offering and contributed to the charitable foundation. These limitations will not apply if the plan is implemented more than one year after the completion of the offering.

A stock-based benefit plan will not be established sooner than six months after the completion of the reorganization and offering, and if adopted within one year after the completion of the reorganization and offering, the plan must be approved by a majority of the votes eligible to be cast by our stockholders, as well as a majority of the votes eligible to be cast by our stockholders other than Narragansett Financial Corporation. If a stock-based benefit plan is established more than one year after the reorganization and offering, it must be approved by a majority of votes cast by our stockholders, as well as a majority of votes cast by our stockholders other than Narragansett Financial Corporation. We have not determined when we will present a stock-based benefit plan for stockholder approval.

The following table summarizes the stock benefits that our officers, directors and employees may receive following the reorganization and offering, at the adjusted maximum of the offering range and assuming that our employee stock ownership plan purchases 8% of the aggregate number of shares of common stock sold in the offering and contributed to the charitable foundation and that we implement a stock-based benefit plan granting options to purchase 10% of the aggregate number of shares of common stock of Narragansett Bancorp, Inc. sold in the offering and contributed to the charitable foundation and awarding shares of restricted common stock equal to 4% of the aggregate number of shares of common stock sold in the offering and contributed to the charitable foundation.

	Individuals Eligible to Receive Awards	Number of Shares to be Granted or Purchased	Percentage of Common Stock to be Outstanding Following the Offering	Dilution Resulting From Issuance of Shares for Stock- Based Benefit Plans		Value of Grants (In Thousands) (1)
Employee stock ownership plan	All employees	761,760	3.60%	N/A	(2)	$7,618
Restricted stock awards	Directors, officers and employees	380,880	1.80	1.77%		3,809
Stock options	Directors, officers and employees	952,200	4.50	4.31%		4,418

Total		2,094,840	9.90%	5.93	% (2)	$15,845

(1)

The fair value of stock options has been estimated at $4.64 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; no dividend yield; expected option life of five years; risk free interest rate of 4.30%; and a volatility rate of 25.20%.

(2)	No dilution is reflected for the employee stock ownership plan because such shares are assumed to be purchased in the offering.

Restrictions on the Acquisition of Narragansett Bancorp, Inc. and BayCoast Bank

Federal and state regulations, as well as provisions contained in the articles of incorporation and bylaws of Narragansett Bancorp, Inc., restrict the ability of any person, firm or entity to acquire Narragansett Bancorp, Inc., BayCoast Bank, or their respective capital stock. These restrictions include the requirement that a potential acquirer of common stock obtain prior regulatory approval before acquiring in excess of 10% of the voting stock of Narragansett Bancorp, Inc. or BayCoast Bank, as well as a provision in Narragansett Bancorp, Inc.’s articles of incorporation that generally provides that, no person, other than Narragansett Financial Corporation, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of Narragansett Bancorp, Inc., and that any shares acquired in excess of this limit would not be entitled to be voted and would not be counted as voting stock in connection with any matters submitted to the stockholders for a vote.

Because a majority of the shares of outstanding common stock of Narragansett Bancorp, Inc. must be owned by Narragansett Financial Corporation, any acquisition of Narragansett Bancorp, Inc. must be approved by Narragansett Financial Corporation. Furthermore, Narragansett Financial Corporation would not be required to pursue or approve a sale of Narragansett Bancorp, Inc. even if such sale were favored by a majority of Narragansett Bancorp, Inc.’s public stockholders.

Finally, although a mutual holding company may be acquired by a mutual institution or another mutual holding company in what is known as a “remutualization” transaction, current regulatory policy may make such transactions less likely because of the heightened regulatory scrutiny given to the structure and pricing of such transactions. Specifically, current regulatory policy views remutualization transactions as raising significant issues concerning disparate treatment of minority stockholders and mutual members of the target entity, and raising issues concerning the effect on the mutual members of the acquiring entity. As a result, a remutualization transaction for Narragansett Bancorp, Inc. is less likely unless the applicant can clearly demonstrate that the regulatory concerns are not warranted in the particular case.

See “Restrictions on the Acquisition of Narragansett Bancorp, Inc. and BayCoast Bank” for more information.

Possible Conversion of Narragansett Financial Corporation to Stock Form

In the future, Narragansett Financial Corporation may convert from the mutual to stock form of ownership, in a transaction commonly referred to as a “second-step conversion.” However, our board of directors has no current plans to undertake a second-step conversion transaction. Any second-step conversion transaction would require the approval of holders of a majority of the outstanding shares of Narragansett Bancorp, Inc. common stock (excluding shares held by Narragansett Financial Corporation) and the approval of the corporators of Narragansett Financial Corporation. Public stockholders will not be able to force a second-step conversion transaction of Narragansett Financial Corporation without the consent of Narragansett Financial Corporation since such transactions would require the approval of a majority of the outstanding shares of Narragansett Bancorp, Inc.’s common stock.

Delivery of Prospectus

To ensure that each person receives a prospectus at least 48 hours before the deadline for orders for common stock, we may not mail prospectuses any later than five days prior to such date or hand-deliver prospectuses later than two days prior to that date. Stock order forms may only be delivered if accompanied or preceded by a prospectus. We are not obligated to deliver a prospectus or stock order form by means other than U.S. mail.

Delivery of Shares of Common Stock

All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock issued in the subscription and community offerings will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the offering. Shares of common stock sold in a syndicated offering may be delivered electronically through the services of The Depository Trust Company, subject to any necessary regulatory approval. We expect trading in the stock to begin on the business day following the completion of the offering. Until a statement reflecting ownership of shares of common stock is available and delivered to purchasers, purchasers might not be able to sell the shares of common stock that they purchased, even though the common stock will have begun trading. Your ability to sell your shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Tax Consequences

BayCoast Bank and Narragansett Bancorp, Inc. have received an opinion of counsel, Luse Gorman, PC, regarding the material federal income tax consequences of the reorganization and offering, and have also received an opinion of Wolf & Company, P.C. regarding the material Massachusetts tax consequences of the reorganization and offering. As a general matter, the offering will not be a taxable transaction for purposes of federal or state income taxes to BayCoast Bank, Narragansett Bancorp, Inc. or persons eligible to subscribe in the subscription offering. See “The Reorganization and Offering—Material Income Tax Consequences.”

Emerging Growth Company Status

We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act (the “JOBS Act”). For as long as we are an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies. See “Risk Factors—Risks Related to Laws and Regulations—We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors” and “Supervision and Regulation—Emerging Growth Company Status.”

An emerging growth company may elect to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies, but must make such election when the company is first required to file a registration statement. Such an election is irrevocable during the period a company is an emerging growth company. We have elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

Important Risks in Owning Narragansett Bancorp, Inc.’s Common Stock

An investment in our common stock involves substantial risks and uncertainties. Investors should carefully consider all information in this prospectus, including the detailed discussion of these and other risks under “Risk Factors” beginning on page 20, before investing in our common stock.

Specific areas of risk related to our business include those related to:

•	our lending activities;

•	market interest rates;

•	our business strategy;

•	competitive matters;

•	laws and regulations;

•	economic conditions;

•	mortgage banking;

•	investment advisory services;

•	operational matters;

•	accounting matters;

•	our reputation;

•	legal matters; and

•	environmental matters.

Specific risks related to this offering include those related to:

•	the future trading price of the common stock;

•	our mutual holding company structure;

•	use of the net offering proceeds;

•	the trading market for the common stock;

•	our return on equity after the completion of the offering;

•	intended new stock-based benefit plans;

•	anti-takeover factors;

•	a forum selection provision for certain litigation;

•	the irrevocability of your investment decision; and

•	potential adverse tax consequences related to subscription rights.

Specific risks related to our contribution to the charitable foundation include the effects on our net income, the tax deductibility of the contribution and the dilution to stockholder ownership interests.

How You May Obtain Additional Information Regarding the Offering

Our banking personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the reorganization and offering, please call the Stock Information Center at (844) 301-2265. The Stock Information Center will be open Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

RISK FACTORS

You should consider carefully the following risk factors, in addition to all other information in this prospectus, in evaluating an investment in our common stock.

Risks Related to our Business

Risks Related to our Lending Activities

Our portfolios of commercial real estate and multi-family real estate loans represent a significant portion of our loan portfolio, and we intend to continue originating these types of loans. These loans involve credit risks that could adversely affect our financial condition and results of operations.

At March 31, 2026, commercial real estate and multi-family loans totaled $1.09 billion, or 47.9% of our total loan portfolio. Given their larger balances and the complexity of the underlying collateral, commercial real estate loans and multi-family real estate loans generally have more risk than the owner-occupied one- to four-family residential real estate loans we originate. Because the repayment of these loans depends on the successful management and operation of the borrower’s properties, and/or related businesses with respect to commercial real estate loans, repayment of such loans can be affected by adverse conditions in the local real estate market or economy. Also, many of our commercial borrowers have more than one loan outstanding with us. Further, the offering will allow us to increase our loans-to-one borrower limit, which may result in our originating larger loans. Consequently, an adverse development with respect to one loan or one credit relationship can expose us to a significantly greater risk loss compared to an adverse development with respect to a one- to four-family residential real estate loan. If we foreclose on these loans, our holding period for the collateral typically is longer than for a one- to four-family residential property because there are fewer potential purchasers of the collateral. In addition, commercial real estate loans and multifamily real estate loans typically involve larger loan balances to single borrowers or groups of related borrowers compared to one- to four-family residential loans. Accordingly, charge-offs on these types of loans may be larger than those incurred with our one- to four-family residential or consumer loan portfolios.

As our commercial real estate and multi-family real estate loan portfolios increase, the corresponding risks and potential for losses from these loans may also increase, which could adversely affect our business, financial condition and results of operations.

Our commercial business loans involve credit risks that could adversely affect our financial condition and results of operations.

At March 31, 2026, we had $200.8 million in commercial business loans, or 8.8% of our total loan portfolio. Unlike residential real estate loans, which generally are made on the basis of the borrower’s ability to make repayment from his or her employment or other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial business loans are of higher risk and typically are made on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s business and the collateral securing these loans may fluctuate in value. Our commercial business loans are originated primarily based on the identified cash flow of the borrower and secondarily on the underlying collateral provided by the borrower. Most often, this collateral consists of real estate, accounts receivable, inventory or equipment and an all-business assets lien. Credit support provided by the borrower for most of these loans is based on the liquidation of the pledged collateral and enforcement of a personal guarantee, if any. Further, any collateral securing such loans may depreciate over time, may be difficult to appraise and may fluctuate in value. As a result, the availability of funds for the repayment of commercial business loans may depend substantially on the success of the business itself.

Our construction loans involve credit risks that could adversely affect our financial condition and results of operations.

At March 31, 2026, we had $184.2 million in construction loans, or 8.1% of our total loan portfolio, $117.9 million, or 64.0%, of which consisted of commercial construction loans. Construction lending involves additional risks when compared with permanent finance lending because funds are advanced upon the security of the project, which is of uncertain value before its completion. Because of the uncertainties inherent in estimating construction costs, as well as the market value of the completed project and the effects of governmental regulation of real property, it can be difficult to accurately evaluate the total funds required to complete a project and the related loan-to-value ratio. In addition, generally during the term of a construction loan, interest may be funded by the borrower or disbursed from an interest reserve set aside from the construction loan budget. These loans often involve the disbursement of substantial funds with repayment substantially dependent on the success of the ultimate project and the ability of the borrower to sell or lease the property or obtain permanent take-out financing, rather than the ability of the borrower or guarantor to repay principal and interest. If the appraised value of a completed project proves to be overstated, we may have inadequate security for the repayment of the loan upon completion of construction of the project and may incur a loss. As our construction loan portfolio increases, the corresponding risks and potential for losses from these loans may also increase, which could adversely affect our business, financial condition and results of operations.

Our emphasis on real estate loans exposes us to lending risks.

At March 31, 2026, the significant majority of our loan portfolio was secured by real estate, most of which is located in our primary lending market area in the South Coast of Massachusetts and the State of Rhode Island. Future declines in the real estate values in our primary lending market and surrounding markets could significantly impair the value of the real estate collateral securing our loans and our ability to sell the collateral upon foreclosure for an amount necessary to satisfy the borrower’s obligations to us. This could require increasing our allowance for credit losses to address the decrease in the value of the real estate securing our loans, which could have a material adverse effect on our business, financial condition, results of operations and growth prospects.

The geographic concentration of our loan portfolio and lending activities makes us vulnerable to a downturn in our local market area.

Unlike larger financial institutions that are more geographically diversified, our profitability depends significantly on the general economic conditions in our primary market area. Local economic conditions have a significant impact on our lending, including the ability of borrowers to repay these loans and the value of the collateral securing these loans.

A deterioration in economic conditions in our primary market area could result in the following consequences, any of which could have a material adverse effect on our business, financial condition, liquidity and results of operations:

•	demand for our products and services may decrease;

•	loan delinquencies, problem assets and foreclosures may increase;

•

collateral for loans, especially real estate, may decline in value, thereby reducing customers’ future borrowing power, and reducing the value of assets and collateral associated with existing loans; and/or

•	the net worth and liquidity of loan guarantors may decrease, thereby impairing their ability to honor commitments made to us.

Moreover, a significant decline in general economic conditions caused by inflation, recession, acts of terrorism, an outbreak of hostilities or other international or domestic calamities, or other factors beyond our control could further impact these local economic conditions and could further negatively affect our financial performance. In addition, deflationary pressures, while possibly lowering our operating costs, could have a significant negative effect on our borrowers, especially our business borrowers, and the values of underlying collateral securing loans, which could negatively affect our financial performance.

If our allowance for credit losses is not sufficient to cover actual loan losses, our earnings could decrease.

We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. In determining the amount of the allowance for credit losses, we review our loans and our loss and delinquency experience, and we evaluate economic conditions. If our assumptions or the results of our analyses are incorrect, our allowance for credit losses may not be sufficient to cover expected credit losses in our loan portfolio, resulting in additions to our allowance. In addition, our emphasis on loan growth and on increasing our portfolio of commercial real estate and multi-family real estate loans, as well as any future credit deterioration, could require us to increase our allowance for credit losses in the future. At March 31, 2026, our allowance for credit losses was 1.31% of total loans and 66.15% of nonperforming loans. Material additions to our allowance would materially decrease our net income.

In addition, bank regulators periodically review our allowance for credit losses and, as a result of such reviews, we may be required to increase our provision for credit losses or recognize further loan charge-offs. Any increase in our allowance for credit losses or loan charge-offs as a result of such review or otherwise may have a material adverse effect on our financial condition and results of operations.

Uncertainties associated with increased originations of commercial real estate and multi-family loans may result in errors in judging collectability, which may lead to additional provisions for credit losses or charge-offs, which would negatively affect our operations.

Our intended increases in the level of our commercial real estate and multi-family real estate originations would likely require us to lend to borrowers with which we have limited or no experience. Newly originated loans do not have a significant payment history pattern with which to judge future collectability. Further, newly originated loans have not been subjected to unfavorable economic conditions. As a result, it may be difficult to predict the future performance of newly originated loans. These loans may have delinquency or charge-off levels above our recent historical experience, which could adversely affect our future performance. Further, commercial real estate and multi-family loans generally have larger balances and involve a greater risk than one- to four-family residential mortgage loans. Accordingly, if we make any errors in judgment in the collectability of these loans, any resulting charge-offs may be larger on a per loan basis than those incurred historically with our single-family residential mortgage loans.

The level of our commercial real estate loan portfolio may subject us to additional regulatory scrutiny.

The FDIC and the other federal bank regulatory agencies have promulgated joint guidance on sound risk management practices for financial institutions with concentrations in commercial real estate lending. Under the guidance, a financial institution that, like us, is actively involved in commercial real estate lending should perform a risk assessment to identify concentrations. A financial institution may have a concentration in commercial real estate lending if, among other factors, (i) total reported loans for construction, land acquisition and development, and other land represent 100% or more of total capital, or (ii) total reported loans secured by multi-family and non-farm residential properties, loans for construction, land acquisition and development and other land, and loans otherwise sensitive to the general commercial real estate market, including loans to commercial real estate related entities, represent 300% or more of total capital and the outstanding balance of a financial institution’s commercial real estate loan portfolio has increased 50% or more during the prior 36 months. Multi-family and commercial real estate lending represented 382% of total capital as of March 31, 2026. The guidance focuses on exposure to commercial real estate loans that are dependent on the cash flow from the real estate held as collateral and that are likely to be at greater risk to conditions in the commercial real estate market (as opposed to real estate collateral held as a secondary source of repayment or in an abundance of caution). The purpose of the guidance is to guide banks in developing risk management practices and determining capital levels commensurate with the level and nature of real estate concentrations. The guidance states that management should employ heightened risk management practices including board and management oversight and strategic planning, development of underwriting standards, risk assessment and monitoring through market analysis and stress testing. While we believe we have implemented policies and procedures with respect to our commercial real estate loan portfolio consistent with this guidance, bank regulators could require us to implement additional policies and procedures consistent with their interpretation of the guidance that may result in additional costs to us or that may result in the curtailment of our commercial real estate and multi-family lending that would adversely affect our loan originations and profitability.

The foreclosure process may adversely impact our recoveries on non-performing loans.

The judicial foreclosure process is protracted, which delays our ability to resolve non-performing loans through the sale of the underlying collateral. The longer timelines have been the result of many factors, including additional consumer protection initiatives related to the foreclosure process, increased documentary requirements and judicial scrutiny, and, both voluntary and mandatory programs under which lenders may consider loan modifications or other alternatives to foreclosure. These reasons and the legal and regulatory responses have impacted the foreclosure process and completion time of foreclosures for residential mortgage lenders. This may result in a material adverse effect on collateral values and our ability to minimize its losses.

We are subject to a variety of risks in connection with any sale of loans we may conduct, which could adversely affect our results of operations and financial condition.

We routinely sell newly originated mortgage loans and manufactured home loans, and may also sell other loans or loan portfolios. When mortgage loans are sold, we are required to make customary representations and warranties to purchasers, guarantors and insurers, including government-sponsored entities, about the mortgage loans and the manner in which they were originated. Whole loan sale agreements require us to repurchase or substitute mortgage loans, or indemnify buyers against losses, in the event we breach these representations or warranties. In addition, we may be required to repurchase mortgage loans as a result of early payment default of the borrower on a mortgage loan. If repurchase and indemnity demands increase and such demands are valid claims and are in excess of our provision for potential losses, our results of operations and financial condition may be adversely affected.

We are subject to environmental liability risk associated with lending activities or properties we own.

A significant portion of our loan portfolio is secured by real estate, and we could become subject to environmental liabilities with respect to one or more of these properties, or with respect to properties that we own in operating our business. During the ordinary course of business, we may foreclose on and take title to properties securing defaulted loans. In doing so, there is a risk that hazardous or toxic substances could be found on these properties. If hazardous conditions or toxic substances are found on these properties, we may be liable for remediation costs, as well as for personal injury and property damage, civil fines and criminal penalties regardless of when the hazardous conditions or toxic substances first affected any particular property. Environmental laws may require us to incur substantial expenses to address liabilities and may materially reduce the affected property’s value or limit our ability to use or sell the affected property. In addition, future laws or more stringent interpretations or enforcement policies with respect to existing laws may increase our exposure to environmental liability. Our policies, which require us to perform an environmental review before initiating any foreclosure action on non-residential real property, may not be sufficient to detect all potential environmental hazards. The remediation costs and any other financial liabilities associated with an environmental hazard could have a material adverse effect on us.

Risks Related to Market Interest Rates

Future changes in interest rates could negatively affect our operating results and asset values.

Net income is the amount by which net interest income and noninterest income exceed operating expenses and the provision for credit losses. Net interest income makes up a majority of our income and is based on the difference between:

•	the interest income we earn on interest-earning assets, such as loans and securities; and

•	the interest expense we pay on interest-bearing liabilities, such as deposits and borrowings.

The rates we earn on our assets and the rates we pay on our liabilities are generally fixed for a contractual period of time. Like many savings institutions, our liabilities generally have shorter contractual maturities than our assets. This imbalance can create earnings volatility because market interest rates change over time. In a period of rising interest rates, the interest income we earn on our assets may not increase as rapidly as the interest we pay on our liabilities. Furthermore, increases in interest rates may adversely affect the ability of our borrowers to make loan repayments on adjustable-rate loans, as the interest owed on such loans would increase as interest rates increase.

In addition, changes in interest rates can affect the average life of loans and mortgage-backed and related securities. A decline in interest rates generally results in increased prepayments of loans and mortgage-backed and related securities as borrowers refinance their debt to reduce their borrowing costs. This creates reinvestment risk, which is the risk that we may not be able to reinvest prepayments at rates that are comparable to the rates we earned on the prepaid loans or securities. Furthermore, an inverted interest rate yield curve, where short-term interest rates (which are usually the rates at which financial institutions borrow funds) are higher than long-term interest rates (which are usually the rates at which financial institutions lend funds for fixed-rate loans) can reduce a financial institution’s net interest margin and create financial risk for financial institutions that originate primarily longer-term, fixed-rate mortgage loans.

Any increase in market interest rates may reduce our mortgage banking income. We generate revenues primarily from gains on the sale of mortgage loans to investors, and from the amortization of deferred mortgage servicing rights. We also earn interest on loans held for sale while awaiting delivery to our investors. In addition, our results of operations are affected by the amount of noninterest expense associated with mortgage banking activities, such as salaries and employee benefits, occupancy, equipment, data processing and other operating costs. During periods of reduced loan demand, our results of operations may continue to be adversely affected to the extent that we are unable to reduce expenses commensurate with the decline in mortgage loan origination activity.

We monitor interest rate risk through the use of simulation models, including estimates of the amounts by which our net interest income would change in the event of a range of assumed changes in market interest rates. As of April 30, 2026, in the event of an instantaneous 200 basis point increase in interest rates, we estimate that we would experience a 3.2% decrease in net interest income.

At April 30, 2026, all estimated changes described above with respect to net interest income with respect to potential changes in market interest rates were in compliance with the current policy limits established by management and approved by the board of directors.

Any substantial, unexpected, prolonged change in market interest rates could have a material adverse effect on our financial condition, liquidity and results of operations. Changes in the level of interest rates also may negatively affect the value of our assets and ultimately affect our earnings.

For further discussion of how changes in interest rates could impact us, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Management of Market Risk.”

Risks Related to our Business Strategy

Our business strategy includes loan growth, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively. Growing our operations could also cause our expenses to increase faster than our revenues.

Our business strategy includes loan growth, primarily funded by deposits. Achieving such growth may require us to attract customers that currently bank at other financial institutions in our market area. Our ability to successfully grow will depend on a variety of factors, including the continued availability of desirable business opportunities, the level of competition from other financial institutions in our market area, general economic conditions in our primary market area, our ability to attract and retain experienced lenders and possibly increase our support staff and our ability to manage our growth. Growth opportunities may not be available or we may not be able to manage our growth successfully. Any such business expansion can be expected to negatively impact our earnings until certain economies of scale are reached. Furthermore, there can be considerable costs involved in opening branches and expanding lending capacity, and generally a period of time is required to generate the necessary revenues to offset these costs. If we do not manage our growth effectively, our financial condition and operating results could be negatively affected.

Potential growth may require us to raise additional capital in the future, but that capital may not be available when it is needed.

We are required by banking regulatory authorities to maintain adequate levels of capital to support our operations. We may at some point need to raise additional capital to support potential growth or if required by regulatory agencies. If we raise capital through the issuance of additional shares of our common stock or other securities, it would dilute the ownership interests of stockholders and may dilute the per share book value of our common stock. New investors may also have rights, preferences and privileges senior to our current stockholders, which may adversely impact our then current stockholders. Also, the need to raise additional capital may force our management to spend more time in managerial and financing-related activities than in operational activities.

Our ability to raise additional capital, if needed, will depend on conditions in the capital markets at that time, which are outside of our control, and on our financial performance. In addition, our ability to raise capital may be limited by our mutual holding company structure, as Narragansett Financial Corporation is required to own a majority of our outstanding shares of common stock for as long as it is in existence. Accordingly, we may not be able to raise additional capital, if needed, with favorable terms. If we cannot raise additional capital when needed, our ability to further expand our operations through internal growth and acquisitions could be materially impaired.

Our inability to tailor our retail delivery model to respond to consumer preferences in banking may negatively affect earnings.

Our branch network continues to be a very significant source of new business generation, however, consumers continue to migrate much of their routine banking to self-service channels. In recognition of this shift in consumer patterns, we regularly review our branch network, which can result in branch consolidation accompanied by the enhancement of our capabilities to serve its customers through alternate delivery channels. In that regard, we expect to continue to devote substantial time and resources to improving our digital products and services. The success of these initiatives will depend on, among other things, whether our upgraded technology and digital solutions are received favorably by our customers and employees and improves their experiences and interactions with us. If we are unable to fully implement the digital offerings or successfully achieve these objectives with customers, the anticipated benefits of these initiatives may not be realized fully, or at all, or may take longer to realize than expected or we may experience significant customer attrition.

We depend on our management team and other key personnel to implement our business strategy and execute successful operations, and we could be harmed by the loss of their services or the inability to hire additional personnel.

We depend on the services of the members of our senior management team who direct our strategy and operations. Our executive officers and lending personnel possess substantial expertise as well as extensive knowledge of our markets and key business relationships. Any one of them could be difficult to replace. Our loss of these persons, or our inability to hire additional qualified personnel, could impact our ability to implement our business strategy and could have a material adverse effect on our results of operations and our ability to compete in our markets. Specifically, our Chief Executive Officer and our Chief Lending Officer are expected to retire in 2027. See “Management.”

Risks Related to Competitive Matters

We face significant competition in the financial services industry.

We operate in a highly competitive environment that includes financial and non-financial services firms, including traditional banks, online banks, financial technology companies, and investment management and wealth advisory firms, including commercial banks and trust companies, investment advisory firms, mutual fund companies, and stock brokerage firms. These companies compete on the basis of, among other factors, size, location, quality and type of products and services offered, price, technology, brand recognition, and reputation. Emerging technologies, such as artificial intelligence (including machine learning and generative artificial intelligence) and quantum computing, have the potential to further intensify competition and accelerate disruption in the financial services industry. In recent years, non-financial services firms, such as financial technology companies, have begun to offer services traditionally provided by financial institutions. These firms attempt to use technology and mobile platforms to enhance the ability of companies and individuals to borrow, save and invest money. We may also experience the emerging competition for deposits from tokenized deposits and stablecoins, and from financial technology companies that have obtained bank charters. Many of these non-financial services competitors have fewer regulatory constraints and may have lower cost structures than we do. Our long-term success depends on our ability to develop and execute strategic plans and initiatives; to develop competitive products and technologies; and to attract, retain and develop a highly skilled employee workforce. We may not be as timely or successful in assessing the evolving competitive landscape and developing or introducing new products and services as our competitors. Our business may be negatively impacted if we, or our third-party providers, do not timely develop and apply emerging technologies, or if our initiatives in these areas are deficient or fail. Our, or our third-party providers’, inability, or resistance to timely innovate or adapt operations, products and services to evolving regulatory and market environments, industry standards and consumer preferences could result in service disruptions, harm our business, and adversely affect our results of operations and reputation. For additional information see “Business of BayCoast Bank—Market Area” and “—Competition.”

Our smaller size may make it more difficult for us to compete.

Our smaller size may make it more difficult to compete with other financial institutions that are larger and can more easily afford to invest in the marketing and technologies needed to attract and retain customers. Because a majority of our income is the net interest income we earn on our loans and investments after deducting interest paid on deposits and other sources of funds, our ability to generate the revenues needed to cover our expenses and finance such investments may be limited by the size of our loan and investment portfolios. Accordingly, we may not always be able to offer new products and services as quickly as our competitors. Our lower earnings may also make it more difficult to offer competitive salaries and benefits. Furthermore, as a smaller institution, we are disproportionately affected by the continually increasing costs of compliance with new banking and other regulations.

We have a continuing need for technological change, and we may not have the resources to implement new technology effectively, or we may experience operational challenges when implementing new technology or technology needed to compete effectively with larger institutions may not be available to us on a cost-effective basis.

The financial services industry undergoes rapid technological changes with frequent introductions of new technology-driven products and services, including developments in artificial intelligence and machine learning. In addition to serving clients better, the effective use of technology increases efficiency and enables financial institutions to reduce costs. Our future success will depend, at least in part, upon our ability to address the needs of our clients by using technology to provide products and services that will satisfy client demands for convenience, as well as to create additional efficiencies in our operations as we continue to grow and expand our products and service offerings. We offer electronic banking services for consumer and business customers via our website, including Internet banking and electronic bill payment, as well as mobile banking. We also offer debit cards, ATM cards, and automatic and ACH transfers. We may experience operational challenges as we implement these new technology enhancements or products, which could impair our ability to realize the anticipated benefits from such new technology or require us to incur significant costs to remedy any such challenges in a timely manner.

Many of our larger competitors have substantially greater resources to invest in technological improvements. We may not be as timely or successful in assessing the competitive landscape and developing or introducing new products and services as these larger competitors. Our business may be negatively impacted if we, or our third-party providers, do not timely develop and apply emerging technologies, like artificial intelligence and quantum computing, or if our initiatives in these areas are deficient or fail. Our, or our third-party providers’, inability or resistance to timely innovate or adapt operations, products and services to evolving regulatory and market environments, industry standards and consumer preferences could result in service disruptions, harm our business and adversely affect our results of operations and reputation. Third parties upon which we rely for our technology needs may not be able to develop on a cost-effective basis the systems that will enable us to keep pace with such developments. As a result, competitors may be able to offer additional or superior products compared to those that we will be able to provide, which would put us at a competitive disadvantage. We may lose clients seeking new technology-driven products and services to the extent we are unable to provide such products and services. Accordingly, the ability to keep pace with technological change is important and the failure to do so could adversely affect our business, financial condition and results of operations.

Risks Related to Laws and Regulations

Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations.

BayCoast Bank is subject to extensive regulation, supervision and examination by the Massachusetts Commissioner of Banks and the FDIC, and Narragansett Bancorp, Inc. will be subject to extensive regulation, supervision and examination by the Federal Reserve Board. Such regulation and supervision govern the activities in which an insured depository institution and its holding company may engage, and are intended primarily for the protection of the federal deposit insurance fund and the depositors and borrowers of BayCoast Bank, rather than for our stockholders.

Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on our operations, the classification of our assets and determination of the level of our allowance for credit losses. These regulations, along with existing tax, accounting, securities, insurance and monetary laws, rules, standards, policies, and interpretations, control the methods by which financial institutions conduct business, implement strategic initiatives and tax compliance, and govern financial reporting and disclosures. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory action, may have a material impact on our operations. Further, changes in accounting standards can be both difficult to predict and involve judgment and discretion in their interpretation by us and our independent registered public accounting firm. These changes could materially impact, potentially even retroactively, how we report our financial condition and results of operations.

Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions.

The USA PATRIOT and Bank Secrecy Acts require financial institutions to develop programs to prevent financial institutions from being used for money laundering and terrorist activities. If such activities are detected, financial institutions are obligated to file suspicious activity reports with the U.S. Treasury’s Office of Financial Crimes Enforcement Network (FinCEN). These rules require financial institutions to establish procedures for identifying and verifying the identity of customers seeking to open new financial accounts. Failure to comply with these regulations could result in fines or sanctions, including restrictions on pursuing acquisitions or establishing new branches. The policies and procedures we have adopted that are designed to assist in compliance with these laws and regulations may not be effective in preventing violations of these laws and regulations. We have not been subject to any fines or other penalties, nor have suffered business or reputational harm, as a result of money laundering activities in recent years.

We provide banking services to customers who do business in the cannabis industry and the strict enforcement of federal laws regarding cannabis would likely result in our inability to continue to provide banking services to these customers and we could have legal action taken against us by the federal government.

We have deposit and loan customers that are licensed in various states to do business in the cannabis industry as growers, processors, and dispensaries. While cannabis is legal in each of these states, it remains classified as a Schedule I controlled substance under the Federal Controlled Substances Act, or CSA. As such, the cultivation, use, distribution, and possession of cannabis is a violation of federal law that is punishable by imprisonment and fines. Moreover, the U.S. Supreme Court ruled in USA v. Oakland Cannabis Buyers’ Coop. that the federal government has the authority to regulate and criminalize cannabis, including medical marijuana.

In 2018, the U.S. Department of Justice (“DOJ”) rescinded the “Cole Memo” and related memoranda which characterized the enforcement of the CSA against persons and entities complying with state regulatory systems permitting the use, manufacture and sale of medical marijuana as an inefficient use of their prosecutorial resources and discretion. The impact of the DOJ’s rescission of the Cole Memo and related memoranda is unclear, but may result in the DOJ increasing its enforcement actions against the regulated cannabis industry generally.

In 2025, the U.S. Congress did not re-enact a spending bill provision prohibiting the DOJ and the U.S. Drug Enforcement Administration from using funds appropriated by that bill to prevent states from implementing their medical-use cannabis laws. As a result, the ability of medical cannabis businesses to act in this area, and our ability to provide banking products and services to such businesses, may be impeded.

Federal prosecutors have significant discretion and there can be no assurance that a federal prosecutor in any of the federal districts in which we operate will not choose to strictly enforce the federal laws governing cannabis, including medical-use cannabis. Any change in the federal government’s enforcement position, could cause us to immediately cease providing banking services to the medical-use cannabis industry in the states where we operate.

Additionally, as the possession and use of cannabis remains illegal under the CSA, we may be deemed to be aiding and abetting illegal activities through the services that we provide to these customers and could have legal action taken against us by the Federal government, including imprisonment and fines. Any change in position or potential action taken against us could result in significant financial damage to us and our stockholders.

FinCEN published guidelines in 2014 for financial institutions servicing state legal cannabis business. These guidelines were issued for the explicit purpose so “that financial institutions can provide services to marijuana-related businesses in a manner consistent with their obligations to know their customers and to report possible criminal activity.” Any adverse change in this FinCEN guidance, any new regulations or legislation, any change in existing regulations or oversight, whether a change in regulatory policy or a change in a regulator’s interpretation of a law or regulation, could have a negative impact on our interest income and noninterest income, as well as the cost of our operations, increasing our cost of regulatory compliance and of doing business, and/or otherwise affect us, which may materially affect our profitability.

In 2025, an executive order was executed directing the Department of Justice to move cannabis from a Schedule I to a Schedule III substance, a category for substances with accepted medical use and lower abuse potential. While not full legalization, the change is designed to ease financial and tax burdens on the cannabis industry, including, to some extent, banking access. Schedule III classification allows state-legal cannabis businesses to deduct ordinary business expenses under the Internal Revenue Code, which is expected to boost cash flow and profitability and it aims to encourage banks and financial institutions to work with the cannabis industry, as the risk of violating federal anti-money laundering laws is reduced.

We are subject to stringent capital requirements, which may adversely impact our return on equity, require us to raise additional capital, or limit our ability to pay dividends or repurchase shares.

Federal regulations establish minimum capital requirements for insured depository institutions, including minimum risk-based capital and leverage ratios, and define “capital” for calculating these ratios. The regulations establish a “capital conservation buffer” of 2.5%, which, when added to the minimum capital ratios, result in the following minimum ratios: (1) a common equity Tier 1 capital ratio of 7.0%, (2) a Tier 1 to risk-based assets capital ratio of 8.5%, and (3) a total capital ratio of 10.5%. The application of these capital requirements could, among other things, result in lower returns on equity, and result in regulatory actions if we are unable to comply with such requirements. An institution will be subject to limitations on paying dividends, engaging in share repurchases and paying discretionary bonuses if its capital level falls below the capital conservation buffer amount. See “Supervision and Regulation—Federal Banking Regulation—Capital Requirements.”

At March 31, 2026, BayCoast Bank exceeded all applicable regulatory capital requirements and was considered “well capitalized.” See “Historical and Pro Forma Regulatory Capital Compliance of BayCoast Bank.”

The Federal Reserve Board may require us to commit capital resources to support BayCoast Bank, and we may not have sufficient access to such capital resources.

Federal law requires that a holding company act as a source of financial and managerial strength to its subsidiary bank and to commit resources to support such subsidiary bank. Under the “source of strength” doctrine, the Federal Reserve Board may require a holding company to make capital injections into a troubled subsidiary bank and may charge the holding company with engaging in unsafe and unsound practices for failure to commit resources to a subsidiary bank. A capital injection may be required at times when the holding company may not have the resources to provide it and therefore may be required to attempt to borrow the funds or raise capital. Thus, any borrowing that must be done by Narragansett Bancorp, Inc. to make a required capital injection becomes more difficult and expensive and could have an adverse effect on our business, financial condition and results of operations. Moreover, it is possible that we will be unable to borrow funds or otherwise raise capital when we need to do so.

Monetary policies and regulations of the Federal Reserve Board could adversely affect our business, financial condition and results of operations.

In addition to being affected by general economic conditions, our earnings and growth are affected by the policies of the Federal Reserve Board. An important function of the Federal Reserve Board is to regulate the money supply and credit conditions. Among the instruments used by the Federal Reserve Board to implement these objectives are open market purchases and sales of U.S. government securities, adjustments of the discount rate and changes in banks’ reserve requirements against bank deposits. These instruments are used in varying combinations to influence overall economic growth and the distribution of credit, bank loans, investments and deposits. Their use also affects interest rates charged on loans or paid on deposits. The monetary policies and regulations of the Federal Reserve Board have had a significant effect on the operating results of financial institutions in the past and are expected to continue to do so in the future.

Changes in policies and regulations generally are beyond our control, and we are unable to predict what changes may occur or the manner in which any future changes may affect our business, financial condition and results of operations.

We may become subject to enforcement actions even though noncompliance was inadvertent or unintentional.

The financial services industry is subject to intense scrutiny from bank supervisors in the examination process and aggressive enforcement of federal and state regulations, particularly with respect to mortgage-related practices and other consumer compliance matters, and compliance with anti-money laundering, Bank Secrecy Act and Office of Foreign Assets Control regulations, and economic sanctions against certain foreign countries and nationals. Enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. We maintain systems and procedures designed to ensure that we comply with applicable laws and regulations; however, some legal/regulatory frameworks provide for the imposition of fines or penalties for noncompliance even though the noncompliance was inadvertent or unintentional and even though there was in place at the time systems and procedures designed to ensure compliance. Failure to comply with these and other regulations, and supervisory expectations related thereto, may result in fines, penalties, lawsuits, regulatory sanctions, reputation damage, or restrictions on our business.

We face significant legal risks, both from regulatory investigations and proceedings and from private actions brought against us.

As a participant in the financial services industry, many aspects of our business involve substantial risk of legal liability. From time to time, customers and others make claims and take legal action pertaining to the performance of our responsibilities. Whether customer claims and legal action related to the performance of our responsibilities are founded or unfounded, if such claims and legal actions are not resolved in a manner favorable to us, they may result in significant expenses, attention from management and financial liability. Any financial liability or reputational damage could have a material adverse effect on our business, which, in turn, could have a material adverse effect on our financial condition and results of operations. There is no assurance that litigation with private parties will not increase in the future. Actions currently pending against us may result in judgments, settlements, fines, penalties or other results adverse to us, which could materially adversely affect our business, financial condition and results of operations.

We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

We are an emerging growth company, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As an emerging growth company, we also will not be subject to Section 404(b) of the Sarbanes-Oxley Act, which would require that our independent auditors review and attest as to the effectiveness of our internal control over financial reporting. We have also elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three-year period.

As a result, our stockholders may not have access to certain information they may deem important, and investors may find our common stock less attractive if we choose to rely on these exemptions. This could result in a less active trading market for our common stock and the price of our common stock may be more volatile.

We qualify as a smaller reporting company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to smaller reporting companies could make our common stock less attractive to investors.

We are a smaller reporting company, and, for as long as we continue to qualify as a smaller reporting company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to smaller reporting companies, including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and two years of audited financial statements in our annual report instead of three years. As long as we are a smaller reporting company that is also not an accelerated filer, we will not be subject to Section 404(b) of the Sarbanes-Oxley Act, which requires that our independent registered public accounting firm review and attest as to the effectiveness of our internal control over financial reporting. In addition, as a non-accelerated filer, we will have longer deadlines to file our periodic reports with the Securities and Exchange Commission.

We would remain a smaller reporting company and a non-accelerated filer for so long as our voting and non-voting equity held by non-affiliates (“public float”) is less than $250 million or our annual revenues are less than $100 million and our public float is less than $700 million. Public float is determined each year as of the end of a company’s second fiscal quarter applicable at the end of the fiscal year involved.

As a result of our smaller reporting company status and non-accelerated filer status, our stockholders may not have access to certain information they may deem important, and investors may find our common stock less attractive if we choose to rely on these exemptions. This could result in a less active trading market for our common stock and the price of our common stock may be more volatile.

Risks Related to Economic Conditions

Inflation can have an adverse impact on our business and on our customers.

Inflation risk is the risk that the value of assets or income from investments will be worth less in the future as inflation decreases the value of money. After rising sharply at the end of 2021, inflation remained elevated through the first half of calendar 2024, before beginning to moderate in the latter half of 2024 and into 2025. However, inflation continues to exceed the Federal Reserve Board’s long-term target inflation rate of 2.0%. As inflation increases, the value of our investment securities, particularly those with longer maturities, would decrease, although this effect can be less pronounced for floating rate instruments. In addition, inflation increases the cost of goods and services we use in our business operations, such as electricity and other utilities, which increases our operating expenses. Furthermore, our customers are also affected by inflation and the rising costs of goods and services used in their households and businesses, which could have a negative impact on their ability to repay their loans with us.

We have a high concentration of loans secured by real estate in our market area. Adverse economic conditions, both generally and in our market area, could adversely affect our financial condition and results of operations.

We have relatively few loans outside of our market area. Consequently, we have a greater risk of loan defaults and losses in the event of a further economic downturn in our market area, as adverse economic conditions may have a negative effect on the ability of our borrowers to make timely payments of their loans. A return of recessionary conditions and/or negative developments in the domestic and international credit markets may significantly affect the markets in which we do business, the value of our loans, investments, and collateral securing our loans, and our ongoing operations, costs and profitability. Any of these negative events may result in higher-than expected loan delinquencies, increase our levels of non-performing and classified assets, and reduce demand for our products and services, which may cause us to incur losses and may adversely affect our capital, liquidity and financial condition. According to published data, our market area has not experienced any material declines in real estate values during the last year or any material increase in the number of foreclosure proceedings.

A worsening of economic conditions could reduce demand for our products and services and/or increase our level of non-performing loans, which could adversely affect our financial condition and results of operations.

Unlike larger financial institutions that are more geographically diversified, our profitability depends primarily on the general economic conditions in our primary market area. We believe the current general economic conditions in our primary market area are healthy and stable.

In addition to local economic conditions, which could have a significant impact on the ability of our borrowers to repay their loans and on the value of the collateral securing their loans, deterioration in general economic conditions, including due to changes in laws and regulations. could result in the following consequences, any of which could have a material adverse effect on our business, financial condition, liquidity and results of operations:

•	demand for our products and services may decline;

•	loan delinquencies, problem assets and foreclosures may increase;

•	collateral for loans, especially real estate, may decline in value, reducing customers’ future borrowing power and the value of assets and collateral associated with existing loans; and

•	the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us.

Moreover, a significant decline in general economic conditions, caused by inflation, recession, tariffs and international trade disputes, acts of terrorism, an outbreak of hostilities or other international or domestic calamities, unemployment or other factors beyond our control could further impact these local economic conditions and could further negatively affect the financial results of our banking operations. In addition, deflationary pressures, while possibly lowering our operating costs, could have a significant negative effect on our borrowers, especially our business borrowers, and the values of underlying collateral securing loans, which could negatively affect our financial performance.

Significant changes to the size, structure, powers and operations of the federal government, changes to U.S. economic policies, and uncertainties regarding the potential for these changes may cause economic disruptions that could, in turn, adversely impact our business, results of operations and financial condition.

The current U.S. administration has implemented significant changes in federal priorities and has taken steps to change the operations, structure, and policy focus of various federal agencies, as well as regulatory priorities, policy approaches and interpretations of existing laws by those federal agencies. For example, recent executive actions and proposed legislation has changed agency mandates, modified or reduced federal program funding, altered regulatory frameworks, or adjusted the size and composition of the federal workforce. Moreover, leadership transitions at key federal agencies have impacted or may impact rulemaking, supervision, enforcement, and examination priorities across the financial regulatory landscape. These developments in the federal government may have varying effects on the banking and financial services industry that are difficult to predict, which makes it difficult for us to anticipate and mitigate attendant risks. Compliance with changing federal and regulatory priorities could, among other things, increase the costs of operating our business, reduce the demand for our products and services, impact our ability to achieve our business goals, and increase our legal, operational and reputational risks, any or all of which could materially adversely affect our results of operations.

The current U.S. administration also has implemented rapid shifts in macroeconomic policies, such as those relating to trade restrictions and tariffs, which have created significant uncertainties regarding U.S. economic growth, the potential for recession, and concerns over an increase in inflation. Slow economic growth, economic contraction or recession, or shifts in broader consumer and business trends would significantly impact our ability to originate loans, the ability of borrowers to repay loans, and the value of the collateral securing loans.

Other political and economic events within the United States, including a contentious domestic political environment, changes in or disagreements over U.S. monetary policy and actions of the Federal Reserve Board, disagreements over long-term federal budget and deficit reduction plans, disagreements over, or threats not to increase, the U.S. government’s borrowing limit (or “debt ceiling”), and risk of further downgrade of the ratings of U.S. government debt obligations, also may negatively impact financial markets and the U.S. economy.

Regional business and economic conditions are a major driver of our results of operations. Difficult conditions in the regional business and economic environment, including those caused by the lack of stability and predictability of U.S. policymaking, may materially adversely affect our operating expenses, the quality of our assets, credit losses, and the demand for our products and services.

Risks Related to Mortgage Banking Operations

Secondary mortgage market conditions could have a material impact on our financial condition and results of operations.

Our mortgage banking operations provide a significant portion of our non-interest income. In addition to being affected by interest rates, the secondary mortgage markets are also subject to investor demand for residential mortgage loans and increased investor yield requirements for these loans. These conditions may fluctuate or worsen in the future. A prolonged period of secondary market illiquidity may reduce our loan production volumes and could have a material adverse effect on our financial condition and results of operations.

Changes in the programs offered by secondary market purchasers or our ability to qualify for their programs may reduce our mortgage banking revenues, which would negatively impact our non-interest income.

We generate mortgage revenues primarily from gains on the sale of single-family mortgage loans pursuant to programs currently offered by Fannie Mae, Freddie Mac, Ginnie Mae and non-government-sponsored enterprise investors. These entities account for a substantial portion of the secondary market in residential mortgage loans. Any future changes in these programs, our eligibility to participate in such programs, the criteria for loans to be accepted or laws that significantly affect the activity of such entities could, in turn, materially adversely affect our results of operations.

If we are required to repurchase mortgage loans that we have previously sold, it could negatively affect our earnings.

Our mortgage banking activities involve originating residential mortgage loans for sale in the secondary market under agreements that contain representations and warranties related to, among other things, the origination and characteristics of the mortgage loans. We may be required to repurchase mortgage loans that we have sold in cases of borrower default or breaches of these representations and warranties. If we are required to repurchase mortgage loans or provide indemnification or other recourse, this could increase our costs and thereby affect our future earnings.

Changes in the fair value of our mortgage banking derivatives could adversely affect our financial condition and results of operations.

Mortgage loan commitments qualify as derivative loan commitments if the loan that will result from exercise of the commitment will be held for sale upon funding. Forward loan sale commitments mitigate the risk of potential decreases in the values of loans that would result from the exercise of mortgage loan commitments. These derivatives, if material, are recognized at fair value on the consolidated balance sheets in other assets and other liabilities with changes in their fair values recorded in other income.

We enter into commitments to fund residential mortgage loans at specified times in the future, with the intention that these loans will subsequently be sold in the secondary market. A mortgage loan commitment binds us to lend funds to a potential borrower at a specified interest rate and within a specified period. Outstanding interest rate lock commitments expose us to the risk that the price of the loans arising from exercise of the loan commitment might decline from inception of the rate lock to funding of the loan due to increases in mortgage interest rates. If interest rates increase, the value of these loan commitments decreases. Conversely, if interest rates decrease, the value of these loan commitments increases. The notional amount of rate-locked mortgage loan commitments at March 31, 2026 was $45.9 million, with a fair value asset of $375,000.

We also utilize best efforts and mandatory delivery forward loan sale commitments to mitigate the risk of potential decreases in the values of loans held for sale and loan commitments that would result from the exercise of the derivative loan commitments. With a mandatory delivery contract, we commit to deliver a certain principal amount of mortgage loans to an investor at a specified price on or before a specified date. If we fail to deliver the amount of mortgages necessary to fulfill the commitment by the specified date, we are obligated to pay a “pair-off” fee, based on then-current market prices, to the investor to compensate the investor for the shortfall. With best efforts commitments, we commit to deliver an individual mortgage loan of a specified principal amount and quality to an investor if the underlying loan closes. Generally, the price the investor will pay is specified prior to the loan being funded. The notional amount of forward loan sale commitments at March 31, 2026 was $21.2 million, with a fair value liability of $223,000.

Risks Related to Our Investment Management Business

Our investment management business is subject to risks associated with the industry and strong competition for clients.

At March 31, 2026, our investment management subsidiary, Plimoth Investment Advisors, had approximately $1.07 billion in assets under management. Plimoth Investment Advisors’ operations may present risks not borne by institutions that focus exclusively on other traditional retail and commercial banking products. For example, the investment advisory industry and Plimoth Investment Advisors’ results of operations are subject to fluctuations in the stock market that may have a significant adverse effect on investment management fees which are directly tied to asset values, client activity and client investment portfolio gains and losses. Significant fluctuations in interest rates and securities prices may affect the value of the assets managed by Plimoth Investment Advisors and may also influence investor decisions regarding whether to invest in, or maintain an investment in, one or more of our wealth management solutions. The clients of Plimoth Investment Advisors are generally free to change financial advisors or withdraw the funds they have invested at any time. Significant changes in investing patterns or large-scale withdrawal of investment funds could have an adverse effect on this line of business. In addition, new or modified regulations may adversely affect our wealth management services.

Due to strong competition, our investment management business may not be able to retain existing clients or attract new clients. Competition is strong because there are numerous well-established and successful investment management and wealth advisory firms including commercial banks and trust companies, investment advisory firms, mutual fund companies, stock brokerage firms, and other financial companies. Many of our competitors have greater resources than we have. Our ability to successfully attract and retain investment management clients depends upon our ability to compete with competitors’ investment products, level of investment performance, client services, and marketing and distribution capabilities. If we are not successful, our results of operations and financial condition may be

Risks Related to Operations and Operational Matters

Our cost of operations is high relative to our earnings. Our failure to maintain or reduce our operating expenses may reduce our profits.

Our non-interest expenses totaled $29.4 million, $113.9 million and $98.9 million for the three months ended March 31, 2026 and the years ended December 31, 2025 and 2024, respectively. Although we have achieved certain efficiencies, our efficiency ratio, comparative to peers, remains high. Our efficiency ratio, which is calculated as operating expense divided by the sum of net interest income and other income, totaled 90.58%, 89.61% and 87.58% for the three months ended March 31, 2026 the years ended December 31, 2025 and 2024, respectively. Our business strategy includes growth, expansion of our market area, and improvements in technology and product offerings, which are intended to produce efficiencies, reduce manual work and create long-term cost savings but may increase our expenses in the short-term. Failure to control or maintain our expenses may reduce future profits.

Our funding sources may prove insufficient to replace deposits at maturity and support potential growth. A lack of liquidity could adversely affect our financial condition and results of operations and result in regulatory limits being placed on us.

We must maintain sufficient funds to respond to the needs of depositors and borrowers. As a part of our liquidity management, we use a number of funding sources in addition to core deposit growth and repayments and maturities of loans and investments. As we grow, we are likely to depend more on these sources, which may include Federal Home Loan Bank of Boston advances, federal funds purchased and brokered certificates of deposit. While we emphasize the generation of low-cost core deposits as a source of funding, there is strong competition for such deposits in our market area. Additionally, deposit balances can decrease if customers perceive alternative investments as providing a better risk/return tradeoff. Adverse operating results or changes in industry conditions could lead to difficulty or an inability to access these additional funding sources. Our financial flexibility will be severely constrained if we are unable to maintain our access to funding or if adequate financing is not available to accommodate future growth at acceptable interest rates.

Further, if we are required to rely more heavily on more expensive funding sources to support liquidity and future growth, our revenues may not increase proportionately to cover our increased costs. In this case, our operating margins and profitability would be adversely affected. Alternatively, we may need to sell a portion of our investment and/or loan portfolio to raise funds, which, depending upon market conditions, could result in us realizing a loss on the sale of such assets.

A lack of liquidity could also attract increased regulatory scrutiny and potential restraints imposed on us by regulators. Depending on the capitalization status and regulatory treatment of depository institutions, including whether an institution is subject to a supervisory prompt corrective action directive, certain additional regulatory restrictions and prohibitions may apply, including restrictions on growth, restrictions on interest rates paid on deposits, restrictions or prohibitions on payment of dividends and restrictions on the acceptance of brokered deposits.

At March 31, 2026, we had $95.5 million outstanding in advances from the Federal Home Loan Bank of Boston. At March 31, 2026, we had the ability to borrow $498.2 million in additional Federal Home Loan Bank of Boston advances. At March 31, 2026, we also had a $7.0 million line of credit with the Federal Home Loan Bank of Boston, none of which was drawn at that date. Additionally, at March 31, 2026, we had a $162.7 million secured line of credit through the Federal Reserve Borrower in Custody program. We also have available unsecured lines of credit with correspondent banks at interest rates that adjust daily, with borrowing capacity of $25.0 million at March 31, 2026. In addition, we have an agreement with the American Financial Exchange, LLC (“AFX”) that provides us access to unsecured overnight borrowings with various counterparties. At March 31, 2026, we had a credit limit of $400.0 million. At March 31, 2026, no advances were outstanding under these lines of credit of the agreement with AFX. Lastly, as of March 31, 2026, we can access $288.5 million in funding through Intrafi One-Way-Buy, which enables banks to purchase wholesale funding at fixed or floating rates without collateralization requirements.

We anticipate that we will have sufficient funds to meet our current funding commitments. Based on our deposit retention experience and current pricing strategy, we anticipate that a significant portion of maturing time deposits will be retained.

For further information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

The development of new products and services may impose additional costs on us and may expose us to increased operational risk.

The introduction of new products and services can entail significant investments in time and resources, financial or otherwise, including regulatory approvals. Substantial risks and uncertainties are associated with the introduction of new products and services, including technical and control requirements that may need to be developed and implemented, rapid technological change in the industry, our ability to access technical and other information from its clients, the significant and ongoing investments required to bring new products and services to market in a timely manner at competitive prices and the preparation of marketing, sales and other materials that fully and accurately describe the product or service and its underlying risks. Our failure to manage these risks and uncertainties also exposes us to enhanced risk of operational lapses which may result in the recognition of financial statement liabilities. Regulatory and internal control requirements, capital requirements, competitive alternatives, vendor relationships and shifting market preferences may also determine if such initiatives can be brought to market in a manner that is timely and attractive to our clients. Products and services relying on internet and mobile technologies may expose us to fraud and cybersecurity risks. Failure to successfully manage these risks in the development and implementation of new products or services could have a material adverse effect on our business and reputation, as well as on its consolidated results of operations and financial condition.

We face significant operational risks because of our reliance on technology. Our information technology systems may be subject to failure, interruption or security breaches.

Information technology systems are critical to our business. Our business requires us to collect, process, transmit and store significant amounts of confidential information regarding our customers, employees and our own business, operations, plans and business strategies. We use various technology systems to manage our customer relationships, general ledger, securities investments, deposits, and loans. Our computer systems, data management and internal processes, as well as those of third parties, are integral to our performance. Our operational risks include the risk of malfeasance by employees or persons outside our company, errors relating to transaction processing and technology, systems failures or interruptions, breaches of our internal control systems and compliance requirements, and business continuation and disaster recovery. There have been increasing efforts by third parties to breach data security at financial institutions. Such attacks include computer viruses, malicious or destructive code, phishing attacks, denial of service or information or other security breaches that could result in the unauthorized release, gathering, monitoring, misuse, loss or destruction of confidential, proprietary and other information, damages to systems, or other material disruptions to network access or business operations. Although we take protective measures and believe that we have not experienced any of the types of data breaches described above, the security of our computer systems, software, and networks may be vulnerable to breaches, unauthorized access, misuse, computer viruses, or other malicious code and cyber-attacks that could have an impact on information security. Because the techniques used to cause security breaches change frequently, we may be unable to proactively address these techniques or to implement adequate preventative measures.

In the event of a breakdown in our internal control systems, improper operation of our systems or improper employee actions, or a breach of our security systems, including if confidential or proprietary information were to be mishandled, misused or lost, we could suffer financial loss, loss of customers and damage to our reputation, and face regulatory action or civil litigation. Any of these events could have a material adverse effect on our financial condition and results of operations. Insurance coverage may not be available for such losses, or where available, such losses may exceed insurance limits.

We rely on third-party vendors, which could expose us to additional cybersecurity risks.

Third-party vendors provide key components of our business infrastructure, including certain data processing and information services. Accordingly, our operations are exposed to risk that these vendors will not perform in accordance with our contractual agreements with them, or we also could be adversely affected if such an agreement is not renewed by the third-party vendor or is renewed on terms less favorable to us. If our third-party providers encounter difficulties, or if we have difficulty communicating with those service providers, our ability to adequately process and account for transactions could be affected, and our business operations could be adversely affected, which could have a material adverse effect on our financial condition and results of operations. Threats to information security also exist in the processing of customer information through various other vendors and their personnel. To our knowledge, the services and programs provided to us by third parties have not experienced any material security breaches. However, the existence of cyber-attacks or security breaches at third parties with access to our data, such as vendors, may not be disclosed to us in a timely manner.

We may be subject to risks and losses resulting from fraudulent activities that could adversely impact our financial performance and results of operations.

As a bank, we are susceptible to fraudulent activity that may be committed against us or our clients, which may result in financial losses or increased costs to us or our clients, disclosure or misuse of our information or our client information, misappropriation of assets, privacy breaches against our clients, litigation or damage to our reputation. We are most subject to compliance and fraud risk in connection with ACH and wire transactions, the origination of loans, checking transactions, and debit cards that we have issued to our customers, and ATM/ITM transactions.

We maintain a system of internal controls and insurance coverage to mitigate against such risks, including data processing system failures and errors, and customer fraud. If our internal controls fail to prevent or detect any such occurrence, or if any resulting loss is not insured or exceeds applicable insurance limits, it could have a material adverse effect on our business, financial condition and results of operations.

Fraud by merchants or others could have a material adverse effect on our business and financial condition.

We may be liable for fraudulent transactions initiated by merchants or others. Examples of fraud include when a merchant or other party knowingly uses a stolen or counterfeit card to make a transaction, or if a merchant intentionally fails to deliver the merchandise or services sold in an otherwise valid transaction. Criminals are using increasingly sophisticated methods to engage in illegal activities such as counterfeiting and fraud. It is possible that incidents of fraud could increase in the future. Failure to effectively manage risk and prevent fraud would increase our chargeback liability or other liability. Increases in chargebacks or other liability could have a material adverse effect on our business, financial condition, and results of operations.

We face funds transfer and payments-related risks.

As a financial institution, we bear funds transfer risks of different types, which result from large transaction volumes and large dollar amounts of incoming and outgoing money transfers. Loss exposure may result if money is transferred before it is received, or legal rights to reclaim monies transferred are asserted, including payments made to merchants for payment clearing, while customers have statutory periods to reverse their payments. Exposure also results from payments made prior to the collection of funds, which is performed as accommodations to customers. We are subject to unique settlement risks as our transfers may be larger than typical financial institutions of our size. Transfers could also be made in error or as a result of fraud. Additionally, as with other financial institutions, we may incur legal liability or reputational risk, if we unknowingly process payments for companies in violation of money laundering laws or other regulations or immoral activities.

Future potential reliance on and integration of artificial intelligence (AI) and machine learning (ML) technologies could expose us to various risks, including operational, data, regulatory, and reputational risks, which could materially affect our business and financial results.

The enhanced use of AI and ML by financial institutions can lead to a variety of risks.

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Operational & Model Risk: AI/ML models that can be used for credit scoring, fraud detection, customer service, and investment decisions can rely on complex algorithms and vast datasets. Errors, biases, or “hallucinations” (generating false information) in these models, or unexpected system failures, could lead to flawed decisions, financial losses, compliance failures, or degraded customer experiences, impacting profitability and client retention.

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Data Security & Privacy: AI systems process sensitive customer data. Security breaches or unauthorized access to these systems could result in data theft, loss of intellectual property, and significant penalties, damaging customer trust.

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Regulatory & Compliance Risk: The regulatory landscape for AI is rapidly evolving. New laws could impose costly compliance burdens, restrict AI use, or introduce liabilities, particularly concerning algorithmic bias and fair lending practices (e.g., “digital redlining”), potentially increasing operational costs and limiting service offerings.

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Talent & Third-Party Risk: Attracting and retaining skilled AI professionals is crucial and competitive. Financial institutions may also have greater dependence on third-party AI vendors, creating dependency risks and potential issues with data handling, model reliability, and licensing, all of which could disrupt operations.

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Reputational & Ethical Risk: Misuse of AI, biased outcomes, or privacy violations can harm a financial institution’s brand, erode customer confidence, and attract negative public attention, potentially affecting demand for services.

If we cannot effectively manage these challenges, including adapting to rapid technological change and ensuring responsible AI governance, our reputation, competitive position, and financial performance could be significantly harmed.

We maintain a defined pension benefit plan for the benefit of our employees. We may determine to terminate this plan in the future. We could incur an expense in connection with the termination, which could negatively affect our income during the year of the termination.

We maintain a defined pension benefit plan for the benefit of employees of BayCoast Bank. We may choose to terminate this plan in the future. The cost to terminate the plan primarily depends on the value of the plan’s assets and applicable interest rates at the time of such termination. We cannot estimate the actual costs associated with potential termination from the plan until the date of the termination, but if these costs were material, it would negatively impact future earnings in the year of termination.

The cost of additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements will increase our expenses.

As a result of the completion of this offering, we will become a public reporting company. We expect that the obligations of being a public company, including the substantial public reporting obligations, will require significant expenditures and place additional demands on our management team. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a stand-alone public company. However, the measures we take may not be sufficient to satisfy our obligations as a public company. Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting, starting with the second Annual Report on Form 10-K that we would expect to file with the Securities and Exchange Commission. Any failure to achieve and maintain an effective internal control environment could have a material adverse effect on our business and stock price. In addition, we may need to hire additional compliance, accounting and financial staff with appropriate public company experience and technical knowledge, and we may not be able to do so in a timely fashion. As a result, we may need to rely on outside consultants to provide these services for us until qualified personnel are hired. These obligations will increase our operating expenses and could divert our management’s attention from our operations.

We are a holding company and will depend on BayCoast Bank for dividends, distributions, and other payments.

Narragansett Bancorp, Inc. is a legal entity separate and distinct from BayCoast Bank. Revenues and cash flows of Narragansett Bancorp, Inc. (on a non-consolidated basis) will be derived primarily from dividends paid to it by BayCoast Bank. The right of Narragansett Bancorp, Inc., and consequently the right of our stockholders, to participate in any distribution of the assets or earnings of BayCoast Bank, through the payment of such dividends or otherwise, is necessarily subject to the prior claims of creditors of BayCoast Bank (including depositors), except to the extent that certain claims of Narragansett Bancorp, Inc. in a creditor capacity may be recognized. See “Our Policy Regarding Dividends” for a discussion of our expected dividend policy following the completion of the offering.

Risks Related to Accounting Matters

Changes in accounting standards could affect reported earnings.

The bodies responsible for establishing accounting standards, including the Financial Accounting Standards Board (“FASB”), the Securities and Exchange Commission and other regulatory bodies, periodically change the financial accounting and reporting guidance that governs the preparation of our financial statements. These changes can be hard to predict and can materially impact how we record and report our financial condition and results of operations. In some cases, we could be required to apply new or revised guidance retroactively.

Changes in management’s estimates and assumptions may have a material impact on our consolidated financial statements and our financial condition or operating results.

In preparing this prospectus as well as periodic reports we will be required to file under the Securities Exchange Act of 1934, including our consolidated financial statements, our management is and will be required under applicable rules and regulations to make estimates and assumptions as of a specified date. These estimates and assumptions are based on management’s best estimates and experience as of that date and are subject to substantial risk and uncertainty. Materially different results may occur as circumstances change and additional information becomes known. Areas requiring significant estimates and assumptions by management include our evaluation of the adequacy of our allowance for credit losses, the calculation of our deferred tax assets and our determinations with respect to the fair values of financial instruments.

Other Risks Related to Our Business

Legal and regulatory proceedings and related matters could adversely affect us.

We have been and may in the future become involved in legal and regulatory proceedings. We consider most of the proceedings to be in the normal course of our business or typical for the industry; however, it is inherently difficult to assess the outcome of these matters, and we may not prevail in any proceedings or litigation. There could be substantial costs and management diversion in such litigation and proceedings, and any adverse determination could have a materially adverse effect on our business, brand or image, or our financial condition and results of our operations.

We are a community bank and our ability to maintain our reputation is critical to the success of our business, and the failure to do so may materially adversely affect our performance.

We are a community bank, and our reputation is one of the most valuable components of our business. A key component of our business strategy is to rely on our reputation for customer service and knowledge of local markets to expand our presence by capturing new business opportunities from existing and prospective customers in our market area and contiguous areas. As such, we strive to conduct our business in a manner that enhances our reputation. This is done, in part, by recruiting, hiring and retaining employees and by retaining, appointing or electing directors who share our core values of being an integral part of the communities we serve, delivering superior service to our customers and caring about our customers and employees. Threats to our reputation can come from many sources, including adverse sentiment about financial institutions generally, unethical practices, employee misconduct, failure to deliver minimum standards of service or quality, compliance deficiencies, cybersecurity incidents and questionable or fraudulent activities of our customers. Negative publicity regarding our business, employees, or customers, with or without merit, may result in the loss of customers and employees, costly litigation and increased governmental regulation, any or all of which could adversely affect our business and operating results.

Severe weather, natural disasters and other external events could significantly affect our operations and results.

Severe weather or natural disasters, such as tornados, drought and other adverse external events, could have a significant effect on our ability to conduct business. Such events could affect the stability of our deposit base, impair the ability of borrowers to repay outstanding loans, impair the value of collateral securing loans, cause significant property damage, result in loss of revenue and/or cause us to incur additional expenses. Severe weather, natural disasters, environmental changes (such as coastal erosion) and changes in related regulations could also have direct negative effects on tourist and vacation spending in the area, the condition of waterfront properties, rental income from and value of beachfront and coastal properties and numerous industries within our coastal market areas, including the fishing and seafood processing industries. Accordingly, the occurrence of any such events could have a material adverse effect on our business, which, in turn, could adversely affect our financial condition and results of operations.

If our deposits grow too large, we may lose the benefits of excess deposit insurance provided by the Depositors Insurance Fund.

BayCoast Bank’s deposits are insured in full beyond federal deposit insurance coverage limits by the Depositors Insurance Fund, or the DIF, a private excess deposit insurer created under Massachusetts law. We believe offering full deposit insurance in excess of FDIC insurance limits gives us a competitive advantage for individual, corporate and municipal depositors having deposit balances. However, the DIF may require member institutions that pose greater than normal loss exposure risk to the DIF, including based on larger asset size, to take certain risk-mitigating measures or withdraw from the DIF. In such an event, an institution may be required to reduce its level of excess deposits, pay for the reinsurance of excess deposits, make an additional capital contribution to the DIF, provide collateral or take other risk-mitigating measures that the DIF may require, which may include entering into reciprocal deposit programs with other financial institutions or reciprocal deposit services. Any of the above measures may reduce our overall level of deposits and increase our reliance on other, more expensive or less stable sources for funding, including Federal Home Loan Bank advances, which would reduce net income.

Risks Related to the Offering

The future price of our common stock may be less than the purchase price in the offering.

If you purchase shares of common stock in the offering, you may not be able to sell them at or above the purchase price in the offering. In many cases, shares of common stock issued by newly converted savings institutions or mutual holding companies have traded below the initial offering price. After the shares of our common stock begin trading, the trading price of the common stock will be determined by the marketplace, and will be influenced by many factors outside of our control, including prevailing interest rates, investor perceptions, securities analyst research reports and general industry, geopolitical and economic conditions. Publicly traded stocks, including stocks of financial institutions, often experience substantial market price volatility. Price fluctuations in our common stock may be unrelated to our operating performance.

Persons who purchase stock in the offering will own a minority of Narragansett Bancorp, Inc.’s common stock and will not be able to exercise voting control over most matters put to a vote of stockholders.

Public stockholders will own a minority of the outstanding shares of Narragansett Bancorp, Inc.’s common stock. As a result, stockholders other than Narragansett Financial Corporation will not be able to exercise voting control over most matters put to a vote of stockholders. Narragansett Financial Corporation will own a majority of Narragansett Bancorp, Inc.’s common stock after the offering and, through its board of trustees, will be able to exercise voting control over most matters put to a vote of stockholders. Narragansett Financial Corporation may take action that the public stockholders believe to be contrary to their interests. For example, Narragansett Financial Corporation may exercise its voting control to defeat a stockholder nominee for election to the board of directors of Narragansett Bancorp, Inc.

In addition, stockholders will not be able to force a merger or second-step conversion transaction without the consent of Narragansett Financial Corporation since such a transaction requires the approval of the holders of a majority of the outstanding voting stock of Narragansett Bancorp, Inc., which can only be achieved if Narragansett Financial Corporation votes to approve such transactions. Some stockholders may desire a sale or merger transaction, since stockholders typically receive a premium for their shares, or a second-step conversion transaction, since, on a fully converted basis, most full stock institutions tend to trade at higher multiples than mutual holding companies. Stockholders could, however, prevent a second-step conversion or the implementation of equity incentive plans because under current regulations and policies, such matters also require the separate approval of the stockholders other than Narragansett Financial Corporation.

We have broad discretion in using the proceeds of the offering. Our failure to effectively deploy the net proceeds of the offering may have an adverse effect on our financial performance and the value of our common stock.

We intend to invest between $27.7 million and $37.9 million of the net proceeds of the offering (or $43.8 million at the adjusted maximum of the offering range) in BayCoast Bank. We also expect to use a portion of the net proceeds we retain to make a cash contribution to the charitable foundation and fund a loan for the purchase of shares of common stock in the offering by our employee stock ownership plan. We may use the remaining net proceeds to invest in short-term and other investments and for other general corporate purposes, including the repurchase of shares of our common stock. BayCoast Bank intends to use the net proceeds it receives to fund new loans, enhance existing products and services, invest in securities, expand its banking franchise by establishing or acquiring new branches or acquiring other financial institutions as opportunities arise, or for other general corporate purposes. With the exception of the loan to the employee stock ownership plan and the contribution to the charitable foundation, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have significant flexibility in determining the amount of the net proceeds we apply to different uses and the timing thereof. Also, certain of these uses, such as acquiring other financial institutions, may require the approval of the Massachusetts Commissioner of Banks, the FDIC or the Federal Reserve Board. We have not established a timetable for investing the net proceeds, and, accordingly, we may not invest the net proceeds at a time that is most beneficial to Narragansett Bancorp, Inc., BayCoast Bank or our stockholders.

There may be a limited trading market in our common stock, which would hinder your ability to sell our common stock and may lower the market price of the stock.

We have never issued capital stock and there is no established market for our common stock. We expect that our common stock will be traded on the Nasdaq Capital Market, subject to completion of the offering and compliance with certain conditions. Piper Sandler has advised us that it intends to make a market in our common stock following the offering, but it is under no obligation to do so or to continue to do so once trading begins. The development of an active trading market depends on the existence of willing buyers and sellers, the presence of which is not within our control, or that of any market maker. The number of active buyers and sellers of the shares of common stock at any particular time may be limited. Under such circumstances, you could have difficulty selling your shares of common stock on short notice, and, therefore, you should not view the shares of common stock as a short-term investment. In addition, our public “float,” which is the number of our outstanding shares less the shares held by Narragansett Financial Corporation, our employee stock ownership plan and our directors and executive officers, may be limited. As a result, an active trading market for the common stock may not develop or, if it develops, it may not continue. If you purchase shares of common stock, you may not be able to sell them at or above $10.00 per share. Purchasers of common stock in this offering should have long-term investment intent and should recognize that there may be a limited trading market in the common stock. This may make it difficult to sell the common stock after the offering and may have an adverse impact on the price at which the common stock can be sold.

The capital we raise in the offering may negatively impact our return on equity until we can fully deploy the proceeds. This could negatively affect the trading price of our shares of common stock.

Net income divided by average equity, known as “return on equity,” is a ratio many investors use to compare the performance of a financial institution to its peers. Our return on equity may be relatively low until we are able to leverage the additional capital we receive from the offering. Although we anticipate increasing net interest income using proceeds of the offering, our return on equity will be reduced by the capital raised in the offering, higher expenses from the costs of being a public company, and added expenses associated with our employee stock ownership plan and the stock-based benefit plan we intend to adopt. Until we can increase our net interest income through investment of the proceeds of the offering, our return on equity may remain relatively low compared to our peer group, which may reduce the value of our shares.

If we declare dividends on our common stock, Narragansett Financial Corporation will be prohibited from waiving the receipt of dividends.

Narragansett Bancorp, Inc.’s board of directors will have the authority to declare dividends on our common stock, subject to statutory and regulatory requirements. If Narragansett Bancorp, Inc. pays dividends to its stockholders, it also will be required to pay dividends to Narragansett Financial Corporation, unless Narragansett Financial Corporation is permitted by the Federal Reserve Board to waive the receipt of dividends. The Federal Reserve Board’s current position is to not permit a bank holding company to waive dividends declared by its subsidiary. In addition, Massachusetts banking regulations prohibit Narragansett Financial Corporation from waiving dividends declared and paid by Narragansett Bancorp, Inc. unless the Massachusetts Commissioner of Banks does not object to the waiver and provided the waiver is not detrimental to the safe and sound operation of BayCoast Bank. Accordingly, because dividends will be required to be paid to Narragansett Financial Corporation along with all other stockholders, the amount of dividends available for all other stockholders will be less than if Narragansett Financial Corporation were permitted to waive the receipt of dividends.

Our stock-based benefit plans will increase our expenses, which will reduce our net income.

We intend to implement a stock-based benefit plan after the offering, subject to stockholder approval, which would increase our annual compensation and benefit expenses related to stock options and stock awards granted to participants under the stock-based benefit plan. The amount of these stock-related compensation and benefit expenses would depend on the number of options and stock awards granted, the fair value of the options and our stock on the date of grant, the vesting period, and other factors that we cannot predict at this time. If we implement a stock-based benefit plan within one year following the completion of the reorganization and offering, the total shares of common stock reserved for issuance pursuant to awards of restricted stock and grants of options under such plan would be limited to 4% and 10%, respectively, of the aggregate amount of shares of common stock of Narragansett Bancorp, Inc. sold in the offering and contributed to the charitable foundation. If we award restricted shares of common stock or grant options in excess of these amounts under a stock-based benefit plan implemented more than one year after the completion of the offering, our expenses would increase further.

We anticipate that our employee stock ownership plan will purchase 8% of the total number of shares of common stock sold in the offering and contributed to the charitable foundation. The cost of acquiring the shares of common stock for the employee stock ownership plan is estimated to be between $2.2 million at the minimum of the offering range and $3.4 million at the adjusted maximum of the offering range (assuming we are able to purchase all of such shares in the offering). We will record annual employee stock ownership plan expenses in an amount equal to the fair value of shares of common stock committed to be released to employees. If shares of common stock appreciate in value over time, compensation expense relating to the employee stock ownership plan will increase.

The estimated expense in the first year following the offering for shares purchased in the offering (or, if determined by our board of directors, in the after-market) by our employee stock ownership plan and for a stock-based benefit plan implemented within one year after the offering, subject to receipt of stockholder approval, is approximately $2.0 million ($1.7 million after tax) at the adjusted maximum of the offering range as set forth in the pro forma financial information under “Pro Forma Data,” assuming the $10.00 per share offering price as fair market value. Actual expense may be higher if the price of our common stock at the time the shares are allocated or awarded is greater than $10.00 per share. For further discussion of our proposed stock-based plans, see “Management—Benefits to be Considered Following Completion of the Offering.”

The implementation of a stock-based benefit plan is likely to dilute your ownership interest.

We intend to adopt a stock-based benefit plan, which will allow participants to be awarded shares of common stock (at no cost to them) and/or options to purchase shares of our common stock, following the offering. If this stock-based benefit plan is funded solely from the issuance of authorized but unissued shares of common stock in the amounts discussed above, stockholders would experience dilution in their ownership interest totaling 5.93%. Although the implementation of a stock-based benefit plan will be subject to stockholder approval, historically, the overwhelming majority of stock-based benefit plans adopted by savings institutions and their holding companies following mutual-to-stock conversions or mutual holding company stock offerings have been approved by stockholders.

We have not determined the timing of the adoption of a stock-based benefit plan following the offering. Stock-based benefit plans adopted more than one year following the completion of the offering may exceed regulatory restrictions on the size of stock-based benefit plans adopted within one year, which would increase our expenses and the dilution to other stockholders.

If we adopt a stock-based benefit plan within one year following the completion of the offering, then we may grant shares of common stock or stock options under our stock-based benefit plan for up to 4% and 10%, respectively, of the aggregate number of shares of common stock sold in the offering and contributed to the charitable foundation. The amount of stock awards and stock options available for grant under the stock-based benefit plan may exceed these amounts, provided the stock-based benefit plan is adopted more than one year following the offering. Although the implementation of a stock-based benefit plan will be subject to stockholder approval, the determination as to the timing of the implementation of such plan will be at the discretion of our board of directors. A stock-based benefit plan that provides for awards in excess of these amounts would increase our expenses beyond the amounts estimated in “—Our stock-based benefit plans will increase our expenses, which will reduce our net income.” A stock-based benefit plan that provides for awards in excess of these amounts could also result in dilution to stockholders in excess of that described in “—The implementation of a stock-based benefit plan is likely to dilute your ownership interest.”

Various factors may make takeover attempts more difficult to achieve.

Stock banks or their holding companies, as well as individuals, may not acquire control of a company organized in the mutual holding company structure, such as Narragansett Bancorp, Inc. As a result, the only persons that may acquire control of a mutual holding company are other mutual savings institutions or mutual holding companies. Accordingly, it is very unlikely that Narragansett Bancorp, Inc. would be subject to any takeover attempt by activist stockholders or other financial institutions.

Under applicable regulations, for a period of three years following completion of the reorganization, no person may acquire beneficial ownership of more than 10% of our common stock without prior approval of the Federal Reserve Board and the Massachusetts Commissioner of Banks. Under federal law, subject to certain exemptions, a person, entity or group must notify the Federal Reserve Board before acquiring control of a bank holding company. Also, a bank holding company must obtain the prior approval of the Federal Reserve Board before, among other things, acquiring direct or indirect ownership or control of more than 5% of any class of voting shares of any bank, including BayCoast Bank.

There also are provisions in our articles of incorporation that may be used to delay or block a takeover attempt, including a provision that prohibits any person from voting more than 10% of the shares of common stock outstanding. Furthermore, shares of restricted stock and stock options that we may grant to employees and directors, stock ownership by our management and directors, employment and change in control agreements that we have entered into with our executive officers and other factors may make it more difficult for companies or persons to acquire control of Narragansett Bancorp, Inc. without the consent of our board of directors. Taken as a whole, these statutory provisions and provisions in our articles of incorporation could result in our being less attractive to a potential acquirer and thus could adversely affect the market price of our common stock.

For additional information, see “Restrictions on the Acquisition of Narragansett Bancorp, Inc. and BayCoast Bank,” “Management—Executive Compensation” and “ —Benefits to be Considered Following Completion of the Offering.”

Our stock value may be negatively affected by applicable regulations that restrict stock repurchases.

Under current federal regulations, we may not repurchase shares of our common stock during the first year following the completion of the reorganization and offering, except when extraordinary circumstances exist and with prior regulatory approval, or except to fund management recognition plans (which would require notification to the Federal Reserve Board) or tax-qualified employee stock benefit plans. In addition, under state regulations, we may not repurchase shares of our common stock during the first three years following the completion of the offering except to fund tax-qualified or nontax-qualified employee stock benefit plans, or except in amounts not greater than 5% of our outstanding shares of common stock where compelling and valid business reasons are established to the satisfaction of the Massachusetts Commissioner of Banks. Stock repurchases are a capital management tool that can enhance the value of a company’s stock, and our inability to repurchase our shares of common stock following the offering may negatively affect our stock price.

Our articles of incorporation provide that, subject to limited exceptions, state and federal courts in the State of Maryland are the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, and other employees.

The articles of incorporation of Narragansett Bancorp, Inc. provide that, unless Narragansett Bancorp, Inc. consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Narragansett Bancorp, Inc., (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Narragansett Bancorp, Inc. to Narragansett Bancorp, Inc. or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Maryland General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine will be conducted in a state or federal court located within the State of Maryland, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This exclusive forum provision does not apply to claims arising under the federal securities laws. This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum it finds favorable for disputes with Narragansett Bancorp, Inc. and its directors, officers, and other employees, or may cause a stockholder to incur additional expense by having to bring a claim in a judicial forum that is distant from where the stockholder resides, or both. In addition, if a court were to find this exclusive forum provision to be inapplicable or unenforceable in a particular action, we may incur additional costs associated with resolving the action in another jurisdiction, which could have a material adverse effect on our financial condition and results of operations.

You may not revoke your decision to purchase Narragansett Bancorp, Inc. common stock in the subscription or community offerings after you send us your order.

Funds submitted or automatic withdrawals authorized in connection with the purchase of shares of common stock in the subscription and community offerings will be held by us until the completion or termination of the offering, including any extension of the expiration date and consummation of a syndicated offering. Because completion of the offering will be subject to regulatory approvals and an update of the independent appraisal prepared by RP Financial, among other factors, there may be one or more delays in completing the offering. Orders submitted in the subscription and community offerings are irrevocable, and purchasers will have no access to their funds unless the offering is terminated, or extended beyond November 2, 2026, or the number of shares to be sold in the offering is increased to more than 9,098,800 shares or decreased to fewer than 5,848,000 shares.

The distribution of subscription rights could have adverse income tax consequences.

If the subscription rights granted to certain current or former depositors of BayCoast Bank employees, officers, directors, trustees and corporators are deemed to have an ascertainable value, receipt of such rights may be taxable in an amount equal to such value. Whether subscription rights are considered to have ascertainable value is an inherently factual determination. We have received an opinion of counsel, Luse Gorman, PC, that it is more likely than not that such rights have no value; however, such opinion is not binding on the Internal Revenue Service.

Risks Related to Our Contribution to the Charitable Foundation

Our contribution to the charitable foundation will adversely affect net income.

In connection with the reorganization and offering, we intend to contribute to a new charitable foundation 272,000, 320,000, 368,000 and 423,200 shares of common stock at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, and $600,000 in cash. The contribution will have an adverse effect on our net income for the quarter and year in which we make the issuance and contribution to the charitable foundation. At the adjusted maximum of the offering range, the after-tax expense of the contribution will reduce net income by approximately $3.6 million during the quarter in which the contribution is made. We had net income of $1.2 million for the three months ended March 31, 2026 and net income of $6.0 million for the year ended December 31, 2025.

Our contribution to the charitable foundation may not be tax deductible, which could reduce our profits.

The Internal Revenue Service may not grant tax-exempt status to the charitable foundation. If the contribution is not deductible, we would not receive any tax benefit from the contribution. The total value of the contribution would be $4.8 million at the adjusted maximum of the offering range, which would result in after-tax expense of approximately $3.6 million. In the event that the Internal Revenue Service does not grant tax-exempt status to the charitable foundation or the contribution to the charitable foundation is otherwise not tax deductible, we would recognize after-tax expense up to the total value of the entire contribution.

In addition, even if the contribution is tax deductible, we may not have sufficient taxable income to be able to fully use the tax deduction from our contribution to the charitable foundation. Pursuant to the Internal Revenue Code, an entity is permitted to deduct up to 10% of its taxable income (income before federal income taxes and charitable contributions) in any one year for charitable contributions. Any contribution in excess of the 10% limit during the year in which the charitable contribution is made may be deducted for federal income tax purposes over each of the five years following the year in which the charitable contribution is made. Accordingly, a charitable contribution could, if necessary, be deducted over a six-year period (including the year in which the charitable contribution is made).

Our contribution to the charitable foundation will dilute your ownership interest.

Persons purchasing shares in the offering will have their ownership and voting interests in Narragansett Bancorp, Inc. (excluding the shares held by Narragansett Financial Corporation) diluted by 4.44% due to the contribution of shares of common stock to the charitable foundation.

SELECTED FINANCIAL AND OTHER DATA

The following tables set forth selected historical financial and other data for Narragansett Financial Corporation and BayCoast Bank at the dates and for the periods indicated. It is only a summary and it should be read in conjunction with the business and financial information contained elsewhere in this prospectus, including the consolidated financial statements beginning on page F-1. The information at December 31, 2025 and 2024, and for the years ended December 31, 2025 and 2024 is derived in part from the audited consolidated financial statements appearing elsewhere in this prospectus. The information at March 31, 2026, and for the three months ended March 31, 2026 and 2025 is unaudited and reflects only normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. The results of operations for the three months ended March 31, 2026, are not necessarily indicative of the results to be achieved for the full year ending December 31, 2026 or for any other period.

	At March 31, 2026	At December 31,
		2025	2024
	(In thousands)
Selected Financial Condition Data:
Total assets	$2,896,855	$2,858,576	$2,934,403
Cash and cash equivalents	79,147	38,519	75,957
Securities available for sale	345,667	342,292	287,373
Marketable equity securities	2,248	2,188	2,039
Loans, net of allowance for credit losses on loans	2,239,623	2,236,274	2,333,986
Loans held for sale	14,854	21,262	8,945
Bank owned life insurance	41,530	40,962	37,597
Goodwill and other intangible assets	28,024	28,186	29,097
Deposits	2,466,761	2,423,306	2,325,880
Borrowings	95,510	98,063	270,608
Subordinated debt (net of issuance costs)	94,674	94,578	109,193
Total retained earnings	186,644	186,846	170,611

	For the Three Months Ended March 31,		For the Years Ended December 31,
	2026	2025	2025	2024
	(In thousands)
Selected Operating Data:
Interest and dividend income	$34,421	$35,192	$143,310	$141,759
Interest expense	(14,255)	(17,663)	(67,186)	(76,400)

Net interest income before provision for credit losses	20,166	17,529	76,124	65,359
Provision for credit losses	(1,700)	(1,890)	7,360	(7,520)

Net interest income after provision for credit losses	18,466	15,639	68,764	57,839
Other income	12,303	11,267	50,302	47,535
Operating expenses	(29,255)	(27,134)	(113,898)	(98,916)

Income (loss) before income taxes	1,514	(228)	5,168	6,458
Income tax (expense) benefit	(266)	105	831	(1,149)

Net income (loss)	$1,248	$(123)	$5,999	$5,309

	At or For the Three Months Ended March 31,		At or For the Years Ended December 31,
	2026	2025	2025	2024
Performance Ratios:
Return (loss) on average assets (1)	0.18%	(0.02)%	0.21%	0.18%
Return (loss) on average equity (1)	2.71%	(0.29)%	3.39%	3.25%
Interest rate spread (2)	2.59%	2.12%	2.37%	1.94%
Net interest margin (1)(3)	3.01%	2.56%	2.08%	2.38%
Noninterest expense to average assets (1)	4.12%	3.83%	4.00%	3.46%
Efficiency ratio (4)	90.58%	93.48%	89.61%	87.58%
Average interest-earning assets to average interest-bearing liabilities	119.45%	117.21%	118.95%	117.74%
Loans to deposits ratio	92.15%	95.89%	93.65%	100.35%
Capital Ratios:
Tier 1 capital to average assets (BayCoast Bank only)	8.22%	8.11%	8.18%	8.14%
Tier 1 capital to risk-weighted assets (BayCoast Bank only)	10.69%	10.73%	10.59%	10.62%
Common equity tier 1 capital to risk-weighted assets (BayCoast Bank only)	10.69%	10.73%	10.59%	10.62%
Total capital to risk-weighted assets (BayCoast Bank only)	11.94%	11.94%	11.92%	11.76%
Average equity to average assets	6.51%	5.83%	6.04%	5.56%
Asset Quality Ratios:
Allowance for credit losses on loans as a percentage of total loans	1.31%	1.20%	1.28%	1.11%
Allowance for credit losses on loans as a percentage of non-performing loans	66.15%	467.64%	77.69%	481.69%
Net (charge-offs) recoveries to average outstanding loans during the period (1)	(0.19)%	(0.03)%	(0.18)%	(0.02)%
Non-performing loans as a percentage of total loans	1.97%	0.26%	1.65%	0.23%
Non-performing loans as a percentage of total assets	1.55%	0.20%	1.31%	0.19%
Total non-performing assets as a percentage of total assets	1.55%	0.20%	1.31%	0.19%
Other:
Number of offices	25	25	25	25
Number of full-time equivalent employees	532	523	523	519

(1)	Annualized for the three-month periods.
(2)	Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3)	Represents net interest income as a percentage of average interest-earning assets.
(4)	Represents operating expense divided by the sum of net interest income and other income.

RECENT DEVELOPMENTS

The following tables set forth selected historical financial and other data for Narragansett Financial Corporation and BayCoast Bank at the dates and for the periods indicated. It is only a summary and it should be read in conjunction with the business and financial information contained elsewhere in this prospectus, including the consolidated financial statements beginning on page F-1. The information at December 31, 2025 is derived in part from the audited consolidated financial statements appearing elsewhere in this prospectus. The information at June 30, 2026, and for the three and six months ended June 30, 2026 and 2025 is unaudited and reflects only normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. The results of operations for the three and six months ended June 30, 2026, are not necessarily indicative of the results to be achieved for the full year ending December 31, 2026 or for any other period.

	At June 30, 2026	At December 31, 2025
	(In thousands)
Selected Financial Condition Data:
Total assets	$2,874,485	$2,858,576
Cash and cash equivalents	52,748	38,519
Securities available for sale	359,819	342,292
Marketable equity securities	2,378	2,188
Loans, net of allowance for credit losses on loans	2,219,766	2,236,274
Loans held for sale	20,036	21,262
Bank owned life insurance	43,346	40,962
Goodwill and other intangible assets	27,861	28,186
Deposits	2,448,460	2,423,306
Borrowings	85,490	98,063
Subordinated debt (net of issuance costs)	94,737	94,578
Total retained earnings	189,196	186,846

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
	(In thousands)
Selected Operating Data:
Interest and dividend income	$35,144	$36,046	$69,565	$71,238
Interest expense	(13,771)	(17,347)	(28,026)	(35,010)

Net interest income before provision for credit losses	21,374	18,699	41,539	36,228
Provision for credit losses	(800)	(2,010)	(2,500)	(3,900)

Net interest income after provision for credit losses	20,574	16,689	39,039	32,328
Other income	13,940	14,664	26,243	25,931
Operating expenses	(30,543)	(28,577)	(59,798)	(55,711)

Income before income taxes	3,971	2,776	5,485	2,548
Income tax expense	(500)	(522)	(766)	(417)

Net income	$3,471	$2,254	$4,718	$2,131

	At or For the Three Months Ended June 30,		At or For the Six Months Ended June 30,
	2026	2025	2026	2025
Performance Ratios:
Return on average assets (1)	0.48%	0.31%	0.33%	0.15%
Return on average equity (1)	7.41%	5.17%	5.07%	2.48%
Interest rate spread (2)	2.80%	2.30%	2.30%	2.21%
Net interest margin (1)(3)	3.21%	2.73%	3.11%	2.65%
Noninterest expense to average assets (1)	4.25%	4.02%	4.19%	3.97%
Efficiency ratio (4)	86.03%	85.12%	87.74%	88.99%
Average interest-earning assets to average interest-bearing liabilities	121.07%	118.16%	120.26%	117.70%
Loans to deposits ratio	92.05%	97.04%	92.05%	97.04%
Capital Ratios:
Tier 1 capital to average assets (BayCoast Bank only)	8.29%	8.08%	8.27%	8.08%
Tier 1 capital to risk-weighted assets (BayCoast Bank only)	10.77%	10.49%	10.77%	10.49%
Common equity tier 1 capital to risk-weighted assets (BayCoast Bank only)	10.77%	10.49%	10.77%	10.49%
Total capital to risk-weighted assets (BayCoast Bank only)	12.02%	11.74%	12.02%	11.74%
Average equity to average assets	6.56%	5.94%	6.53%	5.88%
Asset Quality Ratios:
Allowance for credit losses on loans as a percentage of total loans	1.34%	1.27%	1.34%	1.27%
Allowance for credit losses on loans as a percentage of non-performing loans	70.78%	456.06%	70.78%	456.06%
Net (charge-offs) recoveries to average outstanding loans during the period (1)	0.16%	0.02%	0.23%	0.03%
Non-performing loans as a percentage of total loans	1.90%	0.28%	1.90%	0.28%
Non-performing loans as a percentage of total assets	1.49%	0.22%	1.49%	0.22%
Total non-performing assets as a percentage of total assets	1.49%	0.22%	1.49%	0.22%
Other:
Number of offices	25	25	25	25
Number of full-time equivalent employees	566	540	566	540

(1)	Annualized.
(2)	Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3)	Represents net interest income as a percentage of average interest-earning assets.
(4)	Represents operating expense divided by the sum of net interest income and other income.

Comparison of Financial Condition at June 30, 2026 and December 31, 2025

Total Assets. Total assets increased $15.9 million, or 0.6%, and was $2.87 billion at June 30, 2026, compared to $2.86 billion at December 31, 2025. The increase was due to increases in securities available for sale and cash and cash equivalents, partially offset by a decrease in loans.

Cash and Cash Equivalents. Cash and cash equivalents increased $14.2 million, or 36.9%, to $52.7 million at June 30, 2026 from $38.5 million at December 31, 2025. The increase was due to two residential real estate loan portfolio sales totaling $45.4 million during the first quarter of 2026 and three residential real estate loan portfolio sales totaling $35.6 million during the second quarter of 2026, as well as an increase in deposits.

Securities Available for Sale. Securities available for sale increased $17.5 million, or 5.1%, to $359.8 million at June 30, 2026, compared to $342.3 million at December 31, 2025. The increase was mainly due to strategically purchasing U.S. Treasury securities.

Gross Loans. Loans decreased $15.4 million, or 0.7%, to $2.25 billion at June 30, 2026, compared to $2.27 billion at December 31, 2025. Our largest decrease was in residential mortgage loans, which decreased $21.0 million, or 4.3%, to $463.2 million at June 30, 2026, compared to $484.2 million at December 31, 2025, due to two residential real estate loan portfolio sales totaling $45.4 million during the first quarter of 2026 and three residential real estate loan portfolio sales totaling $35.6 million during the second quarter of 2026. Our largest increase was in commercial business loans, which increased $36.2 million, or 18.6%, to $230.9 million at June 30, 2026, compared to $194.6 million at December 31, 2025, due to a $19.2 million construction loan converting to a commercial loan as well as a $15.0 million increase in line of credit balances.

Deposits. Deposits increased $25.2 million, or 1.0%, to $2.45 billion at June 30, 2026 from $2.42 billion at December 31, 2025. Money market deposits increased $52.3 million, or 6.4%, and noninterest-bearing demand deposits increased $41.2 million, or 10.5%. The increase in money market deposits was due to our onboarding larger municipalities as well as customers wanting more liquid deposit products, while the increase in noninterest bearing demand deposits was due to customary daily fluctuations in large business operating accounts. These were partially offset by a decrease in certificates of deposit, which decreased $37.8 million, or 7.2%, to $484.9 million at June 30, 2026 from $522.7 million at December 31, 2025, due to the competitive interest rate environment All of our deposits are fully insured due to the additional insurance provided under the DIF.

Borrowings. Borrowings, which consisted solely of Federal Home Loan Bank of Boston advances, decreased $12.6 million, or 12.8%, to $85.5 million at June 30, 2026, compared to $98.1 million from December 31, 2025. The decrease was due to our improved liquidity position and less reliance on overnight borrowings.

Total Retained Earnings. Total retained earnings increased $2.4 million, or 1.3%, to $189.2 million at June 30, 2026 compared to $186.8 million at December 31, 2025. The increase was due to net income of $4.7 million for the six months ended June 30, 2026 partially offset by a $2.4 million increase in accumulated other comprehensive loss.

Comparison of Operating Results for the Three Months Ended June 30, 2026 and 2025

General. We recorded net income of $3.5 million and $2.3 million for the three months ended June 30, 2026 and 2025, respectively. The increase in net income was due to decreases in interest expense and the provision for credit losses, partially offset by decreases in interest and dividend income and other income and an increase in operating expenses.

Interest and Dividend Income. Interest and dividend income decreased $902,000, or 2.5%, to $35.1 million for the three months ended June 30, 2026, from $36.0 million for the three months ended June 30, 2025. Interest and fees on loans, which is our primary source of interest income, decreased $1.3 million, or 3.9%, to $31.9 million for the three months ended June 30, 2026, from $33.2 million for the three months ended June 30, 2025.

The average balance of loans decreased by $87.7 million, or 3.7%, to $2.28 billion for the three months ended June 30, 2026, compared to $2.37 billion for the three months ended June 30, 2025. In addition, the average yield on loans decreased by one basis point to 5.60% for the three months ended June 30, 2026, from 5.61% for the three months ended June 30, 2025. The decrease in average balance of loans was primarily due to private investor residential loan sales.

Interest Expense. Total interest expense decreased $3.6 million, or 20.6%, to $13.8 million for the three months ended June 30, 2026, compared to $17.3 million for the three months ended June 30, 2025. Interest expense on deposits decreased $1.7 million, or 13.5%, to $11.2 million for the three months ended June 30, 2026, from $12.9 million for the three months ended June 30, 2025. We recognized decreases in all categories of deposit interest expense. Our average cost of interest-bearing deposits decreased 39 basis points to 2.22% for the three months ended June 30, 2026, from 2.61% for the three months ended June 30, 2025. The decrease in the average cost of deposits was primarily due to decreases in money market and term certificate rates and a change in our mix of deposits, reflecting a decrease in certificate of deposit accounts and an increase in money market deposits.

Interest expense on Federal Home Loan Bank advances decreased $1.6 million, or 65.3%, to $873,000 for the three months ended June 30, 2026, from $2.5 million for the three months ended June 30, 2025. The decrease was primarily due to a decrease in the average balance of Federal Home Loan Bank advances ($140.1 million, or 61.1%) for the three months ended June 30, 2026. The decrease in average balance was due to our prepaying $120.0 million of Federal Home Loan Bank advances during the third quarter of 2025.

Interest on subordinated debt was $1.7 million and $1.9 million for the three months ended June 30, 2026 and 2025, respectively, due to our redeeming, during the fourth quarter of 2025, $15.0 million of our subordinated debt issued in 2017.

Net Interest Income. Net interest income increased $2.7 million, or 14.3%, to $21.4 million for the three months ended June 30, 2026, compared to $18.7 million for the three months ended June 30, 2025, as our interest expense decreased faster than our interest income. Our interest rate spread increased 50 basis points to 2.80% for the three months ended June 30, 2026 from 2.30% for the three months ended June 30, 2025, while our net interest margin increased 48 basis points to 3.21% for the three months ended June 30, 2026 from 2.73% for the three months ended June 30, 2025.

Provision for Credit Losses. Based on an analysis of the factors described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Allowance for Credit Losses,” we recorded provisions for credit losses on loans of $800,000 and $2.0 million for the three months ended June 30, 2026 and 2025, respectively. There was no provision for off-balance sheet credit exposures for the three months ended June 30, 2026 and 2025. The allowance for credit losses on loans was $30.3 million at June 30, 2026 and $29.9 million at June 30, 2025 and represented 1.34% and 1.27% of total loans at June 30, 2026 and 2025, respectively. The allowance for credit losses for off-balance sheet commitments was $782,000 at June 30, 2026 and $447,000 at June 30, 2025.

Total non-accrual loans were $42.7 million at June 30, 2026, compared to $6.6 million at June 30, 2025. The increase reflected four commercial real estate loans and one commercial loan, with total balances of $35.8 million, being placed on non-accrual status. Total loans past due 30 days or greater were $10.3 million at June 30, 2026 compared to $5.3 million at June 30, 2025. As a percentage of nonperforming loans, the allowance for credit losses on loans was 70.78% at June 30, 2026 compared to 456.06% at June 30, 2025.

Our estimates and assumptions used in the determination of the adequacy of the allowance could be proven incorrect in the future, and the actual amount of future provisions may exceed the amount of past provisions. Any such increase in future provisions that may be required may adversely impact our financial condition and results of operations.

Other Income. Other income information is as follows.

	Three Months Ended June 30,		Change
	2026	2025	Amount	Percent
	(Dollars in thousands)
Customer service fees	$2,781	$2,610	$171	6.6%
Net loan servicing fees	(148)	30	(178)	(595.3)%
Trust department fees	1,620	1,475	145	9.8%
Insurance and brokerage commissions	3,703	3,839	(136)	(3.5)%
Gain on securities available for sale, net	—	(20)	20	(100.0)%
Gain (loss) on marketable equity securities	130	(36)	166	(461.1)%
Loss on sales of portfolio loans	(323)	(300)	(23)	7.7%
Mortgage banking income	4,456	4,715	(259)	(5.5)%
Bank owned life insurance	1,440	969	471	48.6%
Miscellaneous	281	1,382	(1,101)	(79.7)%

Total other income	$13,940	$14,664	$(724)	(4.9)%

The increase in trust department fees was due primarily to a $130.2 million, or 12.7%, increase in the market value of assets under management to $1.16 billion as of June 30, 2026, compared to $1.03 billion as of June 30, 2025. The decrease in insurance and brokerage commissions was due to a decrease in profit sharing income as well as a decrease in non-deposit product commission income. The decrease in mortgage banking income was due to a decrease in the derivative gain, partially offset by an increase in residential mortgage sales volume, as we sold

$140.5 million of residential mortgage loans during the three months ended June 30, 2026 compared to $112.9 million of such sales during the three months ended June 30, 2025. The increase in bank owned life insurance was due to market value fluctuations of the underlying assets in our non-qualified deferred compensation plan. The decrease in miscellaneous income was due to interest received from an employee retention tax credit in 2025. For a further discussion of our non-interest income producing subsidiaries, see “Business of BayCoast Bank—Subsidiary Activities.”

Operating Expense. Operating expense information is as follows.

	Three Months Ended June 30,		Change
	2026	2025	Amount	Percent
	(Dollars in thousands)
Salaries and employee benefits	$20,797	$18,886	$1,911	10.1%
Occupancy and equipment, net	3,561	3,419	142	4.2%
Professional fees	839	779	60	7.7%
Data processing	1,272	1,106	166	15.0%
Advertising	609	540	69	12.8%
Deposit insurance	702	659	43	6.5%
Amortization of intangible assets	162	258	(96)	(37.2)%
Other	2,601	2,930	(329)	(11.2)%

Total operating expense	$30,543	$28,577	$1,966	6.9%

The increase in salaries and employee benefits expense was due to cost-of-living adjustments, incentive compensation tied to higher loan volume and increased deferred compensation. The increase in data processing expense was due to a 2.9% increase in core processing fees. The decrease in other expenses was due to a write-down of an investment in 2025 based on our redirecting the funds to a downpayment assistance program.

Income Tax Expense. Income tax expense decreased by $22,000 to $500,000 for the three months ended June 30, 2026, compared to $522,000 for the three months ended June 30, 2025. The decrease in the income tax provision was due to increases in tax exempt income as well as tax credits. The effective tax rates were 12.6% and 18.9% for the three months ended June 30, 2026 and 2025, respectively. Our effective tax rate for each period was below the statutory rate due to tax exempt income.

Comparison of Operating Results for the Six Months Ended June 30, 2026 and 2025

General. We recorded net income of $4.7 million for the six months ended June 30, 2026 compared to $2.1 million for the six months ended June 30, 2025. The increase in net income was due to decreases in interest expense and the provision for credit losses, partially offset by a decrease in interest and dividend income and an increase in operating expenses.

Interest and Dividend Income. Interest and dividend income decreased $1.7 million, or 2.4%, to $69.6 million for the six months ended June 30, 2026, from $71.2 million for the six months ended June 30, 2025. Interest and fees on loans, which is our primary source of interest income, decreased $2.3 million, or 3.5%, to $63.4 million for the six months ended June 30, 2026, from $65.6 million for the six months ended June 30, 2025.

The average balance of loans decreased by $72.6 million, or 3.1%, to $2.29 billion for the six months ended June 30, 2026, compared to $2.37 billion for the six months ended June 30, 2025. In addition, the average yield on loans decreased by three basis points to 5.52% for the six months ended June 30, 2026, from 5.55% for the six months ended June 30, 2025. The decrease in average balance of loans was primarily due to private investor residential loan sales.

Interest and fees on debt securities increased $1.5 million, or 34.4%, to $5.8 million for the six months ended June 30, 2026, from $4.3 million for the six months ended June 30, 2025. The average balance of debt securities increased by $40.3 million, or 13.0%, to $350.7 million for the six months ended June 30, 2026, compared to $310.3 million for the six months ended June 30, 2025, as we used excess cash provided by an increase in deposits and a decrease in loans to invest in securities. In addition, the average yield on debt securities increased by 52 basis points to 3.30% for the six months ended June 30, 2026, from 2.78% for the six months ended June 30, 2025, due to changes in market interest rates.

Interest Expense. Total interest expense decreased $7.0 million, or 19.9%, to $28.0 million for the six months ended June 30, 2026, compared to $35.0 million for the six months ended June 30, 2025. Interest expense on deposits decreased $3.3 million, or 12.9%, to $22.6 million for the six months ended June 30, 2026, from $25.9 million for the six months ended June 30, 2025. We recognized decreases in all categories of deposit interest expense. Our average cost of interest-bearing deposits decreased 40 basis points to 2.25% for the six months ended June 30, 2026, from 2.65% for the six months ended June 30, 2025. The decrease in the average cost of deposits was primarily due to decreases in money market and term certificate rates and a change in our mix of deposits, reflecting a decrease in certificate of deposit accounts and an increase in money market deposits.

Interest expense on Federal Home Loan Bank advances decreased $3.1 million, or 59.2%, to $2.2 million for the six months ended June 30, 2026, from $5.3 million for the six months ended June 30, 2025. The decrease was primarily due to a decrease in the average balance of Federal Home Loan Bank advances ($138.7 million, or 56.8%) for the six months ended June 30, 2026. The decrease in average balance was due to our prepaying $120.0 million of Federal Home Loan Bank advances during the third quarter of 2025.

Interest on subordinated debt was $3.3 million and $3.8 million for the six months ended June 30, 2026 and 2025, respectively, due to our redeeming, during the fourth quarter of 2025, $15.0 million of our subordinated debt issued in 2017.

Net Interest Income. Net interest income increased $5.3 million, or 14.7%, to $41.5 million for the six months ended June 30, 2026, compared to $36.2 million for the six months ended June 30, 2025, as our interest expense decreased faster than our interest income. Our interest rate spread increased 49 basis points to 2.70% for the six months ended June 30, 2026 from 2.21% for the six months ended June 30, 2025, while our net interest margin increased 46 basis points to 3.11% for the six months ended June 30, 2026 from 2.65% for the six months ended June 30, 2025.

Provision for Credit Losses. Based on an analysis of the factors described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations —Critical Accounting Policies—Allowance for Credit Losses,” we recorded provisions for credit losses on loans of $2.5 million and $3.9 million for the six months ended June 30, 2026 and 2025, respectively. There was no provision for off-balance sheet credit exposures for the six months ended June 30, 2026 and 2025. The allowance for credit losses on loans was $30.3 million at June 30, 2026 and $29.9 million at June 30, 2025 and represented 1.34% and 1.27% of total loans at June 30, 2026 and 2025, respectively. The allowance for credit losses for off-balance sheet commitments was $782,000 at June 30, 2026 and 447,000 at June 30, 2025.

Total non-accrual loans were $42.7 million at June 30, 2026, compared to $6.6 million at June 30, 2025. The increase reflected four commercial real estate loans and one commercial loan, with total balances of $36.5 million, being placed on non-accrual status. Total loans past due 30 days or greater were $10.3 million at June 30, 2026 compared to $5.3 million at June 30, 2025. As a percentage of nonperforming loans, the allowance for credit losses on loans was 70.78% at June 30, 2026 compared to 456.06% at June 30, 2025.

Our estimates and assumptions used in the determination of the adequacy of the allowance could be proven incorrect in the future, and the actual amount of future provisions may exceed the amount of past provisions. Any such increase in future provisions that may be required may adversely impact our financial condition and results of operations.

Other Income. Other income information is as follows.

	Six Months Ended June 30,		Change
	2026	2025	Amount	Percent
	(Dollars in thousands)
Customer service fees	$5,519	$5,114	$405	7.9%
Net loan servicing fees	(1,100)	157	(1,257)	(800.6)%
Trust department fees	3,255	2,961	294	9.9%
Insurance and brokerage commissions	7,773	7,874	(101)	(1.3)%
Gain on securities available for sale, net	203	(20)	223	NM
Gain (loss) on marketable equity securities	189	(51)	240	NM
Loss on sales of portfolio loans	(776)	(827)	51	(6.2)%
Mortgage banking income	9,174	8,127	1,047	12.9%
Bank owned life insurance	1,320	1,006	314	31.2%
Miscellaneous	686	1,590	(904)	(56.9)%

Total other income	$26,243	$25,931	$312	1.2%

The increase in trust department fees was due primarily to a $130.2 million, or 12.7%, increase in the market value of assets under management to $1.16 billion as of June 30, 2026, compared to $1.03 billion as of June 30, 2025. The decrease in insurance and brokerage commissions was due to a decrease in profit sharing income as well as a decrease in non-deposit product commission income. The increase in mortgage banking income was due to an increase in residential mortgage sales volume due to the current interest rate environment, as we sold $319.2 million of residential mortgage loans during the six months ended June 30, 2026, compared to $212.7 million of such sales during the six months ended June 30, 2025. The increase in customer service fees was due to increases in overdraft fees, ATM interchange fees and credit card interchange fees. The increase in bank owned life insurance income was due to market value fluctuations of the underlying assets in our non-qualified deferred compensation plan. The decrease in net loan servicing fees was due to an increase in loan prepayment speeds resulting in accelerated mortgage servicing asset amortization as well as an increase in the mortgage servicing asset valuation reserve. The decrease in miscellaneous income was due to interest received from an employee retention tax credit in 2025. For a further discussion of our non-interest income producing subsidiaries, see “Business of BayCoast Bank—Subsidiary Activities.”

Operating Expense. Operating expense information is as follows.

	Six Months Ended June 30,		Change
	2026	2025	Amount	Percent
	(Dollars in thousands)
Salaries and employee benefits	$39,862	$36,100	$3,762	10.4%
Occupancy and equipment, net	7,679	7,112	567	8.0%
Professional fees	1,668	1,551	117	7.5%
Data processing	2,457	2,289	168	7.3%
Advertising	1,217	1,179	38	3.2%
Deposit insurance	1,400	1,386	14	1.0%
Amortization of intangible assets	325	505	(180)	(35.6)%
Other	5,190	5,589	(399)	(7.1)%

Total operating expense	$59,798	$55,711	$4,087	7.3%

The increase in salaries and employee benefits expense was due to cost-of-living adjustments, incentive compensation tied to higher loan volume and increased deferred compensation. The increase in occupancy and equipment expense was due to higher snow removal costs. The increase in professional fees was due to an increase in legal fees. The increase in data processing was due to a 2.9% increase in core processing fees. The decrease in amortization of intangible assets was due to an intangible asset becoming fully amortized. The decrease in other expenses was due to a write-down of an investment in 2025 based on our redirecting the funds to a downpayment assistance program.

Income Tax Expense. Income tax expense increased by $349,000, or 83.7%, to $766,000 for the six months ended June 30, 2026, compared to $417,000 for the six months ended June 30, 2025. The increase in the income tax provision was due to higher operating income and an increase in tax exempt income. The effective tax rates were 14.0% and 16.0% for the six months ended June 30, 2026 and 2025, respectively. Our effective tax rate for each period was below the statutory rate due to tax exempt income.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which can be identified by the use of words such as “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “estimate,” “expect,” “indicate,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would” and words of similar meaning. These forward-looking statements include, but are not limited to:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. We are under no duty to and do not take any obligation to update any forward-looking statements after the date of this prospectus.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	general economic conditions, including any recessionary conditions and/or increases in unemployment, either nationally or in our market areas, that are worse than expected;

•	changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for credit losses;

•	our ability to access cost-effective funding;

•	fluctuations in real estate values and both residential and commercial real estate market conditions;

•	demand for loans, deposits and non-banking services in our market area;

•	our ability to implement our business strategy;

•	competition among depository and other financial institutions, including with respect to our ability to charge overdraft fees;

•

inflation and changes in the interest rate environment that reduce our margins and yields, the fair value of financial instruments or our level of loan originations, or increase the level of defaults, losses and prepayments on loans we have made and make;

•	adverse changes in the securities or secondary mortgage markets;

•

changes in laws or government regulations or policies affecting financial institutions and/or their holding companies, including changes in regulatory fees, capital requirements and insurance premiums;

•	monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board;

•	changes in the quality or composition of our loan or investment portfolios;

•	technological changes that may be more difficult or expensive than expected;

•	the inability of third-party providers to perform as expected;

•	a failure or breach of our operational or security systems or infrastructure, including cyberattacks;

•	our ability to manage market risk, credit risk and operational risk;

•	our ability to enter new markets successfully and capitalize on growth opportunities;

•

our ability to successfully integrate into our operations any assets, liabilities, customers, systems and management personnel we may acquire and our ability to realize related revenue synergies and cost savings within expected time frames, and any goodwill charges related thereto;

•	changes in consumer spending, borrowing and savings habits;

•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, FASB, the Securities and Exchange Commission or the Public Company Accounting Oversight Board;

•	changes in accounting and/or tax estimates;

•	our ability to retain key employees;

•	the effects of any national or global conflict, war or act of terrorism;

•	the ability of the U.S. Government to remain open, function properly and manage federal debt limits;

•	the impact of a pandemic on our operations and financial results and those of our customers;

•	our compensation expense associated with equity allocated or awarded to our employees; and

•	changes in the financial condition, results of operations or future prospects of issuers of securities that we own.

Because of these and a wide variety of other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. Please see “Risk Factors.”

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

Although we will not be able to determine the amount of actual net proceeds we will receive from the sale of shares of common stock until the offering is completed, we anticipate that the net proceeds will be between $55.5 million and $75.9 million, or $87.6 million if the offering is increased by 15%.

Narragansett Bancorp, Inc. intends to distribute the net proceeds from the offering as follows:

	Based Upon the Sale at $10.00 Per Share of:
	5,848,000 Shares		6,880,000 Shares		7,912,000 Shares		9,098,800 Shares (1)
	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds
	(Dollars in thousands)
Gross offering proceeds	$58,480		$68,800		$79,120		$90,988
Less: offering expenses	(3,001)		(3,129)		(3,256)		(3,403)

Net offering proceeds	$55,479	100.0%	$65,671	100.0%	$75,864	100.0%	$87,585	100.0%

Distribution of net proceeds:
To BayCoast Bank	$27,740	50.0%	$32,836	50.0%	$37,932	50.0%	$43,793	50.0%
To the charitable foundation	$600	1.1%	$600	0.9%	$600	0.8%	$600	0.7%
Funding loan to employee stock ownership plan (2)	$4,896	8.8%	$5,760	8.8%	$6,624	8.7%	$7,618	8.7%
Retained by Narragansett Bancorp, Inc	$22,243	40.1%	$26,475	40.3%	$30,708	40.5%	$35,574	40.6%

(1)

As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

(2)

The employee stock ownership plan will purchase 8% of the aggregate number of shares sold in the offering and contributed to the charitable foundation with funds from a loan by Narragansett Bancorp, Inc. The loan will be repaid principally through BayCoast Bank’s contribution to the employee stock ownership plan over the anticipated 20-year term of the loan. The interest rate for the employee stock ownership plan loan is expected to be equal to the prime rate, as published in The Wall Street Journal, on the closing date of the offering.

The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates. For example, our expenses would increase if a syndicated offering were used to sell shares of common stock not purchased in the subscription and community offerings. See “The Reorganization and Offering—Plan of Distribution; Selling Agent Compensation” for a discussion of fees to be paid in the event that shares are sold in a syndicated offering. Payments for shares made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction of BayCoast Bank’s deposits. BayCoast Bank will receive at least 50% of the net proceeds of the offering.

Narragansett Bancorp, Inc. may use the proceeds it retains from the offering:

•

to repay a portion of the subordinated debt currently held by Narragansett Financial Corporation, which will be held at Narragansett Bancorp, Inc. following the completion of the reorganization and offering;

•	to invest in securities;

•	to repurchase shares of its common stock;

•	to pay cash dividends to stockholders; and

•	for other general corporate purposes.

As of March 31, 2026, Narragansett Financial Corporation held $95.0 million of subordinated debt. Immediately following the reorganization and offering, Narragansett Financial Corporation will transfer the subordinated debt to Narragansett Bancorp, Inc. The outstanding subordinated debt consists of the following:

•

2022 Debt. On December 1, 2022, Narragansett Financial Corporation issued subordinated debt (the “2022 Debt”) in a private placement offering in the principal amount of $40.0 million. The 2022 Debt accrues interest at 8.5% per annum for the first five years. Beginning December 1, 2027, the interest rate resets quarterly to an interest rate per annum equal to the then-current three-month SOFR plus 481 basis points. The 2022 Debt matures on December 1, 2032, but may be redeemed on any scheduled interest payment date on or after December 1, 2027, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2022 Debt to be redeemed plus accrued and unpaid interest. As of March 31, 2026, there was $40.0 million of principal amount remaining outstanding on the 2022 Debt.

•

2021 Debt. On April 30, 2021, Narragansett Financial Corporation issued subordinated debt (the “2021 Debt”) in a private placement offering in the principal amount of $45.0 million. The 2021 Debt accrued interest at 3.875% per annum for the first five years. Beginning May 15, 2026, the interest rate resets quarterly to an interest rate per annum equal to the then-current three-month SOFR plus 319 basis points. The interest rate reset to 6.84107% on May 31, 2026. The 2021 Debt matures on May 15, 2031, but may be redeemed on any scheduled interest payment date on or after May 15, 2026, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2021 Debt to be redeemed plus accrued and unpaid interest. As of March 31, 2026, there was $45.0 million of principal amount remaining outstanding on the 2021 Debt.

•

2017 Debt. On November 28, 2017, Narragansett Financial Corporation issued subordinated debt (the “2017 Debt”) in a private placement offering in the principal amount of $25.0 million. During the year ended December 31, 2025, we redeemed $15.0 million of the 2017 Debt. Beginning December 15, 2023, the interest rate resets quarterly to an interest rate per annum equal to the then-current three-month SOFR plus 401.161 basis points. The interest rate was 7.69% at March 31, 2026. The 2017 Debt matures on December 15, 2027, but may be redeemed on any scheduled interest payment date on or after December 15, 2023, and thereafter, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2017 Debt to be redeemed plus accrued and unpaid interest. As of March 31, 2026, there was $10.0 million of principal amount remaining outstanding on the 2017 Debt.

See “Our Policy Regarding Dividends” for a discussion of our expected dividend policy following the completion of the offering. Under current federal regulations, we may not repurchase shares of our common stock during the first year following the completion of the offering, except when extraordinary circumstances exist and with prior regulatory approval, or except to fund management recognition plans (which would require notification to the Federal Reserve Board) or tax-qualified employee stock benefit plans. In addition, under state regulations, we may not repurchase shares of our common stock during the first three years following the completion of the offering except to fund tax-qualified or nontax-qualified employee stock benefit plans, or except in amounts not greater than 5% of our outstanding shares of common stock where compelling and valid business reasons are established to the satisfaction of the Massachusetts Commissioner of Banks. Furthermore, our ability to pay dividends and repurchase our shares of common stock may be limited due to the $95.0 million of subordinated debt as of March 31, 2026 that will be held at Narragansett Bancorp, Inc. following the completion of the reorganization and offering.

BayCoast Bank may use the proceeds it retains from the offering:

•	to fund new loans;

•	to purchase securities as permitted under its investment policy;

•	to enhance existing, or support the growth and development of, new products and services;

•	to expand its banking franchise organically through de novo branching or through acquisitions of or liftout transactions from financial services businesses; and

•	for other general corporate purposes.

Initially, a substantial portion of the net proceeds will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities. We have not determined specific amounts of the net proceeds that would be used for the purposes described above. The use of the proceeds outlined above may change based on many factors, including, but not limited to, changes in interest rates, equity markets, laws and regulations affecting the financial services industry, the attractiveness of potential acquisitions to expand our operations, and overall market conditions. The use of the proceeds may also change depending on our ability to receive regulatory approval to establish new branches or acquire other financial institutions.

Our return on equity may be low until we are able to reinvest effectively the additional capital raised in the offering, which may negatively affect the value of our common stock. See “Risk Factors—Risks Related to the Offering—We have broad discretion in using the proceeds of the offering. Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance and the value of our common stock.”

OUR POLICY REGARDING DIVIDENDS

Following completion of the offering, our board of directors will have the authority to declare dividends on our common stock, subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. However, due to the regulatory restrictions described below, we do not currently anticipate paying cash dividends on our common stock. The payment and amount of any dividend payments will depend upon a number of factors. We cannot assure you that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future.

Narragansett Bancorp, Inc. will not be permitted to pay dividends on its common stock if its stockholders’ equity would be reduced below the amount of the liquidation account established by Narragansett Bancorp, Inc. in connection with the offering. The source of dividends will depend on the net proceeds retained by Narragansett Bancorp, Inc. and earnings thereon, and dividends from BayCoast Bank. In addition, Narragansett Bancorp, Inc. will be subject to state law limitations and federal bank regulatory policy on the payment of dividends.

If Narragansett Bancorp, Inc. pays dividends to its stockholders, it will be required to pay dividends to Narragansett Financial Corporation. The Federal Reserve Board’s current policy prohibits the waiver of dividends by mutual holding companies that are regulated as bank holding companies (as opposed to savings and loan holding companies). Any such payment would dilute our minority stockholders. In addition, Massachusetts banking regulations prohibit Narragansett Financial Corporation from waiving dividends declared and paid by Narragansett Bancorp, Inc. unless the Massachusetts Commissioner of Banks does not object to the waiver and provided the waiver is not detrimental to the safe and sound operation of BayCoast Bank. Accordingly, we do not currently anticipate that Narragansett Financial Corporation will be permitted to waive dividends paid by Narragansett Bancorp, Inc. See “Risk Factors—If we declare dividends on our common stock, Narragansett Financial Corporation will be prohibited from waiving the receipt of dividends.”

Furthermore, our ability to pay dividends may be limited due to the $95.0 million of subordinated debt as of March 31, 2026 that will be held at Narragansett Bancorp, Inc. following the completion of the reorganization and offering.

After the completion of the offering, BayCoast Bank will not be permitted to make a capital distribution if, after making such distribution, it would be undercapitalized. In addition, Massachusetts banking law imposes limitations on capital distributions by savings institutions. See “Supervision and Regulation—Massachusetts Banking Laws and Supervision—Dividends.”

Narragansett Bancorp, Inc. will file a consolidated federal tax return with BayCoast Bank. Accordingly, it is anticipated that any cash distributions made by us to our stockholders would be treated as cash dividends and not as a non-taxable return of capital for federal tax purposes. Additionally, during the three-year period following the offering, we will not be permitted to make any capital distribution to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

MARKET FOR THE COMMON STOCK

Narragansett Bancorp, Inc. has never issued capital stock. Accordingly, there is no established market for our common stock. Narragansett Bancorp, Inc. expects that its common stock will be quoted on the Nasdaq Capital Market under the symbol “NARA” upon completion of the reorganization and offering, including the presence of at least three registered and active market makers. Piper Sandler has advised us that it intends to make a market in shares of our common stock following the offering, but it is not obligated to do so or to continue to do so once it begins. While we will attempt before completion of the offering to obtain commitments from at least two other broker-dealers to make a market in shares of our common stock, there can be no assurance that we will be successful in obtaining such commitments.

The development of an active trading market depends on the existence of willing buyers and sellers, the presence of which is not within our control, or that of any market maker. The number of active buyers and sellers of the shares of common stock at any particular time may be limited. There can be no assurance that, if you purchase shares of common stock in the offering, you will be able to sell them at or above $10.00 per share. Purchasers of common stock in this offering should have long-term investment intent and should recognize that there may be a limited trading market in the common stock.

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE OF

BAYCOAST BANK

At March 31, 2026, BayCoast Bank exceeded all applicable regulatory capital requirements and was considered “well-capitalized.” The table below sets forth, at March 31, 2026, the historical equity capital and regulatory capital and the pro forma equity capital and regulatory capital of BayCoast Bank after giving effect to the sale of shares of common stock at $10.00 per share. The tabular data assumes the receipt by BayCoast Bank of 50% of the net offering proceeds. See “How We Intend to Use the Proceeds from the Offering.”

	BayCoast Bank Historical at March 31, 2026		Pro Forma at March 31, 2026 Based Upon the Sale in the Offering of (1):
			5,848,000 Shares		6,880,000 Shares		7,912,000 Shares		9,098,800 Shares (2)
	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets
	(Dollars in thousands)
Equity capital	$258,226	8.95%	$278,622	9.56%	$282,422	9.68%	$286,222	9.79%	$290,592	9.92%

Tier 1 leverage capital (3)(4)	$234,201	8.22%	$254,597	8.85%	$258,397	8.97%	$262,197	9.09%	$266,567	9.22%
Tier 1 leverage requirement	142,406	5.00	143,792	5.00	144,047	5.00	144,302	5.00	144,595	5.00

Excess	$91,796	3.22%	$110,805	3.85%	$114,350	3.97%	$117,895	4.09%	$121,972	4.22%

Tier 1 risk-based capital (3)(4)	$234,201	10.69%	$254,597	11.59%	$258,397	11.76%	$262,197	11.92%	$266,567	12.12%
Tier 1 risk-based requirement	175,303	8.00	175,747	8.00	175,828	8.00	175,910	8.00	176,004	8.00

Excess	$58,898	2.69%	$78,850	3.59%	$82,569	3.76%	$86,287	3.92%	$90,563	4.12%

Total risk-based capital (3)(4)	$261,594	11.94%	$281,990	12.84%	$285,790	13.00%	$289,590	13.17%	$293,960	13.36%
Total risk-based requirement	219,129	10.00	219,683	10.00	219,785	10.00	219,887	10.00	220,005	10.00

Excess	$42,465	1.94%	$62,307	2.84%	$66,005	3.00%	$69,703	3.17%	$73,955	3.36%

Common equity tier 1 risk-based capital (3)(4)	$234,201	10.69%	$254,597	11.59%	$258,397	11.76%	$262,197	11.92%	$266,567	12.12%
Common equity tier 1 risk-based requirement	142,434	6.50	142,794	6.50	142,861	6.50	142,927	6.50	143,003	6.50

Excess	$91,767	4.19%	$111,803	5.09%	$115,536	5.26%	$119,270	5.42%	$123,564	5.62%

Reconciliation:
Net proceeds infused into BayCoast Bank			$27,740		$32,836		$37,932		$43,793
Less: Common stock acquired by employee stock ownership plan			(4,896)		(5,760)		(6,624)		(7,618)
Less: Common stock acquired by stock-based benefit plan			(2,448)		(2,880)		(3,312)		(3,809)

Pro forma increase in leverage capital			$20,396		$24,196		$27,996		$32,366

(1)

Pro forma capital levels assume that the employee stock ownership plan purchases 8% of the aggregate number of shares of common stock of Narragansett Bancorp, Inc. sold in the offering and contributed to the charitable foundation with funds we lend and that our stock-based benefit plan issues a number of shares equal to 4% of the aggregate number of shares of common stock sold in the offering and contributed to the charitable foundation for restricted stock awards. Pro forma capital calculated under U.S. generally accepted accounting principles (“GAAP”) and regulatory capital have been reduced by the amount required to fund these plans. See “Management” for a discussion of the employee stock ownership plan.

(2)

As adjusted to give effect to an increase in the number of shares, which increase could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

(3)	Leverage capital levels are shown as a percentage of total average assets.
(4)	Pro forma dollar amounts and percentages assume net proceeds are invested in assets with a 20% risk weighting.

CAPITALIZATION

The following table presents, at March 31, 2026, the historical consolidated capitalization of Narragansett Financial Corporation and the pro forma consolidated capitalization of Narragansett Bancorp, Inc. after giving effect to the offering based upon the assumptions set forth under “Pro Forma Data.”

	Narragansett Financial Corporation Historical at March 31, 2026	Narragansett Bancorp, Inc. Pro Forma at March 31, 2026 Based upon the Sale in the Offering at $10.00 per Share of:
		5,848,000 Shares	6,880,000 Shares	7,912,000 Shares	9,098,800 Shares (1)
	(Dollars in thousands)
Deposits (2)	$2,466,761	$2,466,761	$2,466,761	$2,466,761	$2,466,761
Borrowings	190,184	190,184	190,184	190,184	190,184

Total deposits and borrowed funds	$2,656,945	$2,656,945	$2,656,945	$2,656,945	$2,656,945

Stockholders’ equity:
Preferred stock, par value $0.01 per share, 5,000,000 shares authorized; none issued	$—	$—	$—	$—	$—
Common stock, par value $0.01 per share, 60,000,000 shares authorized; shares to be issued as reflected (3)	—	136	160	184	212
Additional paid-in capital	—	58,063	68,711	79,360	91,605
Retained earnings (4)	190,643	190,643	190,643	190,643	190,643
Accumulated other comprehensive loss	(3,999)	(3,999)	(3,999)	(3,999)	(3,999)
Tax benefit of contribution to charitable foundation	—	830	950	1,070	1,208
Less:
Expense of stock contribution to charitable foundation	—	(2,720)	(3,200)	(3,680)	(4,232)
Expense of cash contribution to charitable foundation	—	(600)	(600)	(600)	(600)
Capital retained by Narragansett Financial Corporation	—	(500)	(500)	(500)	(500)
Common stock to be acquired by employee stock ownership plan (5)	—	(4,896)	(5,760)	(6,624)	(7,618)
Common stock to be acquired by stock-based benefit plan (6)	—	(2,448)	(2,880)	(3,312)	(3,809)

Total stockholders’ equity	$186,644	$234,509	$243,525	$252,542	$262,910

Pro Forma Shares Outstanding
Shares sold in the offering	—	5,848,000	6,880,000	7,912,000	9,098,800
Shares contributed to the charitable foundation	—	272,000	320,000	368,000	423,200
Shares issued to Narragansett Financial Corporation	—	7,480,000	8,800,000	10,120,000	11,638,000
Total shares issued	—	13,600,000	16,000,000	18,400,000	21,160,000
Total stockholders’ equity as a percentage of total assets	6.44%	7.96%	8.24%	8.52%	8.84%
Tangible equity as a percentage of tangible assets	5.53%	7.08%	7.37%	7.65%	7.98%

(1)

As adjusted to give effect to an increase in the number of shares, which increase could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

(2)

Does not reflect withdrawals from deposit accounts at BayCoast Bank for the purchase of shares of common stock. These withdrawals would reduce pro forma deposits and assets by the amount of the withdrawals.

(3)

No effect has been given to the issuance of additional shares of common stock pursuant to the exercise of options under a stock-based benefit plan. If the plan is implemented within the first year after the closing of the offering, an amount up to 10% of shares of common stock of Narragansett Bancorp, Inc. sold in the offering will be reserved for issuance upon the exercise of options under the plans. See “Management.”

(4)

The retained earnings of BayCoast Bank will be substantially restricted after the offering. See “Our Policy Regarding Dividends” and “Supervision and Regulation—Federal Bank Regulation—Capital Distributions.”

(5)

Assumes that 8% of the aggregate number of shares of common stock of Narragansett Bancorp, Inc. sold in the offering and contributed to the charitable foundation will be acquired by the employee stock ownership plan financed by a loan from Narragansett Bancorp, Inc. The loan will be repaid principally from BayCoast Bank’s contributions to the employee stock ownership plan. Since Narragansett Bancorp, Inc. will finance the employee stock ownership plan debt, this debt will be eliminated through consolidation and no liability will be reflected on Narragansett Bancorp, Inc.’s consolidated balance sheet. Accordingly, the number of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders’ equity.

(6)

Assumes a number of shares of common stock equal to 4% of the aggregate number of shares of common stock to be sold in the offering and contributed to the charitable foundation will be issued under a stock-based benefit plan. The funds to be used by such plan to purchase shares will be provided by Narragansett Bancorp, Inc. The dollar amount of common stock to be purchased is based on the $10.00 per share offering price and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the subscription price in the offering. We will record compensation expense to reflect the vesting of shares granted pursuant to such stock-based benefit plan and will credit capital in an amount equal to the charge to operations. Implementation of such plan will require stockholder approval.

PRO FORMA DATA

The following tables summarize historical data for Narragansett Financial Corporation and pro forma data for Narragansett Bancorp, Inc. at and for the three months ended March 31, 2026 and at and for the year ended December 31, 2025. This information is based on assumptions set forth below and in the tables and related footnotes, and should not be used as a basis for projections of market value of the shares of common stock following the offering.

We calculated the pro forma consolidated net income of Narragansett Bancorp, Inc. for each period as if the shares of common stock had been sold at the beginning of the period and the net proceeds had been invested at 3.92% (2.94% on an after-tax basis), which is equal to the yield on the five-year U.S. Treasury Note as of March 31, 2026. In light of current interest rates, we consider this rate to more accurately reflect the pro forma reinvestment rate than the arithmetic average method, which assumes reinvestment of the net proceeds at a rate equal to the average of the yield on interest-earning assets and the cost of deposits for those periods.

We further believe that the reinvestment rate is factually supportable because:

•	the yield on the U.S. Treasury Note can be determined and/or estimated from third-party sources; and

•	we believe that U.S. Treasury securities are not subject to credit losses due to a U.S. Government guarantee of payment of principal and interest.

We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of net income and stockholders’ equity by the indicated number of shares of common stock. For pro forma calculations, we adjusted these figures to give effect to the shares of common stock purchased by the employee stock ownership plan. We computed per share amounts for each period as if the common stock was outstanding at the beginning of the periods, but we did not adjust per share historical or pro forma stockholders’ equity to reflect the earnings on the estimated net proceeds.

The pro forma tables give effect to the implementation of a stock-based benefit plan. We have assumed that the stock-based benefit plan will acquire an amount of common stock equal to 4% of the aggregate number of shares of common stock sold in the offering and contributed to the charitable foundation at the same price for which the shares of common stock were sold in the offering. We assume that shares of common stock are granted under the plan in awards that vest over a five-year period.

We have also assumed that the stock-based benefit plan will grant options to acquire common stock equal to 10% of the aggregate number of shares of common stock sold in the offering and contributed to the charitable foundation. In preparing the following table, we also assumed that stockholder approval was obtained, that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of ten years and vested over five years. We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $4.64 for each option. In addition to the terms of the options described above, the Black-Scholes option pricing model incorporated an estimated volatility rate of 25.20% for the common stock based on an index of publicly traded financial institutions and financial institution holding companies, no dividend yield, an expected option life of 10 years and a risk-free interest rate of 4.30%. The plan of reorganization provides that we may grant awards of stock or options under one or more stock benefit plans in an amount up to 25% of the shares of common stock held by persons other than Narragansett Financial Corporation.

As disclosed under “How We Intend to Use the Proceeds from the Offering,” Narragansett Bancorp, Inc. intends to contribute 50% of the net proceeds from the offering to BayCoast Bank. Narragansett Bancorp, Inc. will use a portion of the proceeds it retains to make a loan to the employee stock ownership plan and retain the rest of the proceeds for future use.

The pro forma tables do not give effect to:

•	withdrawals from deposit accounts for the purpose of purchasing shares of common stock in the offering;

•	Narragansett Bancorp, Inc.’s results of operations after the offering; or

•	changes in the market price of the shares of common stock after the offering.

The following pro forma information may not represent the financial effects of the offering at the date on which the offering actually occurs and you should not use the tables to indicate future results of operations. Pro forma stockholders’ equity represents the difference between the stated amounts of assets and liabilities of Narragansett Bancorp, Inc., computed in accordance with GAAP. We did not increase or decrease stockholders’ equity to reflect the difference between the carrying value of loans and other assets and their market value. Pro forma stockholders’ equity is not intended to represent the fair market value of the common stock, and may be different than the amounts that would be available for distribution to stockholders if we were liquidated.

	At or for the Three Months Ended March 31, 2026 Based upon the Sale at $10.00 Per Share of:
	5,848,000 Shares	6,880,000 Shares	7,912,000 Shares	9,098,800 Shares (1)
	(Dollars in thousands, except per share amounts)
Gross proceeds of offering	$58,480	$68,800	$79,120	$90,988
Expenses	(3,001)	(3,129)	(3,256)	(3,403)

Estimated net proceeds	55,479	65,671	75,864	87,585
Cash contribution to charitable foundation	(600)	(600)	(600)	(600)
Common stock purchased by employee stock ownership plan	(4,896)	(5,760)	(6,624)	(7,618)
Common stock purchased by stock-based benefit plan	(2,448)	(2,880)	(3,312)	(3,809)

Estimated net proceeds, as adjusted	$47,535	$56,431	$65,328	$75,558

For the Three Months Ended March 31, 2026
Net income:
Historical	$1,248	$1,248	$1,248	$1,248
Income on net proceeds	350	415	480	555
Income on capitalization retained by mutual holding company	(4)	(4)	(4)	(4)
Employee stock ownership plan adjustment (2)	(46)	(54)	(62)	(72)
Stock award adjustment (3)	(92)	(108)	(124)	(143)
Stock option plan adjustment (4)	(133)	(157)	(180)	(207)

Pro forma net income (5)(6)	$1,323	$1,341	$1,358	$1,378

Per share net income:
Historical	$0.10	$0.08	$0.07	$0.06
Income on net proceeds	0.03	0.03	0.03	0.03
Income on capitalization retained by mutual holding company	(0.00)	(0.00)	(0.00)	(0.00)
Employee stock ownership plan adjustment (2)	(0.00)	(0.00)	(0.00)	(0.00)
Stock award adjustment (3)	(0.01)	(0.01)	(0.01)	(0.01)
Stock option plan adjustment (4)	(0.01)	(0.01)	(0.01)	(0.01)

Pro forma net income per share (5)	$0.11	$0.09	$0.08	$0.07

Stock price as a multiple of pro forma earnings per share	22.73x	27.78x	31.25x	35.71x
Shares used for calculating pro forma earnings per share	13,116,520	15,431,200	17,745,880	20,407,762
At March 31, 2026
Stockholders’ equity:
Historical	$186,644	$186,644	$186,644	$186,644
Estimated net proceeds	55,479	65,671	75,864	87,585
Capitalization retained by mutual holding company	(500)	(500)	(500)	(500)
Stock contribution to charitable foundation	2,720	3,200	3,680	4,232
Expense of stock contribution to charitable foundation	(2,720)	(3,200)	(3,680)	(4,232)
Cash contribution to charitable foundation	(600)	(600)	(600)	(600)
Tax benefit of contribution to charitable foundation	830	950	1,070	1,208
Common stock acquired by employee stock ownership plan (2)	(4,896)	(5,760)	(6,624)	(7,618)
Common stock acquired by stock-based benefit plan (3)	(2,448)	(2,880)	(3,312)	(3,809)

Pro forma stockholders’ equity (6)	$234,509	$243,525	$252,542	$262,910

Intangible assets	$(28,024)	$(28,024)	$(28,024)	$(28,024)

Pro forma tangible stockholders’ equity (6)	$206,485	$214,501	$224,518	$234,886

Stockholders’ equity per share:
Historical	$13.72	$11.67	$10.14	$8.82
Estimated net proceeds	4.08	4.10	4.12	4.14
Capitalization retained by mutual holding company	(0.04)	(0.03)	(0.03)	(0.02)
Stock contribution to charitable foundation	0.20	0.20	0.20	0.20
Expense of stock contribution to charitable foundation	(0.20)	(0.20)	(0.20)	(0.20)
Cash contribution to charitable foundation	(0.04)	(0.04)	(0.03)	(0.03)
Tax benefit of contribution to charitable foundation	0.06	0.06	0.06	0.06
Common stock acquired by employee stock ownership plan (2)	(0.36)	(0.36)	(0.36)	(0.36)
Common stock acquired by stock-based benefit plan (3)	(0.18)	(0.18)	(0.18)	(0.18)

Pro forma stockholders’ equity per share (6)	$17.24	$15.22	$13.72	$12.43

Intangible assets	$(2.06)	$(1.75)	$(1.52)	$(1.32)

Pro forma tangible stockholders’ equity per share (6)	$15.18	$13.47	$12.20	$11.11

Offering price to pro forma stockholders’ equity per share	58.00%	65.70%	72.89%	80.45%
Offering price to pro forma tangible stockholders’ equity per share	65.88%	74.24%	81.97%	90.01%
Shares outstanding for pro forma equity per share calculations	13,600,000	16,000,000	18,400,000	21,160,000

(footnotes begin on second following page)

	At or for the Year Ended December 31, 2025 Based upon the Sale at $10.00 Per Share of:
	5,848,000 Shares	6,880,000 Shares	7,912,000 Shares	9,098,800 Shares (1)
	(Dollars in thousands, except per share amounts)
Gross proceeds of offering	$58,480	$68,800	$79,120	$90,988
Expenses	(3,001)	(3,129)	(3,256)	(3,403)

Estimated net proceeds	55,479	65,671	75,864	87,585
Cash contribution to charitable foundation	(600)	(600)	(600)	(600)
Common stock purchased by employee stock ownership plan	(4,896)	(5,760)	(6,624)	(7,618)
Common stock purchased by stock-based benefit plan	(2,448)	(2,880)	(3,312)	(3,809)

Estimated net proceeds, as adjusted	$47,535	$56,431	$65,328	$75,559

For the Year Ended December 31, 2025
Net income:
Historical	$5,999	$5,999	$5,999	$5,999
Income on net proceeds	1,398	1,659	1,921	2,221
Income on capitalization retained by mutual holding company	(15)	(15)	(15)	(15)
Employee stock ownership plan adjustment (2)	(184)	(216)	(248)	(286)
Stock award adjustment (3)	(367)	(432)	(497)	(571)
Stock option plan adjustment (4)	(532)	(626)	(720)	(828)

Pro forma net income (5)	$6,299	$6,369	$6,440	$6,520

Per share net income:
Historical	$0.46	$0.39	$0.34	$0.29
Income on net proceeds	0.11	0.11	0.11	0.11
Income on capitalization retained by mutual holding company	(0.00)	(0.00)	(0.00)	(0.00)
Employee stock ownership plan adjustment (2)	(0.01)	(0.01)	(0.01)	(0.01)
Stock award adjustment (3)	(0.03)	(0.03)	(0.03)	(0.03)
Stock option plan adjustment (4)	(0.04)	(0.04)	(0.04)	(0.04)

Pro forma net income per share (5)	$0.49	$0.42	$0.37	$0.32

Stock price as a multiple of pro forma earnings per share	20.41x	23.81x	27.03x	31.25x
Shares used for calculating pro forma earnings per share	13,134,880	15,452,800	17,770,720	20,436,328
At December 31, 2025
Stockholders’ equity:
Historical	$186,846	$186,846	$186,846	$186,846
Estimated net proceeds	55,479	65,671	75,864	87,585
Capitalization retained by mutual holding company	(500)	(500)	(500)	(500)
Stock contribution to charitable foundation	2,720	3,200	3,680	4,232
Expense of stock contribution to charitable foundation	(2,720)	(3,200)	(3,680)	(4,232)
Cash contribution to charitable foundation	(600)	(600)	(600)	(600)
Tax benefit of contribution to charitable foundation	830	950	1,070	1,208
Common stock acquired by employee stock ownership plan (2)	(4,896)	(5,760)	(6,624)	(7,618)
Common stock acquired by stock-based benefit plan (3)	(2,448)	(2,880)	(3,312)	(3,809)

Pro forma stockholders’ equity (6)	$234,711	$243,727	$252,744	$263,113

Intangible assets	$(28,186)	$(28,186)	$(28,186)	$(28,186)

Pro forma tangible stockholders’ equity (6)	$206,525	$215,541	$224,558	$234,927

Stockholders’ equity per share:
Historical	$13.74	$11.68	$10.15	$8.83
Estimated net proceeds	4.08	4.10	4.12	4.14
Capitalization retained by mutual holding company	(0.04)	(0.03)	(0.03)	(0.02)
Stock contribution to charitable foundation	0.20	0.20	0.20	0.20
Expense of stock contribution to charitable foundation	(0.20)	(0.20)	(0.20)	(0.20)
Cash contribution to charitable foundation	(0.04)	(0.04)	(0.03)	(0.03)
Tax benefit of contribution to charitable foundation	0.06	0.06	0.06	0.06
Common stock acquired by employee stock ownership plan (2)	(0.36)	(0.36)	(0.36)	(0.36)
Common stock acquired by stock-based benefit plan (3)	(0.18)	(0.18)	(0.18)	(0.18)

Pro forma stockholders’ equity per share (6)	$17.26	$15.23	$13.73	$12.44

Intangible assets	$(2.07)	$(1.76)	$(1.53)	$(1.33)

Pro forma tangible stockholders’ equity per share (6)	$15.19	$13.47	$12.20	$11.11

Offering price to pro forma stockholders’ equity per share	57.94%	65.66%	72.83%	80.39%
Offering price to pro forma tangible stockholders’ equity per share	65.93%	74.24%	81.97%	90.01%
Shares outstanding for pro forma equity value per share calculations	13,600,000	16,000,000	18,400,000	21,160,000

(footnotes begin on following page)

(footnotes from previous two pages)

(1)

As adjusted to give effect to an increase in the number of shares, which increase could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

(2)

Assumes that 8% of the aggregate number of shares of common stock of Narragansett Bancorp, Inc. sold in the offering and contributed to the charitable foundation will be purchased by the employee stock ownership plan financed by a loan from Narragansett Bancorp, Inc. BayCoast Bank intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. BayCoast Bank’s annual payments on the employee stock ownership plan debt are based upon 20 equal annual installments of principal and interest. FASB Accounting Standards Codification (“ASC”) 718-40, “Compensation—Stock Compensation—Employee Stock Ownership Plans” (“ASC 718-40”) requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid, the fair value of the common stock remains equal to the offering price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 25.0%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that 6,120, 7,200, 8,280 and 9,522 shares were committed to be released during the three months ended March 31, 2026 at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, 24,480, 28,800, 33,120 and 38,088 shares were committed to be released during the year ended December 31, 2025 at the minimum, midpoint, maximum, and adjusted maximum of the offering range, respectively, and according to ASC 718-40, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for purposes of net income per share calculations.

(3)

Assumes that shares of common stock are issued under a stock-based benefit plan in an amount equal to 4% of the aggregate number of shares of common stock of Narragansett Bancorp, Inc. sold in the offering and contributed to the charitable foundation. Stockholder approval of the plan and issuances under the plan may not occur earlier than six months after the completion of the offering. The shares may be issued from authorized but unissued shares or may be funded by stock repurchases. Shares issued under the stock-based benefit plan are assumed to vest over a period of five years. The table assumes that (i) stock-based benefit plan share issuances are at $10.00 per share, (ii) 5% of the expense for the plan is amortized as an expense during the three months ended March 31, 2026, (iii) 20% of the expense for the plan is amortized as an expense during the year ended December 31, 2025, and (iv) the plan’s expense reflects an effective combined federal and state tax rate of 25.0%. The issuance of authorized but unissued shares of common stock to fund these awards would dilute stockholders’ ownership and voting interests by approximately 1.77%.

(4)

Assumes that options are granted under a stock-based benefit plan to acquire an aggregate number of shares of common stock equal to 10% of the aggregate number of shares of common stock of Narragansett Bancorp, Inc. sold in the offering and contributed to the charitable foundation. Stockholder approval of the plan may not occur earlier than six months after the completion of the offering. In calculating the pro forma effect of the stock-based benefit plan, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $4.64 for each option, the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options, and that 25% of the amortization expense (or the assumed portion relating to options granted to directors) resulted in a tax benefit using an assumed combined federal and state tax rate of 25.0%. The actual expense will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted. Under the above assumptions, the implementation of the stock-based benefit plan will result in no additional shares under the treasury stock method for purposes of calculating earnings per share. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares used to satisfy the exercise of options comes from authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease. The issuance of authorized but unissued shares of common stock pursuant to the exercise of options under such plan would dilute stockholders’ ownership and voting interests by approximately 4.31%.

(5)

Net income per share computations are determined by taking the number of shares assumed to be outstanding following the completion of the offering and, according to ASC 718-40, subtracting the employee stock ownership plan shares that have not been committed for release during the year. See footnote 2 above. The number of outstanding shares may be more or less than the assumed amounts.

(6)

The retained earnings of BayCoast Bank will be substantially restricted after the offering. See “Our Policy Regarding Dividends,” and “Supervision and Regulation—Federal Bank Regulations—Capital Requirements.”

COMPARISON OF VALUATION AND PRO FORMA INFORMATION

WITH AND WITHOUT THE CHARITABLE FOUNDATION

As reflected in the table below, if the charitable foundation is not established and funded in connection with the reorganization and offering, RP Financial estimates that our pro forma valuation would be greater and, as a result, a greater number of shares of common stock would be issued in the offering. At the minimum, midpoint, maximum and adjusted maximum of the valuation range, our pro forma valuation is $136.0 million, $160.0 million, $184.0 million and $211.6 million with the charitable foundation, as compared to $138.6 million, $163.0 million, $187.5 million and $215.6 million, respectively, without the charitable foundation. There is no assurance that in the event the charitable foundation were not formed, the appraisal prepared at that time would conclude that our pro forma market value would be the same as that estimated in the table below. Any appraisal prepared at that time would be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions.

For comparative purposes only, set forth below are certain pricing ratios and financial data and ratios at and for the three months ended March 31, 2026 at the minimum, midpoint, maximum and adjusted maximum of the offering range, assuming the offering was completed at the beginning of the period, with and without the charitable foundation.

	At and For the Three Months Ended March 31, 2026
	Minimum of Offering Range		Midpoint of Offering Range		Maximum of Offering Range		Adjusted Maximum of Offering Range
	With Foundation	Without Foundation	With Foundation	Without Foundation	With Foundation	Without Foundation	With Foundation	Without Foundation
	(Dollars in thousands, except per share amounts)
Estimated stock offering amount	$58,480	$62,348	$68,800	$73,350	$79,120	$84,353	$90,988	$97,005
Estimated full value	136,000	138,550	160,000	163,000	184,000	187,450	211,600	215,568
Total assets	2,944,720	2,948,169	2,953,736	2,957,714	2,962,753	2,967,261	2,973,122	2,978,236
Total liabilities	2,710,211	2,710,211	2,710,211	2,710,211	2,710,211	2,710,211	2,710,211	2,710,211
Pro forma stockholders’ equity	234,509	237,958	243,525	247,503	252,542	257,050	262,910	268,026
Pro forma net income	1,323	1,349	1,341	1,371	1,358	1,392	1,378	1,417
Pro forma stockholders’ equity per share	17.24	17.17	15.22	15.18	13.72	13.71	12.43	12.44
Pro forma net income per share	0.11	0.10	0.09	0.09	0.08	0.08	0.07	0.07
Pro forma pricing ratios:
Offering price as a percentage of pro forma stockholders’ equity per share	58.00%	58.24%	65.70%	65.99%	72.89%	72.94%	80.45%	80.39%
Offering price to pro forma net income per share (1)	22.73x	25.00x	27.78x	27.78x	31.25x	31.25x	35.71x	35.71x
Pro forma financial ratios:
Return on assets (1)	0.18%	0.18%	0.18%	0.19%	0.18%	0.19%	0.19%	0.19%
Return on equity (1)	2.26	2.27	2.20	2.22	2.15	2.17	2.10	2.11
Equity to assets	7.96	8.07	8.24	8.37	8.52	8.66	8.84	9.00

(1) Annualized.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

This discussion and analysis reflects our consolidated financial statements and other relevant statistical data, and is intended to enhance your understanding of our financial condition and results of operations. The information in this section has been derived from the consolidated financial statements, which appear beginning on page F-1 of this prospectus. You should read the information in this section in conjunction with the business and financial information regarding BayCoast Bank provided in this prospectus.

Overview

Total assets increased $38.3 million, or 1.3%, to $2.90 billion at March 31, 2026, from $2.86 billion at December 31, 2025. The increase was due to an increase in cash and cash equivalents, which increased $40.6 million, or 105.5%, to $79.1 million at March 31, 2026 from $38.5 million at December 31, 2025. The increase in cash and cash equivalents was due to two residential real estate loan portfolio sales totaling $45.4 million during the quarter. Total assets decreased $75.8 million, or 2.6%, to $2.86 billion at December 31, 2025, from $2.93 billion at December 31, 2024. The decrease was primarily due to decreases in cash and cash equivalents and Federal Home Loan Bank stock. Cash and cash equivalents decreased $37.4 million, or 49.3%, to $38.5 million at December 31, 2025 compared to $76.0 million at December 31, 2024. The decrease in cash and cash equivalents was due to U.S. Treasury purchases as well as our prepaying Federal Home Loan Bank borrowings to reduce interest expense and improve our net interest margin.

We recorded net income of $1.2 million for the three months ended March 31, 2026 compared to net loss of $123,000 for the three months ended March 31, 2025. The increase in net income was due primarily to a decrease in interest expense, partially offset by an increase in operating expense and a decrease in interest and dividend income. Total interest expense decreased $3.4 million, or 19.3%, to $14.3 million for the three months ended March 31, 2026, compared to $17.7 million for the three months ended March 31, 2025. Interest expense on deposits decreased $1.6 million, or 12.3%, to $11.4 million for the three months ended March 31, 2026, from $13.0 million for the three months ended March 31, 2025. We recognized decreases in all categories of deposit interest expense. Our average cost of deposits decreased 40 basis points to 2.28% for the three months ended March 31, 2026, from 2.68% for the three months ended March 31, 2025. Net income for the year ended December 31, 2025 was $6.0 million, an increase of $690,000, or 13.0%, compared to net income of $5.3 million for the year ended December 31, 2024. The increase was due to increases in net interest income and other income and a decrease in income tax expense, partially offset by an increase in operating expenses. Net interest income increased $10.8 million, or 16.5%, to $76.1 million for the year ended December 31, 2025 compared to $65.4 million for the year ended December 31, 2024, as we experienced both an increase in interest and dividend income and a decrease in interest expense.

Business Strategy

As one of the oldest community banks in New England and the United States, we believe that our reputation for providing personalized customer service is our strongest asset and our most effective strategy to continue to grow and be a profitable bank.

Subject to market conditions, we will continue our focus on growing our balance sheet and improving profitability by continuing to originate one- to four-family residential mortgage loans and increasing the origination of multi-family and commercial real estate loans. Additionally, we intend to supplement revenue growth through our non-interest income business lines, which are operated through direct and indirect subsidiaries of BayCoast Bank: mortgage lending (BayCoast Mortgage), wealth management services (Plimoth Investment Advisors), manufactured home financing (Priority Funding), and insurance (BayCoast Insurance).

These businesses help deepen customer relationships, broaden engagement, and support our long-term stability.

The proceeds from the stock offering will enable us to continue to implement our prudent growth strategy, and we plan to employ the following strategies to enhance profitability and deepen our relationships with our clients:

•

Operational Discipline and Scalability. We will continue to diversify our commercial and industrial loan portfolio by targeting new industries and expanding our reach across broader commercial client segments while improving operational productivity by deploying upgraded systems and automating core workflows. We believe that streamlining our processes will reduce our cost-to-serve while maintaining asset quality.

•	Revenue Diversification and Earnings Resilience. We continue to focus on growing our fee-based businesses in order to generate consistent, non-cyclical earnings.

•

Relationship Depth and Deposit Strength. We want to serve as the central financial hub for our clients. By delivering comprehensive, personalized solutions—ranging from advanced treasury management for commercial clients to tailored advisory services for retail clients—we deepen our relationship with existing clients and can capture a larger share of wallet and transition single-product users into primary banking relationships. This approach directly improves our core deposit strength, generating the stable, low-cost funding necessary for our lending initiatives, optimizes our capital structure, and strengthens long-term liquidity.

•

Customer and Community Impact. We are committed to delivering exceptional customer experiences alongside robust financial inclusion initiatives. By expanding access to tailored banking solutions and launching targeted financial education programs, we empower underserved populations and local businesses to achieve their financial goals. This proactive community engagement not only fosters long-term client loyalty, but also ensures that our institutional growth remains aligned with the economic well-being and prosperity of the communities we serve.

Our vision is to be the preferred financial partner and workplace in our market, deepening customer relationships to expand financial engagement, drive sustainable growth, and deliver exceptional value for our shareholders, customers, employees, and the communities we serve.

Reflecting our focus on our community, in connection with the offering, we intend to establish a charitable foundation called BayCoast Charitable Foundation, Inc., and to fund it with $600,000 in cash and a number of shares of our common stock equal to 2% of the shares that will be outstanding following the completion of the offering. The purpose of this foundation will be to make contributions to support various charitable organizations operating in our community now and in the future.

These strategies are intended to guide our investment of the net proceeds of the offering. We intend to continue to pursue our business strategy after the offering, subject to changes necessitated by future market conditions, regulatory restrictions and other factors.

Anticipated Increase in Non-Interest Expense

Following the completion of the reorganization and offering, our non-interest expense is expected to increase, in part due to the increased compensation expense associated with the purchase of shares of common stock by our employee stock ownership plan and the possible implementation of a stock-based benefit plan, if approved by our stockholders, no earlier than six months after the completion of the reorganization and offering. For further information, see “Summary—Our Officers, Directors and Employees Will Receive Additional Benefits and Compensation After the Offering,” “Risk Factors—Risks Related to the Offering—Our stock-based benefit plans will increase our expenses, which will reduce our net income” and “Management—Benefit Plans and Agreements.”

Critical Accounting Policies

The discussion and analysis of the financial condition and results of operations are based on our financial statements, which are prepared in conformity with GAAP. The preparation of these financial statements requires management to make estimates and assumptions affecting the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of income and expenses. We consider the accounting policies discussed below to be critical accounting policies. The estimates and assumptions that we use are based on historical experience and various other factors and are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions, resulting in a change that could have a material impact on the carrying value of our assets and liabilities and our results of operations.

The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for qualifying public companies. As an “emerging growth company,” we may delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. We intend to take advantage of the benefits of this extended transition period. Accordingly, our financial statements may not be comparable to companies that comply with such new or revised accounting standards.

The following represents our critical accounting policy.

Allowance for Credit Losses. The allowance for credit losses is a valuation account that is deducted from the loans’ amortized cost basis to present the net amount expected to be collected on the loans. Such allowance is based on the credit losses expected to arise over the life of the asset (contractual term). The allowance for credit losses on loans is established through a provision for credit losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed.

The allowance for credit losses on loans is evaluated on a regular basis by management. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

Management estimates the allowance for credit losses on loans using relevant available information, from internal and external sources, relating to past events, current conditions, and reasonable and supportable forecasts. Historical credit loss experience provides the basis for the estimation of expected credit losses. For example, an increase of 25 basis points as our adjustment to our lifetime loss rate for qualitative factors for all loan categories at March 31, 2026 would have increased our allowance for credit losses on loans at that date to $30.8 million from $29.7 million.

Qualitative and quantitative adjustments related to current conditions and the reasonable and supportable forecast period consider all of the following: peer losses, changes in lending policy and procedures, changes in nature and volume of the loan portfolio and in the terms of loans, changes in experience, ability and depth of lending management and staff, changes in the quality of the loan review system, changes in the value of underlying collateral for collateral-dependent loans, existence and effect of any concentration of credit and changes in the level of such concentrations, effect of other external forces such as competition, legal and regulatory requirements on the level of estimated credit losses in the existing portfolio, and the current and forecasted direction of the economic and business environment. Such forecasted information includes: gross domestic product (“GDP”) growth, unemployment rates, inflation, interest rates and house price indexes amongst others.

Although we believe that we use the best information available to establish the allowance for credit losses on loans, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used in making the evaluation. In addition, the Massachusetts Commissioner of Banks and the FDIC, as an integral part of their examination process, periodically review our allowance for credit losses on loans, and as a result of such reviews, we may have to adjust our allowance for credit losses on loans. A large loss could deplete the allowance and require increased provisions to replenish the allowance, which would adversely affect earnings.

For more information on our critical accounting policies, see Note 1 of the notes to our consolidated financial statements.

Comparison of Financial Condition at March 31, 2026 and December 31, 2025

Total Assets. Total assets increased $38.3 million, or 1.3%, to $2.90 billion at March 31, 2026, from $2.86 billion at December 31, 2025. The increase was due to an increase in cash and cash equivalents.

Cash and Cash Equivalents. Cash and cash equivalents increased $40.6 million, or 105.5%, to $79.1 million at March 31, 2026 from $38.5 million at December 31, 2025. The increase was due to two residential real estate loan portfolio sales totaling $45.4 million during the quarter.

Gross Loans. Loans increased $3.8 million and was $2.27 billion at each of March 31, 2026 and December 31, 2025. We experienced small increases in most loan categories, partially offset by a decrease of $18.9 million, or 3.9%, in residential mortgage loans, due to two residential real estate loan portfolio sales totaling $45.4 million during the quarter.

Deposits. Deposits increased $43.5 million, or 1.8%, to $2.47 billion at March 31, 2026 from $2.42 billion at December 31, 2025. We experienced an increase primarily in money market deposits ($56.6 million, or 7.0%). The increase in money market deposits was due to our onboarding larger municipalities as well as customers wanting more liquid deposit products. This was partially offset by a decrease in certificates of deposit, which decreased $32.4 million, or 6.2%, to $490.2 million at March 31, 2026 from $522.7 million at December 31, 2025, due to the competitive interest rate environment. All of our deposits are fully insured due to the additional insurance provided under the DIF.

Borrowings. Borrowings, which consisted solely of Federal Home Loan Bank of Boston advances, decreased to $95.5 million at March 31, 2026, compared to $98.1 million from December 31, 2025. The decrease was due to our improved liquidity position and less reliance on overnight borrowings.

Total Retained Earnings. Total retained earnings decreased $204,000 to $186.6 million at March 31, 2026 compared to $186.8 million at December 31, 2025. The decrease was due to a $1.5 million increase in accumulated other comprehensive loss to $4.0 million at March 31, 2026, partially offset by net income of $1.2 million for the three months ended March 31, 2026.

Comparison of Financial Condition at December 31, 2025 and December 31, 2024

Total Assets. Total assets decreased $75.8 million, or 2.6%, to $2.86 billion at December 31, 2025, from $2.93 billion at December 31, 2024. The decrease was primarily due to decreases in cash and cash equivalents and Federal Home Loan Bank stock.

Cash and Cash Equivalents. Cash and cash equivalents decreased $37.4 million, or 49.3%, to $38.5 million at December 31, 2025 compared to $76.0 million at December 31, 2024. The decrease was due to U.S. Treasury purchases as well as our prepaying Federal Home Loan Bank borrowings to reduce interest expense and improve our net interest margin.

Securities Available for Sale. Securities available for sale, reported at fair value, increased $54.9 million, or 19.1%, to $342.3 million at December 31, 2025 from $287.4 million at December 31, 2024. The increase was due primarily to our using excess cash provided by loan repayments and increased borrowings to invest in investment securities.

Gross Loans. Loans decreased $94.3 million, or 4.0%, to $2.27 billion at December 31, 2025 compared to $2.36 billion at December 31, 2024. The decrease was primarily due to a decrease in one- to four-family residential real estate loans of $111.3 million, or 18.7%, as we sold $589.3 million of this type of loan during 2025 to agencies and private investors. Of such sales, $191.3 million was sold to private investors and the remaining sales were traditional mortgage banking operations.

Deposits. Deposits increased $97.4 million, or 4.2%, to $2.42 billion at December 31, 2025 from $2.33 billion at December 31, 2024. We experienced increases primarily in money market deposits ($107.7 million, or 15.3%) and NOW accounts ($21.7 million, or 5.7%). The increase in money market deposits was due to our onboarding larger municipalities as well as customers wanting more liquid deposit products. These increases were partially offset by a decrease in certificates of deposit, which decreased $33.5 million, or 6.0%, to $522.7 million at December 31, 2025 from $556.2 million at December 31, 2024, due to the competitive interest rate environment and customers transferring their funds to money market deposits. All of our deposits are fully insured due to the additional insurance provided under the DIF.

Borrowings. Borrowings, which consisted solely of Federal Home Loan Bank of Boston advances, decreased $172.5 million, or 63.8%, to $98.1 million at December 31, 2025, compared to $270.6 million at December 31, 2024. The decrease was due to our prepaying $120.0 million in Federal Home Loan Bank advances to use excess liquidity to reduce interest expense and improve our net interest margin.

Subordinated Debt. Subordinated debt, net of issuance costs, decreased $14.6 million, or 13.4%, to $94.6 million at December 31, 2025 compared to $109.2 million, net of issuance costs, at December 31, 2024, due to our redeeming $15.0 million of our 2017 Debt during the fourth quarter of 2025, partially offset by the amortization of subordinate debt issuance costs.

Total Retained Earnings. Total retained earnings increased $16.2 million, or 9.5%, to $186.8 million at December 31, 2025 compared to $170.6 million at December 31, 2024. The increase was due to a $10.2 million decrease in accumulated other comprehensive loss to $2.5 million at December 31, 2025, combined with net income of $6.0 million for the year ended December 31, 2025. The change in accumulated other comprehensive loss was due to $6.2 million of other comprehensive income in unrealized holding gains on securities available for sale, net of tax, and $4.0 million of other comprehensive income on defined benefit pension plan gains, net of tax.

Comparison of Operating Results for the Three Months Ended March 31, 2026 and 2025

General. We recorded net income of $1.2 million for the three months ended March 31, 2026 compared to net loss of $123,000 for the three months ended March 31, 2025. The increase in net income was due to a decrease in interest expense and an increase in other income, partially offset by a decrease in interest and dividend income and an increase in income tax expense.

Interest and Dividend Income. Interest and dividend income decreased $771,000, or 2.2%, to $34.4 million for the three months ended March 31, 2026, from $35.2 million for the three months ended March 31, 2025. Interest and fees on loans, which is our primary source of interest income, decreased $984,000, or 3.0%, to $31.5 million for the three months ended March 31, 2026, from $32.5 million for the three months ended March 31, 2025.

The average balance of loans decreased by $56.2 million, or 2.4%, to $2.31 billion for the three months ended March 31, 2026, compared to $2.37 billion for the three months ended March 31, 2025. In addition, the average yield on loans decreased by four basis points to 5.45% for the three months ended March 31, 2026, from 5.49% for the three months ended March 31, 2025. The decrease in average balance of loans was primarily due to private investor residential loan sales.

Interest Expense. Total interest expense decreased $3.4 million, or 19.3%, to $14.3 million for the three months ended March 31, 2026, compared to $17.7 million for the three months ended March 31, 2025. Interest expense on deposits decreased $1.6 million, or 12.3%, to $11.4 million for the three months ended March 31, 2026, from $13.0 million for the three months ended March 31, 2025. We recognized decreases in all categories of deposit interest expense. Our average cost of interest-bearing deposits decreased 40 basis points to 2.28% for the three months ended March 31, 2026, from 2.68% for the three months ended March 31, 2025. The decrease in the average cost of deposits was primarily due to decreases in money market and term certificate rates and a change in our mix of deposits, reflecting a decrease in certificate of deposit accounts and an increase in money market deposits.

Interest expense on Federal Home Loan Bank advances decreased $1.5 million, or 53.6%, to $1.3 million for the three months ended March 31, 2026, from $2.8 million for the three months ended March 31, 2025. The decrease was primarily due to a decrease in the average balance of Federal Home Loan Bank advances ($137.3 million, or 53.0%) for the three months ended March 31, 2026. The decrease in average balance was due to our prepaying $120.0 million of Federal Home Loan Bank advances during the third quarter of 2025.

Interest on subordinated debt was $1.6 million and $1.9 million for the three months ended March 31, 2026 and 2025, respectively, due to our redeeming $15.0 million of our 2017 Debt during the fourth quarter of 2025.

Net Interest Income. Net interest income increased $2.6 million, or 15.1%, to $20.2 million for the three months ended March 31, 2026, compared to $17.5 million for the three months ended March 31, 2025, as our interest expense decreased faster than our interest income. Our interest rate spread increased 47 basis points to 2.59% for the three months ended March 31, 2026 from 2.12% for the three months ended March 31, 2025, while our net interest margin increased 45 basis points to 3.01% for the three months ended March 31, 2026 from 2.56% for the three months ended March 31, 2025.

Provision for Credit Losses. Based on an analysis of the factors described in “—Critical Accounting Policies—Allowance for Credit Losses,” we recorded provisions for credit losses on loans of $1.7 million and $1.9 million for the three months ended March 31, 2026 and 2025, respectively. There was no provision recorded for off-balance sheet credit exposures for the three months ended March 31, 2026 compared to a provision of $60,000 for the three months ended March 31, 2025. The allowance for credit losses on loans was $29.7 million at March 31, 2026 and $28.0 million at March 31, 2025 and represented 1.31% and 1.20% of total loans at March 31, 2026 and 2025, respectively. The allowance for credit losses for off-balance sheet commitments was $782,000 at March 31, 2026 and $387,000 at March 31, 2025.

Total non-accrual loans were $44.9 million at March 31, 2026, compared to $6.0 million at March 31, 2025. The increase reflected four commercial real estate loans and one commercial loan, with total balances of $36.5 million, being placed on non-accrual status. Total loans past due 30 days or greater were $14.8 million at March 31, 2026 compared to $10.1 million at March 31, 2025. As a percentage of nonperforming loans, the allowance for credit losses on loans was 66.15% at March 31, 2026 compared to 467.65% at March 31, 2025.

Our estimates and assumptions used in the determination of the adequacy of the allowance could be proven incorrect in the future, and the actual amount of future provisions may exceed the amount of past provisions. Any such increase in future provisions that may be required may adversely impact our financial condition and results of operations.

Other Income. Other income information is as follows.

	Three Months Ended March 31,		Change
	2026	2025	Amount	Percent
	(Dollars in thousands)
Customer service fees	$2,738	$2,504	$234	9.3%
Net loan servicing fees	(952)	127	(1,079)	(849.6)%
Trust department fees	1,635	1,487	148	10.0%
Insurance and brokerage commissions	4,070	4,035	35	0.9%
Gain on securities available for sale, net	203	—	203	NM
Gain (loss) on marketable equity securities	59	(15)	74	493.3%
Loss on sales of portfolio loans	(453)	(527)	74	14.0%
Mortgage banking income	4,718	3,411	1,307	38.3%
Bank owned life insurance	(120)	37	(157)	(424.3)%
Miscellaneous	405	208	197	94.7%

Total other income	$12,303	$11,267	$1,036	9.2%

The increase in mortgage banking income was due to an increase in residential mortgage sales volume due to a more favorable interest rate environment, as we sold $178.6 million of residential mortgage loans during the three months ended March 31, 2026 compared to $99.8 million of such sales during the three months ended March 31, 2025. The increase in trust department fees was due primarily to a $98.0 million, or 10.0%, increase in the market value of assets under management to $1.07 billion as of March 31, 2026, compared to $976.5 million as of March 31, 2025. The decrease in net loan servicing fees was due to an increase in loan prepayment speeds resulting in accelerated mortgage servicing asset amortization as well as an increase in the mortgage servicing asset valuation reserve. For a further discussion of our non-interest income producing subsidiaries, see “Business of BayCoast Bank—Subsidiary Activities.”

Operating Expense. Operating expense information is as follows.

	Three Months Ended March 31,		Change
	2026	2025	Amount	Percent
	(Dollars in thousands)
Salaries and employee benefits	$19,065	$17,214	$1,851	10.8%
Occupancy and equipment, net	4,117	3,693	424	11.5%
Professional fees	829	771	58	7.5%
Data processing	1,187	1,184	3	0.3%
Advertising	607	638	(31)	(4.9)%
Deposit insurance	698	727	(29)	(4.0)%
Amortization of intangible assets	162	248	(86)	(34.7)%
Other	2,590	2,659	(69)	(2.6)%

Total operating expense	$29,255	$27,134	$2,121	7.8%

The increase in salaries and employee benefits expense was due to cost-of-living adjustments and incentive compensation tied to higher loan volume. The increase in occupancy and equipment expense was due to higher snow removal costs.

Income Taxes. Income taxes increased by $371,000 to expense of $266,000 for the three months ended March 31, 2026, compared to a benefit of $105,000 for the three months ended March 31, 2025. The increase in the income tax provision was due to higher operating income and a decrease in tax exempt income. The effective tax rates were 17.6% and 46.1% for the three months ended March 31, 2026 and 2025, respectively. Our effective tax rate for the 2026 period was below the statutory rate due to tax exempt income.

Comparison of Operating Results for the Years Ended December 31, 2025 and 2024

General. Net income for the year ended December 31, 2025 was $6.0 million, an increase of $690,000, or 13.0%, compared to net income of $5.3 million for the year ended December 31, 2024. The increase was due to increases in other income and dividend and interest income and decreases in interest expense and income tax expense, partially offset by an increase in operating expenses.

Interest and Dividend Income. Interest and dividend income increased $1.6 million, or 1.9%, to $143.3 million for the year ended December 31, 2025 from $141.8 million for the year ended December 31, 2024. The increase was due to an increase in income on debt securities of $2.9 million, or 43.8%, to $9.5 million for the year ended December 31, 2025 compared to $6.6 million for the year ended December 31, 2024. Interest and fees on loans, which is our primary source of interest income, decreased $936,000, or 0.7%, to $131.3 million for the year ended December 31, 2025 from $132.2 million for the year ended December 31, 2024.

The average yield on debt securities increased 54 basis points to 2.93% for the year ended December 31, 2025 compared to 2.39% for the year ended December 31, 2024, reflecting changes in market interest rates. In addition, the average balance of debt securities increased by $47.9 million, or 17.4%, to $322.8 million for the year ended December 31, 2025 compared to $274.9 million for the year ended December 31, 2024, due to our increasing our U.S. Treasury portfolio.

The average yield on loans increased by 14 basis points to 5.62% for the year ended December 31, 2025 from 5.48% for the year ended December 31, 2024, reflecting increases in market interest rates. The increase in average yield was partially offset by a decrease in the average balance of loans of $73.5 million, or 3.1%, to $2.34 billion for the year ended December 31, 2025 compared to $2.41 billion for the year ended December 31, 2024. The decrease in average balance of loans was primarily due to private investor residential loan sales.

Interest Expense. Total interest expense decreased $9.2 million, or 12.1%, to $67.2 million for the year ended December 31, 2025, compared to $76.4 million for the year ended December 31, 2024, reflecting decreases in all categories of interest expense.

Interest expense on deposits decreased $6.1 million, or 10.6%, to $51.3 million for the year ended December 31, 2025, from $57.4 million for the year ended December 31, 2024. The decrease in interest expense deposits was due to decreases in money market and term certificate rates and a change in our mix of deposits, reflecting a decrease in certificate of deposit accounts and an increase in money market deposits. However, our average cost of interest-bearing deposits increased 12 basis points to 2.58% for the year ended December 31, 2025 from 2.46% for the year ended December 31, 2024.

Interest expense on Federal Home Loan Bank advances decreased $2.8 million, or 25.4%, to $8.3 million for the year ended December 31, 2025 from $11.2 million for the year ended December 31, 2024. The decrease was primarily due to a decrease in our average balance of Federal Home Loan Bank advances of $65.5 million, or 25.5%, to $191.2 million for the year ended December 31, 2025 compared to $256.7 million for the year ended December 31, 2024, due to our prepaying $120.0 million of Federal Home Loan Bank advances during the third quarter of 2025.

Interest on subordinated debt was $7.6 million and $7.9 million for the years ended December 31, 2025 and 2024, respectively.

Net Interest Income. Net interest income increased $10.8 million, or 16.5%, to $76.1 million for the year ended December 31, 2025 compared to $65.4 million for the year ended December 31, 2024, as we experienced both an increase in interest and dividend income and a decrease in interest expense. Our interest rate spread increased to 2.37% for the year ended December 31, 2025 from 1.94% for the year ended December 31, 2024, while our net interest margin increased to 2.80% for the year ended December 31, 2025 from 2.38% for the year ended December 31, 2024.

Provision for Credit Losses. Based on an analysis of the factors described in “—Critical Accounting Policies—Allowance for Credit Losses,” we recorded provisions for credit losses on loans of $7.4 million and $7.5 million for the years ended December 31, 2025 and 2024, respectively. A provision of $335,000 was recorded for off-balance sheet credit exposures for the year ended December 31, 2025 compared to a credit of $130,000 for the year ended December 31, 2024. The allowance for credit losses on loans was $29.1 million at December 31, 2025 and $26.2 million at December 31, 2024, and represented 1.28% and 1.11% of total loans at December 31, 2025 and 2024, respectively. The allowance for credit losses for off-balance sheet credit exposures was $782,000 and $447,000 at December 31, 2025 and 2024, respectively. The increase in the allowance for credit losses on loans during the year ended December 31, 2025, was primarily due to increases in delinquent and watch list loans during the year.

Total non-accrual loans were $37.4 million at December 31, 2025, compared to $5.4 million at December 31, 2024. Non-accrual commercial real estate and multi-family loans increased to $30.7 million at December 31, 2025 compared to $332,000 at December 31, 2024. The increase reflected three commercial real estate loans, with total balances of $29.4 million, being placed on non-accrual status. Total loans past due 30 days or greater were $14.8 million and $11.0 million at December 31, 2025 and 2024, respectively. As a percentage of nonperforming loans, the allowance for credit losses on loans was 77.69% at December 31, 2025, compared to 481.69% at December 31, 2024.

Our estimates and assumptions used in the determination of the adequacy of the allowance could be proven incorrect in the future, and the actual amount of future provisions may exceed the amount of past provisions. Any such increase in future provisions that may be required may adversely impact our financial condition and results of operations.

Other Income. Other income information is as follows.

	Years Ended December 31,		Change
	2025	2024	Amount	Percent
	(Dollars in thousands)
Customer service fees	$10,613	$10,218	$395	3.9%
Net loan servicing fees	(2,231)	(774)	(1,457)	(188.2)%
Trust department fees	6,156	5,761	395	6.9%
Insurance and brokerage commissions	14,468	12,526	1,942	15.5%
(Loss) gain on securities available for sale, net	(46)	195	(241)	(123.6)%
Gain on marketable equity securities	149	385	(236)	(61.3)%
Loss on sales of portfolio loans	(2,052)	(430)	(1,622)	377.2%
Mortgage banking income	18,540	17,046	1,494	8.8%
Bank owned life insurance	2,122	1,661	461	27.8%
Miscellaneous	2,583	947	1,636	172.8%

Total other income	$50,302	$47,535	$2,767	5.8%

The increase in insurance and brokerage commissions was due to an increase in sales volume, new business, and policy retention. The increase in mortgage banking income was due to an increase in sales volume due to a more favorable interest rate environment, as we sold $589.3 million loans during the year ended December 31, 2025 compared to $433.4 million of such sales during the year ended December 31, 2024. The increase in trust department fees was due primarily to a $116 million, or 12.0%, increase in the market value of assets under management to $1.09 billion as of December 31, 2025, compared to $969 million as of December 31, 2024. The increase in loss on sales of portfolio loans was due to private investor sales of $191.3 million of residential real estate mortgage loans during the year ended December 31, 2025 that were sold at a loss as part of our strategy to reorganize our balance sheet. We sold $29.1 million of such loans during the year ended December 31, 2024. The decrease in net loan servicing fees was due to an increase in loan prepayment speeds resulting in accelerated mortgage servicing asset amortization as well as an increase in the mortgage servicing asset valuation reserve. For a further discussion of our non-interest income producing subsidiaries, see “Business of BayCoast Bank—Subsidiary Activities.”

Operating Expense. Operating expense information is as follows.

	Years Ended December 31,		Change
	2025	2024	Amount	Percent
	(Dollars in thousands)
Salaries and employee benefits	$77,022	$64,573	$12,449	19.3%
Occupancy and equipment, net	14,347	14,142	205	1.5%
Professional fees	2,699	3,319	(620)	(18.7)%
Data processing	4,605	4,418	187	4.2%
Advertising	2,127	1,931	196	10.2%
Deposit insurance	2,721	2,534	187	7.4%
Amortization of intangible assets	1,021	889	132	14.9%
Other	9,356	7,110	2,246	31.6%

Total operating expense	$113,898	$98,916	$14,982	15.2%

The increase in salaries and employee benefits expense was due to an employee retention tax credit that offset payroll tax expense in 2024. Additionally, incentive compensation increased in 2025 due to an increase in loan volume. The increase in other expenses was due to prepayment penalties incurred with respect to Federal Home Loan Bank advance prepayments.

Income Taxes. Income taxes decreased by $2.0 million to a benefit of $831,000 for the year ended December 31, 2025, compared to a provision of $1.1 million the year ended December 31, 2024. The decrease in the income tax provision was due primarily to tax credits of $2.1 million, net of partnership basis adjustment, for the year ended December 31, 2025 related to a low-income affordable housing project. The tax credits were from Federal Historical Rehabilitation Tax Credit investments. The effective tax rates were (16.1)% and 17.8% for the years ended December 31, 2025 and 2024, respectively. Our effective tax rate for the year ended December 31, 2024 was below the statutory rate due to tax exempt income related to the tax credits.

Average Balance Sheets

The following tables set forth average balance sheets, average yields and costs, and certain other information for the periods indicated. No tax-equivalent yield adjustments have been made, as the effects would be immaterial. All average balances are daily average balances, and the average balance of loans includes non-accrual loans. The yields set forth below include the effect of deferred fees/costs, discounts, and premiums that are amortized or accreted to interest income. Deferred loan fees for the three months ended March 31, 2026 and 2025 and the years ended December 31, 2025 and 2024 were $3.9 million, $3.6 million, $4.0 million and $3.5 million.

	For the Three Months Ended March 31,
	2026			2025
	Average Outstanding Balance	Interest	Average Yield/Rate (1)	Average Outstanding Balance	Interest	Average Yield/Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Loans	$2,310,011	$31,483	5.45%	$2,366,246	$32,467	5.49%
Debt securities	346,502	2,783	3.21%	302,056	2,048	2.71%
Equity securities and mutual funds	7,899	114	5.79%	13,549	260	7.67%
Cash equivalents	18,859	41	0.87%	54,484	417	3.06%

Total interest-earning assets	2,683,271	34,421	5.13%	2,736,335	35,192	5.14%
Noninterest-earning assets	202,839			204,609

Total assets	$2,886,110			$2,940,944

Interest-bearing liabilities:
NOW accounts	$394,247	1,186	1.22%	$389,283	1,309	1.36%
Savings accounts	288,456	144	0.20%	294,988	157	0.22%
Money market accounts	837,356	5,988	2.90%	732,841	6,294	3.48%
Certificates of deposit	509,878	4,082	3.25%	549,206	5,246	3.87%

Total interest-bearing deposits	2,029,937	11,401	2.28%	1,966,318	13,006	2.68%
Borrowings:
Other Borrowings	121,797	1,277	4.19%	259,096	2,753	4.25%
Subordinated debt	94,611	1,577	6.67%	109,226	1,905	6.97%

Total interest-bearing liabilities	2,246,345	14,256	2.54%	2,334,640	17,664	3.03%

Noninterest-bearing liabilities:
Demand deposits	405,741			389,999
Other	46,177			44,749

Total liabilities	2,698,263			2,769,388
Retained earnings	187,847			171,555

Total liabilities and retained earnings	$2,886,110			$2,940,943

Net interest income		$20,166			$17,529

Net interest rate spread (2)			2.59%			2.12%
Net interest-earning assets (3)	$436,926			$401,695

Net interest margin (4)			3.01%			2.56%
Average interest-earning assets to interest-bearing liabilities			119.45%			117.21%

(1)	Annualized.
(2)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(3)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average total interest-earning assets.

	For the Years Ended December 31,
	2025			2024
	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans	$2,338,433	$131,315	5.62%	$2,411,917	$132,250	5.48%
Debt securities	322,804	9,464	2.93%	274,927	6,580	2.39%
Equity securities and mutual funds	10,817	885	8.18%	13,634	1,024	7.51%
Cash equivalents	49,809	1,647	3.26%	50,129	1,905	3.74%

Total interest-earning assets	2,721,863	143,311	5.27%	2,750,607	141,759	5.15%
Noninterest-earning assets	200,220			179,229

Total assets	$2,922,083			$2,929,936

Interest-bearing liabilities:
NOW accounts	$384,745	5,224	1.36%	$380,465	4,980	1.31%
Savings accounts	292,109	626	0.21%	301,763	632	0.21%
Money market accounts	772,148	25,648	3.32%	648,475	24,012	3.70%
Certificates of deposit	539,399	19,788	3.67%	639,720	27,750	4.34%

Total interest-bearing deposits	1,988,402	51,285	2.58%	1,970,423	57,374	2.91%
Borrowings	191,235	8,322	4.29%	256,713	11,155	4.27%
Subordinated debt	108,673	7,579	6.88%	108,987	7,870	7.10%

Total interest-bearing liabilities	2,288,309	67,186	2.90%	2,336,123	76,400	3.22%

Noninterest-bearing liabilities
Demand deposits	410,579			398,769
Other	46,796			31,958

Total liabilities	2,745,684			2,766,849
Retained earnings	176,399			162,987

Total liabilities and retained earnings	$2,922,083			$2,929,836

Net interest income		$76,125			$65,359

Net interest rate spread (1)			2.37%			1.94%
Net interest-earning assets (2)	$433,554			$414,484

Net interest margin (3)			2.80%			2.38%
Average interest-earning assets to interest-bearing liabilities	118.95%			117.74%

(1)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(2)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(3)	Net interest margin represents net interest income divided by average total interest-earning assets.

Rate/Volume Analysis

The following table presents the effects of changing rates and volumes on our net interest income for the periods indicated. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The total column represents the sum of the prior columns. For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately based on the changes due to rate and the changes due to volume. There were no out-of-period items or adjustments required to be excluded from the table below.

	Three Months Ended March 31, 2026 vs. 2025			Years Ended December 31, 2025 vs. 2024
	Increase (Decrease) Due to		Total Increase (Decrease)	Increase (Decrease) Due to		Total Increase (Decrease)
	Volume	Rate		Volume	Rate
	(In thousands)
Interest-earning assets:
Loans	$(768)	$(217)	$(984)	$(4,084)	$3,148	$(935)
Debt securities	326	409	735	1,258	1,626	2,884
Equity securities and mutual funds	(92)	(54)	(145)	(225)	85	(140)
Cash equivalents	(179)	(197)	(376)	(12)	(245)	(258)

Total interest-earning assets	(712)	(58)	(771)	(3,062)	4,614	1,552

Interest-bearing liabilities:
NOW accounts	17	(140)	(123)	57	187	243
Savings accounts	(3)	(9)	(13)	(20)	14	(7)
Money market accounts	842	(1,148)	(306)	4,273	(2,637)	1,636
Certificates of deposit	(356)	(807)	(1,164)	(4,013)	(3,949)	(7,962)
Borrowings	(1,440)	(35)	(1,476)	(2,878)	45	(2,833)
Subordinated debt	(246)	(81)	(327)	(24)	(267)	(291)

Total interest-bearing liabilities	(1,188)	(2,220)	(3,408)	(2,606)	(6,608)	(9,214)

Change in net interest income	$475	$2,162	$2,637	$(456)	$11,222	$10,766

Management of Market Risk

General. The majority of our assets and liabilities are monetary in nature. Consequently, our most significant form of market risk is interest rate risk. Our assets, consisting primarily of mortgage loans, have longer maturities than our liabilities, consisting primarily of deposits. As a result, a principal part of our business strategy is to manage the impact of changes in market interest rates on net interest income and capital. We have an Asset/Liability Committee that is responsible for evaluating the interest rate risk inherent in our assets and liabilities, for determining the level of risk that is appropriate, given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the guidelines approved by the board of directors. The Committee establishes and monitors the volume, maturities, pricing and mix of assets and funding sources with the objective of managing assets and funding sources to provide results that are consistent with liquidity, growth, risk limits and profitability goals. We generally seek to pursue interest rate risk mitigation strategies that result in the least amount of reported earnings volatility under generally accepted accounting principles while still meeting strategic objectives.

As part of our ongoing asset-liability management, we use the following strategies to manage our interest rate risk:

•	growing our non-interest-bearing demand, money market, savings and demand accounts;

•	maintaining loan and deposit pricing discipline;

•	fixing interest income on loans and other floating-rate assets;

•	growing our sources of non-interest income;

•	investing in short- to medium-term repricing and/or maturing investment securities whenever the market allows;

•	maintaining capital levels that exceed those required for well-capitalized status under federal banking regulations;

•	maintaining prudent levels of liquidity;

•	using derivative instruments such as mortgage banking derivatives and, to a lesser extent, loan level hedging and interest rate swaps;

•	managing our utilization of wholesale funding with borrowings and brokered deposits; and

•	continuing to diversify our loan portfolio.

Net Interest Income. We primarily analyze our sensitivity to changes in interest rates through a net interest income model. Net interest income is the difference between the interest income we earn on our interest-earning assets, such as loans and securities, and the interest we pay on our interest-bearing liabilities, such as deposits and borrowings. We estimate what our net interest income would be for 12-month and 24-month periods. We then calculate what the net interest income would be for the same periods under the assumptions that the U.S. Treasury yield curve increases or decreases instantaneously by 200 basis points, with changes in interest rates representing immediate and permanent, parallel shifts in the yield curve. A basis point equals one-hundredth of one percent, and 100 basis points equals one percent. An increase in interest rates from 2% to 3% would mean, for example, a 100 basis point increase in the “Change in Interest Rates” column below.

The tables below set forth, as of April 30, 2026 and January 31, 2026 the calculation of the estimated changes in our net interest income that would result from the designated instantaneous changes in the U.S. Treasury yield curve.

At April 30, 2026
Change in Interest Rates (Basis Points) (1)	Net Interest Income Year 1 Forecast	Year 1 Change From Level	Net Interest Income Year 2 Forecast	Year 2 Change From Level
	(Dollars in thousands)
+200	$92,775	(3.2)%	$105,800	10.3%
Level	95,883	—	101,954	6.3%
-200	96,813	1.0%	95,070	(0.8)%

(1)	Assumes an instantaneous uniform change in interest rates at all maturities.

At January 31, 2026
Change in Interest Rates (Basis Points) (1)	Net Interest Income Year 1 Forecast	Year 1 Change From Level	Net Interest Income Year 2 Forecast	Year 2 Change From Level
	(Dollars in thousands)
+200	$88,159	(3.9)%	$94,066	2.6%
Level	91,711	—	96,827	5.6%
-200	94,454	3.0%	98,034	6.9%

(1)	Assumes an instantaneous uniform change in interest rates at all maturities.

The tables above indicate that at April 30, 2026, in the event of an instantaneous parallel 200 basis point increase in interest rates, we would have experienced a 3.2% year-one decrease in net interest income, and in the event of an instantaneous parallel 200 basis point decrease in interest rates, we would have experienced a 1.0% year- one increase in net interest income and at January 31, 2026, in the event of an instantaneous parallel 200 basis point increase in interest rates, we would have experienced a 3.9% year-one decrease in net interest income, and in the event of an instantaneous parallel 200 basis point decrease in interest rates, we would have experienced a 3.0% year-one increase in net interest income. At January 31, 2025, in the event of an instantaneous parallel 200 basis point increase in interest rates, we would have experienced a 2.4% year-one decrease in net interest income, and in the event of an instantaneous parallel 200 basis point decrease in interest rates, we would have experienced a 1.3% year-one increase in net interest income.

At April 30, 2026, all estimated changes described above with respect to net interest income with respect to potential changes in market interest rates were in compliance with the current policy limits established by management and approved by the board of directors.

Certain shortcomings are inherent in the methodologies used in the above interest rate risk measurements. Modeling changes require making certain assumptions that may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. In this regard, the changes in net interest income tables presented assume that the composition of our interest-sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration or repricing of specific assets and liabilities. Accordingly, although the tables provide an indication of our interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates, and actual results may differ. Furthermore, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Additionally, certain assets, such as adjustable-rate loans, have features that restrict changes in interest rates both on a short-term basis and over the life of the asset. In the event of changes in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those assumed in calculating the tables.

Interest rate risk calculations also may not reflect the fair values of financial instruments. For example, decreases in market interest rates can increase the fair values of our loans, deposits and borrowings.

Liquidity and Capital Resources

Liquidity is our ability to meet current and future financial obligations that arise in the ordinary course of business. Liquidity is primarily needed to meet the borrowing and deposit withdrawal requirements of our customers and to fund current and planned expenditures. Our primary sources of funds are deposits, principal and interest payments on loans and securities and proceeds from maturities and calls of securities. We also have the ability to borrow from the Federal Home Loan Bank of Boston. At March 31, 2026, we had $95.5 million outstanding in advances from the Federal Home Loan Bank of Boston. At March 31, 2026, we had the ability to borrow $498.2 million in additional Federal Home Loan Bank of Boston advances. At March 31, 2026, we also had a $7.0 million line of credit with the Federal Home Loan Bank of Boston, none of which was drawn at that date. Additionally, at March 31, 2026, we had a $162.7 million secured line of credit through the Federal Reserve Borrower in Custody program. We also have available unsecured lines of credit with correspondent banks at interest rates that adjust daily, with borrowing capacity of $25.0 million at March 31, 2026. In addition, we have an agreement with AFX that provides us access to unsecured overnight borrowings with various counterparties. At March 31, 2026, we had a credit limit of $400.0 million. At March 31, 2026, no advances were outstanding under these lines of credit of the agreement with AFX. Lastly, as of March 31, 2026, we can access $288.5 million in funding through Intrafi One-Way-Buy, which enables banks to purchase wholesale funding at fixed or floating rates without collateralization requirements.

While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions, and competition. Our most liquid assets are cash and cash equivalents. The levels of these assets depend on our operating, financing, lending, and investing activities during any given period.

We monitor and review liquidity on a daily basis. We monitor deposit flows and cash management activities using cash management reporting. Additionally, we also review and analyze 30-, 60-, and 90-day cash flow projections on a periodic basis. On a weekly basis our Asset/Liability Committee’s Deposit Pricing Subcommittee reviews deposit cash flows and customer activity and trends. We stress test our liquidity position quarterly. This includes testing the documented sources of liquidity. Liquidity contingency planning is also monitored and presented to the Asset/Liability Committee on a quarterly basis.

We test all outstanding lines of credit from other financial institutions annually to ensure they are readily available if needed. The results of the testing are presented to the Asset/Liability Committee annually.

We target a Tier 1 basic surplus (calculated as (A) liquid assets (generally overnight funds, short-term investments and unpledged securities) minus (B) a percentage of short-term/potentially volatile liabilities (generally maturing short-term liabilities and a percentage of certificates of deposit and other deposits) divided by (C) total assets), of 5%. As of March 31, 2026, our Tier 1 basic surplus was 5.3%.

Our cash flows are comprised of three primary classifications: cash flows from operating activities, investing activities, and financing activities. Net cash provided by (used in) operating activities was $11.6 million, $3.9 million, $8.1 million and $8.6 million for the three months ended March 31, 2026 and 2025 and the years ended December 31, 2025 and 2024, respectively. Net cash provided by (used in) investing activities, which consists primarily of disbursements for loan originations and the purchase of investment securities, offset by principal collections on loans and proceeds from maturing securities and pay downs on securities, was $(11.9) million, $17.4 million, $44.5 million and $14.4 million for the three months ended March 31, 2026 and 2025 and the years ended December 31, 2025 and 2024, respectively. Net cash provided by (used in) financing activities was $40.9 million, $37.6 million, $(90.1) million and $18.7 million for the three months ended March 31, 2026 and 2025 and the years ended December 31, 2025 and 2024, respectively.

We are committed to maintaining a strong liquidity position. We monitor our liquidity position on a daily basis. We anticipate that we will have sufficient funds to meet our current funding commitments based on our current strategy to increase loans with an increase in core deposits and the continued use of Federal Home Loan Bank of Boston advances and other borrowings, as needed.

At March 31, 2026, BayCoast Bank exceeded its applicable regulatory capital requirement, and was considered “well capitalized” under regulatory guidelines. See “Historical and Pro Forma Regulatory Capital Compliance of BayCoast Bank.”

The net proceeds from the offering will significantly increase our liquidity and capital resources. Over time, the initial level of liquidity will be reduced as net offering proceeds are used for general corporate purposes, including funding loans. Our financial condition and results of operations will be enhanced by the net proceeds from the offering, which will increase our net interest-earning assets and net interest income. However, due to the increase in equity resulting from the net proceeds, as well as other factors associated with the offering, our return on equity will be lower immediately following the offering. See “Risk Factors—Risks Related to the Offering—The capital we raise in the offering may negatively impact our return on equity until we can fully implement our business plan. This could negatively affect the trading price of our shares of common stock.”

Recent Accounting Pronouncements

For a discussion of the impact of recent accounting pronouncements, see note 1 of the notes to our consolidated financial statements beginning on page F-1 of this prospectus. As an emerging growth company, we have elected to use the extended transition period to delay the adoption of new or re-issued accounting pronouncements applicable to public companies until such pronouncements are applicable to private companies.

Impact of Inflation and Changing Prices

The financial statements and related data presented herein have been prepared in accordance with GAAP, which requires the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary impact of inflation on our operations is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates, generally, have a more significant impact on a financial institution’s performance than does inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

BUSINESS OF NARRAGANSETT FINANCIAL CORPORATION

Narragansett Financial Corporation was formed as the Massachusetts-chartered mutual holding company of BayCoast Bank in connection with the reorganization of BayCoast Bank into the mutual holding company form of organization in 1998. Upon completion of the reorganization and offering, Narragansett Financial Corporation will own 55% of Narragansett Bancorp, Inc.’s common stock. As a mutual holding company, Narragansett Financial Corporation is a non-stock company that that will be required by law to own a majority of the outstanding voting stock of Narragansett Bancorp, Inc. for so long as Narragansett Financial Corporation remains in existence.

At March 31, 2026, on a consolidated basis, Narragansett Financial Corporation had total assets of $2.90 billion, total deposits of $2.47 billion and total retained earnings of $186.6 million. We had net income of $1.2 million, $6.0 million and $5.3 million for the three months ended March 31, 2026 and the years ended December 31, 2025 and 2024, respectively.

BUSINESS OF NARRAGANSETT BANCORP, INC.

Narragansett Bancorp, Inc. is a Maryland corporation that was incorporated in June 2026. The offering of common stock by means of this prospectus is being made by Narragansett Bancorp, Inc. in connection with the reorganization of BayCoast Bank and Narragansett Financial Corporation into the two-tier mutual holding company form of organization.

Narragansett Bancorp, Inc. will become the bank holding company for BayCoast Bank by owning all the outstanding shares of capital stock of BayCoast Bank. To date, Narragansett Bancorp, Inc. has engaged in organizational activities only. Following the reorganization and offering, Narragansett Bancorp, Inc.’s primary business activity will be to own all the outstanding shares of capital stock of BayCoast Bank, and Narragansett Bancorp, Inc. will be authorized to engage in any other business activities that are permissible for bank holding companies under Massachusetts and federal law.

Upon completion of the reorganization and offering, Narragansett Financial Corporation will own 55% and public stockholders will own 43% of Narragansett Bancorp, Inc.’s common stock. In addition, the charitable foundation will own 2% of Narragansett Bancorp, Inc.’s common stock.

Following the reorganization and offering, our cash flows will depend on earnings from the investment of the net offering proceeds and from any dividends we receive from BayCoast Bank. Initially, Narragansett Bancorp, Inc. will not own or lease any property, but instead will pay a fee to BayCoast Bank for the use of its premises, furniture and equipment. We intend to employ as officers of Narragansett Bancorp, Inc. only persons who are officers of BayCoast Bank; however, we will use the support staff of BayCoast Bank from time to time. We will pay a fee to BayCoast Bank for the time devoted to Narragansett Bancorp, Inc. by employees of BayCoast Bank; however, these individuals will not be separately compensated by Narragansett Bancorp, Inc. Narragansett Bancorp, Inc. may hire additional employees, as appropriate, to the extent it expands its business in the future.

Narragansett Bancorp, Inc.’s website address will be baycoast.bank/en/. Information on our website is not and should not be considered a part of this prospectus.

BUSINESS OF BAYCOAST BANK

General

BayCoast Bank is a Massachusetts-chartered savings bank headquartered in Swansea, Massachusetts. BayCoast Bank was originally chartered in 1851, and operates from its main office and 25 full-service branch banking offices in the South Coast of Massachusetts and the State of Rhode Island, as well as two loan production offices in Massachusetts and Rhode Island.

BayCoast Bank is subject to comprehensive regulation and examination by the Massachusetts Commissioner of Banks and the FDIC.

BayCoast Bank’s main office is located at 330 Swansea Mall Drive, Swansea, Massachusetts 02777, and our telephone number is (888) 806-2872. BayCoast Bank’s website address is baycoast.bank/en/. Information on our website is not and should not be considered a part of this prospectus.

Market Area

BayCoast Bank operates from its main office in Swansea, Massachusetts and 25 full-service branch offices in the South Coast of Massachusetts and the State of Rhode Island. In Massachusetts we have 18 branch office in Bristol County and one branch office Norfolk County. In Rhode Island we have three branch offices in Newport County, two branch offices in Providence County and one branch office in Bristol County. We consider the South Coast of Massachusetts and the State of Rhode Island as BayCoast Bank’s primary market area for lending and gathering deposits. As of March 31, 2026, BayCoast Mortgage operated in 11 states and Priority Funding operated in 21 states.

The following presents information with respect to BayCoast Bank’s market areas, as well as the Commonwealth of Massachusetts, the State of Rhode Island and the United States as a whole.

	Unemployment Rate (as of February 2026)	Median Household Income (2026 Estimated)	Population (2026 Estimated)	Square Miles	Population Density (Per Square Mile)	Projected Population Growth 2026 to 2031
Bristol County, MA	6.20%	$88,044	590,800	553	1,068.1	1.42%
Norfolk County, MA	4.50%	$137,903	746,390	396	1,884.3	2.22%
Massachusetts	4.70%	$109,065	7,179,961	7,801	920.4	1.78%
Newport County, RI	5.50%	$112,192	82,264	102	803.1	(3.14)%
Providence County, RI	6.20%	$85,029	682,408	409	1,666.5	2.75%
Bristol County, RI	4.90%	$125,630	49,679	24	2,058.6	(1.81)%
Rhode Island	4.70%	$93,626	1,116,646	1,034	1,080.0	1.46%
United States	4.40%	$86,867	342,965,686	3,533,038	97.1	2.58%

	Total Businesses	Total Sales (Millions)	Square Miles	Businesses Per Square Mile
Bristol County, MA	27,627	$45,339	553	49.9
Norfolk County, MA	41,650	$66,260	396	105.1
Massachusetts	418,859	$682,127	7,801	53.7
Newport County, RI	5,635	$7,168	102	55.0
Providence County, RI	36,822	$50,961	409	89.9
Bristol County, RI	2,122	$1,986	24	87.9
Rhode Island	62,212	$86,156	1,034	60.2
United States	17,119,633	$27,476,123	3,533,038	4.8

According to the Federal Reserve Bank of Boston’s Beige Book Report dated April 15, 2026, which covers the New England region of the United States, and is published eight times per year, commercial real estate contacts reported flat leasing and sales activity on average. Nonresidential construction slowed further slightly, and activity in the sector was largely limited to data centers and government projects. The outlook turned more pessimistic, as contacts expected higher longer-term interest rates to deter borrowing and construction activity going forward and said that rising oil prices presented additional downside risks.

Sales of single-family homes and condominiums slowed modestly in February compared with January and were down sharply from the previous February. Single-family home prices rose slightly throughout the region, but condominium prices fell moderately in most New England states. Multifamily leasing activity pulled back slightly, attributed to reduced inflows of international students.

Competition

We face significant competition within our market both in making loans and attracting deposits. Our market area has a high concentration of financial institutions, including large money center and regional banks, community banks and credit unions. Some of our competitors offer products and services that we currently do not offer, such as online account opening and automated wire transfers. Our competition for loans and deposits comes principally from commercial banks, savings institutions, mortgage banking firms, consumer finance companies and credit unions. We face additional competition for deposits from short-term money market funds, brokerage firms, mutual funds and insurance companies. Our ability to compete in our primary market area does not depend on any existing customer relationships.

As of June 30, 2025 (the latest date for which information is available), BayCoast Bank’s market share was 12.85% of total deposits in Bristol County, Massachusetts, making us the 3rd largest financial institution by deposits out of 36 financial institutions operating in Bristol County. As of June 30, 2025, our market share was 6.20% of total deposits in Newport County, Rhode Island, making us the 5th largest financial institution by deposits out of 11 financial institutions operating in Newport County. As of that date, we also had a market share of 1.20% in Bristol County, Rhode Island, 0.18% in Norfolk County, Massachusetts and a market share of 0.32% in Providence County, Rhode Island.

Lending Activities

Our loan portfolio consists primarily of commercial real estate loans, one- to four-family residential real estate loans, multi-family residential real estate loans, home equity loans and lines of credit, commercial business loans, construction loans and consumer loans.

Loan Portfolio Composition. The following table sets forth the composition of our loan portfolio by type of loan at the dates indicated. The amounts exclude loans held for sale, which totaled $14.9 million, $21.3 million and $48.9 million at the dates indicated, respectively. Information in the table below includes loans in process, which totaled $4.5 million at March 31, 2026.

	At March 31, 2026		At December 31,
			2025		2024
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Mortgage loans:
Residential real estate	$465,313	20.5%	$484,198	21.3%	$595,532	25.2%
Commercial and multi-family real estate (1)	1,089,361	47.9	1,080,739	47.6	1,088,052	46.0
Construction	184,236	8.1	179,266	7.9	171,595	7.3
Home equity loans and lines of credit	213,706	9.4	209,874	9.3	178,962	7.6
Commercial	200,807	8.8	194,649	8.6	201,392	8.5
Consumer	119,730	5.3	120,586	5.3	127,026	5.4
Other	—	—	5	0.0	1,106	0.1

Total gross loans	2,273,153	100.0%	2,269,316	100.0%	2,363,66	100.0%

Net deferred loan fees	(3,850)		(3,964)		(3,455)
Allowance for credit losses	(29,680)		(29,078)		(26,223)

Loans, net	$2,239,623		$2,236,274		$2,333,986

(1)	Includes $291.9 million, $293.5 million and $286.0 million of multi-family residential real estate loans at March 31, 2026, December 31, 2025 and 2024, respectively.

Contractual Maturities. The following tables set forth the contractual maturities of our total loan portfolio at March 31, 2026. Demand loans, loans having no stated repayment schedule or maturity, and overdraft loans are reported as being due in one year or less. The tables present contractual maturities and do not reflect repricing or the effect of prepayments. Actual maturities may differ.

	Residential Real Estate	Commercial and Multi- Family Real Estate	Construction	Home Equity Loans and Lines of Credit
	(In thousands)
Amounts due in:
One year or less	$134	$80,584	$46,889	$14
After one through five years	6,533	163,250	14,872	1,916
After five through 15 years	19,188	224,280	130	56,254
More than 15 years	439,458	621,247	122,345	155,522

Total	$465,313	$1,089,361	$184,236	$213,706

	Commercial	Consumer	Total
	(In thousands)
Amounts due in:
One year or less	$1,955	$16,069	$145,645
After one through five years	74,650	24,641	285,862
After five through 15 years	51,564	41,246	392,662
More than 15 years	72,638	37,774	1,448,981

Total	$200,807	$119,730	$2,273,153

The following table sets forth our fixed and adjustable-rate loans at March 31, 2026 that are contractually due after March 31, 2027.

	Due After March 31, 2027
	Fixed	Adjustable	Total
	(In thousands)
Mortgage loans:
Residential real estate	$189,589	$275,590	$465,179
Commercial and multi-family real estate	113,852	894,925	1,008,777
Construction	31,075	106,272	137,347
Home equity loans and lines of credit	28,984	184,708	213,692
Commercial	61,287	137,565	198,852
Consumer	100,996	2,666	103,661

Total loans	$525,784	$1,601,724	$2,127,508

Commercial Real Estate Lending. At March 31, 2026, we had $797.5 million in commercial real estate loans, representing 35.1% of our total loan portfolio.

We originate commercial real estate loans with rates that adjust after an initial fixed-rate period of generally five to seven years. We currently originate these loans with the rate tied to the applicable Federal Home Loan Bank classic advance rate plus a margin. Our commercial real estate loans generally have amortization terms of 25 years. The maximum loan-to-value ratio of our commercial real estate loans is generally 75%. Our commercial real estate loans also include loans that were originated as construction loans and have since converted to permanent financing. The majority of our commercial real estate loans are owner-occupied. We generally target commercial real estate loans with balances up to $5 million. At March 31, 2026, the average principal loan balance of our outstanding commercial real estate loans was $1.0 million, and the largest of such loans was a $15.2 million loan secured by a building used for laboratory and office space. This loan was performing in accordance with its original terms at March 31, 2026.

Set forth below is information regarding our commercial real estate loans at March 31, 2026.

Type of Loan	Number of Loans	Balance
		(In thousands)
Leisure and hospitality	127	$234,203
Office	176	153,775
Retail	95	71,504
Industrial	67	71,271
Cannabis facilities	11	48,877
Other trade, transportation and utilities	58	38,159
Manufacturing	48	33,102
Education and health services	47	29,396
Gasoline station	23	27,073
Other automotive	13	16,286
Other services	42	13,564
Professional and business services	21	8,328
Religious organizations	15	6,930
Other commercial real estate	95	45,015

Total	838	$797,484

We consider a number of factors in originating commercial real estate loans. We evaluate the qualifications and financial condition of the borrower, including project-level and global cash flows, credit history, and management expertise, as well as the value and condition of the property securing the loan. When evaluating the qualifications of the borrower, we consider the financial resources of the borrower, the borrower’s experience in owning or managing similar property and the borrower’s payment history with us and other financial institutions. In evaluating the property securing the loan, the factors we consider include the net operating income of the mortgaged property before debt service and depreciation, the ratio of the loan amount to the appraised value of the mortgaged property and the debt service coverage ratio (the ratio of net operating income to debt service). We generally seek a debt service ratio of at least 1.20x. Generally, commercial real estate loans are appraised by outside independent appraisers; however, if the principal balance of the loan is less than $500,000, we may utilize third-party evaluations in lieu of formal appraisals, which are subsequently reviewed by our appraisal department.

Personal guarantees are generally obtained from the principals of commercial real estate loan borrowers, although this requirement may be waived in limited circumstances depending upon the loan-to-value ratio and the debt service ratio associated with the loan. We require property, casualty and title insurance and flood insurance if the property is in a flood zone area.

One- to Four-Family Residential Real Estate Lending. At March 31, 2026, one- to four-family residential real estate loans totaled $465.3 million, or 20.8% of our total loan portfolio. The majority of these loans are secured by properties located in our market area. The average principal loan balance of our one- to four-family residential real estate loans was $374,000 at March 31, 2026.

We currently offer one- to four-family residential real estate loans with terms of up to 30 years. Historically, we have sold most of the one- to four-family residential real estate loans we have originated. We originate fixed-rate and adjustable-rate one- to four-family residential real estate loans. One- to four-family residential real estate loans often remain outstanding for shorter periods than their contractual terms because borrowers have the right to refinance or prepay their loans. We generally limit the loan-to-value ratios of our mortgage loans without private mortgage insurance to 80% of market value. Loans where the borrower obtains private mortgage insurance may be made with loan-to-value ratios of up to 97%, while loans for affordable and first-time homebuyer programs may be made with loan-to-value ratios of up to 97%.

Our adjustable-rate one- to four-family residential real estate loans carry terms to maturity of 30 years and generally have fixed rates for initial terms of three, five, seven or ten years, and adjust thereafter for periods of between one and five years, plus a margin, which in recent years has been tied to the one-year U.S. Treasury rate. The maximum amount by which the interest rate may be increased or decreased is generally 2.75% to 3.00% for the first adjustment period and 2% per adjustment period thereafter, with a lifetime interest rate cap of generally 6% over the initial interest rate of the loan and a floor of 2.75% to 3.00%.

We have not offered but may offer “interest only” mortgage loans on permanent one- to four-family residential real estate loans (where the borrower only pays interest for an initial period, after which the loan converts to a fully amortizing loan). We also have not offered and will not offer loans that provide for negative amortization of principal, such as “Option ARM” loans, where the borrower can pay less than the interest owed on the loan, resulting in an increased principal balance during the life of the loan. We have not offered “Alt-A” loans (i.e., loans that generally target borrowers with better credit scores who borrow with alternative documentation such as little or no verification of income).

We generally require title insurance on all of our one- to four-family residential real estate mortgage loans, and we also require that borrowers maintain fire and extended coverage casualty insurance (and, if appropriate, flood insurance) in an amount at least equal to the lesser of the loan balance or the replacement cost of the improvements. We do not conduct environmental testing on residential real estate mortgage loans unless specific concerns for hazards are identified by the appraiser used in connection with the origination of the loan. If we identify an environmental problem on land that will secure a loan, the environmental hazard must be remediated before the closing of the loan.

When underwriting residential real estate loans, we review and verify each loan applicant’s employment, income and credit history and, if applicable, our experience with the borrower. Our policy is to obtain credit reports and financial statements on all borrowers and guarantors. We require independent appraisals and/or an Automated Value Model (AVM) for all one- to four-family residential real estate loans. We use a third party for appraisal review. All appraisals, whether for loans sold on the secondary market or retained, are input into Fannie Mae’s Desktop Underwriter for reasonableness prior to origination. In addition, subsequent to loan origination, our loan quality control process may utilize an independent third party to conduct appraisal reviews.

Multi-family Residential Real Estate Lending. At March 31, 2026, we had $291.9 million in multi-family residential real estate loans, representing 12.8% of our total loan portfolio. Our multi-family loans are secured primarily by five-or-more unit residential buildings. The terms of and underwriting guidelines for our multi-family residential real estate loans are generally the same as for our commercial real estate loans, described above, including the use of personal guarantees. We generally target multi-family residential real estate loans with balances of up to $5.0 million. At March 31, 2026, the average principal loan balance of our outstanding multi-family residential real estate loans was $1.1 million, and the largest of such loans was a $28.5 million loan secured by a 179-unit apartment complex. At March 31, 2026, this loan was performing according to its original terms.

Home Equity Loans and Lines of Credit. In addition to traditional one- to four-family residential mortgage loans, we offer home equity loans and home equity lines of credit that are secured by the borrower’s primary residence. Home equity lines of credit have a maximum term of 20 years. The borrower is permitted to draw against the line during the first 10 years. Our home equity loans are originated with fixed rates of interest and with terms of up 15 years. Home equity loans and lines of credit are generally underwritten with the same criteria that we use to underwrite one- to four-family residential mortgage loans. Home equity loans may be underwritten with a loan-to-value ratio of 80% on owner occupied homes, 70% on second homes and condominiums, and 60% on investments properties when combined with the principal balance of the existing mortgage loan, while lines of credit for owner-occupied properties and second homes may be underwritten with loan-to-value ratios of 80% and 70% respectively, when combined with the principal balance of the existing mortgage loan. At the time we close a home equity loan or line of credit, we record a mortgage to perfect our security interest in the underlying collateral. At March 31, 2026, the outstanding balance of home equity loans totaled $29.1 million, or 1.3% of our total loan portfolio, and the outstanding balance of home equity lines of credit totaled $184.6 million, or 8.1% of our total loan portfolio.

Commercial Business Loans. At March 31, 2026, commercial business loans were $200.8 million, or 9.0% of total loans. Commercial business loans include both term loans and lines of credit. Loan terms vary depending on the type of collateral (such as five years for a loan secured by machinery and equipment, with a maximum loan-to-value ratio of up to 100%). Generally, the maximum loan-to-value ratio for commercial business loans is up to 90%.

When making commercial business loans, we consider the financial statements of the borrower, our lending history with the borrower, the debt service capabilities and global cash flows of the borrower and other guarantors, the projected cash flows of the business and the value of the collateral, accounts receivable, inventory and equipment.

We generally target commercial business loans with balances up to $5.0 million. At March 31, 2026, the average principal loan balance of our outstanding commercial business loans was $487,000. At March 31, 2026, our largest commercial business loan totaled $15.0 million and was secured by a solar farm. At March 31, 2026, this loan was performing according to its original payment terms; however, it has been granted debt service coverage covenant waivers.

Construction Loans. At March 31, 2026, we had $184.2 million in construction loans, representing 8.2% of our total loan portfolio, nearly all of which consisted of commercial construction loans. Our construction loans are structured as straight construction or construction/permanent loans where after the initial construction period the loan converts to a permanent commercial mortgage loan. Our commercial construction loans are underwritten to the same guidelines for commercial mortgage loans, including the use of personal guarantees as well as corporate guarantees.

Commercial construction loans generally can be made with a maximum loan-to-value ratio of 75% of the estimated appraised market value upon completion of the project. Before making a commitment to fund a construction loan, we require an appraisal of the property by an independent licensed appraiser. We also require inspections of the property before disbursements of funds during the term of the construction loan.

Our construction loans are based upon estimates of costs and values associated with the completed project. Underwriting is focused on the borrowers’ financial strength, credit history and demonstrated ability to produce a quality product and effectively market and manage their operations.

At March 31, 2026, the average principal loan balance of our outstanding construction loans was $884,000. At March 31, 2026, our largest construction loan totaled $22.5 million and was secured by an industrial building. At March 31, 2026, this loan was performing according to its original payment terms.

Consumer Loans. We offer a limited range of consumer loans. At March 31, 2026, consumer and other loans were $119.7 million, or 5.3% of total loans. Our consumer loans generally consist of manufactured home loans, which are originated nationwide through Priority Funding and Teamwork Funding, and personal loans which are generally originated to customers residing in our primary market area, with manufactured home loans totaling $72.3 million at March 31, 2026. Manufactured home loans are generally originated with maximum loan-to-value ratios of 80%, although we will originate these loans with maximum loan-to-value ratios of 90% for certain borrowers. At March 31, 2026, the average principal loan balance of our outstanding manufactured home loans was $47,000.

Cannabis Lending. As of March 31, 2026, we had $84.2 million in loans to borrowers in the cannabis industry, 93% of which was collateralized by real estate and included in commercial real loans, described above. We have established a Cannabis-Related Business Policy and Procedures governing the origination of these loans, and our policies for these loans also follow applicable rules, regulations, interpretations, and guidance issued by FinCEN titled “BSA Expectations Regarding Marijuana-Related Businesses,” issued in 2014. We do not intend to increase our cannabis industry lending in the future.

Our largest cannabis lending relationship consists of two commercial real estate loans totaling $25.7 million as of March 31, 2026, secured by a cannabis cultivation facility. Both loans are also secured by a lien on all business assets. The loans were under-secured and had an individual reserve of $2.5 million as of March 31, 2026. The loans were modified in 2025, and no principal and interest payments were required. The loans were placed on non-accrual status as of December 31, 2025. The loans have since resumed principal and interest payments and were current as of March 31, 2026.

Loan Underwriting Risks

Commercial Real Estate Loans and Multi-Family Real Estate Loans. Loans secured by commercial real estate and multi-family real estate generally have larger balances and involve a greater degree of risk than one- to four-family residential real estate loans. The primary concern with these types of lending is the borrower’s creditworthiness and the feasibility and cash flow potential of the underlying business. Payments on loans secured by income producing properties often depend on the successful operation and management of the properties. As a result, repayment of such loans may be subject, to a greater extent than residential real estate loans, to adverse conditions in the real estate market or the economy. To monitor cash flows on income properties, we require borrowers and loan guarantors to provide annual financial statements. In reaching a decision on whether to make a commercial real estate loan or a multi-family real estate loan, we consider and review a global cash flow analysis of the borrower and consider the net operating income of the property, the borrower’s expertise, credit history and profitability and the value of the underlying property. An environmental phase one report is obtained when the possibility exists that hazardous materials may have existed on the site, or the site may have been impacted by adjoining properties that handled hazardous materials.

If we foreclose on a commercial real estate loan or a multi-family real estate loan, the marketing and liquidation period to convert the real estate asset to cash can be lengthy with substantial holding costs. In addition, vacancies, deferred maintenance, repairs and market stigma can result in prospective buyers expecting sale price concessions to offset their real or perceived economic losses for the time it takes them to return the property to profitability. Changes in economic conditions that are not in the control of the borrower or lender could also affect the value of the collateral for the loan or the future cash flow of the property. Additionally, any decline in real estate values may be more pronounced for commercial or multi-family real estate than single-family residential properties, and we may require additional paydowns to enhance the loan-to-value position. Depending on the individual circumstances, initial charge-offs and subsequent losses on these types of loans can be unpredictable and substantial.

Commercial Business Loans. Unlike residential real estate loans, which generally are made on the basis of the borrower’s ability to make repayment from his or her employment or other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial and industrial loans are of higher risk and typically are made on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s business and the collateral securing these loans may fluctuate in value. Our commercial and industrial loans are originated primarily based on the identified cash flow of the borrower and secondarily on the underlying collateral provided by the borrower. Most often, this collateral consists of real estate, accounts receivable, inventory or equipment. Credit support provided by the borrower for most of these loans is based on the liquidation of the pledged collateral and enforcement of a personal guarantee, if any. Further, any collateral securing such loans may depreciate over time, may be difficult to appraise and may fluctuate in value. As a result, the availability of funds for the repayment of commercial and industrial loans may depend substantially on the success of the business itself.

Construction Loans. Construction lending involves additional risks when compared with permanent lending because funds are advanced upon the security of the project, which is of uncertain value before its completion. Because of the uncertainties inherent in estimating construction costs, as well as the market value of the completed project and the effects of governmental regulation of real property, it is relatively difficult to evaluate accurately the total funds required to complete a project and the related loan-to-value ratio. In addition, generally during the term of a construction loan, interest may be funded by the borrower or disbursed from an interest reserve set aside from the construction loan budget. These loans often involve the disbursement of substantial funds with repayment substantially dependent on the success of the ultimate project and the ability of the borrower to sell or lease the property or obtain permanent take-out financing, rather than the ability of the borrower or guarantor to repay principal and interest. If the appraised value of a completed project proves to be overstated, we may have inadequate security for the repayment of the loan upon completion of construction of the project and may incur a loss. Land loans have substantially similar risks.

Consumer Loans. Consumer loans may entail greater risk than residential real estate loans, particularly in the case of consumer loans that are unsecured or secured by assets that depreciate rapidly. Repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and a small remaining deficiency often does not warrant further substantial collection efforts against the borrower. Consumer loan collections depend on the borrower’s continuing financial stability, and therefore are likely to be adversely affected by various factors, including job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount that can be recovered on such loans.

Adjustable-Rate One- to Four-Family Residential Real Estate Loans. Although adjustable-rate mortgage loans may reduce, to an extent, our vulnerability to changes in market interest rates because they periodically re-price, as interest rates increase the required payments due from the borrower also increase (subject to rate caps), increasing the potential for default by the borrower. At the same time, the ability of the borrower to repay the loan and the marketability of the underlying collateral may be adversely affected by higher interest rates. Upward adjustments of the contractual interest rate are also limited by our maximum periodic and lifetime rate adjustments. Moreover, the interest rates on most of our adjustable-rate loans do not adjust for up to five years after origination. As a result, the effectiveness of adjustable-rate mortgage loans in compensating for changes in market interest rates may be limited.

Originations, Sales, Participations and Purchases of Loans

Most of our loan originations are generated by our loan personnel and from referrals from existing customers, real estate brokers, accountants and other professionals. All loans we originate are underwritten pursuant to our policies and procedures. While we originate both fixed-rate and adjustable-rate loans, our ability to generate each type of loan depends upon relative borrower demand and pricing levels established by competing banks, thrifts, credit unions, mortgage banking companies and other lenders. Our volume of loan originations is influenced significantly by market interest rates, and, accordingly, the volume of our loan originations can vary from period to period.

At March 31, 2026, the outstanding balances of our loan participations where we are not the lead lender totaled $54.7 million, or 2.4% of our loan portfolio, and consisted of 11 borrower relationships secured by commercial property, equipment and assignments. We did not purchase loan participations for the three months ended March 31, 2026, and the years ended December 31, 2025 and 2024. We occasionally sell participations to remain within our loans-to-one-borrower limits. For the three months ended March 31, 2026, and the years ended December 31, 2025 and 2024, we did not sell any loan participations. Additionally, we did not purchase any whole loans during these periods.

Through BayCoast Mortgage Company, we originate and sell conforming and jumbo residential mortgages in different states. The majority of loans originated by BayCoast Mortgage Company are sold into the secondary market or to investors, with all loans that conform to secondary market sale requirements sold into the secondary market. For the three months ended March 31, 2026 and the years ended December 31, 2025 and 2024, BayCoast Mortgage Company sold $181.5 million, $556.9 million and $499.1 million of loans, respectively. Priority Funding, which originates and sells manufactured home loans; and Teamwork Funding, a wholly owned subsidiary of Priority Funding, provides broker lender services for manufactured home loans and primarily conducts business in Arizona. For the three months ended March 31, 2026 and the years ended December 31, 2025 and 2024, Priority Funding and Teamwork Funding sold $22.2 million, $122.8 million and $121.0 million of loans, respectively.

In addition to loan sales through our subsidiaries, we sell loans from time to time directly from BayCoast Bank. For the three months ended March 31, 2026, and the years ended December 31, 2025 and 2024, BayCoast Bank sold $45.4 million, $191.3 million and $29.1 million of loans. These were all sales to private investors, which were conducted to provide liquidity and increase regulatory capital.

Loan Approval Procedures and Authority

The maximum amount that BayCoast Bank may lend to one borrower and the borrower’s related entities is generally limited, by statute, to 20% of capital, which is defined under Massachusetts law as the sum of capital stock, surplus account and undivided profits. At March 31, 2026, this regulatory limit on loans-to-one borrower was

$52.4 million. We generally establish our internal loans-to-one borrower limit on a quarterly basis as 50% of our regulatory limit, which was $26.0 million at March 31, 2026, with loans in excess of this amount requiring approval of our executive committee or full board of directors. At March 31, 2026, we had 11 loan relationships outstanding with a principal balance in excess of this internal amount. At March 31, 2026, BayCoast Bank’s largest loan relationship with one borrower was for $41.8 million and was collateralized by real estate and business assets. This loan was performing in accordance with its original terms on that date. Our regulatory loans-to-one borrower limit would increase as a result of the capital raised in the offering, and we may increase our internal loans-to-one borrower limit as a result. Specifically, our regulatory limit would increase to between $57.9 million at the minimum of the offering range and $61.1 million at the adjusted maximum of the offering range, which, based on our internal policies, would allow us to increase in our internal loans-to-one borrower limit to between approximately $29.0 million and $30.5 million, with loans in excess of the increased amount requiring approval of our executive committee or full board of directors.

BayCoast Bank’s lending is subject to uniform written underwriting standards and origination procedures. Decisions on loan applications are made on the basis of detailed information submitted by the prospective borrower, credit histories that we obtain, and property valuations (consistent with our appraisal policy) prepared by outside independent licensed appraisers or internal evaluations, where permitted by regulations.

All loan approval amounts are based on the proposed loan to the individual borrower. Certain of our officers can approve unsecured commercial loans in amounts up to $500,000, and secured commercial loans up to $750,000, while our management loan review committee, consisting of designated executive officers, can approve unsecured commercial loans in amounts up to $750,000, and secured commercial loans up to $10.0 million. With respect to residential mortgage loan authority, certain of our officers can approve loans in amounts up to $2.0 million, while our management loan review committee can approve such loans in amounts up to $3.0 million. Loans in excess of these amounts require approval of the executive committee or our full board of directors.

Delinquencies and Non-Performing Assets

Delinquency Procedures. With respect to commercial loans, once a loan becomes 15 days delinquent, a workout officer will notify the loan officer and may assist with collection efforts if needed. Collection activities range from attempting to contact the borrower by phone, email or letter in early delinquency stages, to bringing legal action in cases of advanced delinquency. With respect to residential mortgage loans and consumer loans, when the loan becomes 16 days delinquent, we will attempt verbal contact with the borrower and attempt to immediately assess the customer’s situation and, if a hardship situation exists, we will discuss remedies with the customer, payment plans, forbearance agreements up to and including a modification of the account. If we are unable to contact the borrower, we will send an initial collection letter. Prior to 45 days delinquency, a home ownership counseling notice is remitted. Once a loan becomes 31 days delinquent, collections efforts including telephone contact, form letters, and personalized letters at appropriate intervals. At the end of a 30-day cure period, a decision will be made whether to begin foreclosure proceedings.

Loans Past Due and Nonperforming Assets. Loans are reviewed on a regular basis. Management determines that a loan is non-performing when it is probable at least a portion of the loan will not be collected in accordance with the original terms due to a deterioration in the financial condition of the borrower or the value of the underlying collateral if the loan is collateral dependent. Non-accrual loans are loans for which collectability is questionable and, therefore, interest on such loans will no longer be recognized on an accrual basis. All loans that become 90 days or more delinquent are placed on non-accrual status unless the loan is well secured and is in the process of collection. When loans are placed on non-accrual status, unpaid accrued interest is fully reversed, and further income is recognized only to the extent received on a cash basis or cost recovery method. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time (at least six consecutive months) and the ultimate collectability of the total contractual principal and interest is no longer in doubt.

When we acquire real estate as a result of foreclosure, the real estate is classified as real estate owned. The real estate owned is recorded at fair value, less estimated costs to sell. Soon after acquisition, we order a new appraisal, or evaluation when acceptable, to determine the current market value of the property. Any excess of the recorded value of the loan satisfied over the market value of the property is charged against the allowance for credit losses, or, if the existing allowance is inadequate, charged to expense, in either case during the applicable period of such determination. After acquisition, all costs incurred in maintaining the property are expensed. Costs relating to the development and improvement of the property, however, are capitalized to the extent of estimated fair value less estimated costs to sell.

Delinquent Loans. The following table sets forth our loan delinquencies by type and amount at the dates indicated.

	At March 31, 2026			At December 31,
				2025			2024
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due
	(In thousands)
Mortgage loans:
Residential real estate	$640	$502	$1,084	$1,011	$—	$1,084	$1,953	$1,673	$1,058
Commercial and multi-family real estate	396	329	7,093	63	6,464	1,073	1,672	—	—
Construction	—	—	—	—	—	—	—	—	—
Home equity loans and lines of credit	1,506	45	173	389	71	401	1,296	563	377
Commercial	—	—	1,725	—	1,933	292	—	—	478
Consumer	583	438	247	1,309	246	475	985	324	620
Other	—	—	—	—	—	—	—	—	—

Total	$3,125	$1,314	$10,322	$2,772	$8,714	$3,325	$5,906	$2,560	$2,533

Non-Performing Assets. The following table sets forth information regarding our non-performing assets at the dates indicated.

	At March 31, 2026	At December 31,
		2025	2024
	(Dollars in thousands)
Non-accrual loans:
Mortgage loans:
Residential real estate	$3,919	$3,750	$2,518
Commercial and multi-family real estate	37,180	30,780	332
Construction	—	—	47
Home equity loans and lines of credit	871	1,150	812
Commercial	1,725	292	478
Consumer	1,170	1,456	1,257
Other	—	—	—

Total non-accrual loans	44,865	37,428	5,444

Accruing loans past due 90 days or more	—	—	—

Total non-performing loans	$44,865	$37,428	$5,444

Foreclosed and repossessed assets	$20	$142	$222

Total non-performing assets	$44,885	$37,570	$5,466

Total non-performing loans to total loans	1.97%	1.65%	0.23%
Total non-accrual loans to total loans	1.97%	1.65%	0.23%
Total non-performing assets to total assets	1.55%	1.31%	0.19%

Our recent increase in non-accrual loans reflects four commercial real estate loans and one commercial loan (totaling three relationships), with total balances of $36.5 million as of March 31, 2026, being placed on non-accrual status, as follows.

•

Our largest criticized asset consists of two commercial real estate loans totaling $25.7 million as of March 31, 2026, secured by a cannabis cultivation facility. Both loans are also secured by a lien on all business assets. The loans were under-secured and has an individual reserve of $2.5 million as of March 31, 2026. The loans were modified in 2025, and no principal and interest payments were required. The loans were placed on non-accrual status as of December 31, 2025. The loans have since resumed principal and interest payments and were current as of March 31, 2026.

•

A commercial relationship consisting of two loans totaling $7.5 million as of March 31, 2026, was placed on non-accrual status because it reached 90 days past due. The collateral is an owner-occupied property occupied by a manufacturing company of personal care and pharmaceutical products. There is a current potential buyer who is in negotiations with the borrower. The loans are individually evaluated for impairment using the collateral method. The collateral value was considered sufficient and no reserve has been required. The loans are current as of March 31, 2026.

•

A commercial real estate loan, totaling $3.4 million, was modified in 2025 and placed on non-accrual status. This is a participation loan where we own 44.44%. The loan is under-secured and had an individual reserve of $2.1 million as of March 31, 2026. The loan is current as of March 31, 2026.

Classified Assets. Federal regulations provide for the classification of loans and other assets, such as debt and equity securities considered by applicable regulations to be of lesser quality, as “substandard,” “doubtful” or “loss.” An asset is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. “Substandard” assets include those characterized by the “distinct possibility” that the insured institution will sustain “some loss” if the deficiencies are not corrected. Assets classified as “doubtful” have all of the weaknesses inherent in those classified “substandard,” with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions, and values, “highly questionable and improbable.” Assets classified as “loss” are those considered “uncollectible” and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. Assets that do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated as “special mention” by our management.

We may evaluate individually any credits that exhibit any of these weaknesses. A loan is individually evaluated when it does not share similar risk characteristics with a pool of loans and is assessed on an individual basis for expected credit losses, typically because the borrower is experiencing financial difficulty or the loan is collateral-dependent.

In accordance with our loan policies, we regularly review the problem loans in our portfolio to determine whether any loans require classification in accordance with applicable regulations. Loans are listed on the “watch list” initially because of emerging financial weaknesses even though the loan is currently performing as agreed, or if the loan possesses weaknesses although currently performing. If a loan deteriorates in asset quality, the classification is changed to “special mention,” “substandard,” “doubtful” or “loss” depending on the circumstances and the evaluation. Generally, loans 90 days or more past due are placed on non-accrual status and classified “substandard.” Management reviews the status of each loan on our watch list on a monthly basis.

On the basis of this review of our assets, our classified loans and special mention loans at the dates indicated were as follows:

	At March 31, 2026	At December 31,
		2025	2024
	(In thousands)
Substandard loans	$50,288	$51,445	$28,886
Doubtful loans	—	—	—
Loss loans	—	—	—

Total classified loans	$50,288	$51,445	$28,886

Special mention loans	$43,245	$10,089	$23,454

Allowance for Credit Losses for Loans

The allowance for credit losses is a valuation account that is deducted from the loans’ amortized cost basis to present the net amount expected to be collected on the loans. Such allowance is based on the credit losses expected to arise over the life of the asset (contractual term). The allowance for credit losses on loans is established through a provision for credit losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed.

The allowance for credit losses on loans is evaluated on a regular basis by management. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

Management estimates the allowance for credit losses on loans using relevant available information, from internal and external sources, relating to past events, current conditions, and reasonable and supportable forecasts. Historical credit loss experience provides the basis for the estimation of expected credit losses.

Qualitative and quantitative adjustments related to current conditions and the reasonable and supportable forecast period consider all of the following: peer losses, changes in lending policy and procedures, changes in nature and volume of the loan portfolio and in the terms of loans, changes in experience, ability and depth of lending management and staff, changes in the quality of the loan review system, changes in the value of underlying collateral for collateral-dependent loans, existence and effect of any concentration of credit and changes in the level of such concentrations, effect of other external forces such as competition, legal and regulatory requirements on the level of estimated credit losses in the existing portfolio, and the current and forecasted direction of the economic and business environment. Such forecasted information includes: gross domestic product growth, unemployment rates, inflation, interest rates and house price indexes amongst others.

No assurances can be given that the level of allowance for credit losses will cover all of the losses on the loans or that future adjustments to the allowance for credit losses will not be necessary if economic and other conditions differ substantially from the economic and other conditions used by management to determine the current level of the allowance for credit losses. A large loss could deplete the allowance and require increased provisions to replenish the allowance, which would adversely affect earnings.

As an integral part of their examination process, the Massachusetts Commissioner of Banks and the FDIC periodically review our allowance for credit losses, and as a result of such reviews, we may have to adjust our allowances for credit losses.

The following table sets forth activity in our allowance for credit losses for the periods indicated.

	At or For the Three Months Ended March 31,		At or For the Years Ended December 31,
	2026	2025	2025	2024
	(Dollars in thousands)
Allowance for credit losses at beginning of period	$29,078	$26,223	$26,223	$19,000
Provision for credit losses	1,700	1,950	7,025	7,650
Charge-offs:
Mortgage loans:
Residential real estate	—	—	(1)	—
Commercial and multi-family real estate	—	—	(3,141)	—
Construction	—	—	—	—
Home equity loans and lines of credit	—	—	—	—
Commercial	—	(82)	(478)	—
Consumer	(1,179)	(104)	(935)	(506)
Other	—	—	—	—

Total charge-offs	(1,179)	(186)	(4,555)	(506)
Total recoveries	81	20	385	79

Net (charge-offs) recoveries	(1,098)	(166)	(4,170)	(427)

Allowance at end of period	$29,680	$28,007	$29,078	$26,223
Allowance to non-performing loans	84.99%	467.65%	105.94%	481.69%
Allowance to total loans outstanding at the end of the period	1.31%	1.20%	1.28%	1.11%
Net (charge-offs) recoveries to average loans outstanding during the period (1)	(0.19)%	(0.03)%	(0.18)%	(0.02)%

(1)	Annualized for the three-month periods.

The decrease in the allowance for credit losses to non-performing loans was due to our increase in non-accrual commercial real estate loans, described above, which has not resulted in an increase in our allowance for credit losses.

The following table sets forth additional information with respect to charge-offs by category for the periods indicated.

	For the Three Months Ended March 31, (1)		For the Years Ended December 31,
	2026	2025	2025	2024
Net (charge-offs) recoveries to average loans outstanding during the period:
Mortgage loans:
Residential real estate	—%	—%	—%	—%
Commercial and multi-family real estate	—%	—%	(0.27)%	0.01%
Construction	—%	—%	—%	—%
Home equity loans and lines of credit	—%	—%	—%	—%
Commercial	—%	(0.17)%	(0.11)%	—%
Consumer	(3.70)%	(0.32)%	(0.71)%	(0.39)%
Other	—%	—%	—%	—%

(1)	Annualized.

The increase in charge-offs by percentage for consumer loans was due to our selling our student loan portfolio in the first quarter of 2026, recognizing a charge-off of $1.1 million with no impact to our income statement due to our having fully reserved for these loans.

Allocation of Allowance for Credit Losses. The following table sets forth the allowance for credit losses allocated by loan category and the percent of the allowance in each category to the total allocated allowance at the dates indicated. The allowance for credit losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.

	At March 31, 2026			At December 31,
				2025			2024
	Allowance for Credit Losses on Loans	Percent of Allowance in Each Category to Total Allocated Allowance	Percent of Loans in Each Category to Total Loans	Allowance for Credit Losses on Loans	Percent of Allowance in Each Category to Total Allocated Allowance	Percent of Loans in Each Category to Total Loans	Allowance for Credit Losses on Loans	Percent of Allowance in Each Category to Total Allocated Allowance	Percent of Loans in Each Category to Total Loans
	(Dollars in thousands)
Mortgage loans:
Residential real estate	$784	3.1%	20.5%	$768	2.8%	21.3%	$1,304	5.4%	25.2%
Commercial and multi-family real estate	15,939	63.3	47.9	16,690	61.4	47.6	13,326	55.3	46.0
Construction	719	2.9	8.1	699	2.6	7.9	583	2.4	7.3
Home equity loans and lines of credit	426	1.7	9.4	417	1.5	9.3	568	2.4	7.6
Commercial	3,188	12.7	8.8	3,013	11.1	8.6	2,741	11.4	8.5
Consumer	4,107	16.3	5.3	5,598	20.6	5.3	5,594	23.2	5.4
Other	—	—	—	—	—	0.0	—	—	0.1

Total allocated allowance	25,163	100.0%	100.0%	27,185	100.0%	100.0%	24,116	100.0%	100.0%

Unallocated	4,517			1,893			2,107

Total	$29,680			$29,087			$26,223

Investment Activities

General. BayCoast Bank has established an investment policy that governs our investment activities. The objectives of our investment policy are: (1) to provide liquidity adequate to meet reasonable deposit outflows and anticipated loan needs; (2) to provide safety of principal and interest; (3) to provide a stable source of income; (4) to assist with asset/liability management; and (5) to assist in reducing our tax liability. All purchase and sale transactions are reviewed and ratified by the executive committee of our board of directors. The board of directors has delegated to our Chief Executive Officer, our President and our Chief Financial Officer the authority to engage in single investment transactions of up to $10.0 million in certain securities without prior approval of the board of directors or a committee of the board.

Our current investment policy authorizes us to invest in various types of investment grade investment securities and liquid assets, including U.S. treasury securities, federal agency securities, corporate bonds and notes, bank deposits and certificates of deposit, municipal bonds and notes, residential and commercial mortgage-backed securities, collateralized mortgage obligations, asset-backed securities, overnight and term federal funds, common stock, preferred stock, mutual funds, structured debt, financial institution subordinated debt, and other bonds and obligations. We do not engage in any investment hedging activities or trading activities, nor do we purchase any high-risk mortgage derivative products, corporate junk bonds, or certain types of structured notes.

GAAP requires that, at the time of purchase, we designate a debt security as held-to-maturity, available-for-sale, or trading, depending on our ability and intent to hold such security. Debt securities designated as available for sale are reported at fair value, while debt securities designated as held to maturity are reported at amortized cost.

At March 31, 2026, we had allocated no portion of the allowance for credit losses with respect to investment securities.

Portfolio Maturities and Yields. The composition and maturities of the investment securities portfolio at March 31, 2026 are summarized in the following table. The table excludes equity securities, which totaled $2.2 million at March 31, 2026. We held no held-to-maturity securities as of March 31, 2026. Maturities are based on the final contractual payment dates, and do not reflect the effect of scheduled principal repayments, prepayments, or early redemptions that may occur. The weighted average yield is calculated based on the yield to maturity weighted for the size of each debt security over the entire portfolio of debt securities. No tax-equivalent yield adjustments have been made, as the effects would be immaterial.

	One Year or Less		More than One Year through Five Years		More than Five Years through Ten Years		More than Ten Years		Total
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield
	(Dollars in thousands)
Securities available for sale:
U.S. government bonds	$33,880	3.74%	$142,370	3.87%	$58,915	4.06%	$—	—%	$235,165	$234,374	3.90%
U.S. government-sponsored enterprise securities	15,180	3.82%	32,240	3.90%	—	—%	—	—%	47,420	45,309	3.89%
State and municipal bonds	924	2.98%	7,181	3.76%	7,573	3.39%	17,939	4.00%	33,617	33,252	3.79%
Corporate bonds	12,285	5.25%	4,744	4.82%	5,400	4.75%	—	—%	22,429	21,351	5.06%
Subordinated debt and collateralized debt obligations	—	—%	3,000	14.44%	9,000	6.29%	—	—%	12,000	11,381	8.52%

Total	$62,269	4.04%	$189,535	4.08%	$80,888	4.30%	$17,393	4.00%	$350,631	$345,667	4.12%

Sources of Funds

General. Deposits have traditionally been our primary source of funds for use in lending and investment activities. We also use borrowings, primarily Federal Home Loan Bank of Boston advances, to supplement cash flow needs, lengthen the maturities of liabilities for interest rate risk purposes and to manage the cost of funds. In addition, we receive funds from scheduled loan payments, loan prepayments, maturities, pre-payments and calls of securities, retained earnings and income on earning assets. While scheduled loan payments and income on earning assets are relatively stable sources of funds, deposit inflows and outflows can vary widely and are influenced by prevailing interest rates, market conditions and levels of competition.

Deposits. Our deposits are generated primarily from residents within our primary market area. We offer a selection of deposit accounts, including non-interest-bearing checking accounts, interest-bearing checking accounts, money market accounts, savings accounts and certificates of deposit. Deposit account terms vary, with the principal differences being the minimum balance required, the amount of time the funds must remain on deposit and the interest rate. At March 31, 2026, our core deposits, which are deposits other than certificates of deposit, were $1.98 billion, representing 81.1% of total deposits at that date.

Interest rates, maturity terms, service fees and withdrawal penalties are established on a periodic basis. Deposit rates and terms are based primarily on current operating strategies and market rates, liquidity requirements, rates paid by competitors and growth goals. Our ability to gather deposits is impacted by the competitive market in which we operate, which includes numerous financial institutions of varying sizes offering a wide range of products. We believe that deposits are a stable source of funds, but our ability to attract and maintain deposits at favorable rates will be affected by market conditions, including competition and prevailing interest rates.

The following table sets forth the distribution of total deposits by account type at the dates indicated.

	At March 31, 2026			At December 31,
				2025			2024
	Amount	Percent	Average Rate	Amount	Percent	Average Rate	Amount	Percent	Average Rate
	(Dollars in thousands)
Noninterest-bearing demand	$410,188	16.6%	—%	$394,297	16.3%	—%	$389,186	16.7%	—%
NOW accounts	405,801	16.5	0.01%	404,615	16.7	0.01%	382,877	16.5	1.27%
Savings accounts	291,353	11.8	0.20%	289,179	11.9	0.21%	292,858	12.6	0.22%
Money market accounts	869,170	35.2	2.88%	812,532	33.5	3.00%	704,796	30.3	3.46%
Certificates of deposit	490,249	19.9	3.08%	522,683	21.6	3.37%	556,163	23.9	3.90%

Total	$2,466,761	100.0%	1.88%	$2,423,306	100.0%	2.01%	$2,325,880	100.0%	2.25%

As of March 31, 2026, December 31, 2025 and December 31, 2024, the aggregate amount of deposits we had in excess of $250,000, which is the maximum amount for federal deposit insurance, was $828.0 million, $828.3 million and $781.0 million, respectively. In addition, as of March 31, 2026, the aggregate amount of all our certificates of deposit in excess of $250,000 was $197.2 million. As described below, all of our deposits are fully insured under the DIF.

The following table sets forth the maturity of our certificates of deposit in excess of $250,000 as of March 31, 2026.

At March 31, 2026
(In thousands)
Maturity Period:
Three months or less	$65,933
Over three through six months	77,502
Over six through twelve months	34,049
Over twelve months	19,675

Total	$197,159

All of our deposits are fully insured due to the additional insurance provided to a Massachusetts savings bank, such as BayCoast Bank, under the DIF, a private industry-sponsored insurance fund in Massachusetts that insures all deposits at BayCoast Bank above FDIC limits. DIF insurance applies to all traditional deposit accounts at member banks, including savings accounts, checking accounts, certificates of deposit, and money market accounts held by individuals, businesses and trusts, as well as government accounts. Coverage is not affected by where a depositor resides. The maximum amount of excess deposits the DIF insures for a financial institution is calculated annually based on the DIF’s capital position. We expect that coverage under the DIF will continue after consummation of the reorganization and offering.

Borrowed Funds. At March 31, 2026, we had $95.5 million outstanding in advances from the Federal Home Loan Bank of Boston. At March 31, 2026, we had the ability to borrow $498.2 million in additional Federal Home Loan Bank of Boston advances. At March 31, 2026, we also had a $7.0 million line of credit with the Federal Home Loan Bank of Boston, none of which was drawn at that date. Additionally, at March 31, 2026, we had a $162.7 million secured line of credit through the Federal Reserve Borrower in Custody program. We also have available unsecured lines of credit with correspondent banks at interest rates that adjust daily, with borrowing capacity of $25.0 million at March 31, 2026. In addition, we have an agreement with the AFX that provides us access to unsecured overnight borrowings with various counterparties. At March 31, 2026, we had a credit limit of $400.0 million. At March 31, 2026, no advances were outstanding under these lines of credit of the agreement with AFX.

Subordinated Debt. At March 31, 2026, we had the following subordinated debt outstanding:

	Issued Principal	Interest Rate	Maturity Date	Outstanding Principal
2022 Debt	$40,000,000	8.5% per annum until December 1, 2027, then current three-month SOFR plus 481 basis points	December 1, 2032	$40,000,000
2021 Debt	$45,000,000	The current three-month SOFR plus 319 basis points (reset to 6.84107% on May 31, 2026)	May 15, 2031	$45,000,000
2017 Debt	$25,000,000	The current three-month SOFR plus 401.161 basis points (7.69% at March 31, 2026)	December 15, 2027	$10,000,000

Properties

BayCoast Bank operates from its main office in Swansea, Massachusetts and 25 full-service branch banking offices in the South Coast of Massachusetts and the State of Rhode Island. Our subsidiary office locations are: BayCoast Insurance (seven offices in Massachusetts and Rhode Island), BayCoast Mortgage (four offices in Massachusetts), Stack Ally (one office in Massachusetts) Plimoth Investment Advisors (two offices in Massachusetts and one office in Connecticut), Priority Funding (one office in Massachusetts and one office in New York) and Teamwork Funding (one office in Arizona). As of March 31, 2026, the net book value of our real properties, including land, buildings and building improvements, was $40.8 million.

Subsidiary Activities

BayCoast Bank’s active subsidiaries are BayCoast Mortgage, which originates and sells conforming and jumbo residential mortgages; Plimoth Investment Advisors, which provides investment management and trust services; BayCoast Insurance, an indirect subsidiary of BayCoast Bank, which provides insurance products to consumers and businesses; Priority Funding, which originates and sells manufactured home loans; and Teamwork Funding, a wholly owned subsidiary of Priority Funding, which provides broker lender services for manufactured home loans and primarily conducts business in Arizona; Troy Security Corporation and B.F.R. Corp., which buy, hold, and sell securities on their own behalf; Stack Ally, which has been established to provide data integration and automation solutions to organizations; BCBOZ Investments, LLC, which holds real estate property; and 1851 Corporation, which is authorized to hold investments and real estate property.

BayCoast Mortgage, a Massachusetts limited liability company, is a wholly owned subsidiary of BayCoast Bank. BayCoast Mortgage Company originates and sells conforming and jumbo residential mortgage loans, and operates in 11 states. For the three months ended March 31, 2026 and the year ended December 31, 2025, BayCoast Mortgage Company sold $181.5 million and $556.9 million of mortgage loans, respectively, generating $4.0 million and $12.7 million of mortgage banking revenue for those periods. For the three months ended March 31, 2026 and the year ended December 31, 2025, BayCoast Mortgage Company had net income of $1.1 million and $2.2 million, respectively. Income from BayCoast Mortgage’s sale of loans is included within Mortgage banking income within Other income in the consolidated statements of net income, while loan fees are included in Miscellaneous within Other income in the consolidated statements of net income. BayCoast Mortgage’s results of operations, as well as the results of operations of Priority Funding and Teamwork Funding, described below, are susceptible to changes in interest rates and general economic conditions, as well as additional risks beyond those of our traditional banking activities, See “Risk Factors—Risks Related to our Business—Risks Related to Mortgage Banking Operations.”

Plimoth Investment Advisors, a Maine limited liability company, is a wholly owned subsidiary of BayCoast Bank. Its sole activity is to provide investment management and trust services to customers and businesses. At March 31, 2026, Plimoth Investment Advisors had approximately $1.07 billion in assets under management. For the three months ended March 31, 2026 and the year ended December 31, 2025, Plimoth Investment Advisors had net income of $317,000 and $1.1 million, respectively. Income from Plimoth Investments Advisors is included in Trust department fees within Other income in the consolidated statements of net income. Assets under management have grown steadily in recent periods, and were $1.16 billion, $1.09 billion and $969 million at March 31, 2026, December 31, 2025 and December 31, 2024, respectively. The composition of assets under management is well-diversified, and has been so in recent periods. At March 31, 2026, 30% of assets under management were for employee benefit trust and agency accounts, 24% were for investment management accounts, 17% were for foundation and endowment trust and agency accounts, 15% were for other retirement accounts, and the remainder was for personal trust and agency accounts and custody and safekeeping accounts. Comparatively, at December 31, 2024, 29% of assets under management were for employee benefit trust and agency accounts, 24% were for investment management accounts, 17% were for foundation and endowment trust and agency accounts, 15% were for other retirement accounts, and the remainder was for personal trust and agency accounts and custody and safekeeping accounts. Plimoth Investment Advisors’ results of operations are particularly susceptible to stock market fluctuations and competition. See “Risk Factors—Risks Related to our Business—Risks Related to Our Investment Management Business.”

BayCoast Insurance, a Delaware limited liability company, is an indirect subsidiary of BayCoast Bank. It provides insurance products to consumers and businesses. For the three months ended March 31, 2026 and the year ended December 31, 2025, BayCoast Insurance generated $2.7 million and $10.8 million of insurance commissions, and had net income of $1.1 million and $2.2 million, respectively. Insurance commissions are included in Insurance and brokerage commissions within Other income in the consolidated statements of net income. BayCoast Insurance’s results of operations depend on many factors similar to those of our traditional banking activities, such as changes in general economic conditions, regulatory developments and competition, and are susceptible to additional risks customary to insurance companies, such as changes in insurance market conditions, the availability and pricing of insurance products, relationships with insurance carriers, and the ability to attract and retain qualified insurance professionals.

Priority Funding, a Massachusetts limited liability company, is a wholly owned subsidiary of BayCoast Bank, and Teamwork Funding, an Arizona corporation, is a wholly owned subsidiary of Priority Funding. Priority Funding originates and sells manufactured home loans, primarily with respect to homes located in manufactured housing communities and other leased-land settings, in 21 states, and Teamwork Funding provides broker lender services for manufactured home loans and primarily conducts business in Arizona. For the three months ended March 31, 2026 and the year ended December 31, 2025, on a combined basis, Priority Funding and Teamwork Funding had loan sales of $23.7 million and $129.6 million, generating $1.6 million and $9.0 million of gains on loan sales, revenue, respectively, which are included within Mortgage banking income within Other income in the consolidated statements of net income. For the three months ended March 31, 2026 and the year ended December 31, 2025, on a combined basis, Priority Funding and Teamwork Funding had loan fees of $170,000 and $1.0 million, and had net income of $219,000 and $4.3 million, respectively, which are included in Miscellaneous within Other income in the consolidated statements of net income.

Troy Security Corporation and B.F.R. Corp. are Massachusetts securities corporations, which buy, hold, and sell securities on their own behalf. At March 31, 2026, on a combined basis, Troy Security Corporation and B.F.R. Corp. had assets of $75.0 million.

Stack Ally, a Delaware limited liability company, is a wholly owned subsidiary of BayCoast Bank. Stack Ally was formed in 2025, and has been established to provide data integration and automation solutions to organizations. Its platform enables system integration across multiple platforms supports workflow orchestration and automation, and incorporates embedded analytics and artificial intelligence capabilities. Because Stack Ally’s products are deployed within client environments, the customer maintains control over data, infrastructure, and security, including with respect to regulatory and compliance requirements. For the three months ended March 31, 2026, Stack Ally had a net loss of $27,000. There was no activity as of December 31, 2025.

BCBOZ Investments, LLC, a Massachusetts limited liability company, is a wholly owned subsidiary of BayCoast Bank. BCBOZ Investments, LLC was organized as an Opportunity Zone Fund and owns a building as an investment and has invested in improvements to the building. At March 31, 2026, BCBOZ Investments, LLC had assets of $5.9 million.

1851 Corporation, a Massachusetts corporation, is a wholly owned subsidiary of BayCoast Bank. 1851 Corporation is authorized to hold investments and real estate property, but at March 31, 2026, its only asset was $11.0 million in cash.

Legal Proceedings

We are not involved in any pending legal proceedings as a plaintiff or defendant other than routine legal proceedings occurring in the ordinary course of business, and at March 31, 2026, we were not involved in any legal proceedings, the outcome of which would be material to our financial condition or results of operations.

Personnel

As of March 31, 2026, we had 512 full-time and 34 part-time employees. Our employees are not represented by any collective bargaining group. Management believes that we have a good working relationship with our employees.

TAXATION

We are subject to federal and state income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal and state taxation is intended only to summarize material income tax matters and is not a comprehensive description of the tax rules applicable to Narragansett Financial Corporation, Narragansett Bancorp, Inc. and BayCoast Bank.

Our federal and state tax returns have not been audited for the past five years.

Federal Taxation

Method of Accounting. For federal income tax purposes, Narragansett Bancorp, Inc. and BayCoast Bank will file a consolidated federal income tax return, and will report income and expenses on the accrual method of accounting and use a tax year ending December 31 for filing their federal income tax returns. We currently utilize the specific charge-off method under Section 166(a) of the Internal Revenue Code.

Net Operating Loss Carryovers. Effective with the passage of the Tax Cuts and Jobs Act, net operating loss carrybacks are no longer permitted, and net operating losses are allowed to be carried forward indefinitely. Net operating loss carryforwards arising from tax years beginning after January 1, 2018 are limited to offset a maximum of 80% of a future year’s taxable income.

Capital Loss Carryovers. Generally, a financial institution may carry back capital losses to the preceding three taxable years and forward to the succeeding five taxable years. Any capital loss carryback or carryover is treated as a short-term capital loss for the year to which it is carried. As such, it is grouped with any other capital losses for the year to which carried and is used to offset any capital gains. Any loss remaining after the five-year carryover period that has not been deducted is no longer deductible. At March 31, 2026, BayCoast Bank had no capital loss carryovers.

Corporate Dividends. Narragansett Bancorp, Inc. may generally exclude from its income 100% of dividends received from BayCoast Bank as a member of the same affiliated group of corporations.

State Taxation

Financial institutions in Massachusetts are required to file combined income tax returns. The Massachusetts excise tax rate for savings banks is currently 9.0% of federal taxable income, adjusted for certain items. Taxable income includes gross income as defined under the Internal Revenue Code, plus interest from bonds, notes and evidences of indebtedness of any state, including Massachusetts, less deductions, but not the credits, allowable under the provisions of the Internal Revenue Code, except for those deductions relating to dividends received and income or franchise taxes imposed by a state or political subdivision. Carryforwards and carrybacks of net operating losses and capital losses are not allowed.

A financial institution or business corporation is generally entitled to special tax treatment as a “security corporation” under Massachusetts law provided that: (a) its activities are limited to buying, selling, dealing in or holding securities on its own behalf and not as a broker; and (b) it has applied for, and received, classification as a “security corporation” by the Commissioner of the Massachusetts Department of Revenue. A security corporation that is also a bank holding company under the Internal Revenue Code must pay a tax equal to 0.33% of its gross income. A security corporation that is not a bank holding company under the Internal Revenue Code must pay a tax equal to 1.32% of its gross income. Our subsidiaries that engage in securities transactions on their own behalf, are qualified as security corporations. As such, each has received security corporation classification by the Massachusetts Department of Revenue; and does not conduct any activities deemed impermissible under the governing statutes and the various regulations, directives, letter rulings and administrative pronouncements issued by the Massachusetts Department of Revenue.

As a Maryland business corporation, Narragansett Bancorp, Inc. is required to file an annual report with and pay franchise taxes to the state of Maryland.

SUPERVISION AND REGULATION

General

BayCoast Bank is a Massachusetts-chartered savings bank. Our deposits are insured up to applicable limits by the FDIC and by the Depositors Insurance Fund for amounts in excess of the FDIC insurance limits. We are subject to extensive regulation by the Massachusetts Commissioner of Banks, as our chartering agency, and by the FDIC, as our primary federal regulator and primary deposit insurer. We are required to file reports with, and are periodically examined by, the FDIC and the Massachusetts Commissioner of Banks concerning our activities and financial condition and must obtain regulatory approvals prior to entering into certain transactions, including, but not limited to, mergers with or acquisitions of other financial institutions. BayCoast Bank is a member of the Federal Home Loan Bank of Boston.

The regulation and supervision of BayCoast Bank establish a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of depositors and borrowers and, for purposes of the FDIC, the protection of the insurance fund and not for the protection of investors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes.

As bank holding companies, Narragansett Bancorp, Inc. and Narragansett Financial Corporation will be required to comply with the rules and regulations of the Federal Reserve Board. Each will be required to file certain reports with the Federal Reserve Board and will be subject to examination by and the enforcement authority of the Federal Reserve Board. Narragansett Bancorp, Inc. will also be subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.

Any change in applicable laws or regulations, whether by the Massachusetts Commissioner of Banks, the FDIC, the Federal Reserve Board, the Commonwealth of Massachusetts or Congress, could have a material adverse impact on the operations and financial performance of Narragansett Bancorp, Inc. and BayCoast Bank. In addition, BayCoast Bank is affected by the monetary and fiscal policies of various agencies of the U.S. Government, including the Federal Reserve Board. In view of changing conditions in the national economy and in the money markets, it is impossible for management to accurately predict future changes in monetary policy or the effect of such changes on the business or financial condition of Narragansett Bancorp, Inc. and BayCoast Bank.

Set forth below is a brief description of material regulatory requirements that are or will be applicable to BayCoast Bank, Narragansett Bancorp, Inc. and Narragansett Financial Corporation. The description is limited to certain material aspects of the statutes and regulations addressed, and is not intended to be a complete description of such statutes and regulations and their effects on BayCoast Bank, Narragansett Bancorp, Inc. and Narragansett Financial Corporation.

Massachusetts Banking Laws and Supervision

BayCoast Bank is regulated and supervised by the Massachusetts Commissioner of Banks. The Massachusetts Commissioner of Banks is required to regularly examine each state-chartered financial institution. The approval of the Massachusetts Commissioner of Banks is required to establish or close branches, to merge with another bank, to issue stock and to undertake many other activities. Any Massachusetts financial institution that does not operate in accordance with the regulations, policies and directives of the Massachusetts Commissioner of Banks may be sanctioned. The Massachusetts Commissioner of Banks may suspend or remove directors or officers of a financial institution who have violated the law, conducted a financial institution’s business in a manner that is unsafe, unsound or contrary to the depositors’ interests, or been negligent in the performance of their duties. In addition, the Massachusetts Commissioner of Banks has the authority to appoint a receiver or conservator if it is determined that the financial institution is conducting its business in an unsafe or unauthorized manner, and under certain other circumstances.

The powers that Massachusetts-chartered savings banks can exercise under these laws include, but are not limited to, the following.

Lending Activities. A Massachusetts-chartered savings bank may make a wide variety of mortgage loans including fixed-rate loans, adjustable-rate loans, variable-rate loans, participation loans, graduated payment loans, construction and development loans, condominium and co-operative loans, second mortgage loans and other types of loans that may be made in accordance with applicable regulations. Commercial loans may be made to corporations and other commercial enterprises with or without security. Consumer and personal loans may also be made with or without security.

Insurance Sales. Massachusetts savings banks may engage in insurance sales activities if the Massachusetts Commissioner of Banks has approved a plan of operation for insurance activities and the bank obtains a license from the Massachusetts Division of Insurance. A savings bank may be licensed directly or indirectly through an affiliate or a subsidiary corporation established for this purpose. BayCoast Bank does not offer insurance products.

Investment Activities. In general, as a matter of state law, Massachusetts-chartered savings banks may invest in preferred and common stock of any corporation organized under the laws of the United States or any state provided such investments do not involve control of any corporation and do not, in the aggregate, exceed 4.0% of the bank’s deposits. Massachusetts-chartered savings banks may in addition, under state law, invest an amount equal to 1.0% of their deposits in stocks of Massachusetts corporations or companies with substantial employment in the Commonwealth which have pledged to the Massachusetts Commissioner of Banks that such monies will be used for further development within the Commonwealth. At the present time, BayCoast Bank has the authority under state law to invest in equity securities. However, such investment authority is constrained by federal law. See “—Federal Bank Regulation—Investment Activities” for such federal restrictions.

Dividends. A Massachusetts stock bank may declare from net profits cash dividends not more frequently than quarterly and non-cash dividends at any time. No dividends may be declared, credited or paid if the bank’s capital stock is impaired. A Massachusetts savings bank with outstanding preferred stock may not, without the prior approval of the Commissioner of Banks, declare dividends on the common stock without also declaring dividends on the preferred stock. The approval of the Massachusetts Commissioner of Banks is required if the total of all dividends declared in any calendar year exceeds the total of its net profits for that year combined with its retained net profits from the preceding two years, less any required transfer to surplus or a fund for the retirement of any preferred stock. For this purpose, net profits means the remainder of all earnings from current operations plus actual recoveries on loans and investments and other assets after deducting current operating expenses, actual losses, accrued dividends on preferred stock, if any, and all federal and state taxes.

Protection of Personal Information. Massachusetts has adopted regulatory requirements intended to protect personal information. The requirements are similar to existing federal laws such as the Gramm-Leach-Bliley Act, discussed below under “—Federal Bank Regulation—Privacy Regulations.” They require organizations to establish written information security programs to prevent identity theft. The Massachusetts regulations also contain technology system requirements, especially for the encryption of personal information sent over wireless or public networks or stored on portable devices.

Parity Approval. A Massachusetts savings bank may, in accordance with Massachusetts law, exercise any power and engage in any activity that has been authorized for national banks, federal thrifts or state banks in a state other than Massachusetts, provided that the activity is permissible under applicable federal law and not specifically prohibited by Massachusetts law. Such powers and activities must be subject to the same limitations and restrictions imposed on the national bank, federal thrift or out-of-state bank that exercised the power or activity. A Massachusetts savings bank may exercise such powers and engage in such activities by providing 30 days’ advanced written notice to the Massachusetts Commissioner of Banks.

Loans to One Borrower Limitations. Massachusetts banking law grants broad lending authority. However, with certain limited exceptions, total obligations of one borrower to a savings bank may not exceed 20% of the bank’s total capital, which is defined under Massachusetts law as the sum of capital stock, surplus account and undivided profits.

Loans to a Bank’s Insiders. Massachusetts law provides that a Massachusetts financial institution shall comply with Regulation O of the Federal Reserve Board, which generally requires that extensions of credit to insiders:

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be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons and that do not involve more than the normal risk of repayment or present other unfavorable features; and

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not exceed certain limitations on the amount of credit extended to such persons, individually and in the aggregate, which limits are based, in part, on the amount of the Massachusetts financial institution’s capital.

Regulatory Enforcement Authority. Any Massachusetts bank that does not operate in accordance with the regulations, policies and directives of the Massachusetts Commissioner of Banks may be subject to sanctions for non-compliance, including seizure of the property and business of the bank and suspension or revocation of its charter. The Massachusetts Commissioner of Banks may, under certain circumstances, suspend or remove officers or directors who have violated the law, conducted the bank’s business in a manner which is unsafe, unsound or contrary to the depositors’ interests or been negligent in the performance of their duties. In addition, upon finding that a bank has engaged in an unfair or deceptive act or practice, the Massachusetts Commissioner of Banks may issue an order to cease and desist and impose a fine on the bank concerned. Massachusetts consumer protection and civil rights statutes applicable to Massachusetts savings banks permit private individual and class action lawsuits and provide for the rescission of consumer transactions, including loans, and the recovery of statutory and punitive damage and attorney’s fees in the case of certain violations of those statutes.

Depositors Insurance Fund. BayCoast Bank is a member of the Depositors Insurance Fund, a corporation that insures Massachusetts savings bank and cooperative bank deposits in excess of federal deposit insurance coverage. The Depositors Insurance Fund is authorized to charge savings banks a risk-based assessment on deposit balances in excess of the amounts insured by the FDIC.

Massachusetts has other statutes and regulations that are similar to the federal provisions discussed below.

Federal Bank Regulation

Capital Requirements. Federal regulations require FDIC-insured depository institutions to meet several minimum capital standards: a common equity Tier 1 capital to risk-based assets ratio of 4.5%, a Tier 1 capital to risk-based assets ratio of 6.0%, a total capital to risk-based assets ratio of 8%, and a Tier 1 capital to average assets leverage ratio of 4%.

For purposes of the regulatory capital requirements, common equity Tier 1 capital is generally defined as common stockholders’ equity and retained earnings. Tier 1 capital is generally defined as common equity Tier 1 and additional Tier 1 capital. Additional Tier 1 capital includes certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries. Total capital includes Tier 1 capital (common equity Tier 1 capital plus additional Tier 1 capital) and Tier 2 capital. Tier 2 capital is comprised of capital instruments and related surplus, meeting specified requirements, and may include cumulative preferred stock and long-term perpetual preferred stock, mandatory convertible securities, intermediate preferred stock and subordinated debt. Also included in Tier 2 capital is the allowance for credit losses limited to a maximum of 1.25% of risk-weighted assets and, for institutions that made such an election regarding the treatment of Accumulated Other Comprehensive Income (“AOCI”), up to 45% of net unrealized gains on available-for-sale equity securities with readily determinable fair market values. Institutions that have not exercised the AOCI opt-out have AOCI incorporated into common equity Tier 1 capital (including unrealized gains and losses on available-for-sale-securities). BayCoast Bank has exercised the opt-out and therefore does not include AOCI in its regulatory capital determinations. Calculation of all types of regulatory capital is subject to deductions and adjustments specified in the regulations.

In determining the amount of risk-weighted assets for purposes of calculating risk-based capital ratios, all assets, including certain off-balance sheet assets (e.g., recourse obligations, direct credit substitutes, residual interests) are multiplied by a risk weight factor assigned by the regulations based on the risks believed inherent in the type of asset. Higher levels of capital are required for asset categories believed to present greater risk. For example, a risk weight of 0% is assigned to cash and U.S. government securities, a risk weight of 50% is generally assigned to prudently underwritten first lien one- to four-family residential mortgages, a risk weight of 100% is assigned to commercial and consumer loans, a risk weight of 150% is assigned to certain past due loans and a risk weight of between 0% to 600% is assigned to permissible equity interests, depending on certain specified factors.

In addition to establishing the minimum regulatory capital requirements, the regulations limit capital distributions and certain discretionary bonus payments to management if the institution does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted asset above the amount necessary to meet its minimum risk-based capital requirements. However, the capital conservation buffer does not apply to institutions who have opted into the community bank leverage ratio, described below.

The federal banking agencies, including the FDIC, are required to establish a “community bank leverage ratio” (“CBLR”) of between 8% to 10% of average total consolidated assets for qualifying institutions with assets of less than $10 billion. Institutions with capital meeting the specified requirements and electing to follow the alternative framework are deemed to comply with the applicable regulatory capital requirements, including the risk-based requirements. A qualifying institution may opt in and out of the community bank leverage ratio on its quarterly call report. The current optional community bank leverage ratio has been established at 9%, and will decrease to 8% as of July 1, 2026. As of March 31, 2026, BayCoast Bank had not opted into the CBLR framework.

The FDIC, along with the other federal banking agencies, adopted a policy statement providing that the agencies will take into account the exposure of a bank’s capital and economic value to changes in interest rate risk in assessing a bank’s capital adequacy. The FDIC also has authority to establish individual minimum capital requirements in appropriate cases upon determination that an institution’s capital level is, or is likely to become, inadequate in light of the particular circumstances.

As of March 31, 2026, BayCoast Bank was a “well capitalized” institution under the FDIC regulations.

Standards for Safety and Soundness. As required by statute, the federal banking agencies have adopted final regulations and guidelines to implement safety and soundness standards. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The guidelines address internal controls and information systems, internal audit system, credit underwriting, loan documentation, interest rate exposure, asset growth, asset quality, earnings and compensation, fees and benefits. The agencies have also established standards for safeguarding customer information. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard. Failure to implement such a plan can result in further enforcement action, including the issuance of a cease and desist order and/or the imposition of civil money penalties.

Investment Activities. All state-chartered FDIC insured banks, including savings banks, are generally limited in their activities as principal and equity investments to activities and equity investments of the type and in the amount authorized for national banks, notwithstanding state law, subject to certain exceptions. The FDIC is authorized to permit a state-chartered bank to engage in state-authorized activities or investments not permissible for national banks (other than non-subsidiary equity investments) if it meets all applicable capital requirements and it is determined that such activities or investments do not pose a significant risk to the insurance fund. For example, state-chartered banks may, with FDIC approval, continue to exercise state authority to invest in common or preferred stocks listed on a national securities exchange and in shares of an investment company registered under applicable regulations, or the maximum amount permitted by Massachusetts law, whichever is less. The FDIC has adopted procedures for institutions seeking approval to engage in such activities or investments. In addition, a state nonmember bank may control a subsidiary that engages in activities as principal that would only be permitted for a national bank to conduct in a “financial subsidiary” if the bank meets specified conditions and deducts its investment in the subsidiary for regulatory capital purposes.

Interstate Banking and Branching. Federal law permits well capitalized and well managed bank holding companies to acquire banks in any state, subject to Federal Reserve Board approval, certain concentration limits and other specified conditions. Interstate mergers of banks are also authorized, subject to regulatory approval and other specified conditions. In addition, banks may establish de novo branches on an interstate basis to the extent that branching is authorized by the law of the host state for the banks chartered by that state.

Prompt Corrective Regulatory Action. Federal law requires, among other things, that federal bank regulatory authorities take “prompt corrective action” with respect to banks that do not meet minimum capital requirements. For these purposes, the law establishes five capital categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized.

The FDIC has adopted regulations to implement the prompt corrective action legislation. An institution is deemed to be “well capitalized” if it has a CBLR leverage ratio of 9.0% or greater (decreasing to 8.0% as of July 1, 2026), or a total risk-based capital ratio of 10.0% or greater, a Tier 1 risk-based capital ratio of 8.0% or greater, a leverage ratio of 5.0% or greater and a common equity Tier 1 ratio of 6.5% or greater. An institution is “adequately capitalized” if it has a total risk-based capital ratio of 8.0% or greater, a Tier 1 risk-based capital ratio of 6.0% or greater, a leverage ratio of 4.0% or greater and a common equity Tier 1 ratio of 4.5% or greater. An institution is “undercapitalized” if it has a total risk-based capital ratio of less than 8.0%, a Tier 1 risk-based capital ratio of less than 6.0%, a leverage ratio of less than 4.0% or a common equity Tier 1 ratio of less than 4.5%. An institution is deemed to be “significantly undercapitalized” if it has a total risk-based capital ratio of less than 6.0%, a Tier 1 risk-based capital ratio of less than 4.0%, a leverage ratio of less than 3.0% or a common equity Tier 1 ratio of less than 3.0%. An institution is considered to be “critically undercapitalized” if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2.0%. As of March 31, 2026, BayCoast Bank was a “well capitalized” institution under the FDIC regulations.

At each successive lower capital category, an insured depository institution is subject to more restrictions and prohibitions, including restrictions on growth, restrictions on interest rates paid on deposits, restrictions or prohibitions on payment of dividends, and restrictions on the acceptance of brokered deposits. Furthermore, if an insured depository institution is classified in one of the undercapitalized categories, it is required to submit a capital restoration plan to the appropriate federal banking agency, and the holding company must guarantee the performance of that plan in an amount equal to the lesser of 5.0% of the institution’s total assets when deemed undercapitalized or the amount necessary to achieve the status of adequately capitalized. Based upon its capital levels, a bank that is classified as well-capitalized, adequately capitalized, or undercapitalized may be treated as though it were in the next lower capital category if the appropriate federal banking agency, after notice and opportunity for hearing, determines that an unsafe or unsound condition, or an unsafe or unsound practice, warrants such treatment. If an “undercapitalized” bank fails to submit an acceptable plan, it is treated as if it is “significantly undercapitalized.” “Significantly undercapitalized” banks must comply with one or more of a number of additional restrictions, including but not limited to an order by the FDIC to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets, cease receipt of deposits from correspondent banks or dismiss directors or officers, and restrictions on interest rates paid on deposits, compensation of executive officers and capital distributions by the parent holding company. “Critically undercapitalized” institutions are subject to additional measures including, subject to a narrow exception, the appointment of a receiver or conservator within 270 days after it obtains such status.

Transaction with Affiliates and Regulation W of the Federal Reserve Regulations. Transactions between banks and their affiliates are governed by federal law. An affiliate of a bank is any company or entity that controls, is controlled by or is under common control with the bank. In a holding company context, the parent bank holding company and any companies which are controlled by such parent holding company are affiliates of the bank (although subsidiaries of the bank itself, except financial subsidiaries, are generally not considered affiliates). Generally, Section 23A of the Federal Reserve Act and the Federal Reserve Board’s Regulation W limit the extent to which the bank or its subsidiaries may engage in “covered transactions” with any one affiliate to an amount equal to 10% of such institution’s capital stock and surplus, and with all such transactions with all affiliates to an amount equal to 20% of such institution’s capital stock and surplus. Section 23B applies to “covered transactions” as well as to certain other transactions and requires that all such transactions be on terms substantially the same, or at least as favorable, to the institution or subsidiary as those provided to a non-affiliate. The term “covered transaction” includes the making of loans to, purchase of assets from, and issuance of a guarantee to an affiliate, and other similar transactions. Section 23B transactions also include the provision of services and the sale of assets by a bank to an affiliate. In addition, loans or other extensions of credit by the financial institution to the affiliate are required to be collateralized in accordance with the requirements set forth in Section 23A of the Federal Reserve Act.

Sections 22(h) and (g) of the Federal Reserve Act place restrictions on loans to a bank’s insiders, i.e., executive officers, directors and principal stockholders. Under Section 22(h) of the Federal Reserve Act, loans to a director, an executive officer and to a greater-than-10% stockholder of a financial institution, and certain affiliated interests of these, together with all other outstanding loans to such person and affiliated interests, may not exceed specified limits. Section 22(h) of the Federal Reserve Act also requires that loans to directors, executive officers and principal stockholders be made on terms and conditions substantially the same as offered in comparable transactions to persons who are not insiders and also requires prior board approval for certain loans. In addition, the aggregate amount of extensions of credit by a financial institution to insiders cannot exceed the institution’s unimpaired capital and surplus. Section 22(g) of the Federal Reserve Act places additional restrictions on loans to executive officers.

Enforcement. The FDIC has extensive enforcement authority over insured state savings banks. The enforcement authority includes, among other things, the ability to assess civil money penalties, issue cease and desist orders and remove directors and officers. In general, these enforcement actions may be initiated in response to violations of laws and regulations, breaches of fiduciary duty and unsafe or unsound practices. The FDIC is required, with certain exceptions, to appoint a receiver or conservator for an insured state savings bank if that bank was “critically undercapitalized” on average during the calendar quarter beginning 270 days after the date on which the institution became “critically undercapitalized.” The FDIC may also appoint itself as conservator or receiver for an insured state savings bank under specified circumstances, including: (1) insolvency; (2) substantial dissipation of assets or earnings through violations of law or unsafe or unsound practices; (3) existence of an unsafe or unsound condition to transact business; (4) insufficient capital; or (5) the incurrence of losses that will deplete substantially all of the institution’s capital with no reasonable prospect of replenishment without federal assistance.

Federal Insurance of Deposit Accounts. BayCoast Bank is a member of the Deposit Insurance Fund, which is administered by the FDIC. Deposit accounts in BayCoast Bank are insured up to a maximum of $250,000 for each separately insured depositor.

The FDIC imposes an assessment for deposit insurance on all depository institutions. Under the FDIC’s risk-based assessment system, insured institutions deemed less risky of failure pay lower assessments.

Assessment rates (inclusive of possible adjustments) for most banks with less than $10 billion of assets are based on a formula using financial data and supervisory ratings, and currently range from 2.5 to 32 basis points of each institution’s total assets less tangible capital.

The FDIC has authority to increase insurance assessments. A significant increase in insurance premiums would likely have an adverse effect on the operating expenses and results of operations of BayCoast Bank. Future insurance assessment rates cannot be predicted.

Insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule order or regulatory condition imposed in writing. We do not know of any practice, condition or violation that might lead to termination of deposit insurance.

Privacy Regulations. FDIC regulations generally require that we disclose our privacy policy, including identifying with whom we share a customer’s “non-public personal information,” to customers at the time of establishing the customer relationship and annually thereafter. In addition, we are required to provide our customers with the ability to “opt-out” of having their personal information shared with unaffiliated third parties and not to disclose account numbers or access codes to non-affiliated third parties for marketing purposes. We currently have privacy protection policies in place and believe that such policies are in compliance with the regulations.

Cyber Security. The federal banking agencies have adopted rules providing for notification requirements for banking organizations and their service providers for significant cybersecurity incidents. A banking organization is required to notify its primary federal regulator as soon as possible, and no later than 36 hours after the banking organization determines that a “computer-security incident” rising to the level of a “notification incident” has occurred. Notification is required for incidents that have materially disrupted or degraded, or are reasonably likely to materially disrupt or degrade, the banking organization’s ability to carry out banking operations, activities, or processes or to deliver banking products and services in the ordinary course, or operations the failure of which would threaten the stability of the financial sector. Service providers are required under the rule to notify affected banking organization customers as soon as possible when the provider determines that it has experienced a computer-security incident that has materially affected or is reasonably likely to materially affect the banking organization’s customers for four or more hours.

Community Reinvestment Act. Under the Community Reinvestment Act, or CRA, as implemented by FDIC regulations, a savings bank has a continuing and affirmative obligation, consistent with its safe and sound operation, to help meet the credit needs of its entire community, including low- and moderate-income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution’s discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA does require the FDIC, in connection with its examination of a bank it regulates, to assess the institution’s record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution, including applications to acquire branches and other financial institutions. The CRA requires the FDIC to provide a written evaluation of an institution’s CRA performance utilizing a four-tiered descriptive rating system. BayCoast Bank’s latest FDIC CRA rating was “Satisfactory.”

Massachusetts has its own statutory counterpart to the CRA which is also applicable to BayCoast Bank. The Massachusetts version is generally similar to the CRA but utilizes a five-tiered descriptive rating system. Massachusetts law requires the Massachusetts Commissioner of Banks to consider, but not be limited to, a bank’s record of performance under Massachusetts law in considering any application by the bank to establish a branch or other deposit-taking facility, to relocate an office or to merge or consolidate with or acquire the assets and assume the liabilities of any other banking institution. BayCoast Bank’s most recent rating under Massachusetts law was “Satisfactory.”

Consumer Protection and Fair Lending Regulations. Massachusetts financial institutions are subject to a variety of federal and Massachusetts statutes and regulations that are intended to protect consumers and prohibit discrimination in the granting of credit. These statutes and regulations provide for a range of sanctions for non-compliance with their terms, including imposition of administrative fines and remedial orders, and referral to the Attorney General for prosecution of a civil action for actual and punitive damages and injunctive relief. Certain of these statutes authorize private individual and class action lawsuits and the award of actual, statutory and punitive damages and attorneys’ fees for certain types of violations.

Bank Secrecy Act, USA PATRIOT Act and Anti-Money Laundering Regulations. BayCoast Bank is subject to federal anti-money laundering and anti-terrorist financing laws, including the Bank Secrecy Act (“BSA”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “USA PATRIOT Act”) and those laws’ implementing regulations issued by FinCEN. The USA PATRIOT Act provides federal agencies the power to address money laundering and terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing, and broadened anti-money laundering requirements. The USA PATRIOT Act has also implemented measures intended to encourage information sharing among bank regulatory agencies and law enforcement bodies. Together, the BSA and USA PATRIOT Act impose affirmative obligations on a broad range of financial institutions, including banks, thrifts, brokers, dealers, credit unions, money transfer agents and parties registered under the Commodity Exchange

Act. The BSA and the USA PATRIOT Act, and their implementing regulations also require banks to: establish anti-money laundering compliance programs that include policies, procedures and internal controls, the appointment of an anti-money laundering compliance officer, a training program, independent testing, and customer due diligence; file certain reports with FinCEN and law enforcement that are designed to assist in the direction and prevention of money laundering and terrorist financing activities; establish programs specifying procedures for obtaining and maintaining certain records from customers seeking to open new accounts, including verifying the identity of customers; in certain circumstances, comply with enhanced due diligence policies, procedures and controls designed to detect and review for certain high risk customers or accounts. The USA PATRIOT Act also includes prohibitions on correspondent accounts for foreign shell banks and requires compliance with record keeping obligations with respect to correspondent accounts of foreign banks.

Other Laws and Regulations

Interest and other charges collected or contracted for by financial institutions are subject to state usury laws and federal laws concerning interest rates. Loan operations are also subject to state and federal laws applicable to credit transactions, such as the:

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Home Mortgage Disclosure Act, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

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Real Estate Settlement Procedures Act, requiring that borrowers for mortgage loans for one- to four-family residential real estate receive various disclosures, including good faith estimates of settlement costs, lender servicing and escrow account practices, and prohibiting certain practices that increase the cost of settlement services;

•	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

•	Fair Credit Reporting Act, governing the use and provision of information to credit reporting agencies;

•	Fair Debt Collection Practices Act, governing the manner in which consumer debts may be collected;

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Massachusetts Debt Collection Regulations, establishing standards, by defining unfair or deceptive acts or practices, for the collection of debts from persons within the Commonwealth of Massachusetts and the General Laws of Massachusetts, Chapter 167E, which governs our lending powers; and

•	Rules and regulations of the various federal and state agencies charged with the responsibility of implementing such federal and state laws.

Our deposit operations also are subject to, among others, the:

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Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

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Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check;

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Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services; and

•	General Laws of Massachusetts, Chapter 167D, which governs deposit powers.

Federal Home Loan Bank System

BayCoast Bank is a member of the Federal Home Loan Bank System, which consists of 11 regional Federal Home Loan Banks. Each Federal Home Loan Bank provides a central credit facility primarily for member institutions. Members of the Federal Home Loan Bank are required to acquire and hold shares of capital stock in the Federal Home Loan Bank. We were in compliance with this requirement at March 31, 2026. Based on redemption provisions of the Federal Home Loan Bank of Boston, the stock has no quoted market value and is carried at cost. We review our Federal Home Loan Bank stock for impairment based on the ultimate recoverability of its cost basis. As of March 31, 2026, no impairment has been recognized.

At its discretion, the Federal Home Loan Bank of Boston may declare dividends on their stock. The Federal Home Loan Banks are required to provide funds for certain purposes including, for example, contributing funds for affordable housing programs. These requirements could reduce the amount of dividends that the Federal Home Loan Banks pay to their members and result in the Federal Home Loan Banks imposing a higher rate of interest on advances to their members. In 2025, the Federal Home Loan Bank of Boston paid dividends equal to an annual yield of 7.47%. There can be no assurance that such dividends will continue in the future.

Holding Company Regulation

General. Upon completion of the reorganization, Narragansett Bancorp, Inc. will be subject to examination, regulation, and periodic reporting under the Bank Holding Company Act, as administered by the Federal Reserve Board. Narragansett Bancorp, Inc. will be required to obtain the prior approval of the Federal Reserve Board to acquire all, or substantially all, of the assets of any bank or bank holding company. Prior Federal Reserve Board approval would be required for Narragansett Bancorp, Inc. to acquire direct or indirect ownership or control of any voting securities of any bank or bank holding company if, after such acquisition, it would, directly or indirectly, own or control more than 5% of any class of voting shares of the bank or bank holding company. In addition to the approval of the Federal Reserve Board, prior approval may also be necessary from other agencies having supervisory jurisdiction over the bank to be acquired before any bank acquisition can be completed.

Permissible Activities. A bank holding company is generally prohibited from engaging in non-banking activities, or acquiring direct or indirect control of more than 5% of the voting securities of any company engaged in non-banking activities. One of the principal exceptions to this prohibition is for activities found by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Some of the principal activities that the Federal Reserve Board has determined by regulation to be so closely related to banking are: (i) making or servicing loans; (ii) performing certain data processing services; (iii) providing discount brokerage services; (iv) acting as fiduciary, investment or financial advisor; (v) leasing personal or real property; (vi) making investments in corporations or projects designed primarily to promote community welfare; and (vii) acquiring a savings and loan association whose direct and indirect activities are limited to those permitted for bank holding companies.

The Gramm-Leach-Bliley Act authorized a bank holding company that meets specified conditions, including being “well capitalized” and “well managed,” to opt to become a “financial holding company” and thereby engage in a broader array of financial activities than previously permitted. Such activities can include insurance underwriting and investment banking. We do not expect to opt into financial holding company status.

Stock Repurchases. A bank holding company is generally required to give the Federal Reserve Board prior written notice of any purchase or redemption of then outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of the company’s consolidated net worth. The Federal Reserve Board may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe and unsound practice, or would violate any law, regulation, Federal Reserve Board order or directive, or any condition imposed by, or written agreement with, the Federal Reserve Board. There is an exception to this approval requirement for well-capitalized bank holding companies that meet certain other conditions.

Capital Distributions. The Federal Reserve Board has issued a policy statement regarding capital distributions, including dividends, by bank holding companies. In general, the Federal Reserve Board’s policies provide that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the bank holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. The Federal Reserve Board’s policies also require that a bank holding company serve as a source of financial strength to its subsidiary bank by standing ready to use available resources to provide adequate capital funds to the bank during periods of financial stress or adversity and by maintaining the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary bank where necessary. The Dodd-Frank Act codified the source of strength doctrine. Under the prompt corrective action laws, the ability of a bank holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized. In addition, the Federal Reserve Board has issued guidance that requires consultation with the agency prior to a bank holding company’s payment of dividends or repurchase of stock under certain circumstances. These regulatory policies could affect the ability of Narragansett Bancorp, Inc. to pay dividends, repurchase its stock or otherwise engage in capital distributions.

Massachusetts Holding Company Regulation. Under Massachusetts banking laws, a company owning or controlling two or more banking institutions, including a savings bank, is regulated as a bank holding company. The term “company” is defined by the Massachusetts banking laws similarly to the definition of “company” under the Bank Holding Company Act. Each Massachusetts bank holding company: (i) must obtain the approval of the Massachusetts Board of Bank Incorporation before engaging in certain transactions, such as the acquisition of more than 5% of the voting stock of another banking institution; (ii) must register, and file reports, with the Massachusetts Commissioner of Banks; and (iii) is subject to examination by the Massachusetts Commissioner of Banks. Narragansett Bancorp, Inc. will only be regulated as a bank holding company for purposes of Massachusetts law if it acquires and controls one or more banking institutions in addition to BayCoast Bank.

Capital. Consolidated regulatory capital requirements identical to those applicable to the subsidiary banks generally apply to bank holding companies. However, the Federal Reserve Board has provided a “small bank holding company” exception to its consolidated capital requirements, and subsequent legislation and the related issuance of regulations by the Federal Reserve Board have increased the threshold for the exception to $3.0 billion of consolidated assets. Consequently, certain bank holding companies with less than $3.0 billion of consolidated assets are not subject to the consolidated holding company regulatory capital requirements unless otherwise directed by the Federal Reserve Board. As a result, as of March 31, 2026, Narragansett Bancorp, Inc. was not subject to the capital requirements.

Source of Strength. The Federal Reserve Board has issued regulations requiring that all bank holding companies serve as a source of financial and managerial strength to their subsidiary depository institutions.

Waivers of Dividends by Narragansett Financial Corporation. Narragansett Bancorp, Inc. may pay dividends on its common stock to public stockholders. If it does, it is also required to pay dividends to Narragansett Financial Corporation, unless Narragansett Financial Corporation elects to waive the receipt of dividends. Current Federal Reserve Board policy restricts a mutual holding company that is regulated as a bank holding company from waiving the receipt of dividends paid by its subsidiary holding company. Accordingly, it is unlikely that Narragansett Financial Corporation would be able to waive the receipt of dividends paid by Narragansett Bancorp, Inc.

Change in Control Regulations

Under the Change in Bank Control Act, no person, or group of persons acting in concert, may acquire control of a bank holding company such as Narragansett Bancorp, Inc. unless the Federal Reserve Board has been given 60 days’ prior written notice and not disapproved the proposed acquisition. The Federal Reserve Board considers several factors in evaluating a notice, including the financial and managerial resources of the acquirer and competitive effects. Control, as defined under the applicable regulations, means the power, directly or indirectly, to direct the management or policies of the company or to vote 25% or more of any class of voting securities of the company. Acquisition of 10% or more of any class of a bank holding company’s voting securities constitutes a rebuttable presumption of control under certain circumstances, including where, as will be the case with Narragansett Bancorp, Inc., the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934.

In addition, federal regulations provide that no company may acquire control of a bank holding company without the prior approval of the Federal Reserve Board. Control, as defined under the Bank Holding Company Act and Federal Reserve Board regulations, means ownership, control or power to vote 25% or more of any class of voting stock, control in any manner over the election of a majority of the company’s directors, or a determination by the Federal Reserve Board that the acquiror has the power to exercise, directly or indirectly, a controlling influence over the management or policies of the company. Any company that acquires such control becomes a “bank holding company” subject to registration, examination and regulation by the Federal Reserve Board. Relevant factors concerning when a company exercises a controlling influence over a bank or bank holding company include the company’s voting and nonvoting equity investment in the bank or bank holding company, director, officer and employee overlap and the scope of business relationships between the company and bank or bank holding company. In addition, a bank holding company must obtain Federal Reserve Board approval before acquiring ownership or control of 5% or more of any class of voting stock of a bank or another bank holding company.

Federal Securities Laws

Narragansett Bancorp, Inc. common stock will be registered with the Securities and Exchange Commission after the offering. Narragansett Bancorp, Inc. will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

The registration under the Securities Act of 1933 of shares of common stock issued in the offering does not cover the resale of those shares. Shares of common stock purchased by persons who are not affiliates of Narragansett Bancorp, Inc. may be resold without registration. Shares purchased by an affiliate of Narragansett Bancorp, Inc. will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If Narragansett Bancorp, Inc. meets the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of Narragansett Bancorp, Inc. that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of Narragansett Bancorp, Inc., or the average weekly volume of trading in the shares during the preceding four calendar weeks.

Sarbanes-Oxley Act

The Sarbanes-Oxley Act is intended to improve corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. Upon completion of the reorganization, Narragansett Bancorp, Inc. will adopt policies, procedures and systems that are designed to comply with these regulations.

Emerging Growth Company Status

Narragansett Bancorp, Inc. is an “emerging growth company.” For as long as it continues to be an emerging growth company, it may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies, including, but not limited to, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As an emerging growth company, Narragansett Bancorp, Inc. also will not be subject to Section 404(b) of the Sarbanes-Oxley Act, which would require that its independent auditors review and attest as to the effectiveness of its internal control over financial reporting. Narragansett Bancorp, Inc. has also elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Such an election is irrevocable during the period a company is an emerging growth company. Accordingly, its financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

A company loses emerging growth company status on the earlier of: (1) the last day of the fiscal year of the company during which it had total annual gross revenues of $1.235 billion or more; (2) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the company pursuant to an effective registration statement under the Securities Act of 1933; (3) the date on which such company has, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or (4) the date on which such company is deemed to be a “large accelerated filer” under Securities and Exchange Commission regulations (generally, at least $700 million of voting and non-voting equity held by non-affiliates).

MANAGEMENT

Our Directors

The board of directors of Narragansett Bancorp, Inc. consists of 15 members. Directors serve three-year staggered terms so that approximately one-third of the directors will be elected at each annual meeting of stockholders. Because Narragansett Financial Corporation will own a majority of our outstanding common stock, we will be a “controlled company” within the meaning of the Nasdaq Stock Market corporate governance guidelines. As a “controlled company,” we will be exempt from certain requirements, including that a majority of our board of directors be independent under those standards, and that executive compensation and director nominations be overseen by independent directors.

The following sets forth certain information regarding the members of our board of directors, and executive officers who are not directors, including the terms of office of board members. Except as indicated herein, there are no arrangements or understandings between any director and any other person pursuant to which the director was selected. Age information is as of December 31, 2025. Each of our directors is also a director of BayCoast Bank, and each of our directors, other than Messrs. Rezendes and Furtado, will be a trustee of Narragansett Financial Corporation following the completion of the offering.

With respect to directors, the biographies contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the board of directors to determine that the person should serve as a director.

All of our directors are long-time residents of the communities we serve and many of such individuals have operated, or currently operate, businesses located in such communities. As a result, each of our directors has significant knowledge of the businesses that operate in our market area, an understanding of the general real estate market, values and trends in such communities and an understanding of the overall demographics of such communities. As the holding company for community banking institutions, we believe that the local knowledge and experience of our directors assists us in assessing the credit and banking needs of our customers, in developing products and services to better serve our customers and in assessing the risks inherent in our lending operations. As local residents, our directors are also exposed to the advertising, product offerings and community development efforts of competing institutions which, in turn, assists us in structuring our marketing efforts and community outreach programs.

Directors with terms ending following the year ending December 31, 2026:

Gail M. Fortes is the Executive Director of the YWCA of Southeastern MA, where she has worked for 31 years. Her experience, including senior leadership in an organization with over 20 employees, provides valuable insight into non-profit leadership, finance, governance, marketing, human resources and strategic planning. Director since 2021. Age 54.

Steven W. Kenyon is a Certified Public Accountant and the Vice President of Administration & Finance at Bristol Community College, where he has worked since 1994. In this position, he serves as the Chief Financial Officer where he is responsible for the overall financial health, sustainability, and strategic financial planning of the institution. His responsibilities further include campus police, facilities, capital projects, risk and compliance, finance and other administrative responsibilities. With over 39 years of experience in finance and accounting, he provides the board of directors with valuable knowledge of the financial aspects of BayCoast Bank’s business. Director since 2004. Age 60.

Brian R. LeComte has served as the President and Chief Operating Officer of Gold Medal Bakery, Inc. since July 2022. In this position, he is responsible for all day-to-day operations. He previously served as Treasurer at Gold Medal Bakery, Inc. from 2004 to July 2022, where he was responsible for finance, accounting, human resources and information technology functions. His experience, including senior leadership in an organization with over 500 employees, gives him extensive insight into the customers who live in our market areas as well as both the economic developments affecting the communities in which we operate. Director since 2024. Age 45.

Eric B. Mack is an attorney and shareholder of Littler Mendleson P.C., where he has worked since October 2013. Mr. Mack’s practice focuses on assisting private employers, especially financial institutions and hospitals, in a variety of employment disputes. His legal experience provides the board of directors with extensive expertise in employment matters. Director since 2021. Age 44.

Directors with terms ending following the year ending December 31, 2027:

Maria L. Aguiar is a Certified Public Accountant and was in practice for nearly 40 years prior to her retirement in 2022. Ms. Aguiar has extensive experience with the audit, review and/or preparation of financial statements of non-public commercial businesses, non-profit organizations, and pension plans, as well as preparation of corporate, individual, pension and non-profit tax returns. This experience provides the board of directors with extensive insight into accounting and tax matters. Director since 2005. Age 61.

Paul M. Joncas has served as the President of Meganet Communications, an internet service provider serving corporate and residential customers in Massachusetts, New Hampshire, Rhode Island and Vermont, since 1995, the President of Megaclear, a Competitive Local Exchange Carrier company, since 2000, and a Managing Partner of Madison FR Properties, LLC, a Commercial Real Estate Development and Leasing company, since 2018. Mr. Joncas has also served as a partner of Riggar Leasing LLC, a Commercial Real Estate Development and Leasing company, since 2022. Through his extensive experience in the technology industry and as an owner of multiple companies, he brings valuable insight to the board across a range of sectors, including technology and commercial real estate management. Director since 2019. Age 55.

Mary Louise Nunes is a Certified Public Accountant and the Managing Member of Nunes & Charrier, LLC, an accounting firm. She has worked as a CPA for 38 years and is a Chartered Global Management Accountant, Certified Financial Forensics, and holds a Master’s of Science in Taxation. Her experience provides the board of directors with extensive insight into accounting and tax matters. Director since 2019. Age 65.

Carl W. Taber has served as our Chief Lending Officer for 21 years and has over 50 years’ experience in the financial institutions industry, including as Chief Real Estate Lending Officer at another financial institution. Mr. Taber’s extensive experience in community banking provides a broad perspective on our lending operations and the challenges facing our organization and our business strategies. Director since 2025. Age 72.

James F. Wallace served as our Chief Operating Officer until his retirement in April 2025. Mr. Wallace worked at BayCoast Bank beginning in 2000, and served as our Chief Financial Officer until 2017. Mr. Wallace’s extensive experience provides a broad perspective on our operations, regulatory and financial matters, and the challenges facing our organization and our business strategies. Director since 2025. Age 66.

Lawrence R. Walsh had over 41 years’ work experience, including as a Chief Financial Officer for major manufacturing companies with 600 to 1200 employees, and as Chief Operating Officer and Chief Marketing Manager for a mid-sized manufacturer, prior to his retirement in 2018. His operational and executive experience as well as his financial acumen provides the board of directors with invaluable knowledge and strategic insight into all aspects of BayCoast Bank’s business. Director since 1999. Age 73.

Directors with terms ending following the year ending December 31, 2028:

Nicholas M. Christ currently serves as our Chair of the Board and Chief Executive Officer, having served as our President and Chief Executive Officer beginning in January 2006. Mr. Christ has over 45 years’ experience in the financial institutions industry, having been employed by BayCoast Bank since 1986. His positions as Chair of the Board and Chief Executive Officer foster clear accountability, effective decision-making, a clear and direct channel of communication from senior management to the full board of directors, and alignment on corporate strategy. Mr. Christ is the father of Executive Vice President and Chief Operating Officer Nicholas L. Christ. Director since 1987. Age 74.

Kenneth D. Furtado has served as President and Chief Executive Officer of OCI Software, a software design and development company that he founded, for over 45 years. His experience as a business owner gives him extensive insight into the customers who live in our market areas as well as both the economic developments affecting the communities in which we operate and also provides us with particular expertise in the area of information technology. Director since 2013. Age 68.

Margaret (Margarita) Patricio is Assistant Treasurer and Director at Boston Consulting Group (BCG), a global strategy consulting firm with more than $14 billion in annual revenues, where she has worked since 1995. She overseas BCG’s global cash operations and liquidity strategy, including oversight of the firm’s cash pools and In-House Bank operations. Her responsibilities also include cash forecasting, treasury accounting oversight, Treasury policy governance, and Treasury leadership across the Americas. Her experience and expertise in global Treasury operations, financial governance, risk management, and accounting within a large multinational organization, provides the board of directors with valuable financial and operational insight. Director since 2026. Age 55.

Marie Pellegrino has served as our President since December 2025, and has been employed by BayCoast Bank since 2013, including as Executive Vice President and Chief Operating Officer, and Chief Financial Officer. Ms. Pellegrino has over 25 years’ experience in the financial institutions industry. Her position as President fosters clear accountability, effective decision-making, a clear and direct channel of communication from senior management to the full board of directors, and alignment on corporate strategy. Director since 2025. Age 58.

Christopher J. Rezendes is the Chief Business Officer at Context Labs BV, which is dedicated to sourcing, organizing, and contextualizing the world’s climate information, and Spherical Analytics, which is dedicated to building a platform for global environmental data and insightful analytics, which positions he has held since 2018. Mr. Rezendes is also the Founder, Chief Executive Officer and President of INEX Advisors, LLC, which he founded in 2011, and which specializes in the Internet of Things (IoT) and machine-to-machine (M2M) markets, helping technology companies, investors, and stakeholders develop business strategies and foster industry partnerships. Director since 2013. Mr. Rezendes brings invaluable entrepreneurial leadership and expertise in digital and data analytics, business intelligence, and strategic decision-making to the board of directors. Age 56.

Executive Officers Who Are Not Directors

The following sets forth information regarding our executive officers who are not directors. Age information is as of December 31, 2025. Our executive officers are elected annually.

Nicholas L. Christ has served as our Executive Vice President and Chief Operating Officer since January 2026, having worked at BayCoast Mortgage since 2015, where he served as President and Chief Executive Officer beginning in January 2024. Mr. Christ worked as a loan officer for ten years before joining BayCoast Bank. Mr. Christ is the son of Chair and Chief Executive Officer Nicholas M. Christ. Age 43.

Daniel J. DeCosta has served as our Executive Vice President and Chief Information Officer since January 2024 and has worked at BayCoast Bank for 25 years. His responsibilities include overseeing operational support and all aspects of information technology. He holds a Bachelor’s degree in Business Information Systems. Age 42.

Diana Taxiera has served as our Senior Vice President and Chief Financial Officer since January 2025, and has been employed by BayCoast Bank since 2019, including as Vice President and Controller. Ms. Taxiera is a Certified Public Accountant and was previously an Accounting Manager at Digital Federal Credit Union, where she was employed from 2014 until 2019, and a Senior Auditor at Wolf & Company, where she was employed from 2009 to 2014. Age 39.

Board Independence

The board of directors has determined that all of our directors, except for Nicholas M. Christ, Marie Pellegrino and Carl W. Taber, each of whom serves as an executive officer of BayCoast Bank, are considered independent under the Nasdaq Stock Market corporate governance listing standards. In determining the independence of our directors, the board of directors considered relationships between BayCoast Bank and our directors that are not required to be reported under “ —Transactions With Certain Related Persons,” below, consisting of loans and deposit accounts that our directors maintain at BayCoast Bank, insurance products purchased from BayCoast Insurance, and investment accounts held at Plimoth Investment Advisors. In addition, Director Kenyon’s son is a non-executive employee of BayCoast Bank.

Transactions With Certain Related Persons

Federal law generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from the prohibition for loans made by federally insured financial institutions, such as BayCoast Bank, to their executive officers and directors in compliance with federal banking regulations. At December 31, 2025, all of our loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to BayCoast Bank and did not involve more than the normal risk of collectability or present other unfavorable features. These loans were performing according to their original repayment terms at December 31, 2025, and were made in compliance with federal banking regulations.

Director Paul Joncas is the President and majority owner of MegaNet Communications, an internet, voice and data provider. For the years ended December 31, 2025, 2024 and 2023, BayCoast Bank paid MegaNet Communications $447,097, $459,135 and $471,617 for fiber-based network, internet, voice, and related communications services, respectively. BayCoast Bank entered into its initial agreement with MegaNet Communications in 2014, which was prior to Mr. Joncas becoming a director of BayCoast Bank in 2019. BayCoast Bank is billed monthly for services, with fees varying based on the number of locations served, service levels utilized, and customary annual pricing adjustments. No amounts remained outstanding for services as of December 31, 2025.

Our Executive Vice President and Chief Operating Officer, Nicholas L. Christ, is the son of our Chair and Chief Executive Officer, Nicholas M. Christ. For the years ended December 31, 2025 and 2024, Nicholas L. Christ earned $324,000 and $300,000 in base salary, respectively, and $50,000 and $30,000 in bonus, respectively. For the year ended December 31, 2023, Nicholas L. Christ earned $71,308 in base salary and $154,042 in mortgage commissions.

Other than as described above, BayCoast Bank has not entered into any transactions since January 1, 2023 in which the amount involved exceeded $120,000 and in which any related persons had or will have a direct or indirect material interest.

Committees of the Board of Directors

We conduct business through meetings of our board of directors and its committees. The board of directors of Narragansett Bancorp, Inc. has established standing committees, including an Audit Committee, a Nominating and Governance Committee and a Compensation Committee. Each of these committees will operate under a written charter, which will govern its composition, responsibilities and operations. BayCoast Bank also has standing committees of its board of directors.

Our Audit Committee will initially consist of Directors LeComte, Nunes (Chair) and Patricio, each of whom is considered an independent director under Nasdaq Stock Market and Securities and Exchange Commission rules with respect to service on the Audit Committee. The board of directors has determined that each member of the Audit Committee will qualify as an “audit committee financial expert” as such term is defined by the rules and regulations of the Securities and Exchange Commission. Our Nominating and Governance Committee will initially consist of Directors Aguiar, Fortes, Kenyon (Chair), Mack and Walsh, and our Compensation Committee will initially consist of Directors Aguiar, Fortes, Mack (Chair) and Walsh.

Executive Compensation

Summary Compensation Table. The following information is furnished for our principal executive officer and the two most highly compensated executive officers (other than the principal executive officer) whose total compensation exceeded $100,000 for the fiscal year ended December 31, 2025. These individuals are sometimes referred to in this prospectus as the “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)(3)	Non-equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (4)	Total ($)
Nicholas M. Christ (1)	2025	908,654	—	224,532	—	44,541	1,177,727
Chief Executive Officer and Chair of the Board of Directors
Marie Pellegrino	2025	394,616	—	72,833	—	61,381	528,830
President
Carl W. Taber (2)	2025	405,315	1,311	84,103	—	31,067	521,796
Chief Lending Officer

(1)	Mr. Christ’s current intention is to retire in June 2027.
(2)	Mr. Taber’s current intention is to retire in February 2027.
(3)	Represents 20-year service award.
(4)	The compensation set forth in the “All Other Compensation” column is as follows:

	401(k) Plan Employer Contributions ($)	Company Vehicle ($)	Deferred Compensation Plan ($)(a)	Life Insurance Imputed Income ($)	HSA Contributions ($)	Total All Other Compensation ($)
Nicholas M. Christ	10,500	26,618	—	4,423	3,000	44,541
Marie Pellegrino	10,500	17,500	30,000	381	3,000	61,381
Carl W. Taber	10,500	17,332	—	3,235	—	31,067

(a)	Represents contributions by BayCoast Bank to the Deferred Compensation Plan for Ms. Pellegrino.

Employment Agreement. BayCoast Bank has entered into an employment agreement with certain executive officers, including Ms. Pellegrino. BayCoast Bank has not entered into employment agreements with Messrs. Christ and Taber since it is currently expected that they intend to retire in June 2027 and February 2027, respectively.

The employment agreement with Ms. Pellegrino becomes effective as of the effective date of the reorganization and stock offering. The initial term of the employment agreement will begin as of the effective date of the reorganization and stock offering and end on the third anniversary of that date. Commencing on the first anniversary of the effective date of the agreement and on each anniversary date thereafter, the term of the agreement will extend automatically for one additional year, so that the remaining term is again three years, unless either BayCoast Bank or Ms. Pellegrino gives notice to the other party of non-renewal. If either party provides a notice of non-renewal, the term will become fixed at that time and expire at the end of the then current term. Notwithstanding the foregoing, if Narragansett Bancorp, Inc. or BayCoast Bank enters a transaction that would constitute a change in control, as defined under the employment agreement, the term of the agreement would automatically extend so that it would expire no less than two years following the effective date of the change in control.

The employment agreement specifies Ms. Pellegrino’s base salary, which initially will be $425,000. BayCoast Bank’s board of directors or its Compensation Committee will review Ms. Pellegrino’s base salary at least annually and may increase, but not decrease, her base salary. In addition to base salary, the agreement provides that Ms. Pellegrino will participate in any bonus plan or arrangement of BayCoast Bank in which senior management is eligible to participate and/or may receive a bonus on a discretionary basis, as determined by the board of directors. BayCoast Bank will provide a short-term target cash bonus opportunity for Ms. Pellegrino of at least 45% of base salary. She is also entitled to participate in all employee benefit plans, arrangements and perquisites offered to employees and officers of BayCoast Bank and the reimbursement of reasonable travel and other business expenses incurred in the performance of her duties for BayCoast Bank. BayCoast Bank will also provide Ms. Pellegrino with a stipend for use of an automobile.

BayCoast Bank may terminate Ms. Pellegrino’s employment, or she may resign from employment, at any time with or without good reason. Under the employment agreement, if BayCoast Bank terminates her employment without cause or she resigns for “good reason” (i.e., a “qualifying termination event”), BayCoast Bank will pay her a severance payment equal to the greater of (i) the remaining base salary and total annual bonus opportunity (based on the highest annual bonus earned during the three most recent calendar years before her date of termination) she would have received during the remaining term of the employment agreement or (ii) two times the sum of her base salary and the average annual incentive bonus for the three most recently completed calendar years before the date of termination. In addition, Ms. Pellegrino will be reimbursed for her monthly COBRA premium payments for the greater of the term of the agreement or up to18 months.

If a qualifying termination event occurs during the term of the agreement or within two years following a change in control of Narragansett Bancorp, Inc. or BayCoast Bank, Ms. Pellegrino would be entitled to (in lieu of the payments and benefits described in the previous paragraph) a severance payment equal to three times the sum of (i) her base salary in effect as of the date of termination (or during the three preceding years, if higher) and (ii) and average annual total incentive bonus earned by her for the three most recently completed calendar years before the change in control (or, if greater, the annual total incentive bonus that would have been earned in the year of the change in control at target bonus opportunity). In addition, she would receive a lump sum payment equal to the value of 36 months’ health care cost (based on the cost of COBRA premium payments).

For purposes of the employment agreement, the term “good reason” includes (i) a material reduction in base salary and/or aggregate incentive compensation opportunities (unless the reduction is part of a non-discriminatory reduction applicable to all executive officers), (ii) a material reduction in authority, duties or responsibilities, (iii) the failure to re-appoint Ms. Pellegrino to her executive position or the failure to nominate and recommend her election to Narragansett Bancorp, Inc.’s board of directors or to appoint or nominate and elect her to BayCoast Bank’s board of directors, (iv) a relocation of Ms. Pellegrino’s principal place of employment that increases her daily one-way commute by more than 60 miles, or (v) a material breach of the employment agreement by BayCoast Bank.

The employment agreement terminates upon Ms. Pellegrino’s death or disability. Upon termination of employment (other than a termination in connection with a change in control), Ms. Pellegrino will be required to adhere to six-month non-competition and one-year non-solicitation restrictions set forth in the employment agreement.

The non-competition and non-solicitation covenants apply following a change in control for a period mutually to be agreed to by the parties, which will be no less than six months nor exceed one year. If payments and benefits provided to Ms. Pellegrino become subject to Sections 280G and 4999 of the Internal Revenue Code, and after considering the value of the non-competition and non-solicitation covenants, the payments will be reduced if the reduction would leave her financially better off on an after-tax basis than if she received the entire payment and was obligated to pay the excise tax under Section 4999 of the Internal Revenue Code.

Annual Incentive Plan. BayCoast Bank maintains an Annual Incentive Compensation Plan for all permanent employees, including the named executive officers. For awards to be paid under the plan, BayCoast Bank must achieve certain thresholds levels based on certain performance metrics, including capital performance goals, return on average assets, net revenue, core deposit growth and individual and/or department performance goals. Management presents the Annual Incentive Compensation Plan to the HR & Compensation Committee then to the board of directors for review and subsequent approval on an annual basis. Employees must generally be employed on the payment date to receive payment of an award. Mr. Christ and Ms. Pellegrino have a target bonus opportunity of up to 45% of their respective base salaries and Mr. Taber has a target bonus opportunity of up to 37.5% of his base salary.

Non-Qualified Deferred Compensation Plan. BayCoast Bank sponsors the BayCoast Bank Deferred Compensation Plan (the “Deferred Compensation Plan”) for the benefit of certain employees, including the named executive officers. Under the Deferred Compensation Plan, a participant may elect to defer up to 25% of their salary and commissions and up to 100% of their bonus and performance-based compensation. BayCoast Bank may make discretionary contributions to the Deferred Compensation Plan on behalf of any participant in an amount determined solely by BayCoast Bank. A participant is always 100% vesting in his or her elective deferrals and vests in employer contributions after five years of service (at the rate of 25% after two years of service and 25% after each of the next three years of service). Participants also become fully vested upon their disability, death, retirement on or after attaining age 65 or a change in control of BayCoast Bank.

Supplemental Executive Retirement Agreement with Mr. Christ. BayCoast Bank is a party to an Amended and Restated Supplemental Executive Retirement Agreement (the “SERP”) with Mr. Christ. Under the SERP, Mr. Christ is entitled to a retirement benefit upon his separation from service (other than for cause) equal to 70% of his average compensation offset by his retirement benefit under the Pension Plan, described below. For purposes of the SERP, Mr. Christ’s “annual compensation” includes the total compensation paid to him for the three calendar years (whether or not consecutive) in which his total compensation was the highest. Mr. Christ is 100% vested in his benefit under the SERP. BayCoast Bank will pay the retirement benefit to Mr. Christ in monthly installments until his death beginning the first day of the month following his separation from service. If Mr. Christ dies while actively employed with BayCoast Bank, the retirement benefit will be paid to Mr. Christ’s spouse for her life. If Mr. Christ’s spouse predeceases Mr. Christ or if she dies before receiving 180 monthly payments, the monthly retirement benefit will be paid to her beneficiary until a total of 180 monthly payments have been made under the SERP. If Mr. Christ dies following his separation from service, the monthly retirement benefit will be paid to his spouse for her life. If Mr. Christ and his spouse die before receiving a total of 180 monthly payments, the beneficiary of the last to die will receive monthly payments of the retirement benefit until a total of 180 monthly payments have been made under the SERP.

Executive Salary Continuation Agreement for Mr. Taber. BayCoast Bank is a party to an Executive Salary Continuation Agreement (the “SCA”) with Mr. Taber. Under the SCA, Mr. Taber is entitled to an annual benefit of $100,000 upon his separation from service (other than for cause). BayCoast Bank will pay the annual benefit for 15 years. Mr. Taber is 100% vested in his benefit under the SCA. If Mr. Taber dies while actively employed with BayCoast Bank, the amount that has been accrued toward the benefit under the SCA will be paid to his beneficiary in one lump sum. If Mr. Taber dies following his separation from service, BayCoast Bank will pay the remaining accrued amount to his beneficiary in a lump sum.

Split Dollar Life Insurance. BayCoast Bank has entered into split dollar life insurance agreements with each of the named executive officers. Under the agreements, if the executive dies while an employee of BayCoast Bank, the executive’s beneficiary will receive a death benefit equal to the lesser of (i) the executive’s final base salary or (ii) the net-at-risk insurance portion of the underlying bank-owned life insurance policy (i.e., the total proceeds less the cash surrender value of the policy). An agreement terminates upon the executive’s termination of employment with BayCoast Bank.

401(k) Plan. BayCoast Bank maintains a tax-qualified defined contribution plan under which eligible employees may elect to defer a portion of their compensation and receive certain employer contributions (the “401(k) Plan”). The named executive officers are eligible to participate in the 401(k) Plan on the same terms as other eligible employees of BayCoast Bank and its subsidiaries. Eligible employees who are at least 21 years of age and have completed three months of service are eligible to make elective deferrals under the 401(k) Plan. Eligible employees who are at least 21 years of age and have completed one year of service are eligible to receive employer contributions under the 401(k) Plan.

Under the 401(k) Plan, a participant may elect to defer a portion of their eligible compensation. For 2026, the salary deferral contribution limit is $24,500, provided, however, that a participant over age 50 may contribute an additional amount to the 401(k) Plan. In addition to salary deferral contributions, BayCoast Bank makes safe harbor contributions on behalf of participants who make elective deferrals under the 401(k) Plan. A participant is immediately 100% vested in his or her salary deferral contributions and employer contributions.

BayCoast Bank intends to allow participants in the 401(k) plan to use up to 75% of their account balances in the 401(k) Plan to subscribe for stock in the stock offering. The expense recognized in connection with the 401(k) Plan totaled approximately $1.7 million for the year ended December 31, 2025.

Pension Plan. BayCoast Bank sponsors the BayCoast Bank Pension Plan (the “Pension Plan”) for the benefit of eligible employees of BayCoast Bank and its participating subsidiaries. Eligible employees who attain age 21 and complete one year of service participate in the Pension Plan. The named executive officers are eligible to participate in the Pension Plan on the same terms as other eligible employees of BayCoast Bank and its subsidiaries. The normal annual retirement benefit under the Pension Plan equals 1.25% of the participant’s average annual compensation (as defined in the Pension Plan) up to the Integration Level and 0.6% of average annual compensation in excess of the “Integration Level”), multiplied by the participant’s years of credit service (up to a maximum of 35 years). For purposes of the Pension Plan, the term “Integration Level” means the amount of a participant’s covered compensation (i.e., the amount of compensation that may be taxed each year for social security purposes). Participants hired prior to November 1, 2023, vest in their pension benefit after three years of service (with no vesting prior to completing three years of service). Participants hired on or after November 1, 2023, vest in their pension benefit after five years of service (with no vesting prior to completing five years of service). The expense recognized in connection with the Pension Plan totaled approximately $923,000 for the year ended December 31, 2025.

Employee Stock Ownership Plan. In connection with the reorganization and stock offering, BayCoast Bank intends to adopt an employee stock ownership plan (the “ESOP”) for eligible employees of BayCoast Bank and its subsidiaries. The named executive officers will be eligible to participate in the ESOP on the same terms as other eligible employees. Eligible employees will begin participation in the ESOP on the later of the effective date of the reorganization and stock offering (if they otherwise meet the eligibility age and service requirements) or upon the first entry date commencing on or after the eligible employee’s completion of one year of service and attainment of age 21.

The ESOP trustee is expected to purchase, on behalf of the employee stock ownership plan, 8% of the sum of the number of shares of Narragansett Bancorp, Inc. common stock sold in the stock offering and contributed to the charitable foundation. We anticipate the ESOP will fund its stock purchase with a loan from Narragansett Bancorp equal to the aggregate purchase price of the common stock. The trustee will repay the loan principally through contributions to the ESOP by BayCoast Bank and dividends, if any, paid on common stock held by the ESOP over the anticipated 20-year term of the loan. The interest rate for the loan is expected to equal the prime rate, as published in The Wall Street Journal, on the closing date of the reorganization and stock offering. See “Pro Forma Data.”

The ESOP trustee will hold the shares purchased by the ESOP in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as the trustee repays the loan. The trustee will allocate the shares released among participants’ accounts based on each participant’s proportional share of compensation relative to all participants. A participant will become fully vested in his or her account balance after completing five years of service with BayCoast Bank (vesting at the rate of 20% per each year of service). Participants who are employed by BayCoast Bank immediately before the completion of the reorganization and stock offering will receive credit for vesting purposes for years of service before adoption of the ESOP. Participants also will automatically become fully vested upon attaining their normal retirement age (age 65), death or disability, a change in control, or termination of the ESOP. Generally, participants will receive distributions from the ESOP upon terminating employment according to the terms of the plan document. The ESOP reallocates any unvested shares forfeited upon a participant’s termination of employment among the remaining participants.

The ESOP will permit participants to direct the trustee as to how to vote the shares of common stock allocated to their accounts. The ESOP trustee will vote unallocated shares and allocated shares for which participants do not provide timely instructions on any matter in the same ratio as those shares for which participants provide timely instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Under applicable accounting requirements, BayCoast Bank will record compensation expense for the ESOP at the fair market value of the shares as they are committed to being released from the unallocated suspense account, which may be more or less than the original purchase price. The compensation expense resulting from the release of the common stock from the suspense account and allocation to the accounts of plan participants will result in a corresponding reduction in the earnings of Narragansett Bancorp, Inc.

Directors’ Compensation

The following table sets forth for the year ended December 31, 2025, certain information as to the total remuneration we paid to our non-employee directors. Mr. Christ, Ms. Pellegrino and Mr. Taber do not receive separate fees for service as a director.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($) (1)	Total ($)
Maria L. Aguiar	56,850	6,795	63,811
Gail M. Fortes	38,150	—	38,150
Kenneth D. Furtado	61,900	9,792	71,500
Richard K. Gunther (2)	71,340	11,267	80,940
Paul M. Joncas	54,800	4,296	59,096
Steven W. Kenyon	68,300	9,286	77,484
Brian Lecomte	34,550	—	34,550
Ronald J. Lowenstein (2)	44,200	8,000	52,200
Eric B. Mack	43,600	9,600	53,200
Mary Louise Nunes	52,200	4,744	56,944
Christopher J. Rezendes	38,700	40,233	78,854
James F. Wallace	24,300	6,400	30,700
Lawrence R. Walsh	71,350	9,391	80,394

(1)

Represents reimbursements for costs of health and dental insurance premiums paid by the directors for them and their spouse (up to a maximum of $9,600). Also includes imputed income related to split dollar life insurance arrangements as follows: Ms. Aguiar, $104; Mr. Furtado, $192; Mr. Gunther, $1,667; Mr. Kenyon, $102; Mr. Rezendes, $79; and Mr. Walsh, $347. Also includes $33,454 paid to Mr. Rezendes for consulting and professional services provided in connection with the development of our environmental sustainability strategy and related initiatives.

(2)	Mr. Lowenstein retired from the board of directors on October 22, 2025, and Mr. Gunther retired from the board of directors on December 23, 2025.

Director Fees. Each director of BayCoast Bank (other than members of the Executive Committee) receives $1,300 per meeting. The Chair of the Executive Committee receives $3,260 per month and other members of the Executive receive $3,000 per month. The Chair of the Audit Committee receives $1,400 per meeting and other members of the Audit Committee receive $1,200 per meeting. Compensation Committee and Governance Committee members receive $1,000 per meeting. Members of other committees receive $900 per meeting. Some of our directors also service on the board of our subsidiary, Plimoth Investment Advisors, and receive fees for those services, as well.

Supplemental Directors Retirement Agreements. BayCoast Bank has entered into Supplemental Director Retirement Agreements with each of its non-employee directors, except Mr. LeComte and Mr. Wallace. Mr. Wallace is a party to a Supplemental Executive Retirement Agreement as described below. Under the agreements, a director who remains in service on the board of directors until the normal retirement age specified in the agreement (age 72) will be entitled to receive an annual retirement benefit equal to 45% of the average annual director fee amount as of the director’s separation from service. The “average annual director fee amount” means the average annual director fees over any three calendar years during the final ten calendar years in which the fees were the highest. The payments will be made to the director upon his or her separation from service in annual installments for ten years. If a director separates from service before age 72, he or she is entitled to the accrued liability balance under the agreement, paid in a lump sum within 30 days of the director’s separation from service. Upon a change in control, directors would receive the present value of the normal retirement benefit within 30 days of the change in control. Upon a director’s death while in service, the director’s beneficiary would receive 50% of the director’s accrued liability balance, paid in a lump sum within 30 days following the director’s death. If a director dies while receiving installments under the plan, the director’s beneficiary will receive the same annual installments the director would have received had he or she survived.

Supplemental Executive Retirement Agreement. BayCoast Bank has entered into a Supplemental Executive Retirement Agreement with Mr. Wallace. BayCoast Bank and Mr. Wallace entered into the agreement when Mr. Wallace was an employee of BayCoast Bank. Under the agreement, since Mr. Wallace has separated from service as an employee of BayCoast Bank, Mr. Wallace receives an annual payment of $100,000. The annual payment is made to Mr. Wallace for 15 years. If Mr. Wallace dies prior to receiving all 15 annual payments, his beneficiary will receive a lump sum payment equal to the remaining payments that would have been paid to Mr. Wallace had he survived.

Split Dollar Life Insurance. BayCoast Bank has entered into Endorsement Method Split Dollar Plan Agreements with Messrs. Furtado, Kenyon, Rezendes and Walsh and Ms. Aguiar. Under the agreements, if the director dies while in service with BayCoast Bank, his or her beneficiary will receive a benefit equal to the lesser of (i) $75,000 or (ii) the net at risk insurance portion of the policy underlying the agreement. The “net at risk insurance portion” is the total proceeds of the policy less the cash value of the policy. If the director is not in service with BayCoast Bank at the time of his or her death, the beneficiary will receive the death benefit only if the director has five or more years of service with the bank. The agreement will also terminate upon the surrender, lapse or termination of the life insurance policy underlying the agreement.

Benefits to be Considered Following Completion of the Offering

Stock-Based Benefit Plan. Following the offering, we intend to adopt a stock-based benefit plan that will provide for grants of stock options, restricted stock awards and restricted stock units. In accordance with applicable regulations, we anticipate that the plan will authorize a number of stock options and a number of shares of restricted stock awards (and/or restricted stock units), not to exceed 10% and 4%, respectively, of the aggregate number of shares sold in the offering and contributed to the charitable foundation. These limitations may not apply if the plan is implemented more than one year after the completion of the reorganization and offering, subject to any applicable regulatory approvals.

The stock-based benefit plan will not be established sooner than six months after the reorganization and offering and, if adopted within one year after the reorganization and offering, the plan must be approved by a majority of the votes eligible to be cast by our stockholders, as well as a majority of the votes eligible to be cast by our stockholders other than Narragansett Financial Corporation. If the stock-based benefit plan is established more than one year after the reorganization and offering, the plan must be approved by a majority of votes cast by our stockholders, as well as a majority of votes cast by our stockholders other than Narragansett Financial Corporation.

Certain additional restrictions would apply to our stock-based benefit plan if adopted within one year after the reorganization and offering, including:

•	non-employee directors in the aggregate may not receive more than 30% of the options and shares of restricted common stock authorized under the plan;

•	no individual non-employee director may receive more than 5% of the options and restricted stock awards authorized under the plan;

•	any individual (other than a non-employee director) may not receive more than 25% of the options and restricted stock awards authorized under the plan;

•	the options and shares of restricted common stock may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plan; and

•	accelerated vesting is not permitted except for death, disability or upon a change in control of Narragansett Financial Corporation, Narragansett Bancorp, Inc. or BayCoast Bank.

We have not yet determined whether we will present a stock-based benefit plan for stockholder approval within one year following the completion of the reorganization and offering or whether we will present a plan for stockholder approval more than one year after the completion of the reorganization and offering. In the event of changes in applicable regulations or policies regarding stock-based benefit plan, including any regulations or policies restricting the size of awards and vesting of benefits as described above, the restrictions described above may not be applicable.

We may obtain the shares needed for our stock-based benefit plan by issuing additional shares of common stock from authorized but unissued shares or through stock repurchases.

The actual value of the shares of restricted common stock awarded under the stock-based benefit plan would be based on the price of our common stock at the time the shares are awarded. The following table presents the total value of all shares of restricted common stock to be available for award and issuance under the stock-based benefit plan, assuming the shares are awarded in a range of market prices for our common stock from $8.00 per share to $14.00 per share.

Share Price	244,800 Shares Awarded at Minimum of Offering Range	288,000 Shares Awarded at Midpoint of Offering Range	331,200 Shares Awarded at Maximum of Offering Range	380,880 Shares Awarded at Adjusted Maximum of Offering Range
(In thousands, except share price information)
$8.00	$1,958	$2,304	$2,650	$3,047
$10.00	$2,448	$2,880	$3,312	$3,809
$12.00	$2,938	$3,456	$3,974	$4,571
$14.00	$3,427	$4,032	$4,637	$5,332

The grant-date fair value of the options granted under the stock-based benefit plan will be based in part on the price of shares of our common stock at the time the options are granted. The value will also depend on the various assumptions utilized in the option pricing model ultimately adopted. The following table presents the total estimated value of the options to be available for grant under the stock-based benefit plan, using a Black-Scholes option pricing model, and assuming the market price and exercise price for the stock options are equal and the range of market prices for the shares is $8.00 per share to $14.00 per share. The Black-Scholes option pricing model provides an estimate only of the fair value of the options, and the actual value of the options may differ significantly from the value set forth in this table.

Market/Exercise Price	Grant-Date Fair Value Per Option	612,000 Options at Minimum of Offering Range	720,000 Options at Midpoint of Offering Range	828,000 Options at Maximum of Offering Range	952,200 Options at Adjusted Maximum of Offering Range
(Dollars in thousands, except market/exercise price and fair value information)
$8.00	$3.71	$2,271	$2,671	$3,072	$3,533
$10.00	$4.64	$2,840	$3,341	$3,842	$4,418
$12.00	$5.57	$3,409	$4,010	$4,612	$5,304
$14.00	$6.50	$3,978	$4,680	$5,382	$6,189

The tables presented above are provided for informational purposes only. There can be no assurance that our stock price will not trade below $10.00 per share. Before you make an investment decision, we urge you to read this prospectus carefully, including, but not limited to, the section entitled “Risk Factors.”

SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding intended common stock subscriptions by each of our directors and executive officers and their associates, and by all directors, executive officers and their associates as a group. There can be no assurance that any such person or group will purchase any specific number of shares of our common stock. In the event the individual maximum purchase limitation is increased, persons subscribing for the maximum amount may increase their purchase order. Directors and executive officers will purchase shares of common stock at the same $10.00 purchase price per share and on the same terms as other purchasers in the offering. Purchases by directors, executive officers and their associates will be included in determining whether the required minimum number of shares has been subscribed for in the offering. The shares being acquired by the directors, executive officers and their associates are being acquired for investment purposes, and not with a view towards resale. Our directors and executive officers will be subject to the same minimum purchase requirements and purchase limitations as other participants in the offering.

Name	Number of Shares	Aggregate Purchase Price	Percent of Outstanding Shares at Minimum of Offering Range (1)
Maria L. Aguiar	5,000	$50,000		*%
Nicholas M. Christ (2)	27,500	275,000		*
Gail M. Fortes	100	1,000		*
Kenneth D. Furtado	2,000	20,000		*
Paul M. Joncas	28,000	280,000		*
Steven W. Kenyon	25,000	250,000		*
Brian LeComte	10,000	100,000		*
Eric B. Mack	10,000	100,000		*
Margaret Patricio	20,000	200,000		*
Marie Pellegrino	30,000	300,000		*
Mary Louise Nunes	2,000	20,000		*
Christopher J. Rezendes	5,000	50,000		*
Carl W. Taber	25,000	25,000		*
James F. Wallace	30,000	300,000		*
Lawrence R. Walsh	15,000	150,000		*
Nicholas L. Christ (3)	22,500	225,000		*
Daniel DeCosta	10,000	100,000		*
Diana Taxiera	7,500	75,000		*

All directors and executive officers as a group (16 persons)	274,600	$2,746,000	2.0%

*	Less than 1.0%.
(1)	Includes shares to be sold to the public and owned by Narragansett Financial Corporation.
(2)	The purchases of Nicholas M. Christ and Nicholas L. Christ are aggregated to $500,000 for purposes of determining compliance with maximum purchase limitations.

THE REORGANIZATION AND OFFERING

On June 8, 2026, BayCoast Bank’s board of directors and Narragansett Financial Corporation’s board of trustees unanimously adopted the plan of holding company reorganization and plan of stock issuance (the “plan of reorganization”). We have filed applications and notices with respect to the reorganization and offering with the Federal Reserve Board and the Massachusetts Commissioner of Banks. The final approvals and non-objections of the Federal Reserve Board and the Massachusetts Commissioner of Banks are required before we can consummate the offering. Any approval by the Federal Reserve Board or the Massachusetts Commissioner of Banks does not constitute a recommendation or endorsement of the plan of reorganization.

General

Pursuant to the plan of reorganization, BayCoast Bank will reorganize into the “two-tier” mutual holding company form of organization whereby Narragansett Bancorp, Inc. will become the mid-tier stock holding company of BayCoast Bank and Narragansett Financial Corporation will become the top-tier mutual holding company. After the reorganization and offering, purchasers in the offering will own 43% of the outstanding shares of common stock of Narragansett Bancorp, Inc. and Narragansett Financial Corporation will own 55% of the outstanding shares of common stock of Narragansett Bancorp, Inc. We will also contribute 2% of our outstanding shares of common stock and cash to a charitable foundation that we are forming in connection with the reorganization and offering.

Pursuant to the plan of reorganization, we will offer shares of common stock for sale in the subscription offering to our Eligible Account Holders, our tax-qualified employee benefit plans (specifically, our employee stock ownership plan that we are establishing in connection with the reorganization), and our employees, officers, directors, trustees and corporators. In addition, we may offer common stock for sale in a community offering to members of the general public, with a preference given to natural persons residing (including trusts of natural persons and business entities with its principal place of business or headquarters) in the Massachusetts cities and towns of Acushnet, Attleboro, Avon, Bellingham, Berkley, Braintree, Brookline, Canton, Cohasset, Dartmouth, Dedham, Dighton, Dover, Easton, Fairhaven, Fall River, Foxborough, Franklin, Freetown, Holbrook, Mansfield, Medfield, Medway, Millis, Milton, Needham, New Bedford, Norfolk, North Attleboro, Norton, Norwood, Plainville, Quincy, Randolph, Raynham, Rehoboth, Seekonk, Sharon, Somerset, Stoughton, Swansea, Taunton, Walpole, Wellesley, Westport, Westwood, Weymouth and Wrentham, and the Rhode Island cities and towns of Barrington, Bristol, Burrillville, Central Falls, Cranston, Cumberland, East Providence, Foster, Glocester, Jamestown, Johnston, Lincoln, Little Compton, Middletown, Newport, North Providence, North Smithfield, Pawtucket, Portsmouth, Providence, Scituate, Smithfield, Tiverton, Warren and Woonsocket.

We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering. The community offering may begin concurrently with, during, or promptly after the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended with any required approval of the Federal Reserve Board and the Massachusetts Commissioner of Banks. See “—Community Offering.”

We also may offer for sale shares of common stock not purchased in the subscription or community offerings through a syndicated offering in which Piper Sandler will be sole manager. See “—Syndicated Offering” herein.

The offering will be consummated only upon the issuance of at least the minimum number of shares of our common stock offered pursuant to the plan of reorganization.

We intend to retain between $22.2 million and $30.7 million of the net proceeds of the offering (or $35.6 million at the adjusted maximum of the offering range) and to invest between $27.7 million and $37.9 million of the net proceeds in BayCoast Bank (or $43.8 million at the adjusted maximum of the offering range).

We determined the number of shares of common stock to be offered in the offering based upon an independent valuation appraisal of the estimated pro forma market value of Narragansett Bancorp, Inc. All shares of common stock to be sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock. The independent valuation will be updated and the final number of the shares of common stock to be issued in the offering will be determined at the completion of the offering. See “—How We Determined the Stock Pricing and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

The following is a brief summary of the reorganization and offering and is qualified in its entirety by reference to the provisions of the plan of reorganization. A copy of the plan of reorganization is available for inspection at each branch office of BayCoast Bank. The plan of reorganization is also filed as an exhibit to our applications and notices filed with respect to the reorganization and offering, of which this prospectus is a part, copies of which may be obtained from the Federal Reserve Board, or inspected at the Massachusetts Division of Banks. The plan of reorganization is also filed as an exhibit to the registration statement we have filed with the Securities and Exchange Commission, of which this prospectus is a part. Copies of the registration statement may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website, www.sec.gov. See “Where You Can Find More Information.”

Reasons for the Reorganization and Offering

The primary purpose of the reorganization is to compete and grow more effectively in the financial services marketplace. The reorganization will permit us to issue and sell capital stock, which is a source of capital not available to mutual savings institutions. This will enable customers, employees, management, directors and trustees an opportunity to purchase an equity ownership interest in our company. Management believes that this will enhance the long-term growth and performance of BayCoast Bank and Narragansett Bancorp, Inc. by enabling us to attract and retain qualified employees who have a direct interest in our financial success. It may also generate greater customer interest in the performance of BayCoast Bank. The reorganization will facilitate our ability to repay subordinated debt currently held by Narragansett Financial Corporation, which totaled $95.0 million at March 31, 2026. The reorganization also will give us greater flexibility to structure and finance the expansion of our operations and increase our capital to support future growth and profitability, including the potential acquisition of other financial service businesses, financial institutions and branch offices, and to diversify into other financial services. The reorganization and the capital raised in the offering are expected to increase our lending capacity by providing us with additional capital to support the origination and purchase of new loans and higher lending limits, support the growth of our banking franchise, provide an additional cushion against unforeseen risk and increase our asset base. Lastly, the reorganization will enable us to better manage our capital by providing broader investment opportunities through the holding company structure. Although the reorganization and offering will create a stock savings bank and stock holding company, only a minority of our common stock will be offered for sale in the offering. As a result, our mutual form of ownership and our ability to provide community-oriented financial services will be preserved through the mutual holding company structure.

Subject to stockholder approval following the completion of the offering, we believe we would also be better able to retain and attract qualified personnel by establishing stock-based benefit plans for management and employees.

Our board of directors believes that the advantages of the mutual holding company structure outweigh the potential disadvantages of the mutual holding company structure to minority stockholders, including the inability of stockholders other than Narragansett Financial Corporation to own a majority of the common stock of Narragansett Bancorp, Inc. A majority of our voting stock will be owned by Narragansett Financial Corporation, which will be controlled by its board of trustees and corporators. Narragansett Financial Corporation will be able to elect all the members of Narragansett Bancorp, Inc.’s board of directors, and will be able to control the outcome of nearly all matters presented to our stockholders for resolution by vote. No assurance can be given that Narragansett Financial Corporation will not take action adverse to the interests of stockholders other than Narragansett Financial Corporation. For example, Narragansett Financial Corporation could prevent the sale of control of Narragansett Bancorp, Inc., or defeat a candidate for the board of directors of Narragansett Bancorp, Inc. or other proposals put forth by stockholders.

Since we will not be offering all of our common stock for sale in the offering, the reorganization will result in less capital being raised in comparison to a standard mutual-to-stock conversion. We are not undertaking a standard mutual-to-stock conversion at this time because we do not believe we could effectively deploy in the near term the additional capital that would be raised in a standard conversion. The reorganization, however, will allow us to raise additional capital in the future because a majority of our common stock will be available for sale in the event of a conversion of Narragansett Financial Corporation to stock form. Our board of directors has determined that offering a minority of our outstanding shares of common stock for sale in the offering will allow us to reinvest the net proceeds over the next several years.

The reorganization does not preclude the future conversion of Narragansett Financial Corporation from the mutual to stock form of organization. We cannot assure you when, if ever, Narragansett Financial Corporation would convert to stock form or what conditions the Federal Reserve Board, the Massachusetts Commissioner of Banks or other regulatory agencies may impose on such a transaction. See “Summary—Possible Conversion of Narragansett Financial Corporation to Stock Form.”

Effects of Reorganization on Depositors and Borrowers

Continuity. While the reorganization is being accomplished, our normal business of accepting deposits and making loans will continue without interruption. BayCoast Bank will continue to be subject to regulation by the Massachusetts Commissioner of Banks and the FDIC. After the reorganization, we will continue to offer existing services to depositors, borrowers and other customers. The directors serving BayCoast Bank after the reorganization will only consist of individuals who serve as directors of BayCoast Bank prior to the completion of the reorganization. The officers of BayCoast Bank at the time of the reorganization will retain their positions after the reorganization.

Effect on Deposit Accounts. Pursuant to the plan of reorganization, each depositor of BayCoast Bank at the time of the reorganization will automatically continue as a depositor after the reorganization, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the reorganization. Each such account will be insured by the FDIC and the DIF, without interruption, to the same extent as before the reorganization. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

Effect on Loans. No loan outstanding from BayCoast Bank will be affected by the reorganization, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed before the reorganization.

Effect on Voting Rights of Directors and Corporators. BayCoast Bank is currently under the direction of its board of directors, who are elected by Narragansett Financial Corporation as the sole stockholder of BayCoast Bank, and which has the authority to vote on all matters of BayCoast Bank requiring stockholder approval. After the reorganization, BayCoast Bank’s directors will be elected by Narragansett Bancorp, Inc., as the sole stockholder of BayCoast Bank, which will have the authority to vote on all matters of BayCoast Bank requiring stockholder approval. The common stockholders of Narragansett Bancorp, Inc., including Narragansett Financial Corporation, will have exclusive voting rights with respect to Narragansett Bancorp, Inc. After the reorganization, the voting rights of corporators of Narragansett Financial Corporation will remain unchanged.

Tax Effects. We have received opinions of counsel and our tax advisors with regard to the federal and state income tax consequences of the reorganization to the effect that the reorganization will not be taxable for federal or state income tax purposes to BayCoast Bank or its depositors. See “—Material Income Tax Consequences.”

Effect on Liquidation Rights. Each depositor of BayCoast Bank, in its present form, has a deposit account in BayCoast Bank and a pro rata ownership interest in the net worth of Narragansett Financial Corporation based upon the deposit balance of his or her account. This interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This interest may only be realized in the unlikely event of a complete liquidation of Narragansett Financial Corporation. Any depositor who opens a deposit account obtains a pro rata ownership interest in Narragansett Financial Corporation without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all, respectively, of the balance in the deposit account but nothing for his or her ownership interest in the net worth of Narragansett Financial Corporation, which is lost to the extent that the balance in the account is reduced or closed. Consequently, depositors in a mutual savings bank in the mutual holding company structure normally have no way of realizing the value of their ownership interest, which has realizable value only in the unlikely event that the mutual holding company is completely liquidated. If this occurs, the depositors of record at that time would share pro rata in any residual surplus and reserves of Narragansett Financial Corporation after all other claims of creditors, including claims of depositors to the amounts of their deposits, are paid, subject to the right to garnish such assets under Massachusetts law.

Following the reorganization, these liquidation rights will remain unchanged, subject to the rights of Eligible Account Holders in the liquidation account established as part of the reorganization and offering, described below. In each case, no person who ceases to be the holder of a deposit account with BayCoast Bank will have any liquidation rights with respect to Narragansett Financial Corporation.

As part of the reorganization, a liquidation account in Narragansett Bancorp, Inc. will be established for the benefit of the Eligible Account Holders. In the unlikely event of a complete liquidation of (i) BayCoast Bank or (ii) BayCoast Bank and Narragansett Bancorp, Inc., each Eligible Account Holder, who continues to maintain a deposit account at BayCoast Bank, would have a claim to a pro-rata interest in the liquidation account after payment of all creditors but prior to any payment to Narragansett Bancorp, Inc., as the sole stockholder of BayCoast Bank’s capital stock. See “—Liquidation Account.”

How We Determined the Stock Pricing and the Number of Shares to be Issued

The plan of reorganization and applicable regulations require that the aggregate purchase price of the common stock sold in the offering be based on the appraised pro forma market value of the common stock, as determined by an independent valuation. We have retained RP Financial to prepare an independent valuation appraisal. For its services in preparing the initial valuation, RP Financial will receive a fee of $125,000. RP Financial will receive $10,000 for each appraisal update, and will be reimbursed for its expenses up to $10,000. We previously paid RP Financial $10,000 for the preparation of a preliminary appraisal report. We have otherwise paid RP Financial no other fees during the previous three years. We have agreed to indemnify RP Financial and its employees and affiliates against specified losses, including any losses in connection with claims under the federal securities laws, arising out of its services as independent appraiser, except where such liability results from its negligence, bad faith or willful misconduct.

The independent valuation was prepared by RP Financial in reliance upon the information contained in this prospectus, including our consolidated financial statements. RP Financial also considered the following factors, among others:

•	our present results and financial condition and our projected results and financial condition;

•	the economic and demographic conditions in our existing market area;

•	a comparative evaluation of our operating and financial characteristics with those of other publicly traded savings institutions;

•	the effect of the offering on our stockholders’ equity and earnings potential;

•	our proposed dividend policy; and

•	the trading market for securities of comparable institutions and general conditions in the market for such securities.

The independent valuation is also based on an analysis of a peer group of publicly traded bank holding companies and savings and loan holding companies that RP Financial considered comparable to us under regulatory guidelines applicable to the independent valuation. Under these guidelines, a minimum of ten peer group companies are selected from the universe of all publicly traded financial institutions and financial institution holding companies with relatively comparable resources, strategies and financial and other operating characteristics. Such companies must also be traded on an exchange (such as the Nasdaq Stock Market or the New York Stock Exchange). The peer group companies selected also consisted of fully converted stock institutions that were not subject to an actual or rumored acquisition and that had been in fully converted form for at least one year. In addition, RP Financial limited the peer group to fully converted thrift institutions and their holding companies with assets between $1.5 billion and $8.0 billion and positive reported and/or core earnings.

In applying each of the valuation methods, RP Financial considered adjustments to the pro forma market value based on a comparison of Narragansett Bancorp, Inc. with the peer group. RP Financial advised the board of directors that the valuation conclusion included the following adjustments relative to the peer group. In applying each of the valuation methods, RP Financial considered adjustments to the pro forma market value based on a comparison of Narragansett Bancorp, Inc. with the peer group. RP Financial advised the board of directors that the valuation conclusion included the following adjustments relative to the peer group. RP Financial made a moderate downward adjustment for profitability, growth and viability of earnings and slight downward adjustments for financial condition, asset growth and dividends. RP Financial made no adjustments for liquidity of the shares, marketing of the issue, management, primary market area, and effect of government regulations and regulatory reform. The downward adjustment for profitability, growth and viability of earnings took into consideration Narragansett Bancorp, Inc.’s less favorable efficiency ratio and lower pro forma returns as a percent of assets and equity relative to the comparable peer group measures. The downward adjustment for financial condition took into consideration Narragansett Bancorp, Inc.’s lower pro forma tangible equity-to-assets ratio and less favorable credit quality measures. The downward adjustment for dividends took into consideration the mutual holding company ownership structure and dividend waiver regulations in place for mutual holding companies that impact minority ownership ratios, in comparison to the fully-converted peer group companies, as well Narragansett Bancorp, Inc.’s lower pro forma return as a percent of assets and lower pro forma equity-to-assets ratio. The downward adjustment for asset growth took into consideration Narragansett Bancorp, Inc.’s lower historical asset growth and lower pro forma leverage capacity based on its lower pro forma equity-to-assets ratio.

Included in RP Financial’s independent valuation were certain assumptions as to the pro forma earnings of Narragansett Bancorp, Inc. after the offering that were used in determining the appraised value. These assumptions included estimated offering expenses, an assumed after-tax rate of return of 2.94% (the tax-adjusted yield on the one-year U.S. Treasury as of March 31, 2026) on the net offering proceeds and purchases in the open market of common stock by the stock-based benefit plan at the $10.00 per share purchase price in the offering. See “Pro Forma Data” for additional information concerning the assumptions included in the independent valuation and used in preparing the pro forma data. The use of different assumptions may yield different results.

The independent valuation indicates that as of May 4, 2026, the estimated pro forma market value of the common stock, assuming we were selling a minority of our shares in the offering, was $160.0 million. Based on applicable regulations, this forms a midpoint of a valuation range with a minimum of $136.0 million and a maximum of $184.0 million. Our board of directors determined to offer the shares of common stock in the offering at the purchase price of $10.00 per share and that 43% of our outstanding shares should be held by purchasers in the offering, 55% of our outstanding shares should be held by Narragansett Financial Corporation and 2% of our outstanding shares should be contributed to the charitable foundation. Based on the estimated valuation range and the purchase price of $10.00 per share, the total number of shares of common stock that Narragansett Bancorp, Inc. will issue will range from 13,600,000 to 18,400,000 shares, with a midpoint of 16,000,000 shares (including in each case shares issued to Narragansett Financial Corporation), and the number of shares sold in the offering will range from 5,848,000 shares to 7,912,000 shares, with a midpoint of 6,880,000 shares.

Following commencement of the subscription offering, the maximum of the estimated valuation range may be increased by up to 15%, to up to $211.6 million and the maximum number of shares that will be outstanding immediately following the offering may be increased up to 15% to up to 21,160,000 shares. Under such circumstances the number of shares sold in the offering will be increased to up to 9,098,800 shares and the number of shares held by Narragansett Financial Corporation will be increased to up to 11,638,000 shares. The increase in the valuation range may occur to reflect demand for the shares or changes in market conditions, without the resolicitation of subscribers.

Our board of directors reviewed the independent valuation and considered:

•	our financial condition and results of operations;

•	a comparison of financial performance ratios to other financial institutions; and

•	stock market conditions generally and, in particular, for financial institutions.

All of these factors are set forth in the independent valuation. Our board of directors also reviewed the methodology and the assumptions used by RP Financial in preparing the independent valuation. The estimated valuation range may be amended with the approval of the Massachusetts Commissioner of Banks and the Federal Reserve Board, if required, as a result of subsequent developments in our financial condition or market conditions generally. In the event the independent valuation is updated to amend our pro forma market value to less than $136.0 million or more than $211.6 million, the updated appraisal will be filed with the Securities and Exchange Commission by means of a post-effective amendment to our registration statement.

The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing our shares of common stock. RP Financial did not independently verify the financial statements and other information we provided, nor did RP Financial independently value our assets or liabilities. The independent valuation considers Narragansett Bancorp, Inc. as a going concern and should not be considered as an indication of its liquidation value. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing shares in the offering will thereafter be able to sell such shares at prices at or above the $10.00 per share purchase price.

The independent valuation will be updated at the time of the completion of the offering. If the update to the independent valuation at the conclusion of the offering results in an increase in the pro forma market value of the common stock to more than $211.6 million or a decrease in the pro forma market value to less than $136.0 million, then we will return all funds promptly, with interest at 0.10% per annum on all funds previously delivered to us to purchase shares of common stock in the subscription and community offerings and cancel deposit account withdrawal authorizations and, after consulting with the Massachusetts Commissioner of Banks and the Federal Reserve Board, we may terminate the offering. Alternatively, we may establish a new offering range, extend the offering period and commence a resolicitation of purchasers or take such other actions as may be permitted by the Federal Reserve Board, the Massachusetts Commissioner of Banks and FINRA to complete the offering. In the event that a resolicitation is commenced due to a change in the independent valuation, purchasers will be given the opportunity to place a new order for a specified period of time. A resolicitation, if any, following the conclusion of the subscription and community offerings, would not extend beyond June 8, 2028, unless an extension is granted by the Federal Reserve Board and the Massachusetts Commissioner of Banks.

An increase in the number of shares to be issued in the offering would decrease both a subscriber’s ownership interest and Narragansett Bancorp, Inc.’s pro forma earnings and stockholders’ equity on a per share basis while decreasing pro forma earnings and increasing stockholders’ equity on an aggregate basis. A decrease in the number of shares of common stock to be issued in the offering would increase both a subscriber’s ownership interest and Narragansett Bancorp, Inc.’s pro forma earnings and stockholders’ equity on a per share basis while increasing pro forma net income and decreasing stockholders’ equity on an aggregate basis.

Copies of the independent valuation appraisal report of RP Financial and the detailed memorandum setting forth the method and assumptions used in the appraisal report are filed as exhibits to the documents specified under “Where You Can Find Additional Information.”

Subscription Offering and Subscription Rights

In accordance with the plan of reorganization, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority. The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and on the purchase and ownership limitations set forth in the plan of reorganization and as described below under “—Additional Limitations on Common Stock Purchases.”

Priority 1: Eligible Account Holders. Subject to the maximum purchase limitations, each Eligible Account Holder (depositor with aggregate deposit balances of $50 or more at BayCoast Bank as of the close of business on May 31, 2025) will receive non-transferable subscription rights to subscribe for up to the greater of $300,000 of common stock, 0.10% of the total number of shares of common stock offered in the offering, or 15 times the product (rounded down to the nearest whole number) of the total number of shares of common stock to be offered in the offering multiplied by a fraction, the numerator of which is the amount of the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders.

If there are insufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, any remaining unallocated shares will be allocated to each remaining Eligible Account Holder whose subscription remains unfilled in the same proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of stock, each Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she had an ownership interest on May 31, 2025. Failure to list an account, or providing incorrect information, could result in fewer shares being allocated than if all accounts had been properly disclosed. In the event of an oversubscription, the subscription rights of Eligible Account Holders who are also our directors, trustees, corporators or officers, or who are associates of such persons, will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to their increased deposits in the one year preceding May 31, 2025.

Priority 2: Tax-Qualified Employee Plans. Our tax-qualified employee plans, such as our employee stock ownership plan, will receive non-transferable subscription rights to purchase up to 10% of the aggregate number of shares of common stock sold in the offering and contributed to the charitable foundation. The employee stock ownership plan intends to purchase 8% of the aggregate number of shares sold in the offering and contributed to the charitable foundation. In the event the number of shares offered in the offering is increased above the maximum of the valuation range, tax-qualified employee plans will have a priority right to purchase any shares exceeding that amount up to 10% of the shares of common stock issued to persons other than Narragansett Financial Corporation in the offering. If market conditions warrant, in the judgement of its trustees, the employee stock ownership plan may elect to purchase shares in the open market following the completion of the offering, subject to the prior approval of the Federal Reserve Board and the Massachusetts Commissioner of Banks.

Priority 3: Employees, Officers, Directors, Trustees and Corporators. To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders and tax-qualified plans, each employee, officer, director, trustee and corporator of BayCoast Bank or Narragansett Financial Corporation at the time of the offering who is not eligible in the first priority category will receive, without payment therefor, subject to the overall purchase limitations, non-transferable subscription rights to purchase up to $300,000 of common stock; provided, however, that the aggregate number of shares of common stock that may be purchased by employees, officers, directors, trustees and corporators and their associates in the offering shall be limited to 25% of the total number of shares of common stock issued in the offering (including shares purchased by employees, officers, directors, trustees and corporators under this priority and under the preceding priority categories, but not including shares purchased by the employee stock ownership plan). In the event that persons in this category subscribe for more shares of stock than are available for purchase by them, shares will be allocated among such subscribing persons on an equitable basis, such as by giving weight to order size, period of service, compensation and position of the individual subscriber.

Expiration Date. The subscription offering will expire at 5:00 p.m., Eastern Time, on September 17, 2026, unless extended by us for up to 45 days following the expiration of the subscription offering or such additional periods with any required approval of the Massachusetts Commissioner of Banks and the Federal Reserve Board. We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint, maximum or adjusted maximum of the offering range. Subscription rights which have not been exercised prior to the expiration date will become void.

We will not execute orders until at least the minimum number of shares of common stock has been sold in the offering. If at least the minimum number of shares has not been sold in the offering by November 2, 2026 and we have not received any required approval of the Massachusetts Commissioner of Banks and the Federal Reserve Board with respect to an extension, all funds delivered to us to purchase shares of common stock in the offering will be returned promptly, with interest at 0.10% per annum for funds received in the subscription and community offerings, and all deposit account withdrawal authorizations will be canceled. If we receive any required regulatory approval of the Massachusetts Commissioner of Banks and the Federal Reserve Board for an extension beyond November 2, 2026, we will resolicit purchasers in the offering as described under “ —Procedure for Purchasing Shares in Subscription and Community Offerings—Expiration Date.”

Community Offering

To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, our tax-qualified employee stock benefit plans and employees, officers trustees and corporators, we will offer shares pursuant to the plan of reorganization to members of the general public in a community offering. Shares will be offered in the community offering with the following preferences:

•

natural persons residing (including trusts of natural persons and business entities with its principal place of business or headquarters) in the Massachusetts cities and towns of Acushnet, Attleboro, Avon, Bellingham, Berkley, Braintree, Brookline, Canton, Cohasset, Dartmouth, Dedham, Dighton, Dover, Easton, Fairhaven, Fall River, Foxborough, Franklin, Freetown, Holbrook, Mansfield, Medfield, Medway, Millis, Milton, Needham, New Bedford, Norfolk, North Attleboro, Norton, Norwood, Plainville, Quincy, Randolph, Raynham, Rehoboth, Seekonk, Sharon, Somerset, Stoughton, Swansea, Taunton, Walpole, Wellesley, Westport, Westwood, Weymouth and Wrentham, and the Rhode Island cities and towns of Barrington, Bristol, Burrillville, Central Falls, Cranston, Cumberland, East Providence, Foster, Glocester, Jamestown, Johnston, Lincoln, Little Compton, Middletown, Newport, North Providence, North Smithfield, Pawtucket, Portsmouth, Providence, Scituate, Smithfield, Tiverton, Warren and Woonsocket; and

•	other members of the general public.

Subject to the maximum purchase limitations, these persons may purchase up to $300,000 of common stock. See “—Additional Limitations on Common Stock Purchases.” The opportunity to order shares of common stock in the community offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part, either at the time of receipt of an order or as soon as practicable thereafter.

If we do not have sufficient shares of common stock available to fill the orders of natural persons residing (including trusts of natural persons and business entities with its principal place of business or headquarters) in the Massachusetts cities and towns of Acushnet, Attleboro, Avon, Bellingham, Berkley, Braintree, Brookline, Canton, Cohasset, Dartmouth, Dedham, Dighton, Dover, Easton, Fairhaven, Fall River, Foxborough, Franklin, Freetown,

Holbrook, Mansfield, Medfield, Medway, Millis, Milton, Needham, New Bedford, Norfolk, North Attleboro, Norton, Norwood, Plainville, Quincy, Randolph, Raynham, Rehoboth, Seekonk, Sharon, Somerset, Stoughton, Swansea, Taunton, Walpole, Wellesley, Westport, Westwood, Weymouth and Wrentham, and the Rhode Island cities and towns of Barrington, Bristol, Burrillville, Central Falls, Cranston, Cumberland, East Providence, Foster, Glocester, Jamestown, Johnston, Lincoln, Little Compton, Middletown, Newport, North Providence, North Smithfield, Pawtucket, Portsmouth, Providence, Scituate, Smithfield, Tiverton, Warren and Woonsocket, whose orders are accepted, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares, or the number of shares ordered by such person. Thereafter, unallocated shares will be allocated among natural persons living in those cities and towns whose orders remain unsatisfied on an equal number of shares basis per order. If an oversubscription occurs due to the orders of members of the general public, the allocation procedures described above will apply to the stock orders of such persons. In connection with the allocation process, orders received for shares of common stock in the community offering will first be filled up to a maximum of 2% of the shares offered in the offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated.

The term “residing” or “resident” as used in this prospectus with respect to the community means any person who occupies a dwelling within the local community, has an intent to remain within the local community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the local community together with an indication that such presence within the local community is not merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to determine whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.

Expiration Date. A community offering may begin concurrently with, during or promptly after the subscription offering, and must terminate no more than 45 days following the subscription offering, unless extended with any required approval of the Massachusetts Commissioner of Banks and the Federal Reserve Board. We may decide to extend the community offering for any reason. We are not required to give purchasers notice of any such extension unless such period extends beyond November 2, 2026, in which event we will resolicit purchasers.

Syndicated Offering

If feasible, our board of directors may decide to offer for sale shares of common stock not sold in the subscription and community offerings in a syndicated offering, subject to such terms, conditions and procedures as we may determine, in a manner that will achieve a wide distribution of our shares of common stock.

If a syndicated offering is held, Piper Sandler will act as sole manager. In such capacity, Piper Sandler may form a syndicate of other brokers-dealers who are member firms of FINRA. Neither Piper Sandler nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated offering; however, Piper Sandler has agreed to use its best efforts in the sale of shares in any syndicated offering. We have not selected any particular broker-dealers to participate in a potential syndicated offering and will not do so until prior to the commencement of a syndicated offering. The shares of common stock will be sold at the same price per share ($10.00 per share) that the shares are sold in the subscription offering and the community offering.

In the event of a syndicated offering, it is currently expected that investors would follow the same general procedures applicable to purchasing shares in the subscription and community offerings (the use of stock order forms and the submission of funds directly to Narragansett Bancorp, Inc. for the payment of the purchase price of the shares ordered) except that payment must be in immediately available funds (bank checks, money orders, deposit account withdrawals from accounts at BayCoast Bank or wire transfers). See “—Procedure for Purchasing Shares in the Subscription and Community Offerings.”

A syndicated offering must terminate by November 2, 2026, unless extended by us, with any required approval of the Massachusetts Commissioner of Banks and the Federal Reserve Board.

If for any reason we cannot effect a syndicated offering of shares of common stock not purchased in the subscription and community offerings, or if there are an insignificant number of shares remaining unsold after such offerings, we will try to make other arrangements for the sale of unsubscribed shares. The Federal Reserve Board, the Massachusetts Commissioner of Banks and FINRA must approve any such arrangements.

Additional Limitations on Common Stock Purchases

The plan of reorganization includes the following additional limitations on number of shares of common stock that may be purchased in the offering:

•	No individual, or individuals exercising subscription rights through a single Qualifying Deposit account held jointly, may purchase more than $300,000 (30,000 shares) in the offering;

•

Except for the employee stock ownership plan, as described above, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than $500,000 (50,000 shares) of common stock in all categories of the offering combined;

•

Tax qualified employee benefit plans, including our employee stock ownership plan, may purchase in the aggregate up to 10% of the shares of common stock sold in the offering and contributed to the charitable foundation, including shares issued in the event of an increase in the offering range of up to 15%;

•	No person may purchase fewer than 25 shares of common stock, to the extent those shares are available for purchase;

•

The aggregate number of shares of common stock that may be purchased in all categories of the offering by officers, directors, trustees and corporators of BayCoast Bank or Narragansett Financial Corporation and their associates may not exceed 25% of the total shares sold in the offering;

•

The aggregate amount of outstanding common stock owned or controlled by persons other than Narragansett Financial Corporation at the close of the offering must be less than 49% of Narragansett Bancorp, Inc.’s total outstanding common stock;

•

The aggregate amount of common stock acquired in the offering by any nontax-qualified employee plan or any insider and his or her associates, exclusive of any stock acquired by such plan or insider and his or her associates in the secondary market, must not exceed 10% of the outstanding shares of common stock, or 10% of the stockholders’ equity of Narragansett Bancorp, Inc., held by persons other than Narragansett Financial Corporation at the close of the offering. In calculating the number of shares held by any insider or associate, shares held by any tax-qualified employee plan or nontax-qualified employee plan that are attributable to such person shall not be counted;

•

The aggregate amount of common stock acquired in the offering by any one or more tax-qualified employee plans, exclusive of any stock acquired by such plans in the secondary market, must not exceed 10% of the outstanding shares of common stock held by persons other than Narragansett Financial Corporation at the close of the offering and must not exceed 4.9% of the outstanding shares of common stock at the close of the offering;

•

The aggregate amount of stock, whether common or preferred, acquired in the offering by any one or more tax-qualified employee plans, exclusive of any stock acquired by such plans in the secondary market, must not exceed 10% of the stockholders’ equity of Narragansett Bancorp, Inc. held by persons other than Narragansett Financial Corporation at the close of the offering and must not exceed 4.9% of the stockholders’ equity of Narragansett Bancorp, Inc. at the close of the offering;

•

The aggregate amount of common stock acquired in the offering by all nontax-qualified employee plans, insiders and associates of insiders, exclusive of any stock acquired by such plans, insiders, and associates in the secondary market, must not exceed 25% of the outstanding shares of common stock held by persons other than Narragansett Financial Corporation at the close of the offering. In calculating the number of shares held by insiders and their associates, shares held by any tax-qualified employee plan or nontax-qualified employee plan that are attributable to such persons shall not be counted;

•

The aggregate amount of stock, whether common or preferred, acquired in the offering by all nontax-qualified employee plans, insiders and associates of insiders, exclusive of any stock acquired by such plans, insiders and associates in the secondary market, shall not exceed 25% of the stockholders’ equity of Narragansett Bancorp, Inc. held by persons other than Narragansett Financial Corporation at the close of the offering. In calculating the number of shares held by insiders and their associates, shares held by any tax-qualified employee plan or nontax-qualified employee plan that are attributable to such persons shall not be counted; and

•

The aggregate amount of common stock acquired by all stock benefit plans of Narragansett Bancorp, Inc. and BayCoast Bank, other than employee stock ownership plans, shall not exceed 25% of the outstanding common stock held by persons other than Narragansett Financial Corporation at the close of the offering.

Depending on market or financial conditions, our board of directors, with regulatory approval, may increase or decrease the purchase limitations. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount will be given the opportunity to increase their orders up to the then applicable limit. The effect of this type of resolicitation will be an increase in the number of shares of common stock owned by persons who choose to increase their orders. In the event that the maximum purchase limitation is increased to 5% of the shares sold in the offering, such limitation may be further increased to 9.99%, provided that orders for shares of common stock exceeding 5% of the shares sold in the offering shall not exceed in the aggregate 10% of the total shares sold in the offering.

The term “associate” of a person (which includes an entity) means:

•

any corporation or organization (other than BayCoast Bank, Narragansett Bancorp, Inc. or Narragansett Financial Corporation or a majority-owned subsidiary of any of those entities) of which the person is a senior officer, partner or, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities;

•	any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity;

•

any relative or spouse of such person, or any relative of such spouse, who either has the same home as the person or who is a director, trustee or senior officer of BayCoast Bank, Narragansett Bancorp, Inc. or Narragansett Financial Corporation; and

•	any person deemed “acting in concert” with the persons listed above.

The following relatives of directors, trustees and officers will be considered “associates” of these individuals regardless of whether they share a household with the director, trustee or officer: any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law. This also includes adoptive relationships.

The term “acting in concert” means persons seeking to combine or pool their voting or other interests in the securities of an issuer for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. When persons act together for such purpose, their group is deemed to have acquired their stock. The determination of whether a group is acting in concert shall be made solely by us and may be based on any evidence upon which we choose to rely, including, without limitation, joint account relationships or the fact that such persons have filed joint Schedules 13D with the Securities and Exchange Commission with respect to other companies; provided, however, that the determination of whether a group is acting in concert remains subject to review by the Massachusetts Commissioner of Banks. Persons who have the same address, whether or not related, will be deemed to be acting in concert unless we determine otherwise. Our directors and trustees are not treated as associates of each other solely because of their membership on the board of directors or trustees.

Shares of common stock purchased in the offering will be freely transferable except for shares of common stock purchased by directors and certain officers of BayCoast Bank or Narragansett Bancorp, Inc. and except as described below. Any purchases made by any associate of BayCoast Bank or Narragansett Bancorp, Inc. for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution. In addition, under FINRA guidelines, members of FINRA and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities. For a further discussion of limitations on purchases of our shares of common stock at the time of offering and thereafter, see “—Restrictions on Purchase or Transfer of Our Shares after the Offering” and “Restrictions on Acquisition of Narragansett Bancorp, Inc. and BayCoast Bank.”

Plan of Distribution; Selling Agent Compensation

Subscription and Community Offerings. To assist in the marketing of our shares of common stock in the subscription and community offerings, we have retained Piper Sandler, which is a broker-dealer registered with FINRA. In its role as marketing agent, Piper Sandler will assist us on a best efforts basis in:

•	consulting as to the marketing implications of the plan of reorganization, including the percentage of our common stock to be offered in the offering;

•	reviewing and discussing the securities market implications and the financial impact of the offering, based upon the independent appraiser’s appraisal;

•	reviewing all offering documents, including the prospectus, stock order forms and related offering materials (we are responsible for the preparation and filing of such documents);

•	assisting in the design and implementation of a marketing strategy for the offering, and the drafting and distribution of press releases as required or appropriate in connection with the offering;

•	assisting management in scheduling and preparing for meetings with potential investors and/or other broker-dealers in connection with the offering;

•	assisting us in analyzing proposals from outside vendors retained in connection with the offering; and

•	providing such other general advice and assistance as may be reasonably necessary and agreed upon to promote the successful completion of the offering.

For these services, Piper Sandler will receive a fee of (a) 1.35% of the aggregate dollar amount of shares sold in the subscription offering, plus (b) 3.00% of the aggregate dollar amount of shares sold in the community offering, excluding shares purchased by or on behalf of (i) any employee benefit plan or trust of our’s established for the benefit of our directors, trustees, officers and employees, (ii) any director, officer or employee of our’s or members of their immediate families (whether directly or through a personal trust), and (iii) one or more charitable foundations controlled by us.

Syndicated Offering. In the event shares of common stock are sold in a syndicated offering, we will pay fees of 5.00% of the aggregate dollar amount of shares of common stock sold in the syndicated offering to Piper Sandler and any other broker-dealers included in the syndicated offering. All fees payable with respect to a syndicated offering will be in addition to fees payable with respect to the subscription and community offerings.

Expenses. Piper Sandler also will be reimbursed for reasonable out-of-pocket accountable expenses not to exceed $140,000, including fees and expenses of its counsel. Regardless of whether the offering is consummated, Piper Sandler will receive reimbursement for its reasonable out-of-pocket expenses.

Records Management Agent Services

We have also engaged Piper Sandler to provide records management agent services in connection with the offering. In this role, Piper Sandler will assist us in the offering in:

•	consolidating deposit accounts;

•	designing and preparing stock order forms;

•	organizing and supervising the Stock Information Center; and

•	other subscription services.

Piper Sandler will receive a fee of $75,000 for these services. Piper Sandler also will be reimbursed for reasonable out-of-pocket accountable expenses not to exceed $35,000 without our prior approval. Regardless of whether the offering is consummated, Piper Sandler will receive reimbursement for its reasonable out-of-pocket expenses.

Indemnification

We will indemnify Piper Sandler against liabilities and expenses (including legal fees) incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933, as well as certain other claims and litigation arising out of Piper Sandler’s engagement with respect to the reorganization and offering.

Solicitations of Offers by Officers and Directors

Our directors and executive officers may participate in the solicitation of offers to purchase shares of common stock in the offering. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular employees may participate in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction. Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of Piper Sandler. No offers or sales may be made by tellers or at teller stations. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 of the Securities Exchange Act of 1934, and sales of common stock will be conducted within the requirements of such rule, so as to permit officers, directors and employees to participate in the sale of shares of common stock. No officer, director or employee will be compensated in connection with their participation in the offering.

Procedure for Purchasing Shares in the Subscription and Community Offerings

Expiration Date. The subscription and community offerings will expire at 5:00 p.m., Eastern Time, on September 17, 2026, unless we extend one or both for up to 45 days, with any required approval of the Massachusetts Commissioner of Banks and the Federal Reserve Board. This extension may be approved by us, in our sole discretion, without notice to purchasers in the offering. Any extension of the subscription and/or community offering beyond November 2, 2026 would require regulatory approval. If the offering is so extended, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will promptly return your funds with interest at 0.10% and/or cancel your deposit account withdrawal authorization. The offering must be completed by June 8, 2028, unless an extension is granted by the Federal Reserve Board and the Massachusetts Commissioner of Banks.

Subject to the receipt of applicable regulatory approvals, we reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal authorizations and promptly return all funds submitted, with interest at 0.10% from the date of processing as described above.

Prospectus Delivery. To ensure that each purchaser in the subscription and community offerings receives a prospectus at least 48 hours before the expiration of the offering in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, we may not mail a prospectus any later than five days prior to the expiration date or hand deliver a prospectus any later than two days prior to that date. We are not obligated to deliver a prospectus or order form by means other than U.S. Mail. Execution of an order form will confirm receipt of delivery of a prospectus in accordance with Rule 15c2-8. Stock order forms will be distributed only if preceded or accompanied by a prospectus.

In a syndicated offering, a prospectus and order form in electronic format may be made available on Internet sites or through other online services maintained by Piper Sandler or one or more other members of the syndicate, or by their respective affiliates. In those cases, prospective investors may view offering terms online and, depending upon the syndicate member, prospective investors may be allowed to place orders online. The members of the syndicate may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made on the same basis as other allocations.

Other than the prospectus in electronic format, the information on the Internet sites referenced in the preceding paragraph and any information contained in any other Internet site maintained by any member of the syndicate is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or by Piper Sandler or any other member of the syndicate in its capacity as selling agent or syndicate member and should not be relied upon by investors.

Use of Stock Order Forms in the Subscription and Community Offerings. In order to purchase shares of common stock, you must properly complete an original stock order form and remit full payment. We are not required to accept incomplete stock order forms, unsigned stock order forms, or orders submitted on photocopied or facsimiled stock order forms. All stock order forms must be received, not postmarked, prior to 5:00 p.m., Eastern Time, September 17, 2026. We are not required to accept stock order forms that are not received by that time, are executed defectively or are received without full payment or without appropriate deposit account withdrawal instructions. We are not required to notify subscribers of incomplete or improperly executed stock order forms. We have the right (but are not required) to waive or permit the correction of incomplete or improperly executed stock order forms. We do not represent, however, that we will do so, and we have no affirmative duty to notify any prospective purchaser of any such defect.

You may subscribe for shares of common stock in the offering by delivering a signed and completed original stock order form, together with full payment, received before 5:00 p.m., Eastern Time, on September 17, 2026, which is the expiration date for the offering. You may submit your stock order form and payment by mail using the stock order reply envelope provided, by paying for overnight delivery to our Stock Information Center at the address noted on the stock order form, or by hand-delivery to the drop box at BayCoast Bank’s main office, located at 330 Swansea Mall Drive, Swansea, Massachusetts. Hand-delivered stock order forms will only be accepted at this locations. Do not mail stock order forms to BayCoast Bank’s offices.

Once tendered, an order form cannot be modified or revoked without our consent unless the offering is terminated or is extended beyond November 2, 2026, or the number of shares of common stock to be sold is increased to more than 9,098,800 shares or decreased to less than 5,848,000 shares. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of the offering. If you are ordering shares in the subscription offering, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of reorganization. Our interpretation of the terms and conditions of the plan of reorganization and of the acceptability of the order forms will be final.

By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by BayCoast Bank, the FDIC, the federal government or the DIF, and that you received a copy of this prospectus. However, signing the order form will not result in you waiving your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Payment for Shares. Payment for all shares of common stock will be required to accompany all completed stock order forms for the purchase to be valid. Payment for shares in the subscription and community offerings may be made by:

•	personal check, bank check or money order, payable to Narragansett Bancorp, Inc.;

•	authorization of withdrawal from the types of BayCoast Bank deposit account(s) designated on the stock order form; or

•	cash.

Cash will only be accepted at our main office, located at 330 Swansea Mall Drive, Swansea, Massachusetts, and will be converted to a bank check. Please do not submit cash by mail.

Appropriate means for designating withdrawals from deposit accounts at BayCoast Bank are provided on the stock order form. The funds designated must be available in the account(s) at the time the stock order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the applicable deposit account rate until the offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificates of deposit will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate of deposit will be cancelled at the time of withdrawal without penalty, and the remaining balance will earn interest at the rate of 0.10% subsequent to the withdrawal. In the case of payments made by personal check, these funds must be available in the account(s). Checks and money orders will be immediately cashed and placed in a segregated account at BayCoast Bank and will earn interest at a rate of 0.10% from the date payment is processed until the offering is completed.

You may not use a check drawn on a BayCoast Bank line of credit or any type of third-party check (a check written by someone other than you, including a check payable to you and endorsed over to Narragansett Bancorp, Inc.). You may not designate on your stock order form a direct withdrawal from a BayCoast Bank retirement account. See “—Using Retirement Account Funds” for information on using such funds. If permitted by the Massachusetts Commissioner of Banks and the Federal Reserve Board, in the event we resolicit large purchasers, as described above in “—Additional Limitations on Common Stock Purchases,” such purchasers who wish to increase their purchases will not be able to use personal checks to pay for the additional shares, but instead must pay for the additional shares using immediately available funds. We may accept wire transfers at our sole discretion; no wire transfer will be accepted without our prior approval.

Once we receive your executed stock order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by the expiration date, in which event purchasers may be given the opportunity to increase, decrease or rescind their orders. If you do not respond to this notice, we will promptly return your funds with interest at 0.10% per annum or cancel your deposit account withdrawal authorization. We may resolicit purchasers for a specified period of time.

Regulations prohibit BayCoast Bank from lending funds or extending credit to any person to purchase shares of common stock in the offering.

We have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the community offering at any time prior to 48 hours before the completion of the offering. This payment may be made by wire transfer.

Our employee stock ownership plan will not be required to pay for any shares purchased in the offering until completion of the offering, provided there is a loan commitment from either an unrelated financial institution or Narragansett Bancorp, Inc. to lend to the employee stock ownership plan the necessary amount to fund the purchase at the time of the expiration of the subscription offering. In addition, our 401(k) plan will not be required to pay for any shares purchased in the offering until completion of the offering.

Using Retirement Account Funds. If you are interested in using funds in your individual retirement account (“IRA”) or other retirement account to purchase shares of common stock in the offering, you must do so through an account offered by a custodian that can hold common stock. By regulation, BayCoast Bank retirement accounts are not capable of holding common stock. Therefore, if you wish to use funds that are currently in a retirement account held at BayCoast Bank, you may not designate on the order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock will instead have to be transferred to an independent trustee or custodian, such as a brokerage firm, which offers the type of retirement accounts that can hold common stock. The purchase must be made through that account. If you do not have such an account, you will need to establish one before placing a stock order. A one-time and/or annual administrative fee may be payable to the independent trustee or custodian. There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers. Individuals interested in using funds in an individual retirement account or any other retirement account, whether held at BayCoast Bank or elsewhere, to purchase shares of common stock should contact our Stock Information Center for guidance as soon as possible, preferably at least two weeks before the September 17, 2026 offering deadline. You may select the independent trustee or custodian of your choice. However, processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held. We cannot guarantee that you will be able to use such funds.

Delivery of Shares of Common Stock. All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock issued in the subscription and community offerings will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the offering. We expect trading in the stock to begin on the business day following the completion of the offering. Until a statement reflecting ownership of shares of common stock is available and delivered to purchasers, purchasers might not be able to sell the shares of common stock that they purchased, even though the common stock will have begun trading. Your ability to sell your shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Other Restrictions. Notwithstanding any other provision of the plan of reorganization, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of FINRA, particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any stock order if an opinion is not timely furnished.

In addition, we are not required to offer shares of common stock to any person who resides in a foreign country or in a state of the United States with respect to which any of the following apply:

•	a small number of persons otherwise eligible to subscribe for shares under the plan of reorganization reside in such state;

•

the offer or sale of shares of common stock to such persons would require us or our employees to register, under the securities laws of such state, as a broker, dealer, salesman or agent or to register or otherwise qualify our securities for sale in the state; or

•	such registration or qualification would be impracticable for reasons of cost or otherwise.

Restrictions on Transfer of Subscription Rights and Shares

Federal and state regulations prohibit any person with subscription rights, specifically the Eligible Account Holders and employees, officers, directors, trustees and corporators, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of reorganization or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account. On the order form, you cannot add the names of others for joint stock registration unless they are also named on the qualifying deposit account, and you cannot delete names of others except in the case of certain orders placed through an IRA, Keogh, 401(k) or similar plan, and except in the event of the death of a named eligible depositor. Doing so may jeopardize your subscription rights. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise prior to completion of the offering.

We intend to pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights. In addition, eligible subscribers who enter into agreements to allow ineligible investors to participate in the subscription offering may be violating federal and state law and may be subject to civil enforcement actions or criminal prosecution.

How You Can Obtain Additional Information—Stock Information Center

Our banking personnel may not, by law, assist with investment-related questions about the offering. If you have questions regarding the offering, please call our Stock Information Center at (844) 301-2265. The Stock Information Center is open Monday through Friday, between 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Establishment of Liquidation Account

The plan of reorganization provides for the establishment, upon the completion of the offering, of a liquidation account by Narragansett Bancorp, Inc. for the benefit of Eligible Account Holders in an amount equal to the percentage of the shares of common stock issued in the offering to persons other than Narragansett Financial Corporation multiplied by the net worth of BayCoast Bank as of the date of the latest consolidated statement of financial condition contained in this prospectus.

In the unlikely event of a complete liquidation of (i) BayCoast Bank or (ii) BayCoast Bank and Narragansett Bancorp, Inc., all claims of creditors, including those of depositors, would be paid first. However, except with respect to the liquidation account to be established, a depositor’s claim would be solely for the principal amount of his or her deposit accounts plus accrued interest. Depositors generally would not have an interest in the value of the assets of BayCoast Bank or Narragansett Bancorp, Inc. above that amount.

Pursuant to the plan of reorganization, after two years from the date of the offering and upon the written request of the Federal Reserve Board and, if necessary, the Massachusetts Commissioner of Banks, Narragansett Bancorp, Inc. will transfer the liquidation account and the depositors’ interests in such account to BayCoast Bank.

Each Eligible Account Holder would have an initial pro-rata interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50 or more held in BayCoast Bank as of the close of business on May 31, 2025 equal to the proportion that the balance of such account holder’s deposit account as of the close of business on May 31, 2025 bears to the balance of all deposit accounts of all Eligible Account Holders in BayCoast Bank on such dates.

If, however, on any December 31 annual closing date commencing after the effective date of the offering, the amount in any such deposit account is less than the amount in the deposit account as of the close of business on May 31, 2025, or any other annual closing date, then the liquidation account as well as the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositor. Any assets remaining after the above liquidation rights of Eligible Account Holders are satisfied would be available for distribution to stockholders.

Material Income Tax Consequences

Completion of the reorganization is subject to the prior receipt of an opinion of counsel or tax advisor with respect to the federal and state income tax consequences of the offering to BayCoast Bank, Narragansett Bancorp, Inc., Narragansett Financial Corporation, Eligible Account Holders, employees, officers, directors, trustees and corporators. Unlike private letter rulings, an opinion of counsel or a tax advisor is not binding on the Internal Revenue Service or any state taxing authority, and those authorities may disagree with the opinion. In the event of such disagreement, there can be no assurance that BayCoast Bank, Narragansett Bancorp, Inc. or Narragansett Financial Corporation would prevail in a judicial proceeding.

BayCoast Bank, Narragansett Bancorp, Inc. and Narragansett Financial Corporation have received an opinion of counsel, Luse Gorman, PC, regarding the material federal income tax consequences of the reorganization, which includes the following:

1.

Narragansett Financial Corporation will recognize no gain or loss upon the transfer of BayCoast Bank’s stock to Narragansett Bancorp, Inc. in exchange for stock of Narragansett Bancorp, Inc. Narragansett Financial Corporation’s basis in the stock of Narragansett Bancorp, Inc. will be the same as its basis in the transferred stock of BayCoast Bank and the holding period will include the period during which it held the stock of BayCoast Bank.

2.	Narragansett Bancorp, Inc. will recognize no gain or loss upon its receipt of property from Narragansett Financial Corporation in exchange for common stock of Narragansett Bancorp, Inc.

3.

Narragansett Bancorp, Inc.’s basis in the stock of BayCoast Bank received from Narragansett Financial Corporation will be the same as the basis of the stock in the hands of Narragansett Financial Corporation and the holding period will include the period during which the stock was held by Narragansett Financial Corporation.

4.

It is more likely than not that the fair market value of the interest in the liquidation account will be zero. Accordingly, it is more likely than not that Eligible Account Holders will not recognize taxable income in connection with the receipt of an inchoate interest in the liquidation account.

5.

It is more likely than not that the fair market value of the subscription rights to purchase shares of common stock is zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders or employees, officers, directors, trustees and corporators upon the distribution to them of the nontransferable subscription rights to purchase shares of common stock. Gain realized, if any, by the Eligible Account Holders, and employees, officers, directors, trustees and corporators on the distribution to them of nontransferable subscription rights to purchase shares of common stock will be recognized but only in an amount not in excess of the fair market value of such subscription rights. Eligible Account Holders, and employees, officers, directors, trustees and corporators will not realize any taxable income as a result of the exercise by them of the nontransferable subscription rights.

6.

It is more likely than not that the basis of the common stock to its stockholders will be the purchase price thereof. The holding period of the common stock purchased pursuant to the exercise of subscription rights shall commence on the date on which the right to acquire the stock was exercised.

We believe that the tax opinions summarized above address all material federal income tax consequences that are generally applicable to BayCoast Bank, Narragansett Bancorp, Inc., Narragansett Financial Corporation and persons receiving subscription rights. With respect to Item 5, above, Luse Gorman noted that the subscription rights will be granted at no cost to the recipients, are legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. The firm also noted that the Internal Revenue Service has not in the past concluded that subscription rights have value. Luse Gorman further noted that RP Financial has issued a letter indicating that the subscription rights have no ascertainable value. Based on the foregoing, Luse Gorman, PC believes that it is more likely than not that the non-transferable subscription rights to purchase shares of common stock have no value. However, the issue of whether or not the non-transferable subscription rights have value is based on all the facts and circumstances. If the subscription rights granted are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders, employees, officers, directors, trustees and corporators who exercise the subscription rights in an amount equal to the ascertainable value, and we could recognize gain on the distribution of such rights. Eligible Account Holders, employees, officers, directors, trustees and corporators are encouraged to consult with their own tax advisors as to the tax consequences if subscription rights are deemed to have an ascertainable value.

The opinion as to the basis in the liquidation account set forth in Item 4 above is based on the position that: (i) no holder of an interest in a liquidation account has ever received any payment attributable to a liquidation of a solvent bank (other than as set forth below); (ii) the interests in the liquidation account are not transferable; (iii) the amounts due under the liquidation account with respect to each Eligible Account Holder will be reduced as their deposits in BayCoast Bank are reduced as of December 31 of every year following the completion of the reorganization; and (iv) holders of an interest in a liquidation account have received payments of their interests in very few instances (out of hundreds of transactions involving mergers, acquisitions and the purchase of assets and assumption of liabilities of holding companies and subsidiary banks) and these instances involved the purchase and assumption of a converted bank’s assets and liabilities by a credit union. If such rights are subsequently found to have an economic value as of the effective time of the reorganization, income may be recognized by each Eligible Account Holder in the amount of such fair market value as of the date of the reorganization.

The opinion of Luse Gorman, PC, unlike a letter ruling issued by the Internal Revenue Service, is not binding on the Internal Revenue Service and the conclusions expressed therein may be challenged at a future date. The Internal Revenue Service has issued favorable rulings for transactions substantially similar to the proposed reorganization and offering, but any such ruling may not be cited as precedent by any taxpayer other than the taxpayer to whom the ruling is addressed. We do not plan to apply for a letter ruling concerning the transactions described herein.

We have also received an opinion from Wolf & Company, P.C. that the Massachusetts income tax consequences are consistent with the federal income tax consequences.

The federal and state tax opinions have been filed with the Securities and Exchange Commission as exhibits to Narragansett Bancorp, Inc.’s registration statement.

Restrictions on Purchase or Transfer of Our Shares After the Offering

All shares of common stock purchased in the offering by a director, trustee, corporator or certain officers of Narragansett Financial Corporation, Narragansett Bancorp, Inc. or BayCoast Bank, or their associates, generally may not be sold for a period of one year following the closing of the offering, except in the event of the death or substantial disability of the individual as determined by the Massachusetts Commissioner of Banks. Each statement of ownership for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any record or ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split or otherwise with respect to the restricted stock will be similarly restricted. The directors and executive officers of Narragansett Bancorp, Inc. also will be restricted by the insider trading rules under the Securities Exchange Act of 1934.

Purchases of shares of our common stock by any of our directors, trustees, corporators, certain officers and their associates during the three-year period following the closing of the offering may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Federal Reserve Board and the Massachusetts Commissioner of Banks. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock, or to purchases of our common stock by one or more tax-qualified employee stock benefit plans or nontax-qualified employee stock benefit plans, including any stock-based benefit plans.

Federal regulations prohibit Narragansett Bancorp, Inc. from repurchasing its shares of common stock during the first year following the offering unless compelling business reasons exist for such repurchases, or to fund management recognition plans that have been approved by stockholders (with regulatory approval) or tax-qualified employee stock benefit plans. In addition, the repurchase of shares of common stock is subject to Federal Reserve Board policy related to repurchases of shares by financial institution holding companies. Massachusetts regulations prohibit Narragansett Bancorp, Inc. from repurchasing shares of our common stock during the first three years following the completion of the offering except to fund tax-qualified or nontax-qualified employee stock benefit plans, or except in amounts not greater than 5% of our outstanding shares of common stock where compelling and valid business reasons are established to the satisfaction of the Massachusetts Commissioner of Banks.

THE CHARITABLE FOUNDATION

General

In furtherance of our commitment to the communities in our market area, the plan of reorganization provides that we will contribute shares of common stock and a portion of the net proceeds to BayCoast Charitable Foundation, Inc., a charitable foundation we are organizing as part of the reorganization and offering. By further enhancing our visibility and reputation in the communities within our market area, we believe that the charitable foundation will enhance the long-term value of our community banking franchise. The reorganization and offering present us with a unique opportunity to provide an additional benefit to our communities through BayCoast Charitable Foundation, Inc.

Purpose of the Charitable Foundation

In connection with the closing of the reorganization and offering, we intend to contribute $600,000 in cash and we intend to contribute a number of shares up to 2% of our outstanding shares of common stock (including shares issued to Narragansett Financial Corporation) to the charitable foundation.

The purpose of the charitable foundation is to provide financial support to charitable organizations in our market area. The charitable foundation will be dedicated completely to community activities and the promotion of charitable causes. The charitable foundation will also support our ongoing obligations to the community under the Community Reinvestment Act.

Funding the charitable foundation with shares of common stock will enable the communities that we serve to share in our potential growth and success following the offering, because the charitable foundation will benefit directly from any increases in the value of our shares of common stock. In addition, the charitable foundation will maintain close ties with BayCoast Bank, thereby forming a partnership within the communities in which we operate.

Structure of the Charitable Foundation

The charitable foundation will be incorporated under Delaware law as a non-stock, nonprofit corporation. The certificate of incorporation of the foundation will provide that the corporation is organized exclusively for charitable purposes as set forth in Section 501(c)(3) of the Internal Revenue Code. The certificate of incorporation of the foundation will further provide that no part of the net earnings of the charitable foundation will inure to the benefit of, or be distributable to, its members, directors or officers or to private individuals.

BayCoast Charitable Foundation, Inc.’s board of directors will consist of Nicholas M. Christ, Marie Pellegrino, Diana Taxiera and one other individual who, as required by applicable regulations, is not one of our officers or directors and who has experience with local charitable organizations and grant making. As of the date of this prospectus, we have not selected the individual who satisfies these requirements. For five years after the offering, one seat on each charitable foundation’s board of directors will be reserved for a person from our local community who has experience with local community charitable organizations and grant making and who is not one of our officers, directors or employees, and at least one seat on the charitable foundation’s board of directors will be reserved for one of our directors.

The board of directors of the charitable foundation will be responsible for establishing grant and donation policies, consistent with the purposes for which the foundation was established. As directors of a nonprofit corporation, directors of the charitable foundation will at all times be bound by their fiduciary duty to advance the charitable foundation’s charitable goals, to protect its assets and to act in a manner consistent with the charitable purposes for which the charitable foundation is established. The directors are also responsible for directing the activities of the charitable foundation. However, as required by applicable regulations, all shares of our common stock held by the charitable foundation must be voted in the same ratio as all other shares of our common stock on all proposals considered by our stockholders.

To the extent applicable, we comply with the affiliates restrictions set forth in Sections 23A and 23B of the Federal Reserve Act and Massachusetts banking regulations governing transactions between BayCoast Bank and the charitable foundation.

As a private foundation under Section 501(c)(3) of the Internal Revenue Code, the charitable foundation will be required to distribute annually in grants or donations a minimum of 5% of the average fair market value of its net investment assets.

Tax Considerations

We believe that the charitable foundation will qualify as a Section 501(c)(3) exempt organization under the Internal Revenue Code and should be classified as a private foundation. We believe that our contribution of shares of common stock and cash to the charitable foundation should not constitute an act of self-dealing and that we should be entitled to a deduction in the amount of the contribution. We are permitted to deduct for charitable purposes only an amount equal to 10% of our annual taxable income in any one year. We are permitted under the Internal Revenue Code to carry the excess contribution over the five-year period following the contribution to the charitable foundation. We estimate that all of the contribution should be deductible over the six-year period (i.e., the year in which the contribution is made and the succeeding five-year period), although we may not have sufficient earnings to be able to use the deduction in full. Any such decision to continue to make additional contributions to the charitable foundation in the future would be based on an assessment of, among other factors, our financial condition at that time, the interests of our stockholders and depositors, and the financial condition and operations of the foundation.

As a private foundation, earnings and gains, if any, from the sale of assets are exempt from federal and state income taxation. However, investment income, such as interest, dividends and capital gains, is generally taxed at a rate of 1.39%. Our charitable foundation will be required to file an annual return with the Internal Revenue Service within four and one-half months after the close of its fiscal year, and will be required to make these annual returns available for public inspection. The annual return for a private foundation includes, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the foundation’s managers and a concise statement of the purpose of each grant.

Regulatory Requirements Imposed on the Charitable Foundation

Applicable regulations require that, before our board of directors adopted the plan of reorganization, the board of directors had to identify its members that will serve on the charitable foundation’s board, and these trustees could not participate in our board’s discussions concerning contributions to the charitable foundation, and could not vote on the matter. Our board of directors complied with this regulation in adopting the plan of reorganization.

Applicable regulations further provide that the Federal Reserve Board will generally not object if a well-capitalized financial institution contributes to a charitable foundation an aggregate amount of 8% or less of the shares or proceeds issued in a stock offering. BayCoast Bank qualifies as a well-capitalized financial institution for purposes of this limitation, and the contribution to the charitable foundation will not exceed this limitation.

Federal Reserve Board and Massachusetts Commissioner of Banks regulations impose the following additional requirements on the funding of the charitable foundation:

•	the charitable foundation’s primary purpose must be to serve and make grants in our local community;

•	our banking regulators may examine the charitable foundation at the foundation’s expense;

•	the charitable foundation must comply with all supervisory directives imposed by our banking regulators;

•	the charitable foundation must provide annually to our banking regulators a copy of the annual report that the charitable foundation submits to the Internal Revenue Service;

•	the charitable foundation must operate according to written policies adopted by its board of directors, including a conflict of interest policy;

•	the charitable foundation may not engage in self-dealing and must comply with all laws necessary to maintain its tax-exempt status under the Internal Revenue Code; and

•	the charitable foundation must vote its shares of our common stock in the same ratio as all of the other shares voted on each proposal considered by our stockholders.

RESTRICTIONS ON THE ACQUISITION OF NARRAGANSETT BANCORP, INC. AND

BAYCOAST BANK

The following discussion is a general summary of the material provisions of federal and Massachusetts law and regulations, Narragansett Bancorp, Inc.’s articles of incorporation and bylaws and certain other provisions that may be deemed to have an “anti-takeover” effect. The following description is necessarily general and is not intended to be a complete description of the document or regulatory provision in question. Narragansett Bancorp, Inc.’s articles of incorporation and bylaws are included as part of BayCoast Bank’s applications filed with the Massachusetts Commissioner of Banks, Narragansett Bancorp, Inc.’s bank holding company application filed with the Federal Reserve Board and its registration statement filed with the Securities and Exchange Commission. See “Where You Can Find More Information.”

Mutual Holding Company Structure

Narragansett Financial Corporation will own a majority of the outstanding common stock of Narragansett Bancorp, Inc. after the offering and, through its board of trustees, will be able to exercise voting control over virtually all matters put to a vote of stockholders. For example, Narragansett Financial Corporation may exercise its voting control to prevent a sale or merger transaction or to defeat a stockholder nominee for election to the board of directors of Narragansett Bancorp, Inc. It will not be possible for another entity to acquire Narragansett Bancorp, Inc. without the consent of Narragansett Financial Corporation. Narragansett Financial Corporation, as long as it remains in the mutual form of organization, will control a majority of the voting stock of Narragansett Bancorp, Inc.

Articles of Incorporation and Bylaws of Narragansett Bancorp, Inc.

Narragansett Bancorp, Inc.’s articles of incorporation and bylaws contain a number of provisions relating to corporate governance and rights of stockholders that might discourage future takeover attempts. As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the board of directors or management of Narragansett Bancorp, Inc. more difficult.

Directors. The board of directors will be divided into three classes. The members of each class will be elected for a term of three years and only one class of directors will be elected annually. Thus, it would take at least two annual elections to replace a majority of the board of directors. The bylaws establish qualifications for board members, including restrictions on affiliations with competitors of BayCoast Bank, restrictions based upon prior legal or regulatory violations and a residency requirement. The bylaws also impose notice and information requirements in connection with the nomination by stockholders of candidates for election to the board of directors or the submission of proposals by stockholders of business to be acted upon at an annual meeting of stockholders. Such notice and information requirements are applicable to all stockholder business proposals and nominations, and are in addition to any requirements under the federal securities laws.

Evaluation of Offers. The articles of incorporation of Narragansett Bancorp, Inc. provide that its board of directors, when evaluating a transaction that would or may involve a change in control of Narragansett Bancorp, Inc. (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of Narragansett Bancorp, Inc. and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to:

•	the economic effect, both immediate and long-term, upon Narragansett Bancorp, Inc.’s stockholders, including stockholders, if any, who do not participate in the transaction;

•

the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, Narragansett Bancorp, Inc. and its subsidiaries and on the communities in which it and its subsidiaries operate or are located;

•	whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of Narragansett Bancorp, Inc.;

•	whether a more favorable price could be obtained for Narragansett Bancorp, Inc.’s stock or other securities in the future;

•

the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of Narragansett Bancorp, Inc. and its subsidiaries;

•	the future value of the stock or any other securities of Narragansett Bancorp, Inc. or the other entity to be involved in the proposed transaction;

•	any antitrust or other legal and regulatory issues that are raised by the proposal;

•

the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and

•

the ability of Narragansett Bancorp, Inc. to fulfill its objectives as a financial institution holding company and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally-insured financial institution(s) under applicable statutes and regulations.

If the board of directors determines that any proposed transaction should be rejected, it may take any lawful action to defeat such transaction.

Restrictions on Calling Special Meetings. The bylaws provide that special meetings of stockholders can be called only by the President, the Chief Executive Officer, the Chairperson of the board of directors, a majority of the total number of directors that Narragansett Bancorp, Inc. would have if there were no vacancies on the board of directors, or the Secretary upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Prohibition of Cumulative Voting. The articles of incorporation prohibit cumulative voting for the election of directors.

Limitation of Voting Rights. The articles of incorporation provide that in no event will any person, other than Narragansett Financial Corporation, who beneficially owns more than 10% of the then-outstanding shares of common stock, be entitled or permitted to vote any of the shares of common stock held in excess of the 10% limit. The 10% limit shall not apply if, before the stockholder acquires shares in excess of the 10% limit, the acquisition is approved by a majority of the directors who are not affiliated with the holder and who were members of the board of directors before the time of the acquisition (or who were chosen to fill any vacancy of an otherwise unaffiliated director by a majority of the unaffiliated directors). This provision has been included in the articles of incorporation in reliance on Section 2-507(a) of the Maryland General Corporation Law, which entitles stockholders to one vote for each share of stock unless the articles of incorporation provide for a greater or lesser number of votes per share or limit or deny voting rights.

Restrictions on Removing Directors from Office. The articles of incorporation provide that directors may be removed only for cause, and only by the affirmative vote of the holders of at least two-thirds of the voting power of all of our then-outstanding capital stock entitled to vote generally in the election of directors (after giving effect to the limitation on voting rights discussed above in “—Limitation of Voting Rights”), voting together as a single class.

Stockholder Nominations and Proposals. The bylaws provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at an annual meeting of stockholders must submit written notice to Narragansett Bancorp, Inc. at least 90 days before and not earlier than 100 days before the anniversary date of the proxy statement relating to the previous year’s annual meeting. However, if less than 90 days’ prior public disclosure of the date of the meeting is given to stockholders and the date of the annual meeting is advanced by more than 30 days from the anniversary date of the preceding year’s annual meeting then stockholders must submit written notice to us no later than 10 days following the day on which public disclosure of the date of the meeting is first made. These requirements are in addition to any requirements under the federal securities laws.

Authorized but Unissued Shares. After the reorganization and offering, we will have authorized but unissued shares of common and preferred stock. See “Description of Capital Stock of Narragansett Bancorp, Inc.” The articles of incorporation authorize 60,000,000 shares of common stock and 5,000,000 shares of serial preferred stock. Narragansett Bancorp, Inc. is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such shares. In addition, the articles of incorporation provide that a majority of the total number of directors that Narragansett Bancorp, Inc. would have if there were no vacancies on the board of directors may, without action by the stockholders, amend the articles of incorporation to increase or decrease the aggregate number of shares of stock of any class or series that Narragansett Bancorp, Inc. has the authority to issue. In the event of a proposed merger, tender offer or other attempt to gain control of Narragansett Bancorp, Inc. that the board of directors does not approve, it would be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of Narragansett Bancorp, Inc. The board of directors has no present plan or understanding to issue any preferred stock.

Amendments to Articles of Incorporation and Bylaws. Except as provided under “—Authorized but Unissued Shares,” above, regarding the amendment of the articles of incorporation by the board of directors to increase or decrease the number of shares authorized for issuance, or as otherwise allowed by law, any amendment to the articles of incorporation must be approved by our board of directors and also by two-thirds of the outstanding shares of our voting stock (or a majority of the outstanding shares of our voting stock if the amendment is approved by two-thirds of our board of directors); provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions:

(i)	the limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock;

(ii)	the division of the board of directors into three staggered classes;

(iii)	the ability of the board of directors to fill vacancies on the board;

(iv)	the requirement that at least two-thirds of the voting power of the stockholders must vote to remove directors, and can only remove directors for cause;

(v)	the ability of the board of directors to amend and repeal the bylaws and the required stockholder vote to amend or repeal the bylaws;

(vi)	the ability of the board of directors to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire Narragansett Bancorp, Inc.;

(vii)	the authority of the board of directors to provide for the issuance of preferred stock;

(viii)	the validity and effectiveness of any action lawfully authorized by the affirmative vote of the holders of a majority of the total number of outstanding shares of common stock;

(ix)	the number of stockholders constituting a quorum or required for stockholder consent;

(x)	the advance notice requirements for stockholder proposals and nominations;

(xi)	the indemnification of current and former directors and officers, as well as employees and other agents, by Narragansett Bancorp, Inc.;

(xii)	the limitation of liability of officers and directors to Narragansett Bancorp, Inc. for money damages;

(xiii)	the inability of stockholders to cumulate their votes in the election of directors;

(xiv)	the requirement that the forum for certain actions or disputes will be a state or federal court located within the State of Maryland; and

(xv)

the provision of the articles of incorporation requiring approval of at least 80% of the outstanding voting stock to amend the provisions of the articles of incorporation set forth in (i) through (xiv) of this list and the provisions related to amendment of the articles of incorporation.

The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of the total number of directors that Narragansett Bancorp, Inc. would have if there were no vacancies on the board of directors or by the stockholders by the affirmative vote of at least 80% of the votes entitled to be cast in the election of directors (after giving effect to the limitation on voting rights discussed above in “—Limitation of Voting Rights”).

Purpose and Anti-Takeover Effects of Narragansett Bancorp, Inc.’s Articles of Incorporation and Bylaws. Our board of directors believes that the provisions described above are prudent and will reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by our board of directors. These provisions also will assist us in the orderly deployment of the offering proceeds into productive assets during the initial period after the conversion. We believe these provisions are in the best interests of Narragansett Bancorp, Inc. and its stockholders. Our board of directors believes that it will be in the best position to determine the true value of Narragansett Bancorp and to negotiate more effectively for what may be in the best interests of all our stockholders. Accordingly, our board of directors believes that it is in the best interests of Narragansett Bancorp, Inc. and all of our stockholders to encourage potential acquirers to negotiate directly with the board of directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of our board of directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of Narragansett Bancorp, Inc. and that is in the best interests of all our stockholders.

Takeover attempts that have not been negotiated with and approved by our board of directors present the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by our board of directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value for our stockholders, with due consideration given to matters such as the management and business of the acquiring corporation.

Although a tender offer or other takeover attempt may be made at a price substantially above the current market price, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining stockholders.

Despite our belief as to the benefits to stockholders of these provisions of Narragansett Bancorp, Inc.’s articles of incorporation and bylaws, these provisions also may have the effect of discouraging a future takeover attempt that would not be approved by our board of directors, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also make it more difficult to remove our board of directors and management. Our board of directors, however, has concluded that the potential benefits outweigh the possible disadvantages.

Maryland Corporate Law

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as: (i) any person who beneficially owns 10% or more of the voting power of a corporation’s voting stock after the date on which the corporation had 100 or more beneficial owners of its stock; or (ii) an affiliate or associate of the corporation at any time after the date on which the corporation had 100 or more beneficial owners of its stock who, within the two-year period before the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

Federal Regulations

Federal Reserve Board regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquire stock or subscription rights in a converting institution or its holding company from another person prior to completion of its stock offering. Further, without the prior written approval of the Federal Reserve Board, no person may make an offer or announcement of an offer to purchase shares, or actually acquire shares, of BayCoast Bank or Narragansett Bancorp, Inc. for a period of three years from the date of the completion of the reorganization if, upon the completion of such offer, announcement or acquisition, the person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company. The Federal Reserve Board has defined “person” to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution or its holding company. However, offers made exclusively to a bank or its holding company, or to an underwriter or member of a selling group acting on the converting institution’s or its holding company’s behalf for resale to the general public, are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than 10% of the outstanding shares or voting rights of a converted institution or its holding company.

Massachusetts Regulations

Massachusetts regulations provide that, without prior written notice to us and the prior written approval of the Massachusetts Commissioner of Banks, no person may directly or indirectly offer to acquire the beneficial ownership of more than 10% of any class of our equity securities for a period of three years from the date of the completion of the reorganization. Where a person, directly or indirectly, acquires beneficial ownership of more than 10% of any class of our equity securities, without prior written notice to us and the prior written approval of the Massachusetts Commissioner of Banks, the securities beneficially owned by such person in excess of 10% shall not be counted as shares entitled to vote, shall not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and shall not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to stockholders for a vote, and the Massachusetts Commissioner of Banks may take any further action he may deem appropriate. The regulation provides for civil penalties for a violation of this regulation.

Change in Control Law and Regulations

Under the Change in Bank Control Act, no person, or group of persons acting in concert, may acquire control of a bank holding company such as Narragansett Bancorp, Inc. unless the Federal Reserve Board has been given 60 days’ prior written notice and not disapproved the proposed acquisition. The Federal Reserve Board considers several factors in evaluating a notice, including the financial and managerial resources of the acquirer and competitive effects. Control, as defined under the Change in Bank Control Act and applicable regulations, means the power, directly or indirectly, to direct the management or policies of the company or to vote 25% or more of any class of voting securities of the company. Acquisition of more than 10% of any class of a bank holding company’s voting securities constitutes a rebuttable presumption of control under certain circumstances, including where, as will be the case with Narragansett Bancorp, Inc., the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934.

In addition, federal regulations provide that no company may acquire control of a bank holding company without the prior approval of the Federal Reserve Board. Control, as defined under the Bank Holding Company Act and Federal Reserve Board regulations, means ownership, control or power to vote 25% or more of any class of voting stock, control in any manner over the election of a majority of the company’s directors, or a determination by the Federal Reserve Board that the acquiror has the power to exercise, directly or indirectly, a controlling influence over the management or policies of the company. Any company that acquires such control becomes a “bank holding company” subject to registration, examination and regulation by the Federal Reserve Board. Relevant factors concerning when a company exercises a controlling influence over a bank or bank holding company include the company’s voting and nonvoting equity investment in the bank or bank holding company, director, officer and employee overlap and the scope of business relationships between the company and bank or bank holding company. In addition, a bank holding company must obtain Federal Reserve Board approval before acquiring ownership or control of 5% or more of any class of voting stock of a bank or another bank holding company.

Benefit Plans

In addition to the provisions of Narragansett Bancorp, Inc.’s articles of incorporation and bylaws described above, benefit plans of Narragansett Bancorp, Inc. and BayCoast Bank that may authorize the issuance of equity to its board of directors, officers and employees adopted in connection with or following the offering contain or may contain provisions which also may discourage hostile takeover attempts which the board of directors of Narragansett Bancorp, Inc. might conclude are not in the best interests of Narragansett Bancorp, Inc., BayCoast Bank or Narragansett Bancorp, Inc.’s stockholders.

DESCRIPTION OF CAPITAL STOCK OF NARRAGANSETT BANCORP, INC.

General

Narragansett Bancorp, Inc. is authorized to issue 60,000,000 shares of common stock, par value $0.01 per share and 5,000,000 shares of serial preferred stock, par value $0.01 per share. Each share of Narragansett Bancorp, Inc.’s common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock in accordance with the plan of reorganization, all of the stock will be duly authorized, fully paid and nonassessable. Presented below is a description of the features of Narragansett Bancorp, Inc.’s capital stock that are deemed material to an investment decision with respect to the offering.

The common stock of Narragansett Bancorp, Inc. will represent non-withdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC, the DIF or any other government agency.

Narragansett Bancorp, Inc. currently expects that it will have a maximum of up to 21,160,000 shares of common stock outstanding after the completion of the offering, of which up to 9,098,800 shares will be held by persons other than Narragansett Financial Corporation. Our board of directors can, without stockholder approval, issue additional shares of common stock, although Narragansett Financial Corporation, so long as it is in existence, must own a majority of Narragansett Bancorp, Inc.’s outstanding shares of common stock. Narragansett Bancorp, Inc.’s issuance of additional shares of common stock could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control. Narragansett Bancorp, Inc. has no present plans to issue additional shares of common stock other than pursuant to the stock benefit plans previously discussed.

Common Stock

Dividends. Narragansett Bancorp, Inc. can generally pay dividends on its common stock if, after giving effect to such distribution, (i) it would be able to pay its indebtedness as the indebtedness comes due in the usual course of business and (ii) its total assets exceed the sum of its liabilities and the amount needed, if it were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of any holders of capital stock who have a preference in the event of dissolution. The holders of common stock of Narragansett Bancorp, Inc. will be entitled to receive and share equally in dividends as may be declared by the board of directors out of funds legally available therefor. If Narragansett Bancorp, Inc. issues shares of preferred stock, the holders of preferred stock may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. Upon consummation of the reorganization and offering, the holders of common stock of Narragansett Bancorp, Inc. will have exclusive voting rights in Narragansett Bancorp, Inc. They will elect its board of directors and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the board of directors. Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Any person other than Narragansett Financial Corporation who beneficially owns more than 10% of the then-outstanding shares of Narragansett Bancorp, Inc.’s common stock, however, will not be entitled or permitted to vote any shares of common stock held in excess of the 10% limit. If Narragansett Bancorp, Inc. issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Amendments to the articles of incorporation generally require a two-thirds vote, and certain amendments require an 80% stockholder vote.

Corporate powers and control of BayCoast Bank in stock form will be vested in its board of directors, who will elect officers and fill any vacancies on the board of directors. Voting rights of BayCoast Bank will be vested exclusively in the owners of the shares of capital stock of BayCoast Bank, which is Narragansett Bancorp, Inc., and voted at the direction of Narragansett Bancorp, Inc.’s board of directors. Consequently, the holders of the common stock of Narragansett Bancorp, Inc. will not have direct control of BayCoast Bank.

Liquidation. In the event of any liquidation, dissolution or winding up of BayCoast Bank, Narragansett Bancorp, Inc., as the holder of all of BayCoast Bank’s capital stock, would be entitled to receive all assets of BayCoast Bank available for distribution, after payment or provision for payment of all debts and liabilities of BayCoast Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to Eligible Account Holders. In the event of liquidation, dissolution or winding up of Narragansett Bancorp, Inc., the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of Narragansett Bancorp, Inc. available for distribution, after distribution of the balance in the liquidation account to Eligible Account Holders. If preferred stock is issued by Narragansett Bancorp, Inc., the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Preemptive Rights; Redemption. Holders of the common stock of Narragansett Bancorp, Inc. will not be entitled to preemptive rights with respect to any shares that may be issued, unless such preemptive rights are approved by the board of directors. The common stock is not subject to redemption.

Preferred Stock

No shares of Narragansett Bancorp, Inc.’s authorized preferred stock will be issued as part of the reorganization and offering. Preferred stock may be issued with preferences and designations as our board of directors may from time to time determine. Our board of directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

Forum Selection for Certain Stockholder Lawsuits

The articles of incorporation of Narragansett Bancorp, Inc. provide that, unless Narragansett Bancorp, Inc. consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Narragansett Bancorp, Inc., (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Narragansett Bancorp, Inc. to Narragansett Bancorp, Inc. or Narragansett Bancorp, Inc.’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Maryland General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the State of Maryland, in all cases subject to the court’s having personal jurisdiction over the indispensible parties named as defendants. This exclusive forum provision does not apply to claims arising under the federal securities laws. Under the articles of incorporation, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of Narragansett Bancorp, Inc. shall be deemed to have notice of and consented to the exclusive forum provision of the articles of incorporation. This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum it finds favorable for disputes with Narragansett Bancorp, Inc. and its directors, officers, and other employees or may cause a stockholder to incur additional expense by having to bring a claim in a judicial forum that is distant from where the stockholder resides, or both. See “Risk Factors—Risks Related to the Offering—Our articles of incorporation provide that, subject to limited exception, state and federal courts in the State of Maryland are the sole and exclusive forum for certain stockholders litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, and other employees.”

TRANSFER AGENT AND REGISTRAR

Continental Stock Transfer & Trust Company, New York, New York, will act as the transfer agent and registrar for the common stock.

LEGAL AND TAX MATTERS

The legality of the common stock and the federal income tax consequences of the reorganization and offering have been passed upon for BayCoast Bank and Narragansett Bancorp, Inc. by the firm of Luse Gorman, PC, Washington, DC. The Massachusetts income tax consequences of the reorganization and offering have been passed upon for BayCoast Bank and Narragansett Bancorp, Inc. by Wolf & Company, P.C., Boston, Massachusetts. Luse Gorman, PC and Wolf & Company, P.C. have consented to the references in this prospectus to their opinions. Certain legal matters will be passed upon for Piper Sandler by Covington & Burling LLP, Boston, Massachusetts.

EXPERTS

The financial statements of BayCoast Bank as of December 31, 2025 and 2024 and for each of the years in the two-year period ended December 31, 2025, have been audited by Wolf & Company, P.C., an independent registered public accounting firm, as stated in its report thereon and included in this prospectus and registration statement in reliance upon such report of such firm as experts in accounting and auditing.

RP Financial has consented to the publication in this prospectus of the summary of its report to Narragansett Bancorp, Inc. setting forth its opinion as to the estimated pro forma market value of the common stock upon the completion of the offering and its letter with respect to subscription rights.

WHERE YOU CAN FIND MORE INFORMATION

Narragansett Bancorp, Inc. has filed a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, with respect to the common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement. The registration statement also is available through the Securities and Exchange Commission’s website on the internet at http://www.sec.gov. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions thereof and are not necessarily complete but do contain all material information regarding the documents; each statement is qualified by reference to the contract or document.

BayCoast Bank has filed applications for approval of the reorganization and the offering with the Massachusetts Commissioner of Banks. Narragansett Bancorp, Inc. has filed a bank holding company application with the Federal Reserve Board. The applications filed with the Massachusetts Commissioner of Banks may be inspected, without charge, at the offices of the Massachusetts Division of Banks, One Federal Street Suite 710, Boston, Massachusetts. To obtain a copy of the application filed with the Federal Reserve Board, you may contact Prabal Chakrabarti, Executive Vice President and Community Affairs Officer of the Federal Reserve Bank of Boston, at (617) 973-3959.

The plan of reorganization is available, upon request, at each office of BayCoast Bank. A copy of the articles of incorporation and bylaws of Narragansett Bancorp, Inc. is available without charge from Narragansett Bancorp, Inc.

REGISTRATION REQUIREMENTS

In connection with the offering, Narragansett Bancorp, Inc. will register its common stock with the Securities and Exchange Commission under Section 12(b) of the Securities Exchange Act of 1934. Upon this registration, Narragansett Bancorp, Inc. and the holders of its shares of common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934. Under the plan of reorganization, Narragansett Bancorp, Inc. has undertaken that it will not terminate this registration for a period of at least three years following the offering.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

OF

NARRAGANSETT FINANCIAL CORPORATION AND SUBSIDIARY

Unaudited Consolidated Financial Statements as of March 31, 2026 and for the three months ended March 31, 2026 and 2025.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

OF

NARRAGANSETT FINANCIAL CORPORATION AND SUBSIDIARY

Narragansett Financial Corporation and Subsidiary

Consolidated Balance Sheets (Unaudited)

	March 31, 2026	December 31, 2025
	(In thousands)
Assets
Cash and cash equivalents	$79,147	$38,519
Securities available for sale, at fair value (cost of $350,631 and $345,192, respectively)	345,667	342,292
Marketable equity securities, at fair value	2,248	2,188
Federal Home Loan Bank stock, at cost	5,469	5,787
Loans held for sale, at fair value	14,854	21,262
Loans, net of allowance for credit losses of $29,680 at March 31, 2026 and $29,078 at December 31, 2025	2,239,623	2,236,274
Mortgage servicing rights, net	14,464	13,991
Bank-owned life insurance	41,530	40,962
Premises and equipment, net	40,846	40,701
Accrued interest receivable	9,661	10,034
Net deferred tax asset	5,814	5,841
Goodwill and other intangible assets	28,024	28,186
Equity method investments	14,204	14,196
Right of use lease asset	9,816	10,041
Other assets	45,488	48,302

	$2,896,855	$2,858,576

Liabilities and Retained Earnings
Non-interest bearing deposits	$410,188	$394,297
Interest bearing deposits	2,056,573	2,029,009
Short-term borrowings	50,013	97,533
Long-term borrowings	45,497	530
Subordinated debt	94,674	94,578
Lease liability	10,035	10,257
Other liabilities	43,231	45,526

Total liabilities	2,710,211	2,671,730

Retained earnings	190,643	189,395
Accumulated other comprehensive loss	(3,999)	(2,549)

Total retained earnings	186,644	186,846

	$2,896,855	$2,858,576

The accompanying notes are an integral part of these consolidated financial statements.

Narragansett Financial Corporation and Subsidiary

Consolidated Statements of Net Income (Loss) (Unaudited)

Three Months Ended March 31, 2026 and 2025

	Three Months Ended March 31,
	2026	2025
	(In thousands)
Interest and dividend income:
Interest and fees on loans	$31,483	$32,467
Interest on debt securities	2,783	2,048
Dividend income	114	260
Interest on cash equivalents	41	417

Total interest and dividend income	34,421	35,192

Interest expense:
Interest on deposits	11,401	13,006
Interest on borrowings	1,277	2,753
Interest on subordinated debt	1,577	1,904

Total interest expense	14,255	17,663

Net interest income	20,166	17,529
Provision for credit losses	1,700	1,890

Net interest income, after provision for credit losses	18,466	15,639

Other income:
Customer service fees	2,738	2,504
Net loan servicing fee (expense) income	(952)	127
Trust department fees	1,635	1,487
Insurance and brokerage commissions	4,070	4,035
Gain on securities available for sale, net	203	—
Gain (loss) on marketable equity securities	59	(15)
Loss on sales of portfolio loans	(453)	(527)
Mortgage banking income	4,718	3,411
Bank-owned life insurance (expense) income	(120)	37
Miscellaneous	405	208

Total other income	12,303	11,267

Operating expenses:
Salaries and employee benefits	19,065	17,214
Occupancy and equipment	4,117	3,693
Professional fees	829	771
Data processing	1,187	1,184
Advertising costs	607	638
Deposit insurance	698	727
Amortization of intangible assets	162	248
Other general and administrative	2,590	2,659

Total operating expenses	29,255	27,134

Income (loss) before income taxes	1,514	(228)
Provision (benefit) for income taxes	266	(105)

Net income (loss)	$1,248	$(123)

The accompanying notes are an integral part of these consolidated financial statements.

Narragansett Financial Corporation and Subsidiary

Consolidated Statements of Comprehensive (Loss) Income (Unaudited)

Three Months Ended March 31, 2026 and 2025

	Three Months Ended March 31,
	2026	2025
	(In thousands)
Net income (loss)	$1,248	$(123)

Other comprehensive (loss) income:
Securities available for sale:
Unrealized holding (losses) gains	(1,861)	3,168
Reclassification adjustment for amounts realized in income (1)	(203)	—

Net unrealized (losses) gains	(2,064)	3,168
Related tax effects	564	(877)

Net-of-tax amount	(1,500)	2,291

Derivative instruments used for cash flow hedges:
Unrealized gains (losses)	69	(34)
Related tax effects	(19)	9

Net-of-tax amount	50	(25)

Total other comprehensive (loss) income	(1,450)	2,266

Comprehensive (loss) income	$(202)	$2,143

(1)

Amounts are reclassified out of accumulated other comprehensive income and are included in gain on securities available for sale, net on the consolidated statements of net income. Income tax expense associated with these gains for the three months ended March 31, 2026 was $57,000.

The accompanying notes are an integral part of these consolidated financial statements.

Narragansett Financial Corporation and Subsidiary

Consolidated Statements of Changes in Retained Earnings (Unaudited)

Three Months Ended March 31, 2026 and 2025

	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Retained Earnings
		(In thousands)
Balance at December 31, 2024	$183,396	$(12,785)	$170,611
Comprehensive (loss) income	(123)	2,266	2,143

Balance at March 31, 2025	$183,273	$(10,519)	$172,754

Balance at December 31, 2025	$189,395	$(2,549)	$186,846
Comprehensive income (loss)	1,248	(1,450)	(202)

Balance at March 31, 2026	$190,643	$(3,999)	$186,644

The accompanying notes are an integral part of these consolidated financial statements.

Narragansett Financial Corporation and Subsidiary

Consolidated Statements of Cash Flows (Unaudited)

Three Months Ended March 31, 2026 and 2025

	Three Months Ended March 31,
	2026	2025
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$1,248	$(123)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Net amortization of securities available for sale	(332)	(140)
Gain on securities available for sale, net	(203)	—
(Gain) loss on marketable equity securities, net	(59)	15
Loss on sales of portfolio loans	453	527
Provision for credit losses	1,700	1,890
Mortgage servicing rights capitalized	(2,435)	(1,310)
Amortization of mortgage servicing rights	1,662	743
Increase in valuation allowance of mortgage servicing rights	300	—
Depreciation and amortization of premises and equipment and intangible assets	1,142	1,235
Bank-owned life insurance expense (income)	120	(37)
Losses from equity method investments	6	6
Deferred tax benefit	573	1,166
Net change in:
Loans held for sale	6,408	3,718
Accrued interest receivable	373	1,147
Other assets and other liabilities	684	(4,945)

Net cash provided by operating activities	11,640	3,892

Cash flows from investing activities:
Securities available for sale:
Proceeds from sales	26,948	—
Proceeds from calls/maturities and principal payment	24,127	5,000
Purchases	(55,978)	(19,252)
Purchase of FHLB stock	(12,076)	(498)
Redemption of FHLB stock	12,394	2,269
Purchase of bank-owned life insurance	(688)	(784)
Proceeds from sales of portfolio loans	45,428	35,148
Loan originations, net of amortization and payoffs	(50,930)	(3,446)
Additions to premises and equipment	(1,125)	(916)
Proceeds from the disposal of premises and equipment	—	3
Net change in equity method investments	(14)	(170)

Net cash (used) provided by investing activities	(11,914)	17,354

The accompanying notes are an integral part of these consolidated financial statements.

Narragansett Financial Corporation and Subsidiary

Consolidated Statements of Cash Flows (Unaudited)

Three Months Ended March 31, 2026 and 2025

	Three Months Ended March 31,
	2026	2025
	(In thousands)
Cash flows from financing activities:
Net change in non-brokered deposits	43,455	95,476
Net change in brokered deposits	—	(22,852)
Net change in short term borrowings	(2,553)	—
Repayment of long-term debt	—	(55,000)
Proceeds from long-term debt		19,979

Net cash provided by financing activities	40,902	37,603

Net change in cash and cash equivalents	40,628	58,849
Cash and cash equivalents at beginning of year	38,519	75,957

Cash and cash equivalents at end of year	$79,147	$134,806

Supplemental cash flow information:
Interest paid on deposits	$11,486	$13,075
Interest paid on borrowings and subordinated debt	1,521	3,450
Income taxes paid, net	(505)	300
Non-cash activities
Right of use assets obtained in exchange for lease liabilities	$67	$2

The accompanying notes are an integral part of these consolidated financial statements.

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with accounting principle generally accepted in the United States of America (U.S. GAAP) for interim financial information. Accordingly, they do not include all of the information and footnote disclosures required by GAAP for complete financial statements. In the opinion of management, all normal recurring adjustments necessary for a fair presentation of the financial condition and results of operations for the periods have been included.

For additional information and disclosures required under U.S. GAAP, refer to the Company’s consolidated financial statements for the year ended December 31, 2025.

Certain previously reported amounts have been reclassified to conform to the current period’s presentation.

Basis of presentation and consolidation

The consolidated financial statements include the accounts of Narragansett Financial Corporation (collectively, the “Company”) and its wholly owned subsidiary, BayCoast Bank (the “Bank”), and the Bank’s subsidiaries. Throughout the consolidated financial statements, the Company and the Bank are collectively referred to as the Company.

Business

The Company provides a variety of financial services to individuals and businesses through its offices on the Southcoast of Massachusetts and Rhode Island. Its primary deposit products are checking, savings, money market and term certificates, and its primary lending products are residential, commercial, and multi-family mortgages and commercial loans.

The Bank’s wholly-owned subsidiaries include BCBOZ Investment, LLC, which holds real estate property; BayCoast Financial Services (“BFS”), which sells non-deposit investment products to individuals and entities; Troy Security Corporation and B.F.R. Corp., which buy, hold, and sell securities on their own behalf; 1851 Corporation, which holds investments and real estate property; BayCoast Insurance, LLC (“BCI”), a wholly-owned subsidiary of BFS, which provides insurance products to consumers and businesses; BayCoast Mortgage Company, LLC (“BCMC”), which originates and sells conforming and jumbo residential mortgages; Stack Ally, LLC (“Stack Ally”), which was established to provide data integration and automation solutions to organizations; Priority Funding, LLC (“Priority Funding”) which originates and sells manufactured home loans; and Teamwork Funding, LLC (“Teamwork Funding”) a wholly owned subsidiary of Priority Funding, which provides broker lender services for manufactured home loans and primarily conducts business in Arizona; Plimoth Trust Company, LLC, d/b/a Plimoth Investment Advisors (“Plimoth”) provides investment management and trust services. Plimoth acts as a fiduciary and provides portfolio and/or trust services to its clients.

All significant intercompany accounts and transactions have been eliminated in consolidation.

Reorganization and Stock Offering

On June 8, 2026, the Board of Trustees of the Company and the Board of Directors of the Bank adopted a Plan of Holding Company Reorganization and Plan of Stock Issuance (the “Plan”). The Plan is subject to the approval of the Massachusetts Division of Banks, and the reorganization must also be approved by the Board of Governors of the Federal Reserve System. The Plan must also be approved by corporators of the Company at a special meeting. Pursuant to the Plan, the Bank will issue all of its outstanding stock to a new mid-tier stock holding company, which will be named Narragansett Bancorp, Inc. Pursuant to the Plan, the new holding company will sell stock to the public, with the total offering value and number of shares of common stock based on an independent appraiser’s valuation. Narragansett Bancorp, Inc. will be organized as a corporation under the laws of the State of Maryland and will offer 45% of its common stock to be outstanding to the Bank’s eligible depositors, the Bank’s employee stock ownership plan being formed in connection with the reorganization, a charitable foundation and certain other persons. The Company will own 55% of the common stock of Narragansett Bancorp, Inc. to be outstanding upon completion of the reorganization and stock issuance.

A liquidation account will be established by Narragansett Bancorp, Inc. for the benefit of eligible account holders equal to the percentage of the shares of common stock issued in the offering to persons other than the Company multiplied by the net worth of the Company as of March 31, 2026.

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

The costs of the reorganization and the stock issuance will be deferred and deducted from the sales proceeds of the offering. If the reorganization is unsuccessful, all deferred costs will be charged to operations. As of June 8, 2026, $469,000 of reorganization costs had been incurred.

Use of estimates

In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheets and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for credit losses, deferred taxes, and post-retirement benefit obligations.

Fair value hierarchy

The Company groups its assets and liabilities that are measured at fair value in three levels, based on the markets in which they are traded and the reliability of the assumptions used to determine fair value.

Level 1 – Valuation is based on quoted prices in active markets for identical assets and liabilities. Valuations are obtained from readily available pricing sources.

Level 2 – Valuation is based on observable inputs other than Level 1 prices, such as quoted prices for similar assets and liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data, benchmark yields, interest rate volatilities, broker/dealer quotes, credit spreads, and new issue data for substantially the full term of the assets and liabilities.

Level 3 – Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. Level 3 assets and liabilities include those whose value is determined using unobservable inputs to pricing models, discounted cash flow methodologies, or similar techniques, as well as those for which the determination of fair value requires significant management judgment or estimation.

Segment Reporting

The Company adopted FASB ASC 280, Segment Reporting, as amended by the FASB ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. This accounting update requires additional reportable segment disclosures on an annual and interim basis, among other requirements. This update does not change how operating segments are identified or aggregated, or how quantitative thresholds are applied to determine the reportable segments.

The Company is engaged in a single line of business as a community bank, which is primarily comprised of providing a variety of financial services to individuals and businesses through its offices on the Southcoast of Massachusetts and Rhode Island. Its primary deposit products are checking, savings, money market and term certificates, and its primary lending products are residential, commercial, and multi-family mortgages and commercial loans. The Company also offers other financial services products including wealth management, and insurance services. The Company has identified its President as the chief operating decision maker (“CODM”) who uses net income to evaluate the results of business, predominantly in the forecasting process, and to manage the Company. Additionally, the CODM uses monthly financial reporting, which typically includes consolidated balance sheet and consolidated income statement, net interest margin analysis, loan and deposit balances, asset quality metrics, capital, and liquidity ratios to make business decisions. The Company’s operations constitute a single operating segment and therefore, a single reportable segment, because the CODM manages the business activities using information of the Company as a whole. The accounting policies used to measure the profit and loss of the segment are the same as those described in the summary of significant accounting policies.

Allowance for Credit Losses – Loans

The Company adopted the current expected credit loss (“CECL”) model using the Weighted Average Remaining Maturity method (“WARM”) for all financial assets measured at amortized cost and off-balance sheet exposures. Prior periods have not been restated and continue to be presented in accordance with previously applicable GAAP.

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

The allowance for credit losses is a valuation account that is deducted from the loans’ amortized cost basis to present the net amount expected to be collected on the loans. Such allowance is based on the credit losses expected to arise over the life of the asset (contractual term). The allowance for credit losses on loans is established through a provision for credit losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed.

The allowance for credit losses on loans is evaluated on a regular basis by management. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

Management estimates the allowance for credit losses on loans using relevant available information, from internal and external sources, relating to past events, current conditions, and reasonable and supportable forecasts. Historical credit loss experience provides the basis for the estimation of expected credit losses.

Qualitative and quantitative adjustments related to current conditions and the reasonable and supportable forecast period consider all of the following: peer losses, changes in lending policy and procedures, changes in nature and volume of the loan portfolio and in the terms of loans, changes in experience, ability and depth of lending management and staff, changes in the quality of the loan review system, changes in the value of underlying collateral for collateral-dependent loans, existence and effect of any concentration of credit and changes in the level of such concentrations, effect of other external forces such as competition, legal and regulatory requirements on the level of estimated credit losses in the existing portfolio, and the current and forecasted direction of the economic and business environment. Such forecasted information includes: gross domestic product (“GDP”) growth, unemployment rates, inflation, interest rates and house price indexes amongst others.

The qualitative factors are determined based on the various risk characteristics of each loan segment. Risk characteristics relevant to each portfolio segment are as follows:

Residential real estate – The Company generally does not originate loans with a loan-to-value ratio greater than 80 percent without private mortgage insurance and does not generally grant loans that would be classified as sub-prime upon origination. All loans in this segment are collateralized by residential real estate and repayment is dependent on the credit quality of the individual borrower. The overall health of the economy, including unemployment rates and housing prices, will have an effect on the credit quality in this segment.

Commercial and multi-family real estate – Loans in this segment include owner-occupied and non-owner occupied multi-family and income-producing properties throughout New England. The underlying cash flows generated by the properties would be adversely impacted by a downturn in the economy as evidenced by increased vacancy rates, which in turn, would have an effect on the credit quality in this segment. Management obtains rent rolls annually and continually monitors the cash flows of these loans.

Construction – Loans in this segment include pre-sold and speculative real estate development loans for which payment is derived from sale of the property. The Company also originates construction loans which generally provide 12-month construction periods followed by a permanent mortgage loan, and follow the Bank’s normal mortgage underwriting guidelines. Credit risk is affected by cost overruns, time to sell at an adequate price, and market conditions.

Home equity lines of credit (“HELOC”) and second mortgages – Loans in this segment are collateralized by residential real estate and payment is dependent on the credit quality of the individual borrower. The Company has first and second liens on property securing these loans.

Commercial – Loans in this segment are made to businesses and are generally secured by assets of the business. Repayment is expected from the cash flows of the business. A weakened economy, and resultant decreased consumer spending, will affect credit quality in this segment.

Consumer – Loans in this segment include loans secured with collateral and unsecured loans with repayment dependent on the credit quality of the individual borrower.

The Company measures the allowance for credit losses using the WARM method.

The credit loss estimation process involves procedures to appropriately consider the unique characteristics of loan portfolio segments. The Company determined segmentation by grouping financial asset types which ensures loans with similar risk characteristics, terms, collateral, loss history, and prepayment speeds are pooled together. For each of these pools, the Company collects historical loss data, dating back to January 2016 and applies the annual historical loss rate over the estimated remaining average life of the loan portfolio segment. The Company incorporates peer data as part of the lookback period for a full economic cycle. The average remaining life of a loan portfolio segment is determined based on asset specific decay rates. The qualitative adjustments to historical loss information are tied to macroeconomic

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

data (GDP, house price index, inflation and unemployment) and peer data. The one-year economic forecast will determine how peer data is incorporated into the model. For periods beyond one year, the Bank will revert to historical loss information.

Although the primary qualitative factor is linked to economic forecasts and peer data, the Bank will consider the following and apply or revise a qualitative factor if deemed necessary, on a periodic basis: 1) Levels of and trends in delinquencies and individually evaluated loans, 2) Levels of and trends in charge-offs and recoveries, 3) Trends in volume and terms of loans, 4) Effects of any changes in risk selection and underwriting, 5) Experience, ability and depth of lending management and other relevant staff, and 6) Effects of changes in credit concentrations, 7) Industry concentrations. The Bank will also review the reasonableness of decay rates used in WARM calculation and apply a qualitative factor if necessary. There were no changes to the Company’s accounting policy or methodology during 2025 or through March 31, 2026.

Individually Evaluated Loans

Loans that do not share risk characteristics are evaluated on an individual basis. Loans evaluated individually are not included in the collective evaluation. For loans that are collateral dependent, that is, when the borrower is experiencing financial difficulty and repayment is expected to be provided substantially through the operation or sale of the collateral, expected credit losses are based on the fair value of the collateral at the reporting date, adjusted for selling costs as appropriate. When the discounted cash flow method is used to determine the allowance for credit losses, management adjusts the effective interest rate used to discount expected cash flows to incorporate expected prepayments.

Accrued Interest Receivable

The Company elected not to measure an allowance for credit losses for accrued interest receivable and instead elected to reverse interest income on loans or securities that are placed on non-accrual status, which is generally when the instrument is 90 days past due, or earlier if the Company believes the collection of interest is doubtful. The Company has concluded that this policy results in the timely reversal of uncollectable interest. As of March 31, 2026 and December 31, 2025, accrued interest receivable of $9,661,000 and $10,034,000 respectively, is on the consolidated balance sheets.

Allowance for Credit Losses – Off-Balance Sheet Credit Exposures

The Company has off-balance sheet financial instruments, which include commitments to extend credit and the unfunded portion of construction loans. The Company estimates expected credit losses over the contractual period in which the Company is exposed to credit risk via a contractual obligation to extend credit, unless that obligation is unconditionally cancellable by the Company. The Company’s allowance for credit losses on off-balance sheet credit exposures is recognized as a liability in other liabilities on the consolidated balance sheets, with adjustments to the reserve recognized in the provision for credit losses in the consolidated statements of net income. The estimate includes consideration of the likelihood that funding will occur and an estimate of expected credit losses on commitments expected to be funded over its estimated life.

Recent accounting pronouncements

In March 2023, the Financial Accounting Standards Board (“FASB”) issued ASU 2023-02, Investments-Equity Method and Joint Ventures (Topic 323): Accounting for Investments in Tax Credit Structures Using the Proportional Amortization Method, that introduced the option to apply the proportional amortization method to account for investments made primarily for the purpose of receiving income tax credits and other income tax benefits when certain requirements are met. The proportional amortization method results in the cost of the investment being amortized in proportion to the income tax credits and other income tax benefits received, with the amortization of the investment and the income tax credits being presented net in the income statement as a component of income tax expense (benefit). The amendments are effective for fiscal years beginning after December 15, 2024, including interim periods within those fiscal years. The Company did not elect to apply the proportional amortization method for any of its investments in tax credit structures.

In December 2023, the FASB issued ASU 2023-09, Income Taxes—Improvements to Income Tax Disclosures (Topic 740), which requires entities to disclose specific categories in the rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. On an annual basis, entities must disclose: (1) the amount of

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

income taxes paid, net of refunds, disaggregated by federal, state, and foreign; and (2) the amount of income taxes paid, net of refunds, disaggregated by individual jurisdictions in which income taxes paid, net of refunds received, for amounts equal to or greater than 5% of total income taxes paid. Further, the amendments also require entities to disclose: (1) income or loss from continued operations before income tax expense (or benefit) disaggregated between domestic and foreign sources; and (2) income or loss from continued operations disaggregated by federal, state, and foreign sources. This ASU, as amended, is effective for the Company in fiscal years beginning after December 15, 2025, and is not expected to have a material impact on the Company’s consolidated financial statements.

2.	SECURITIES

Available for Sale

The amortized cost and fair value of securities available for sale with gross unrealized gains and losses, follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
		(In thousands)
March 31, 2026

U.S. Government bonds	$235,166	$540	$(1,331)	$234,375
Government sponsored enterprises	47,420	—	(2,111)	45,309
State and municipal bonds	33,616	—	(365)	33,251
Corporate bonds	22,429	18	(1,096)	21,351
Subordinated debt and collateralized debt obligations	12,000	—	(619)	11,381

Total securities available for sale	$350,631	$558	$(5,522)	$345,667

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
		(In thousands)
December 31, 2025

U.S. Government bonds	$228,300	$1,641	$(629)	$229,312
Government sponsored enterprises	47,431	—	(2,221)	45,210
State and municipal bonds	33,030	—	(339)	32,691
Corporate bonds	22,431	18	(900)	21,549
Subordinated debt and collateralized debt obligations	14,000	—	(470)	13,530

Total securities available for sale	$345,192	$1,659	$(4,559)	$342,292

As of both March 31, 2026 and December 31, 2025, securities with an amortized cost of $27,839,000, and an estimated fair value of $25,250,000 and $25,485,000, were pledged to secure public funds and other such purposes as required by law.

The amortized cost and fair value of debt securities by contractual maturity at March 31, 2026, is as follows. Expected maturities will differ from contractual maturities on certain securities because of call or prepayment provisions.

	Amortized Cost	Fair Value
	(In thousands)
Within 1 year	$62,269	$61,819
After 1 year through 5 years	189,535	186,798
After 5 years through 10 years	80,888	79,111
Over 10 years	17,939	17,939

	$350,631	$345,667

For the three months ended March 31, 2026, proceeds from sales of securities available for sale amounted to $26,948,000. For the three months ended March 31, 2026, gross realized gains on available for sale securities were $203,000. There were no proceeds from sales of securities available for sale or realized gains or losses on available for sale securities for the three months ended March 31, 2025.

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Allowance for Credit Losses – Available for Sale Securities

Available for sale securities which are guaranteed by government agencies do not currently have an allowance for credit loss as the Company determined these securities are either backed by the full faith and credit of the U.S. government and/or there is an unconditional commitment to make interest payments and to return the principal investment in full to investors when a debt security reaches maturity. In assessing the Company’s investments in government-sponsored and U.S. government guaranteed mortgage-backed securities and government-sponsored enterprise obligations, the contractual cash flows of these investments are guaranteed by the respective government-sponsored enterprise; Federal Home Loan Mortgage Corporation (“FHLMC”), Federal National Mortgage Association (“FNMA”), Federal Farm Credit Bank (“FFCB”), or Federal Home Loan Bank (“FHLB”). Accordingly, it is expected that the securities would not be settled at a price less than the par value of the Company’s investments. The Company will evaluate this position no less than annually, however, certain items which may cause the Company to change this methodology include legislative changes that remove a government-sponsored enterprise’s ability to draw funds from the U.S. government, or legislative changes to housing policy that reduce or eliminate the U.S. government’s implicit guarantee on such securities. As of March 31, 2026 and December 31, 2025, there was no allowance on available for sale securities.

Information pertaining to securities with gross unrealized losses at March 31, 2026, and as of December 31, 2025 aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows:

	Less Than Twelve Months		Over Twelve Months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
		(In thousands)
March 31, 2026
US Government bonds	$958	$112,134	$373	$32,598
Government sponsored enterprises	—	—	2,111	45,309
State and municipal bonds	—	—	365	8,070
Corporate bonds	21	2,979	1,075	16,354
Subordinated debt and collateralized debt obligations	—	—	619	9,381

Total securities available for sale	$979	$115,113	$4,543	$111,712

	Less Than Twelve Months		Over Twelve Months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
		(In thousands)
December 31, 2025
US Government bonds	$159	$41,150	$470	$58,440
Government sponsored enterprises	—	—	2,221	45,210
State and municipal bonds	—	4,825	339	8,103
Corporate bonds	12	987	888	16,543
Subordinated debt and collateralized debt obligations	—	—	470	10,530

Total securities available for sale	$171	$46,962	$4,388	$138,826

As of March 31, 2026, 75 debt securities have unrealized losses with aggregate depreciation of 2.38% from the Company’s amortized cost basis, all of which is deemed to be unrelated to credit losses.

The unrealized losses on the Company’s investment in U.S. Government, government-sponsored enterprises and state and municipal bonds were primarily caused by interest rate risk. Many of these investments are guaranteed by the U.S. Government or an agency thereof. Accordingly, it is expected that the securities would not be settled at a price less than the par value of the investment. Because the decline in market value is attributable to changes in interest rates and not to

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

credit quality, and because the Company does not intend to sell the investments and it is more likely than not that the Company will not be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Company does not consider these investments to require a credit loss reserve at March 31, 2026 or December 31, 2025.

The Company’s unrealized losses on investments in corporate bonds and subordinated debt relate to investments in companies within the financial services sector. The unrealized losses are primarily caused by (a) recent decreases in profitability and near-term profit forecasts by industry analysts resulting from the sub-prime mortgage market and (b) recent downgrades by several industry analysts. The contractual terms of these investments do not permit the companies to settle the security at a price less than the par value of the investment. The Company currently does not believe it is probable that it will be unable to collect all amounts due according to the contractual terms of the investments. Therefore, it is expected that the bonds would not be settled at a price less than the par value of the investment. Because the Company does not intend to sell the investments and it is more likely than not that the Company will not be required to sell the investments before recovery of their amortized cost bases, it does not consider these investments to require a credit loss reserve at March 31, 2026 or December 31, 2025.

Marketable Equity Securities

Marketable equity securities consist of common stocks, preferred stocks and money market mutual funds. As of March 31, 2026, and December 31, 2025, the Company held marketable equity securities with an aggregate fair value of $2,248,000 and $2,188,000, respectively. Net realized and unrealized gains (losses) recognized in earnings during the three months ended March 31, 2026, and 2025 were $59,000 and ($15,000), respectively. As of March 31, 2026, and December 31, 2025, net unrealized gains recognized on marketable equity securities still held at the reporting date amounted to $18,000 and $114,000, respectively.

3.	LOANS

A summary of the balances of loans follows:

	March 31,	December 31,
	2026	2025
	(In thousands)
Mortgage loans on real estate:
Residential	$465,313	$484,198
Commercial and multi-family	1,089,361	1,080,739
Construction	184,236	179,266
HELOC and second mortgages	213,706	209,874

	1,952,616	1,954,077
Commercial loans:
Commercial	200,807	194,649
SBA PPP	—	5

	200,807	194,654
Consumer loans	119,730	120,586

Total loans	2,273,153	2,269,317
Allowance for credit losses	(29,680)	(29,078)
Net deferred loan fees	(3,850)	(3,965)

Loans, net	$2,239,623	$2,236,274

The Bank has sold mortgage loans in the secondary mortgage market and has retained the servicing responsibility and receives fees for the services provided. Total loans serviced for others at March 31, 2026, and December 31, 2025, amounted to $1,678,920,000 and $1,570,207,000, respectively, and are not included on the accompanying consolidated balance sheets.

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

The following represents the composition of the Company’s provision for credit loss expense for the years ended March 31, 2026, and 2025 (in thousands):

	Three Months Ended March 31,
	2026	2025
	(In thousands)
Loans	$1,700	$1,950
Off-balance sheet credit exposures	—	(60)

	$1,700	$1,890

Activity in the allowance for credit losses for the three months ended March 31, 2026:

	Residential Real Estate	Commercial & Multi-family Real Estate	Construction	HELOC & Second Mortgages	Commercial	Consumer	Unallocated	Total
				(In thousands)
Allowance for credit losses—loans
Balance at December 31, 2025	$768	$16,690	$699	$417	$3,013	$5,598	$1,893	$29,078
Provision (credit) for credit losses	12	(766)	20	9	175	(374)	2,624	1,700
Loans charged-off	—	—	—	—	—	(1,179)	—	(1,179)
Recoveries	4	15	—	—	—	62	—	81

Balance at March 31, 2026	784	15,939	719	426	3,188	4,107	4,517	$29,680

Allowance for off-balance sheet credit exposures
Balance at December 31, 2025	$—	$475	$851	$224	$920	$157	$(1,845)	$782
Provision (credit) for credit losses	—	—	—	—	—	—	—	—

Balance at March 31, 2026	—	475	851	224	920	157	(1,845)	782

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Activity in the allowance for credit losses for the three months ended March 31, 2025:

	Residential Real Estate	Commercial & Multi-family Real Estate	Construction	HELOC & Second Mortgages	Commercial	Consumer	Unallocated	Total
				(In thousands)
Allowance for credit losses—loans
Balance at December 31, 2024	$1,304	$13,326	$583	$568	$2,741	$5,594	$2,107	$26,223
Provision (credit) for credit losses	(107)	2,137	32	(72)	118	2	(160)	1,950
Loans charged-off	—	—	—	—	(82)	(104)	—	(186)
Recoveries	4	15	—	—	—	1	—	20

Balance at March 31, 2025	1,201	15,478	615	496	2,777	5,493	1,947	$28,007

Allowance for off-balance sheet credit exposures
Balance at December 31, 2024	$—	$475	$851	$224	$920	$157	$(2,180)	$447
Credit for credit losses	—	—	—	—	—	—	(60)	(60)

Balance at March 31, 2025	—	475	851	224	920	157	(2,240)	387

The following is a summary of past due and non-accrual loans at March 31, 2026, and December 31, 2025:

	March 31, 2026
	30-59 Days Past Due	60-89 Days Past Due	Past Due 90 Days or More	Total Past Due	Past Due 90 Days or More and Still Accruing	Loans on Non-accrual
			(In thousands)
Mortgage loans on real estate:
Residential	$640	$501	$1,084	$2,225	$—	$3,919
Commercial and multi-family	396	—	7,422	7,818	—	37,180
HELOC and second mortgages	1,506	45	173	1,724	—	871
Commercial	—	—	1,725	1,725	—	1,725
Consumer	582	438	247	1,267	—	1,170

Total	$3,124	$984	$10,651	$14,759	$—	$44,865

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

	December 31, 2025
	30-59 Days Past Due	60-89 Days Past Due	Past Due 90 Days or More	Total Past Due	Past Due 90 Days or More and Still Accruing	Loans on Non-accrual
			(In thousands)
Mortgage loans on real estate:
Residential	$1,011	$—	$1,084	$2,095	$—	$3,750
Commercial and multi-family	63	6,464	1,073	7,600	—	30,780
HELOC and second mortgages	389	71	401	861	—	1,150
Commercial	—	1,933	292	2,225	—	292
Consumer	1,309	246	475	2,030	—	1,456

Total	$2,772	$8,714	$3,325	$14,811	$—	$37,428

There are no loans greater than 90 days past due and still accruing at March 31, 2026, and December 31, 2025. There was no accrued interest reversed on non-accrual loans during the three months ended March 31, 2026, and March 31, 2025.

No additional funds are committed to be advanced in connection with individually evaluated loans. There were no loan modifications to borrowers experiencing financial difficulty during the three months ended March 31, 2026. The following table presents the amortized cost basis of loans that were both experiencing financial difficulty and modified during the three months ended March 31, 2025, by class and by type of modification.

	March 31, 2025
	Combination Payment Delay and Term Extension	Payment Delay	Combination Term Extension, Payment Delay and Interest Rate Reduction	% of Total Class of Financing Receivables
	(In thousands)
Mortgage loans on real estate:
Residential	$—	$486	$—	0.08%
Commercial and multi-family	13,396	—	13,137	2.47%

Total	$13,396	$486	$13,137	1.64%

The following table describes the financial effect of the modifications made to borrowers experiencing financial difficulty during the three months ended March 31, 2025:

March 31, 2025
Combination Payment Delay and Term Extension
Loan Type	Financial Effect
Mortgage loans on real estate:
Commercial and multi-family	Added 5 years weighted average maturity to the life of the loan

Payment Delay
Loan Type	Financial Effect
Mortgage loans on real estate:
Residential	Provided three-month payment deferral. The three monthly payments were added to the end of the original loan term.

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Combination Term Extension, Payment Delay and Interest Rate Reduction
Loan Type	Financial Effect
Mortgage loans on real estate:
Commercial and multi-family	Reduced weighted average contractual interest rate from 10.0% to 7.5% and added a weighted average 6.4 years to the life of the loan

The following table provides the amortized cost basis of financing receivables that had a payment default during the three months ended March 31, 2025, and were modified in the 12 months prior to that default to borrowers experiencing financial difficulty:

	March 31, 2025
	Combination Payment Delay and Term Extension	Payment Delay	Combination Term Term
		(In thousands)
Mortgage loans on real estate:
Residential	$—	$486	$—
Commercial and multi-family	—	—	—

Total	$—	$486	$—

The Company closely monitors the performance of the loans that are modified to borrowers experiencing financial difficulty to understand the effectiveness of its modification efforts.

Credit Quality Information

The Company utilizes a ten-grade internal loan rating system for commercial and multi-family real estate, construction and commercial loans as follows:

Loans rated 1 – 6 are considered “pass” rated loans with low to average risk.

Loans rated 7 are considered “special mention.” These loans are starting to show signs of potential weakness and are being closely monitored by management.

Loans rated 8 are considered “substandard” and are inadequately protected by the current net worth and paying capacity of the obligors and/or the collateral pledged. There is a distinct possibility that the Company will sustain some loss if the weakness is not corrected.

Loans rated 9 are considered “doubtful” and have all the weaknesses inherent in those classified as substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, highly questionable and improbable.

Loans rated 10 are considered uncollectable and of such little value that their continuance as a loan is not warranted.

On an annual basis, or more often if needed, the Company formally reviews the ratings on substantially all commercial and multi-family real estate, construction and commercial loans. Annually, the Company engages an independent third party to review a significant portion of loans within these segments. The Company uses the results of these reviews as part of its annual review process.

On a monthly basis, the Company reviews the residential real estate, HELOC and second mortgage, and consumer portfolios for credit quality primarily through the use of delinquency reports.

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

The following tables presents our loans by year of origination, loan segmentation and risk indicator as of March 31, 2026 and December 31, 2025:

	As of March 31, 2026
	Loans amortized cost basis by origination year
	2026	2025	2024	2023	2022	Prior	Total
				(In thousands)
Residential
Loans rated 1–6	$33,501	$37,041	$16,213	$16,188	$190,771	$167,385	$461,099
Loans rated 7	—	—	—	—	—	—	—
Loans rated 8	—	283	296	—	1,612	2,023	4,214

	$33,501	$37,324	$16,509	$16,188	$192,383	$169,408	$465,313

Current Period Gross Charge offs	$—	$—	$—	$—	$—	$—	$—
Payment Performance
Performing	$33,501	$37,040	$16,509	$16,188	$190,771	$167,385	$461,394
Nonaccrual	—	284	—	—	1,612	2,023	3,919
Commercial Real Estate:
Loans rated 1–6	$28,580	$74,821	$26,598	$53,681	$251,006	$577,020	$1,011,706
Loans rated 7	—	—	2,231	1,626	329	32,849	37,035
Loans rated 8	—	—	—	6,025	18,608	15,987	40,620

	$28,580	$74,821	$28,829	$61,332	$269,943	$625,856	$1,089,361

Current Period Gross Charge offs	$—	$—	$—	$—	$—	$—	$—
Payment Performance
Performing	$28,580	$74,821	$28,829	$55,307	$254,049	$610,595	$1,052,181
Nonaccrual	—	—	—	6,025	15,894	15,261	37,180
Construction:
Loans rated 1–6	$8,437	$71,334	$28,313	$13,750	$53,976	$8,426	$184,236
Loans rated 7	—	—	—	—	—	—	—
Loans rated 8	—	—	—	—	—	—	—

	$8,437	$71,334	$28,313	$13,750	$53,976	$8,426	$184,236

Current Period Gross Charge offs	$—	$—	$—	$—	$—	$—	$—
Payment Performance
Performing	$8,437	$71,334	$28,313	$13,750	$53,976	$8,426	$184,236
Nonaccrual	—	—	—	—	—	—	—
Home Equity:
Loans rated 1–6	$8,715	$60,321	$31,226	$26,784	$50,206	$35,583	$212,835
Loans rated 7	—	—	—	—	—	—	—
Loans rated 8	—	—	—	173	507	191	871

	$8,715	$60,321	$31,226	$26,957	$50,713	$35,774	$213,706

Current Period Gross Charge offs	$—	$—	$—	$—	$—	$—	$—
Payment Performance
Performing	$8,715	$60,321	$31,226	$26,784	$50,206	$35,583	$212,835
Nonaccrual	—	—	—	173	507	191	871
Commercial:
Loans rated 1–6	$3,107	$23,662	$4,858	$14,174	$38,903	$106,445	$191,149
Loans rated 7	—	2,000	2,653	—	309	1,248	6,210
Loans rated 8	—	498	—	1,433	—	1,517	3,448

	$3,107	$26,160	$7,511	$15,607	$39,212	$109,210	$200,807

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

	As of March 31, 2026
	Loans amortized cost basis by origination year
	2026	2025	2024	2023	2022	Prior	Total
				(In thousands)
Current Period Gross Charge offs	$—	$—	$—	$—	$—	$—	$—
Payment Performance
Performing	$3,107	$26,160	$7,511	$14,174	$39,212	$108,918	$199,082
Nonaccrual	—	—	—	1,433	—	292	1,725
Consumer
Loans rated 1–6	$2,237	$12,895	$13,110	$15,416	$29,487	$45,450	$118,595
Loans rated 7	—	—	—	—	—	—	—
Loans rated 8	—	270	—	—	404	461	1,135

	$2,237	$13,165	$13,110	$15,416	$29,891	$45,911	$119,730

Current Period Gross Charge offs	$—	$—	$—	$27	$—	$1,152	$1,179
Payment Performance
Performing	$2,237	$12,895	$13,106	$15,387	$29,485	$45,450	$118,560
Nonaccrual	—	270	4	29	406	461	1,170

	As of December 31, 2025
	Loans amortized cost basis by origination year
	2025	2024	2023	2022	2021	Prior	Total
				(In thousands)
December 31, 2025
Residential
Loans rated 1–6	$57,771	$18,642	$21,474	$209,192	$111,225	$61,847	$480,151
Loans rated 7	—	—	—	—	—	—	—
Loans rated 8	290	296	—	1,621	480	1,360	4,047

	$58,061	$18,938	$21,474	$210,813	$111,705	$63,207	$484,198

Current period gross charge offs	$—	$—	$—	$—	$—	$1	$1
Payment Performance
Performing	$57,772	$18,938	$21,474	$209,192	$111,225	$61,847	$480,448
Nonaccrual	289	—	—	1,621	480	1,360	3,750
Commercial Real Estate:
Loans rated 1–6	$73,653	$28,022	$57,591	$254,441	$174,379	$441,475	$1,029,561
Loans rated 7	—	—	—	—	8,870	1,220	10,090
Loans rated 8	—	—	6,025	18,657	14,778	1,628	41,088

	$73,653	$28,022	$63,616	$273,098	$198,027	$444,323	$1,080,739

Current period gross charge offs	$—	$—	$—	$3,141	$—	$—	$3,141
Payment Performance
Performing	$73,653	$28,022	$63,616	$257,408	$183,439	$443,821	$1,049,959
Nonaccrual	—	—	—	15,690	14,588	502	30,780
Construction:
Loans rated 1–6	$69,575	$31,254	$14,414	$54,926	$6,041	$3,056	$179,266
Loans rated 7	—	—	—	—	—	—	—
Loans rated 8	—	—	—	—	—	—	—

	$69,575	$31,254	$14,414	$54,926	$6,041	$3,056	$179,266

Current period gross charge offs	$—	$—	$—	$—	$—	$—	$—
Payment Performance
Performing	$69,575	$31,254	$14,414	$54,926	$6,041	$3,056	$179,266
Nonaccrual	—	—	—	—	—	—	—

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

	As of December 31, 2025
	Loans amortized cost basis by origination year
	2025	2024	2023	2022	2021	Prior	Total
				(In thousands)
Home equity:
Loans rated 1–6	$59,844	$33,205	$27,671	$51,013	$16,297	$20,694	$208,724
Loans rated 7	—	—	—	—	—	—	—
Loans rated 8	—	—	174	800	—	176	1,150

	$59,844	$33,205	$27,845	$51,813	$16,297	$20,870	$209,874

Current period gross charge offs	$—	$—	$—	$—	$—	$—	$—
Payment Performance
Performing	$59,844	$33,205	$27,671	$51,013	$16,297	$20,694	$208,724
Nonaccrual	—	—	174	800	—	176	1,150
Commercial:
Loans rated 1–6	$9,116	$8,063	$16,224	$37,629	$38,414	$81,255	$190,701
Loans rated 7	—	—	—	—	—	—	—
Loans rated 8	498	—	—	1,933	292	1,230	3,953

	$9,614	$8,063	$16,224	$39,562	$38,706	$82,485	$194,654

Current period gross charge offs	$—	$—	$478	$—	$—	$—	478
Payment Performance
Performing	$9,614	$8,063	$16,224	$39,562	$38,414	$82,485	$194,362
Nonaccrual	—	—	—	—	292	—	292
Consumer
Loans rated 1–6	$23,605	$13,844	$16,190	$30,618	$17,025	$18,097	$119,379
Loans rated 7	—	—	—	—	—	—	—
Loans rated 8	274	—	53	540	42	298	1,207

	$23,879	$13,844	$16,243	$31,158	$17,067	$18,395	$120,586

Current period gross charge offs	$13	$59	$106	$210	$30	$517	$935
Payment Performance
Performing	$23,604	$13,836	$16,160	$30,616	$17,025	$17,889	$119,130
Nonaccrual	275	8	83	542	42	506	1,456

4.	MINIMUM REGULATORY CAPITAL REQUIREMENTS

The Company (on a consolidated basis) and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s and Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

The regulations require a minimum ratio of total capital to risk-weighted assets of 8%, common equity Tier 1 capital to risk-weighted assets of 4.5%, a minimum ratio of Tier 1 capital to risk-weighted assets of 6% and a minimum leverage ratio of 4% for all banking organizations. Additionally, community banking institutions must maintain a capital conservation buffer of common equity Tier 1 capital in an amount greater than 2.5% of total risk-weighted assets to avoid being subject to limitations on capital distributions and discretionary bonuses.

As of March 31, 2026, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action.

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

To be categorized as well capitalized, an institution must maintain minimum capital ratios as set forth in the following tables. There are no conditions or events since the notification that management believes have changed the Bank’s category.

Management believes, as of March 31, 2026, and December 31, 2025, that the Company and the Bank meet all capital adequacy requirements to which they are subject.

The Company’s and the Bank’s actual capital amounts and ratios as of March 31, 2026, and December 31, 2025, are also presented in the following table.

	Actual		Minimum Capital Requirements		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
			(Dollars in thousands)
March 31, 2026:

Total capital to risk-weighted assets:
Consolidated	$284,924	12.9%	$176,607	8.0%	N/A	N/A
Bank	261,594	11.9	175,303	8.0	$219,129	10.0%
Common equity tier 1 capital to risk-weighted assets:
Consolidated	162,619	7.4	99,341	4.5	N/A	N/A
Bank	234,201	10.7	98,608	4.5	142,434	6.5
Tier 1 capital to risk-weighted assets:
Consolidated	162,619	7.4	132,455	6.0	N/A	N/A
Bank	234,201	10.7	131,477	6.0	175,303	8.0
Tier 1 capital to average assets:
Consolidated	162,619	5.7	114,395	4.0	N/A	N/A
Bank	234,201	8.2	113,924	4.0	142,406	5.0

December 31, 2025:

Total capital to risk-weighted assets:
Consolidated	$281,648	12.8%	$176,132	8.0%	N/A	N/A
Bank	258,704	11.8	174,937	8.0	$218,671	10.0%
Common equity tier 1 capital to risk-weighted assets:
Consolidated	159,520	7.2	99,074	4.5	N/A	N/A
Bank	231,544	10.6	98,402	4.5	142,136	6.5
Tier 1 capital to risk-weighted assets:
Consolidated	159,520	7.2	132,099	6.0	N/A	N/A
Bank	231,544	10.6	131,203	6.0	174,937	8.0
Tier 1 capital to average assets:
Consolidated	159,520	5.6	114,411	4.0	N/A	N/A
Bank	231,544	8.1	114,000	4.0	142,500	5.0

5.	FAIR VALUE OF ASSETS AND LIABILITIES

Determination of fair value

The Company uses fair value measurements to record fair value adjustments to certain assets and liabilities. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company’s various assets and liabilities. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

The following methods and assumptions were used by the Company in estimating fair value.

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Cash and cash equivalents—For these financial instruments, which have original maturities of 90 days or less, their carrying amounts reported in the consolidated balance sheets approximate fair value.

Marketable equity securities and securities available for sale – Fair value measurements are obtained from a third-party pricing service and are not adjusted by management. The securities measured at fair value in Level 1 are based on quoted market prices in an active exchange market. Securities measured at fair value in Level 2 are based on pricing models that consider standard input factors such as observable market data, benchmark yields, interest rate volatilities, broker/dealer quotes, credit spreads and new issue data. These Level 2 prices were not adjusted by management. There were no securities measured at fair value in Level 3.

FHLB Stock – The fair value of FHLB stock approximates the carrying amount based on the redemption provisions of the FHLB. These assets were classified as Level 2.

Loans held for sale – Fair values are based on commitments in effect from investors or prevailing market prices.

Loans – The fair value of loans is measured on an exit price basis incorporating discounts for credit, liquidity and marketability factors. Loans were classified as Level 3 since the valuation methodology utilizes significant unobservable inputs.

Individually evaluated loans – Fair values for collateral dependent loans are based on the appraised value of the underlying collateral considering discounting factors, if deemed appropriate, and adjusted for selling costs. Current appraisals are obtained when it is determined that the Company is considering foreclosure. In instances where a current appraisal is not obtained, the most recent appraisal may be discounted based on management’s historical knowledge, expertise or changes in market conditions from time of valuation. Given the significance of management’s judgement in discounting the appraisals, these are considered Level 3 fair value measurements.

Mortgage servicing rights—The Company accounts for mortgage servicing rights at cost, subject to impairment testing. When the carrying value of a tranche exceeds fair value, a valuation allowance is established to reduce the carrying cost to fair value. Fair value is based on a valuation model that calculates the present value of estimated net servicing income. The Company obtains a third-party valuation based upon loan level data including note rate, type and term of the underlying loans. The model utilizes two significant unobservable inputs, namely loan prepayment assumptions and the discount rate used, to calculate the fair value of each tranche, and, as such, the Company has classified the model within Level 3 of the fair value hierarchy.

Accrued Interest Receivable – For these financial instruments, which have original maturities of 90 days or less, their carrying amounts reported in the consolidated balance sheets approximate fair value. These assets were classified as Level 2.

Interest rate swap agreements – The fair values of interest rate swap agreements are based on a valuation model that uses primarily observable inputs, such as benchmark yield curves and interest rates and also include the value associated with counterparty credit risk.

Deposits – The fair value of deposits is valued using a replacement cost of funds approach and discounted to the market rates and based on weighted remaining maturity for maturing deposits. Deposits were classified as Level 3 since the valuation methodology utilizes significant unobservable inputs.

FHLB Advances – The fair value of the FHLB Advances approximates fair value amount of these liabilities and are classified as Level 2.

Mortgage banking derivatives—The fair values of interest rate lock commitments and forward loan sale commitments are based on fair values of the underlying mortgage loans, including servicing values, and the probability of such commitments being exercised.

Accrued Interest Payable and Mortgagor’s escrow accounts – For these financial instruments, which have original maturities of 90 days or less, their carrying amounts reported in the consolidated balance sheets approximate fair value. These liabilities were classified as Level 2

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Assets and liabilities measured at fair value on a recurring basis

Assets and liabilities measured at fair value on a recurring basis are summarized below:

	Level 1	Level 2	Level 3	Total Fair Value
		(In thousands)
March 31, 2026
Assets:
Securities available for sale	$—	$345,667	$—	$345,667
Marketable equity securities	2,248	—	—	2,248
Loans held for sale	—	14,854	—	14,854
Interest rate lock agreements	—	375	—	375
Forward loan sale commitments	—	223	—	223
Interest rate swap agreements	—	3,283	—	3,283

	$2,248	$364,402	$—	$366,650

Liabilities:
Interest rate swap agreements	$—	$3,466	$—	$3,466

	$—	$3,466	$—	$3,466

	Level 1	Level 2	Level 3	Total Fair Value
		(In thousands)
December 31, 2025
Assets:
Securities available for sale	$—	$342,292	$—	342,292
Marketable equity securities	2,188	—	—	2,188
Loans held for sale	—	21,262	—	21,262
Interest rate lock agreements	—	667	—	667
Interest rate swap agreements	—	3,270	—	3,270

	$2,188	$367,491	—$	$369,679

Liabilities:
Forward loan sale commitments	$—	$100	$—	$100
Interest rate swap agreements	—	3,338	—	3,338

	$—	$3,438	$—	$3,438

The Company may also be required, from time to time, to measure certain other assets and liabilities at fair value on a nonrecurring basis in accordance with generally accepted accounting principles. These adjustments to fair value usually result from the application of lower-of-cost-or-market accounting or write-downs of individual assets.

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Assets and liabilities measured at fair value on a nonrecurring basis

Certain individually evaluated collateral dependent loans were adjusted to the fair value, less costs to sell, of the underlying collateral securing these loans resulting in losses. The loss is not recorded directly as an adjustment to current earnings, but rather as a component in determining the allowance for credit losses. Fair value was measured using appraised values of collateral and adjusted as necessary by management based on unobservable inputs for specific properties.

Assets measured at fair value on a nonrecurring basis are summarized below:

	March 31, 2026				Year Ended March 31, 2026
	Level 1	Level 2		Level 3	Total Losses (Gains)
		(In thousands)

Collateral dependent individually evaluated loans	$—		$—	$28,964	$(1,016)

	$—		$—	$28,964	$(1,016)

	December 31, 2025				Year Ended December 31, 2025
	Level 1	Level 2		Level 3	Total Losses
		(In thousands)

Collateral dependent individually evaluated loans	$—	—$		$28,232	$6,547

	$—	—$		$28,232	$6,547

Summary of Estimated Fair Values of Financial Instruments

The estimated fair values, and related carrying amounts, of our financial instruments are included in the table below. Certain financial instruments and all non-financial instruments are excluded from disclosure requirements. Accordingly, the aggregate fair value amounts presented herein may not necessarily represent the underlying fair value of the Company.

		Fair Value
	Carrying Amount	Level 1	Level 2	Level 3
			(in thousands)
March 31, 2026
Financial Assets
Cash and cash equivalents	$79,147	$79,147	$—	$—
Securities available for sale	345,667	—	345,667	—
Marketable equity securities	2,248	2,248	—	—
Federal Home Loan Bank stock	5,469	—	—	5,469
Loans held for sale	14,854	—	14,854	—
Loans, net	2,239,623	—	—	2,169,453
Mortgage servicing rights, net	14,464	—	—	16,590
Accrued interest receivable	9,661	—	—	9,661
Derivative assets	3,881	—	3,881	—
Financial Liabilities
Deposits	2,466,761	—	—	2,467,012
Borrowings	95,510	—	—	95,717
Subordinated Debt	94,674	—	—	93,828
Mortgagors’ escrow accounts	3,572	—	3,572	—
Accrued interest payable	2,605	—	—	2,605
Derivative liabilities	3,466	—	3,466	—

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

		Fair Value
	Carrying Amount	Level 1	Level 2	Level 3
			(in thousands)

December 31, 2025
Financial Assets
Cash and cash equivalents	$38,519	$38,519	$—	$—
Securities available for sale	342,292	—	342,292	—
Marketable equity securities	2,188	2,188	—	—
Federal Home Loan Bank stock	5,787	—	—	5,787
Loans held for sale	21,262	—	21,262	—
Loans, net	2,236,274	—	—	2,162,145
Mortgage servicing rights, net	13,991	—	—	15,788
Accrued interest receivable	10,034	—	—	10,034
Derivative assets	3,937	—	3,937	—
Financial Liabilities
Deposits	2,423,306	—	—	2,426,881
Borrowings	98,063	—	—	98,270
Subordinated Debt	94,578	—	—	92,783
Mortgagors’ escrow accounts	3,804	—	3,804	—
Accrued interest payable	1,187	—	—	1,187
Derivative liabilities	3,438	—	3,438	—

Report of Independent Registered Public Accounting Firm

To the Audit Committee of Narragansett Financial Corporation:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Narragansett Financial Corporation and Subsidiaries (the Company) as of December 31, 2025 and 2024, the related consolidated statements of net income, comprehensive income, changes in retained earnings, and cash flows for each of the years in the two-year period ended December 31, 2025, and the related notes to the consolidated financial statements (collectively, “the financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.

As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of a critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Allowance for Credit Losses – Qualitative Factors

As described in Note 4 to the financial statements, the Company has recorded an allowance for credit losses on loans (ACL) in the amount of $29.1 million as of December 31, 2025, representing management’s estimate of credit losses over the remaining expected life of the Company’s loan portfolio as of that date pursuant to the application of Accounting Standards Codification (ASC) 326.

The Company’s methodology to determine its allowance for credit losses on loans incorporates qualitative assessments of its historical losses, current loan portfolio and economic conditions, the application of forecasted economic conditions, and model limitations. We determined that performing procedures relating to these components of the Company’s methodology is a critical audit matter.

The principal considerations for our determination are (i) the application of significant judgment and estimation on the part of management, which in turn led to a high degree of auditor judgment and subjectivity in performing procedures and evaluating audit evidence obtained, and (ii) significant audit effort was necessary in evaluating management’s methodology, significant assumptions and calculations.

How the Critical Audit Matter was addressed in the Audit

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the financial statements. These procedures included, among others, testing management’s process for determining the qualitative reserve component, evaluating the appropriateness of management’s methodology relating to the qualitative reserve component and testing the completeness and accuracy of data utilized by management.

Supplementary Information

Our audit was conducted for the purpose of forming an opinion on the financial statements as a whole. The accompanying supplementary information, including the consolidating balance sheets and consolidating statement of net income, is presented for purposes of additional analysis and is not a required part of the financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The supplemental information has been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with the standards of the PCAOB. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

We have served as the Company’s auditor since 2005.

Boston, Massachusetts

June 8, 2026

Narragansett Financial Corporation and Subsidiary

Consolidated Balance Sheets

December 31, 2025 and 2024

	2025	2024
	(In thousands)
Assets
Cash and cash equivalents	$38,519	$75,957
Securities available for sale, at fair value (cost of $345,192 and $298,850, respectively)	342,292	287,373
Marketable equity securities, at fair value	2,188	2,039
Federal Home Loan Bank stock, at cost	5,787	12,634
Loans held for sale, at fair value	21,262	8,945
Loans, net of allowance for credit losses of $29,078 in 2025 and $26,223 in 2024	2,236,274	2,333,986
Mortgage servicing rights, net	13,991	12,770
Bank-owned life insurance	40,962	37,597
Premises and equipment, net	40,701	41,516
Accrued interest receivable	10,034	10,165
Net deferred tax asset	5,841	9,363
Goodwill and other intangible assets	28,186	29,097
Equity method investments	14,196	13,637
Right of use lease asset	10,041	11,038
Other assets	48,302	48,286

	$2,858,576	$2,934,403

Liabilities and Retained Earnings
Non-interest bearing deposits	$394,297	$389,186
Interest bearing deposits	2,029,009	1,936,694
Short-term borrowings	97,533	265,000
Long-term borrowings	530	5,608
Subordinated debt	94,578	109,193
Lease liability	10,257	11,211
Other liabilities	45,526	46,900

Total liabilities	2,671,730	2,763,792

Commitments and contingencies (Notes 5, 6 and 14)
Retained earnings	189,395	183,396
Accumulated other comprehensive loss	(2,549)	(12,785)

Total retained earnings	186,846	170,611

	$2,858,576	$2,934,403

The accompanying notes are an integral part of these consolidated financial statements.

Narragansett Financial Corporation and Subsidiary

Consolidated Statements of Net Income

Years Ended December 31, 2025 and 2024

	2025	2024
	(In thousands)
Interest and dividend income:
Interest and fees on loans	$131,314	$132,250
Interest on debt securities	9,464	6,580
Dividend income	885	1,024
Interest on cash equivalents	1,647	1,905

Total interest and dividend income	143,310	141,759

Interest expense:
Interest on deposits	51,284	57,374
Interest on borrowings	8,322	11,155
Interest on subordinated debt	7,580	7,871

Total interest expense	67,186	76,400

Net interest income	76,124	65,359
Provision for credit losses	7,360	7,520

Net interest income, after provision for credit losses	68,764	57,839

Other income:
Customer service fees	10,613	10,218
Net loan servicing fee expense	(2,231)	(774)
Trust department fees	6,156	5,761
Insurance and brokerage commissions	14,468	12,526
(Loss) gain on securities available for sale, net	(46)	195
Gain on marketable equity securities	149	385
Loss on sales of portfolio loans	(2,052)	(430)
Mortgage banking income	18,540	17,046
Bank-owned life insurance income	2,122	1,661
Miscellaneous	2,583	947

Total other income	50,302	47,535

Operating expenses:
Salaries and employee benefits	77,022	64,573
Occupancy and equipment	14,347	14,142
Professional fees	2,699	3,319
Data processing	4,605	4,418
Advertising costs	2,127	1,931
Deposit insurance	2,721	2,534
Amortization of intangible assets	1,021	889
Other general and administrative	9,356	7,110

Total operating expenses	113,898	98,916

Income before income taxes	5,168	6,458
(Benefit) Provision for income taxes	(831)	1,149

Net income	$5,999	$5,309

The accompanying notes are an integral part of these consolidated financial statements.

Narragansett Financial Corporation and Subsidiary

Consolidated Statements of Comprehensive Income

Years Ended December 31, 2025 and 2024

	2025	2024
	(In thousands)
Net income	$5,999	$5,309

Other comprehensive income:
Securities available for sale:
Unrealized holding gains	8,531	7,149
Reclassification adjustment for amounts realized in income (1)	46	(195)

Net unrealized gains	8,577	6,954
Related tax effects	(2,360)	(1,888)

Net-of-tax amount	6,217	5,066

Derivative instruments used for cash flow hedges:
Unrealized gains	80	253
Related tax effects	(23)	(70)

Net-of-tax amount	57	183

Defined benefit pension plans:
Gains arising during the year	5,486	4,854
Reclassification adjustment for losses recognized in net periodic benefit cost (2)	26	180

Net defined benefit pension plan gains	5,512	5,034
Related tax effects	(1,550)	(1,415)

Net-of-tax amount	3,962	3,619

Total other comprehensive income	10,236	8,868

Comprehensive income	$16,235	$14,177

(1)

Amounts are reclassified out of accumulated other comprehensive loss and are included in (loss) gain on securities available for sale, net on the consolidated statements of net income. Income tax benefit (expense) associated with these (losses) gains for the years ended December 31, 2025 and 2024 was $13,000 and $(55,000), respectively.

(2)

Amounts are reclassified out of accumulated other comprehensive loss and are included in other general and administrative expense on the consolidated statements of net income. Income tax benefit associated with these expenses for the years ended December 31, 2025 and 2024 was $7,000 and $51,000, respectively.

The accompanying notes are an integral part of these consolidated financial statements.

Narragansett Financial Corporation and Subsidiary

Consolidated Statements of Changes in Retained Earnings

Years Ended December 31, 2025 and 2024

	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Retained Earnings
		(In thousands)
Balance at December 31, 2023	$178,087	$(21,653)	$156,434
Comprehensive income	5,309	8,868	14,177

Balance at December 31, 2024	183,396	(12,785)	170,611
Comprehensive income	5,999	10,236	16,235

Balance at December 31, 2025	$189,395	$(2,549)	$186,846

The accompanying notes are an integral part of these consolidated financial statements.

Narragansett Financial Corporation and Subsidiary

Consolidated Statements of Cash Flows

Years Ended December 31, 2025 and 2024

	2025	2024
	(In thousands)
Cash flows from operating activities:
Net income	$5,999	$5,309
Adjustments to reconcile net income to net cash provided by operating activities:
Net amortization of securities available for sale	(679)	(177)
Loss (gain) on securities available for sale, net	46	(195)
Gain on marketable equity securities, net	(149)	(385)
Loss on sales of portfolio loans	2,052	430
Provision for credit losses	7,360	7,520
Mortgage servicing rights capitalized	(7,143)	(5,881)
Amortization of mortgage servicing rights	4,399	3,052
Increase in valuation allowance of mortgage servicing rights	1,523	901
Depreciation and amortization of premises and equipment and intangible assets	4,912	5,302
Bank-owned life insurance income	(2,122)	(1,661)
Losses from equity method investments	24	24
Deferred tax benefit	(411)	(2,696)
Net change in:
Loans held for sale	(12,317)	702
Accrued interest receivable	131	(396)
Other assets and other liabilities	4,520	(3,253)

Net cash provided by operating activities	8,145	8,596

Cash flows from investing activities:
Securities available for sale:
Proceeds from sales	11,387	16,024
Proceeds from calls/maturities and principal payment	55,919	15,882
Purchases	(113,015)	(63,002)
Marketable equity securities:
Proceeds from sales	—	685
Purchases	—	(23)
Proceeds from sale of mortgage servicing rights	—	187
Purchase of FHLB stock	(1,104)	(6,224)
Redemption of FHLB stock	7,951	4,135
Purchase of bank-owned life insurance	(1,243)	(1,122)
Proceeds from sales of portfolio loans	191,274	29,090
Loan originations, net of amortization and payoffs	(102,974)	19,000
Additions to premises and equipment	(3,099)	(3,680)
Proceeds from the disposal of premises and equipment	23	90
Net change in equity method investments	(583)	3,399

Net cash provided by investing activities	44,536	14,441

The accompanying notes are an integral part of these consolidated financial statements.

Narragansett Financial Corporation and Subsidiary

Consolidated Statements of Cash Flows

Years Ended December 31, 2025 and 2024

	2025	2024
	(In thousands)
Cash flows from financing activities:
Net change in non-brokered deposits	120,278	98,403
Net change in brokered deposits	(22,852)	(125,282)
Net change in borrowings with maturities of three months or less	2,455	(4,457)
Repayment of borrowings with maturities in excess of three months	(195,000)	(165,000)
Borrowings with maturities in excess of three months	20,000	215,000
Repayment of subordinated debt	(15,000)	—

Net cash (used in) provided by financing activities	(90,119)	18,664

Net change in cash and cash equivalents	(37,438)	41,701
Cash and cash equivalents at beginning of year	75,957	34,256

Cash and cash equivalents at end of year	$38,519	$75,957

Supplemental cash flow information:
Interest paid on deposits	$51,435	$59,006
Interest paid on borrowings and subordinated debt	16,630	18,823
Income taxes paid, net (excluding Employee Retention Credit “ERC”)	1,513	3,442
Income taxes paid for ERC amended returns	—	1,902
Non-cash activities
Right of use assets obtained in exchange for lease liabilities	$553	$341

The accompanying notes are an integral part of these consolidated financial statements.

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements

Years Ended December 31, 2025 and 2024

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and consolidation

The consolidated financial statements include the accounts of Narragansett Financial Corporation (collectively, the “Company”) and its wholly owned subsidiary, BayCoast Bank (the “Bank”), and the Bank’s subsidiaries. Throughout the consolidated financial statements, the Company and the Bank are collectively referred to as the Company. The Bank provides a variety of financial services to individuals and businesses through its offices on the Southcoast of Massachusetts and Rhode Island. Its primary deposit products are checking, savings, money market and term certificates, and its primary lending products are residential, commercial, and multi-family mortgages and commercial loans.

The Bank’s wholly-owned subsidiaries include BCBOZ Investment, LLC, which holds real estate property; BayCoast Financial Services (“BFS”), which sells non-deposit investment products to individuals and entities; Troy Security Corporation and B.F.R. Corp., which buy, hold, and sell securities on their own behalf; 1851 Corporation, which holds investments and real estate property; BayCoast Insurance, LLC (“BCI”), a wholly-owned subsidiary of BFS, which provides insurance products to consumers and businesses; BayCoast Mortgage Company, LLC (“BCMC”), which originates and sells conforming and jumbo residential mortgages; Stack Ally, LLC (“Stack Ally”), which has been established to provide data integration and automation solutions to organizations; Priority Funding, LLC (“Priority Funding”) which originates and sells manufactured home loans; and Teamwork Funding, LLC (“Teamwork Funding”) a wholly owned subsidiary of Priority Funding, which provides broker lender services for manufactured home loans and primarily conducts business in Arizona; Plimoth Trust Company, LLC, d/b/a Plimoth Investment Advisors (“Plimoth”) provides investment management and trust services. Plimoth acts as a fiduciary and provides portfolio and/or trust services to its clients.

All significant intercompany accounts and transactions have been eliminated in consolidation.

Reorganization and Stock Offering

On June 8, 2026, the Board of Trustees of the Company and the Board of Directors of the Bank adopted a Plan of Holding Company Reorganization and Plan of Stock Issuance (the “Plan”). The Plan is subject to the approval of the Massachusetts Division of Banks, and the reorganization must also be approved by the Board of Governors of the Federal Reserve System.

The Plan must also be approved by corporators of the Company at a special meeting. Pursuant to the Plan, the Bank will issue all of its outstanding stock to a new mid-tier stock holding company, which will be named Narragansett Bancorp, Inc. Pursuant to the Plan, the new holding company will sell stock to the public, with the total offering value and number of shares of common stock based on an independent appraiser’s valuation. Narragansett Bancorp, Inc. will be organized as a corporation under the laws of the State of Maryland and will offer 45% of its common stock to be outstanding to the Bank’s eligible depositors, the Bank’s employee stock ownership plan being formed in connection with the reorganization, a charitable foundation and certain other persons. The Company will own 55% of the common stock of Narragansett Bancorp, Inc. to be outstanding upon completion of the reorganization and stock issuance.

A liquidation account will be established by Narragansett Bancorp, Inc. for the benefit of eligible account holders equal to the percentage of the shares of common stock issued in the offering to persons other than the Company multiplied by the net worth of the Company as of March 31, 2026.

The costs of the reorganization and the stock issuance will be deferred and deducted from the sales proceeds of the offering. If the reorganization is unsuccessful, all deferred costs will be charged to operations. As of June 8, 2026, $469,000 of reorganization costs had been incurred.

Use of estimates

In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheets and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for credit losses, deferred taxes, and post-retirement benefit obligations.

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements

Fair value hierarchy

The Company groups its assets and liabilities that are measured at fair value in three levels, based on the markets in which they are traded and the reliability of the assumptions used to determine fair value.

Level 1 – Valuation is based on quoted prices in active markets for identical assets and liabilities. Valuations are obtained from readily available pricing sources.

Level 2 – Valuation is based on observable inputs other than Level 1 prices, such as quoted prices for similar assets and liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data, benchmark yields, interest rate volatilities, broker/dealer quotes, credit spreads, and new issue data for substantially the full term of the assets and liabilities.

Level 3 – Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. Level 3 assets and liabilities include those whose value is determined using unobservable inputs to pricing models, discounted cash flow methodologies, or similar techniques, as well as those for which the determination of fair value requires significant management judgment or estimation.

Reclassifications

Certain amounts in the 2024 consolidated financial statements have been reclassified to conform to the 2025 presentation.

Significant group concentrations of credit and other risks

Most of the Company’s activities are with customers located in Southcoast Massachusetts and Rhode Island. Note 4 includes the types of lending in which the Company engages. The Company does not have any significant concentrations to any one industry or customer.

Segment Reporting

The Company adopted FASB ASC 280, Segment Reporting, as amended by the FASB ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. This accounting update requires additional reportable segment disclosures on an annual and interim basis, among other requirements. This update does not change how operating segments are identified or aggregated, or how quantitative thresholds are applied to determine the reportable segments.

The Company is engaged in a single line of business as a community bank, which is primarily comprised of providing a variety of financial services to individuals and businesses through its offices on the Southcoast of Massachusetts and Rhode Island. Its primary deposit products are checking, savings, money market and term certificates, and its primary lending products are residential, commercial, and multi-family mortgages and commercial loans. The Company also offers other financial services products including wealth management, and insurance services. The Company has identified its President as the chief operating decision maker (“CODM”) who uses net income to evaluate the results of business, predominantly in the forecasting process, and to manage the Company. Additionally, the CODM uses monthly financial reporting, which typically includes consolidated balance sheet and consolidated income statement, net interest margin analysis, loan and deposit balances, asset quality metrics, capital, and liquidity ratios to make business decisions. The Company’s operations constitute a single operating segment and therefore, a single reportable segment, because the CODM manages the business activities using information of the Company as a whole. The accounting policies used to measure the profit and loss of the segment are the same as those described in the summary of significant accounting policies.

Cash and cash equivalents

Cash and cash equivalents include balances due from banks and short-term investments, which consist of interest-bearing deposits and federal funds sold, which mature overnight on demand or with original maturities of three months or less and are carried at cost. Cash and cash equivalents are held at major institutions and are subject to credit risk to the extent those balances exceed applicable Federal Deposit Insurance Corporation or Securities Investor Protection Corporation limitations. At times, the Company has excess cash held at a community bank which is subject to additional insurance provided through the Deposit Insurance Fund.

Restricted cash represents collateral amounts pledged by the Company with certain interest rate swap derivative counterparties. See Note 2.

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements

Securities

Marketable equity securities are measured at fair value with changes in fair value reported on the Company’s consolidated statements of net income as a component of other income, regardless of whether such gains and losses are realized.

Securities not classified as marketable equity securities or trading are classified as “available for sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income (loss).

Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Premiums on callable bonds are amortized through the earliest call date. Gains and losses on the sale of securities available for sale are recorded on the trade date and determined using the specific identification method.

Each reporting period, the Company evaluates all securities classified as available for sale with a decline in fair value below the amortized cost of the investment to determine whether or not an allowance for credit losses should be recorded. The Company first assesses if there is intent to sell, or if it is more likely than not that the Company will be required to sell the security before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the security’s amortized cost basis is written down to fair value through a provision for credit losses charged to earnings. For debt securities available for sale that the Company intends to hold, management evaluates whether the decline in fair value has resulted from credit losses or other factors. The Company considers both quantitative and qualitative factors in making this assessment. Credit loss is measured based on discounted cash flow analysis, when appropriate, and recorded in a valuation allowance. The allowance is limited by the amount that the fair value is less than the amortized cost basis. Impairment that has not been recorded through an allowance for credit losses shall be recorded through other comprehensive income (loss), net of applicable taxes. Changes in the allowance shall be recorded in the period of the change as credit loss expense (or reversal of credit loss expense).

Company measures expected credit losses on held to maturity securities on a collective basis by major security type in accordance with the Current Expected Credit Loss (“CECL”) methodology using discounted cash flow analysis and credit losses are recognized as part of the allowance for credit losses. The Bank did not hold any held to maturity securities as of December 31, 2025 and 2024.

Debt securities are placed on non-accrual status at the time any principal or interest payments become 90 days delinquent. Interest accrued but not received for a security placed on non-accrual is reversed against interest income.

Federal Home Loan Bank stock

The Company, as a member of the Federal Home Loan Bank (“FHLB”) system, is required to maintain an investment in capital stock of the FHLB of Boston. Based on the redemption provisions of the FHLB, the stock has no quoted market value and is carried at cost. At its discretion, the FHLB may declare dividends on the stock. The Company reviews for impairment based on the ultimate recoverability of the cost basis in the stock. As of December 31, 2025 and 2024, no impairment has been recognized.

Loans held for sale

The Company utilizes the fair value option for its loans being held for sale in the secondary market. Fair value is determined based on either commitments in effect from investors or prevailing market prices and includes the value of mortgage servicing rights. The Company elected the fair value option to better match the accounting method with management’s strategies for managing the risks of loans held for sale. Changes in fair value are recorded on the consolidated statements of net income.

Loans

The Company’s loan portfolio includes residential real estate, commercial real estate, construction, commercial and consumer segments. Residential real estate loans include classes for 1-4 family owner occupied, second mortgages and equity lines of credit. Consumer loans include classes for personal loans, credit card loans, student loans and manufactured loans.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for credit losses, any deferred fees or costs on originated loans and premiums on purchased loans. Interest income is accrued on the unpaid principal balance. Loan origination costs, net of certain direct origination fees, are deferred and recognized as an adjustment of the related loan yield using the interest method.

The accrual of interest on all loans is discontinued at the time the loan is 90 days past due unless the credit is well-secured and in process of collection. Past due status is based on contractual terms of the loan. In all cases, loans are

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements

placed on non-accrual if collection of principal or interest is considered doubtful. All interest accrued but not collected for loans that are placed on non-accrual is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Credit Losses – Loans

The Company adopted the current expected credit loss (“CECL”) model using the Weighted Average Remaining Maturity method (“WARM”) for all financial assets measured at amortized cost and off balance sheet exposures. Prior periods have not been restated and continue to be presented in accordance with previously applicable GAAP.

The allowance for credit losses is a valuation account that is deducted from the loans’ amortized cost basis to present the net amount expected to be collected on the loans. Such allowance is based on the credit losses expected to arise over the life of the asset (contractual term). The allowance for credit losses on loans is established through a provision for credit losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed.

The allowance for credit losses on loans is evaluated on a regular basis by management. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

Management estimates the allowance for credit losses on loans using relevant available information, from internal and external sources, relating to past events, current conditions, and reasonable and supportable forecasts. Historical credit loss experience provides the basis for the estimation of expected credit losses.

Qualitative and quantitative adjustments related to current conditions and the reasonable and supportable forecast period consider all of the following: peer losses, changes in lending policy and procedures, changes in nature and volume of the loan portfolio and in the terms of loans, changes in experience, ability and depth of lending management and staff, changes in the quality of the loan review system, changes in the value of underlying collateral for collateral-dependent loans, existence and effect of any concentration of credit and changes in the level of such concentrations, effect of other external forces such as competition, legal and regulatory requirements on the level of estimated credit losses in the existing portfolio, and the current and forecasted direction of the economic and business environment. Such forecasted information includes: gross domestic product (“GDP”) growth, unemployment rates, inflation, interest rates and house price indexes amongst others.

The qualitative factors are determined based on the various risk characteristics of each loan segment. Risk characteristics relevant to each portfolio segment are as follows:

Residential real estate – The Company generally does not originate loans with a loan-to-value ratio greater than 80 percent without private mortgage insurance and does not generally grant loans that would be classified as sub-prime upon origination. All loans in this segment are collateralized by residential real estate and repayment is dependent on the credit quality of the individual borrower. The overall health of the economy, including unemployment rates and housing prices, will have an effect on the credit quality in this segment.

Commercial and multi-family real estate – Loans in this segment include owner-occupied and non-owner occupied multi-family and income-producing properties throughout New England. The underlying cash flows generated by the properties would be adversely impacted by a downturn in the economy as evidenced by increased vacancy rates, which in turn, would have an effect on the credit quality in this segment. Management obtains rent rolls annually and continually monitors the cash flows of these loans.

Construction – Loans in this segment include pre-sold and speculative real estate development loans for which payment is derived from sale of the property. The Company also originates construction loans which generally provide 12-month construction periods followed by a permanent mortgage loan, and follow the Bank’s normal mortgage underwriting guidelines. Credit risk is affected by cost overruns, time to sell at an adequate price, and market conditions.

Home equity lines of credit (“HELOC”) and second mortgages – Loans in this segment are collateralized by residential real estate and payment is dependent on the credit quality of the individual borrower. The Company has first and second liens on property securing these loans.

Commercial – Loans in this segment are made to businesses and are generally secured by assets of the business. Repayment is expected from the cash flows of the business. A weakened economy, and resultant decreased consumer spending, will affect credit quality in this segment.

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements

Consumer – Loans in this segment include loans secured with collateral and unsecured loans with repayment dependent on the credit quality of the individual borrower.

The Company measures the allowance for credit losses using the WARM method.

The loan loss estimation process involves procedures to appropriately consider the unique characteristics of loan portfolio segments. The Company determined segmentation by grouping financial asset types which ensures loans with similar risk characteristics, terms, collateral, loss history, and prepayment speeds are pooled together. For each of these pools, the Company collects historical loss data, dating back to January 2016 and applies the annual historical loss rate over the estimated remaining average life of the loan portfolio segment. The Company incorporates peer data as part of the lookback period for a full economic cycle. The average remaining life of a loan portfolio segment is determined based on asset specific decay rates. The qualitative adjustments to historical loss information are tied to macroeconomic data (GDP, house price index, inflation and unemployment) and peer data. The one-year economic forecast will determine how peer data is incorporated into the model. For periods beyond one year, the Bank will revert to historical loss information.

Although the primary qualitative factor is linked to economic forecasts and peer data, the Bank will consider the following and apply or revise a qualitative factor if deemed necessary, on a periodic basis: 1) Levels of and trends in delinquencies and individually evaluated loans, 2) Levels of and trends in charge-offs and recoveries, 3) Trends in volume and terms of loans, 4) Effects of any changes in risk selection and underwriting, 5) Experience, ability and depth of lending management and other relevant staff, and 6) Effects of changes in credit concentrations, 7) Industry concentrations. The Bank will also review the reasonableness of decay rates used in WARM calculation and apply a qualitative factor if necessary. There were no changes to the Company’s accounting policy or methodology during 2025.

Individually Evaluated Loans

Loans that do not share risk characteristics are evaluated on an individual basis. Loans evaluated individually are not included in the collective evaluation. For loans that are collateral dependent, that is, when the borrower is experiencing financial difficulty and repayment is expected to be provided substantially through the operation or sale of the collateral, expected credit losses are based on the fair value of the collateral at the reporting date, adjusted for selling costs as appropriate. When the discounted cash flow method is used to determine the allowance for credit losses, management adjusts the effective interest rate used to discount expected cash flows to incorporate expected prepayments.

Accrued Interest Receivable

The Company elected not to measure an allowance for credit losses for accrued interest receivable and instead elected to reverse interest income on loans or securities that are placed on non-accrual status, which is generally when the instrument is 90 days past due, or earlier if the Company believes the collection of interest is doubtful. The Company has concluded that this policy results in the timely reversal of uncollectable interest. As of December 31, 2025 and 2024, Accrued interest receivable of $10,034,000 and $10,165,000, respectively, is on the consolidated balance sheets.

Allowance for Credit Losses – Off-Balance Sheet Credit Exposures

The Company has off-balance sheet financial instruments, which include commitments to extend credit and the unfunded portion of construction loans. The Company estimates expected credit losses over the contractual period in which the Company is exposed to credit risk via a contractual obligation to extend credit, unless that obligation is unconditionally cancellable by the Company. The Company’s allowance for credit losses on off-balance sheet credit exposures is recognized as a liability in other liabilities on the consolidated balance sheets, with adjustments to the reserve recognized in the provision for credit losses in the consolidated statements of net income. The estimate includes consideration of the likelihood that funding will occur and an estimate of expected credit losses on commitments expected to be funded over its estimated life.

Employee Retention Credit

The Employee Retention Credit (ERC) program was established by the Coronavirus Aid, Relief, and Economic Security (CARES) Act, in March 2020 to help businesses retain employees. Eligible businesses could receive a quarterly refundable payroll tax credit.

ERCs are claimed primarily on federal payroll tax forms. During 2024, the Company determined that it qualified for the Employee Retention Credit and has filed for a credit against payroll taxes previously paid of approximately $6.9 million, or $5.0 million, net of taxes. Currently, there is no change in open tax years. The Company is accounting for this under Accounting Standards Update (“ASU”) 2025-10 Government Grants: Accounting for Government Grants Received by Business Entities. As there is reasonable assurance that the Company has complied with all conditions

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements

attached to the program, a receivable has been recorded in other assets with an offsetting credit to payroll tax expense, included in salaries and employee benefits expense. As of December 31, 2025 and 2024, ERC receivable of $567,000 and $6.9 million, respectively is on the consolidated balance sheets. During 2025, the Company received $6.3 million related to the ERC and $1.2 million of interest on the ERC.

Loan servicing

Capitalized mortgage servicing rights are reported on the consolidated balance sheets and are amortized into net loan servicing fee expense, in proportion to, and over the period of, the estimated future net servicing income of the underlying loans. Mortgage servicing rights are evaluated for impairment based upon the fair value of the rights compared to amortized cost. Impairment is determined by stratifying rights by predominate risk characteristics, such as interest rates and terms. Impairment, if material, is recognized through a valuation allowance for an individual stratum, to the extent that fair value is less than the carrying amount of the stratum. Changes in the valuation allowance are reported in net loan servicing fee expense. Fair value is based on a valuation model that calculates the present value of estimated future net servicing income, using certain prepayment assumptions that may not be observable in the market place.

Foreclosed real estate

Real estate acquired through, or in lieu of, loan foreclosure is held for sale and is initially recorded at fair value, less costs to sell, at the date of foreclosure, establishing a new cost basis. Initial write down is recorded through the allowance for credit losses. Subsequent to foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fair value less costs to sell. Revenue and expenses from operations, changes in the valuation allowance and any direct write-downs are included in other general and administrative expense. Gains and losses on sales are included in miscellaneous income. There were no foreclosed real estate assets recorded as of December 31, 2025 or 2024.

Premises and equipment

Land is carried at cost. Buildings, equipment and leasehold improvements are carried at cost, less accumulated depreciation and amortization computed on the straight-line method over the expected terms of the leases or estimated useful lives of the assets if shorter. Estimated useful life for buildings is 35-40 years, leasehold improvements is 5-10 years and equipment is 3-5 years. Expected terms include lease option periods to the extent that the exercise of such option is reasonably assured.

Leases

The Company determines if an arrangement is a lease at inception. The Company does not have any finance leases.

Right of use (“ROU”) assets represent the right to use an underlying asset for the lease term and lease liabilities represent an obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the Company’s leases do not provide an implicit rate, an incremental borrowing rate is used, which is generally the Federal Home Loan Bank classic advance rate, based on the information available at commencement date in determining the present value of lease payments. The operating lease ROU asset is net of lease incentives. The Company’s lease terms may include options to extend or terminate the lease when there is reasonable certainty that the option will be exercised. For operating leases, lease expense is recognized on a straight-line basis over the lease term.

The Company has lease agreements with lease and non-lease components, which are generally accounted for separately. The Company has not elected the practical expedient to account for lease and non-lease components as one lease component.

Bank-owned life insurance

Bank-owned life insurance policies are reflected on the consolidated balance sheets at cash surrender value. Changes in the net cash surrender value of the policies, as well as insurance proceeds received in excess of cash surrender value, are reflected in bank-owned life insurance income on the consolidated statements of net income and are not subject to income taxes.

Transfers of financial assets

Transfers of an entire financial asset, a group of entire financial assets, or a participating interest in an entire financial asset are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements

to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets.

During the normal course of business, the Company may transfer a portion of a loan. In order to be eligible for sales treatment, the transferred portion of the loan must meet the criteria of a participating interest. If it does not meet the criteria of a participating interest, the transfer must be accounted for as a secured borrowing. To meet the criteria for a participating interest, all cash flows from the loan must be divided proportionately, the rights of each loan holder must have the same priority, the loan holders must have no recourse to the transferor other than standard representations and warranties and no loan holder has the right to pledge or exchange the entire loan.

Derivative financial instruments

Derivative financial instruments are recognized as assets and liabilities on the consolidated balance sheets, measured at fair value and recorded in other assets and other liabilities.

Interest Rate Swap Agreements

The Company enters into interest rate swap agreements to provide for the needs of its customers or to manage the interest rate risk of its consolidated balance sheets. An interest rate swap is an agreement whereby one party agrees to pay a fixed rate of interest on a notional principal amount in exchange for receiving a floating rate of interest on the same notional amount for a predetermined period of time from the second party. In the case of customer-based transactions, derivatives are offset with matching derivatives with other correspondent bank counterparties to minimize interest rate risk to the Company.

The customer-based interest rate derivative instruments are recorded on the consolidated balance sheets as either an asset or liability measured at fair value. These derivatives do not qualify for hedge accounting. As such, all changes in fair value of these derivative instruments are included in other miscellaneous income.

The Company also uses interest rate swap agreements to hedge various exposures or to modify interest rate characteristics of various balance sheet accounts. Derivatives that are used as part of the asset/liability management process are linked to specific assets or liabilities and have a high correlation between the contract and the underlying item being hedged, both at inception and throughout the hedge period. Most interest rate swaps involve the exchange of fixed and floating interest payments. The Company uses interest rate swaps to convert a portion of its short-term, variable interest funding sources to long-term, fixed-rate funding sources (cash flow hedge).

Interest rate swaps are recognized as assets and liabilities on the consolidated balance sheets and measured at fair value. The gain or loss on a derivative designated and qualifying as a cash flow hedging instrument is reported as a component of other comprehensive income and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings.

Mortgage Banking Derivatives

Mortgage loan commitments qualify as derivative loan commitments if the loan that will result from exercise of the commitment will be held for sale upon funding. Forward loan sale commitments mitigate the risk of potential decreases in the values of loans that would result from the exercise of mortgage loan commitments. These derivatives, if material, are recognized at fair value on the consolidated balance sheets in other assets and other liabilities with changes in their fair values recorded in other income.

Goodwill and other intangible assets

The assets (including identifiable intangible assets) and liabilities acquired in a business combination are recorded at fair value at the date of acquisition. Goodwill is recognized for the excess of the acquisition cost (or the fair value of the entity acquired) over the fair value of the net assets acquired and is not subsequently amortized. Management assesses goodwill for impairment at least on an annual basis to determine if events or changes in circumstances indicate that the carrying value may be less than the fair value of the reporting entity. If the carrying amount exceeds fair value, an impairment charge is recorded through operations. See Note 7.

Other intangible assets represent the long-term value of customer relationships acquired and are being amortized over their estimated lives on a straight-line basis. The Company evaluates the realizability of other intangible assets based on the value of the underlying customer relationships whenever events or changes in circumstances indicate that the carrying value may not be recoverable. If that value is less than the carrying amount of the intangible assets and is considered permanent, the Company would recognize an impairment loss. See Note 7.

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements

Equity method investments

The Company accounts for its investment in limited liability companies using the equity method and are not consolidated. The Company has significant influence but does not have a controlling financial interest in these limited liability companies. Priority distributions received from the equity investments reduce the Company’s recorded investment and the investments are evaluated for impairment. The Company’s share of equity losses are included in other general and administrative expenses in the consolidated statements of net income.

Insurance commissions

The Company’s insurance revenue, which represents commissions earned for performing agency–related services, is earned at the point in time when the agent has satisfied its performance obligations of placement services. In addition, the Company may receive additional performance commissions based on achieving certain sales and loss experience measures. Such commissions are recognized when determinable, which is generally when such commissions are received or when the Company receives data from the insurance companies that allows the reasonable estimation of these amounts.

Retirement Plans

The Company provides defined benefit pension benefits to eligible employees. The Company also provides deferred compensation and supplemental executive retirement plans for select current and former employees, officers, and directors.

The compensation cost of an employee’s pension benefit is recognized on the projected unit credit method over the employee’s approximate service period. The aggregate cost method is utilized for funding purposes. The Company accounts for its defined benefit pension plan using an actuarial model that allocates pension costs over the service period of employees in the plan. The Company accounts for the over-funded or under-funded status of its defined benefit plan as an asset or liability in its consolidated balance sheets and recognizes changes in the funded status in the year in which the changes occur through other comprehensive income or loss.

The service cost component of net periodic pension cost is reported in salaries and employee benefit expense. The other components of net periodic pension benefit/cost are reported in other general and administrative expenses. See Note 17.

Income taxes

Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws in the period of enactment. A valuation allowance is established against deferred tax assets when, based upon the available evidence including historical and projected taxable income, it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company does not have any uncertain tax positions at December 31, 2025 and 2024 which require accrual or disclosure.

The Company records interest and penalties as part of income tax expense. No penalties were recorded for the years ended December 31, 2025, and 2024. As of December 31, 2025 and 2024, there was $160,000 for accrued interest expense related to the ERC. There was no other interest recorded for the year ended December 31, 2025 and 2024.

Trust assets

Trust assets held in a fiduciary or agency capacity are not included in the Company’s consolidated financial statements. Trust department fees are primarily comprised of fees earned from trust administration services. The Company’s performance obligation is generally satisfied over time, and the resulting fees are recognized monthly, based on the daily accrual of the market value of the investment accounts and the applicable fee rate. Minimum Tier 1 Capital requirements based on trust assets under administration were $800,000 as of December 31, 2025 and 2024.

Advertising costs

Advertising costs are expensed as incurred.

Comprehensive income/loss

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities are reported as a separate component of the retained earnings section

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements

of the consolidated balance sheets, such items, along with net income, are components of comprehensive income/loss. The components of accumulated other comprehensive loss, included in retained earnings, are as follows:

	December 31,
	2025	2024
	(In thousands)
Securities available for sale:
Net unrealized loss	$(2,900)	$(11,477)
Tax effect	782	3,142

Net-of-tax amount	(2,118)	(8,335)

Derivative instruments used for cash flow hedges:
Net unrealized loss	(68)	(148)
Tax effect	19	42

Net-of-tax amount	(49)	(106)

Defined benefit pension plan:
Unrecognized actuarial loss	(531)	(6,043)
Tax effect	149	1,699

Net-of-tax amount	(382)	(4,344)

	$(2,549)	$(12,785)

There is no actuarial loss included in accumulated other comprehensive loss at December 31, 2025, which will be recognized as a component of net periodic pension cost for the year ending December 31, 2026.

Recent accounting pronouncements

In March 2023, the Financial Accounting Standards Board (“FASB”) issued ASU 2023-02, Investments-Equity Method and Joint Ventures (Topic 323): Accounting for Investments in Tax Credit Structures Using the Proportional Amortization Method, that introduced the option to apply the proportional amortization method to account for investments made primarily for the purpose of receiving income tax credits and other income tax benefits when certain requirements are met. The proportional amortization method results in the cost of the investment being amortized in proportion to the income tax credits and other income tax benefits received, with the amortization of the investment and the income tax credits being presented net in the income statement as a component of income tax expense (benefit). The amendments are effective for fiscal years beginning after December 15, 2024, including interim periods within those fiscal years. The Company did not elect to apply the proportional amortization method for any of its investments in tax credit structures.

In December 2023, the FASB issued ASU 2023-09, Income Taxes—Improvements to Income Tax Disclosures (Topic 740), which requires entities to disclose specific categories in the rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. On an annual basis, entities must disclose: (1) the amount of income taxes paid, net of refunds, disaggregated by federal, state, and foreign; and (2) the amount of income taxes paid, net of refunds, disaggregated by individual jurisdictions in which income taxes paid, net of refunds received, for amounts equal to or greater than 5% of total income taxes paid. Further, the amendments also require entities to disclose: (1) income or loss from continued operations before income tax expense (or benefit) disaggregated between domestic and foreign sources; and (2) income or loss from continued operations disaggregated by federal, state, and foreign sources. This ASU, as amended, is effective for the Company in fiscal years beginning after December 15, 2025, and is not expected to have a material impact on the Company’s consolidated financial statements.

2.	RESTRICTIONS ON CASH AND AMOUNTS DUE FROM BANKS

The Company is periodically required to maintain average balances on hand or with the Federal Reserve Bank. At December 31, 2025 and 2024, there was no reserve requirement.

At both December 31, 2025 and 2024, the Company pledged $500,000 in cash held at a correspondent bank to the state of Maine to establish the Plimoth Trust Company, LLC.

The Company has minimum collateral posting thresholds with certain of its interest rate swap derivative counterparties. At December 31, 2025 and 2024, collateral of $3,140,000 and $6,219,000 respectively, was pledged by the Company to its counterparties.

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements

3.	SECURITIES

Available for Sale

The amortized cost and fair value of securities available for sale with gross unrealized gains and losses, follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
		(In thousands)
December 31, 2025
U.S. Government bonds	$228,300	$1,641	$(629)	$229,312
Government sponsored enterprises	47,431	—	(2,221)	45,210
State and municipal bonds	33,030	—	(339)	32,691
Corporate bonds	22,431	18	(900)	21,549
Subordinated debt and collateralized debt obligations	14,000	—	(470)	13,530

Total securities available for sale	$345,192	$1,659	$(4,559)	$342,292

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
		(In thousands)
December 31, 2024
U.S. Government bonds	$145,744	$100	$(2,678)	$143,166
Government sponsored enterprises	68,698	—	(4,797)	63,901
State and municipal bonds	37,467	—	(681)	36,786
Corporate bonds	24,691	13	(2,182)	22,522
Subordinated debt and collateralized debt obligations	22,250	—	(1,252)	20,998

Total securities available for sale	$298,850	$113	$(11,590)	$287,373

As of December 31, 2025, securities with an amortized cost of $27,839,000 and a fair value of $25,485,000, were pledged to secure public funds and other such purposes as required by law. As of December 31, 2024, there were no securities pledged.

The amortized cost and fair value of debt securities by contractual maturity at December 31, 2025 is as follows. Expected maturities will differ from contractual maturities on certain securities because of call or prepayment provisions.

	Amortized Cost	Fair Value
	(In thousands)
Within 1 year	$76,268	$75,572
After 1 year through 5 years	199,550	198,499
After 5 years through 10 years	52,424	51,271
Over 10 years	16,950	16,950

	$345,192	$342,292

For the years ended December 31, 2025 and 2024, proceeds from sales of securities available for sale amounted to $11,387,000 and $16,024,000, respectively. For the year ended December 31, 2025 and 2024, gross realized losses amounted to $46,000 and gains of $195,000, respectively.

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements

Information pertaining to securities with gross unrealized losses at December 31, 2025 and as of December 31, 2024 aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows:

	Less Than Twelve Months		Over Twelve Months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
	(In thousands)
December 31, 2025
US Government bonds	$159	$41,150	$470	$58,440
Government sponsored enterprises	—	—	2,221	45,210
State and municipal bonds	—	4,825	339	8,103
Corporate bonds	12	987	888	16,543
Subordinated debt and collateralized debt obligations	—	—	470	10,530

Total securities available for sale	$171	$46,962	$4,388	$138,826

	Less Than Twelve Months		Over Twelve Months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
	(In thousands)
December 31, 2024
US Government bonds	$233	$42,106	$2,445	$76,177
Government sponsored enterprises	—	—	4,797	63,902
State and municipal bonds	—	—	681	10,721
Corporate bonds	—	—	2,182	19,509
Subordinated debt and collateralized debt obligations	—	—	1,252	17,998

Total securities available for sale	$233	$42,106	$11,357	$188,307

At December 31, 2025, 66 debt securities have unrealized losses with aggregate depreciation of 2.40% from the Company’s amortized cost basis, all of which is deemed to be unrelated to credit losses.

The unrealized losses on the Company’s investment in U.S. Government, government-sponsored enterprises and state and municipal bonds were primarily caused by interest rate risk. Many of these investments are guaranteed by the U.S. Government or an agency thereof. Accordingly, it is expected that the securities would not be settled at a price less than the par value of the investment. Because the decline in market value is attributable to changes in interest rates and not to credit quality, and because the Company does not intend to sell the investments and it is more likely than not that the Company will not be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Company does not consider these investments to require a credit loss reserve at December 31, 2025.

The Company’s unrealized losses on investments in corporate bonds and subordinated debt relate to investments in companies within the financial services sector. The unrealized losses are primarily caused by the current interest rate environment. The contractual terms of these investments do not permit the companies to settle the security at a price less than the par value of the investment. The Company currently does not believe it is probable that it will be unable to collect all amounts due according to the contractual terms of the investments. Therefore, it is expected that the bonds would not be settled at a price less than the par value of the investment. Because the Company does not intend to sell the investments and it is more likely than not that the Company will not be required to sell the investments before recovery of their amortized cost bases, it does not consider these investments to require a credit loss reserve at December 31, 2025.

Allowance for Credit Losses – Available for Sale Securities

Available for sale securities which are guaranteed by government agencies do not currently have an allowance for credit loss as the Company determined these securities are either backed by the full faith and credit of the U.S. government and/or there is an unconditional commitment to make interest payments and to return the principal investment in full to investors when a debt security reaches maturity. In assessing the Company’s investments in government-sponsored and U.S. government guaranteed mortgage-backed securities and government-sponsored enterprise obligations, the

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements

contractual cash flows of these investments are guaranteed by the respective government-sponsored enterprise; Federal Home Loan Mortgage Corporation (“FHLMC”), Federal National Mortgage Association (“FNMA”), Federal Farm Credit Bank (“FFCB”), or Federal Home Loan Bank (“FHLB”). Accordingly, it is expected that the securities would not be settled at a price less than the par value of the Company’s investments. The Company will evaluate this position no less than annually, however, certain items which may cause the Company to change this methodology include legislative changes that remove a government-sponsored enterprise’s ability to draw funds from the U.S. government, or legislative changes to housing policy that reduce or eliminate the U.S. government’s implicit guarantee on such securities. As of December 31, 2025, there was no allowance on available for sale securities.

Marketable Equity Securities

Marketable equity securities consist of common stocks, preferred stocks and money market mutual funds. For the years ended December 31, 2025 and 2024, the Company held marketable equity securities with an aggregate fair value of $2,188,000 and $2,039,000, respectively. As of December 31, 2025 and 2024, net unrealized gains recognized on marketable equity securities still held at the reporting date amounted to $114,000 and $214,000, respectively.

4.	LOANS

A summary of the balances of loans follows:

	December 31,
	2025	2024
	(In thousands)
Mortgage loans on real estate:
Residential	$484,198	$595,532
Commercial and multi-family	1,080,739	1,088,052
Construction	179,266	171,595
HELOC and second mortgages	209,874	178,962

	1,954,077	2,034,141
Commercial loans:
Commercial	194,649	201,392
SBA PPP	5	1,105

	194,654	202,497
Consumer loans	120,586	127,026

Total loans	2,269,317	2,363,664
Allowance for credit losses	(29,078)	(26,223)
Net deferred loan fees	(3,965)	(3,455)

Loans, net	$2,236,274	$2,333,986

Residential, commercial and multi-family, HELOC and second mortgage loans are subject to a blanket lien securing FHLB borrowings. See Note 11.

The following represents the composition of the Company’s provision for credit loss expense for the years ended December 31, 2025 and 2024 (in thousands):

	2025	2024
Loans	$7,025	$7,650
Off-balance sheet credit exposures	335	(130)

	$7,360	$7,520

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements

Activity in the allowance for credit losses for the years ended December 31, 2025 and 2024, and allocation of the allowance to loan segments at December 31, 2025 and 2024, follows:

	Residential Real Estate	Commercial & Multi-family Real Estate	Construction	HELOC & Second Mortgages	Commercial	Consumer	Unallocated	Total
				(In thousands)
Allowance for credit losses - loans
Balance at December 31, 2023	$1,479	$7,628	$812	$466	$2,280	$4,981	$1,354	$19,000
Provision (credit) for credit losses	(185)	5,638	(229)	97	461	1,115	753	7,650
Loans charged-off	—	—	—	—	—	(506)	—	(506)
Recoveries	10	60	—	5	—	4	—	79

Balance at December 31, 2024	1,304	13,326	583	568	2,741	5,594	2,107	$26,223
Provision (credit) for credit losses	(556)	6,445	116	(151)	496	889	(214)	7,025
Loans charged-off	(1)	(3,141)	—	—	(478)	(935)	—	(4,555)
Recoveries	21	60	—	—	254	50	—	385

Balance at December 31, 2025	$768	$16,690	$699	$417	$3,013	$5,598	$1,893	$29,078

Allowance for off-balance sheet credit exposures
Balance at December 31, 2023	$—	$425	$851	$224	$920	$157	$(2,000)	$577
Provision (credit) for credit losses	—	50	—	—	—	—	(180)	(130)

Balance at December 31, 2024	—	475	851	224	920	157	(2,180)	447
Provision for credit losses	—	—	—	—	—	—	335	335

Balance at December 31, 2025	$—	$475	$851	$224	$920	$157	$(1,845)	$782

The increase in the allowance for credit losses in 2025 is due to an increase in delinquency and watch list loans which required additional provision.

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements

The following is a summary of past due and non-accrual loans at December 31, 2025 and 2024:

	December 31, 2025
	30-59 Days Past Due	60-89 Days Past Due	Past Due 90 Days or More	Total Past Due	Past Due 90 Days or More and Still Accruing	Loans on Non-accrual
			(In thousands)
Mortgage loans on real estate:
Residential	$1,011	$—	$1,084	$2,095	$—	$3,750
Commercial and multi-family	63	6,464	1,073	7,600	—	30,780
HELOC and second mortgages	389	71	401	861	—	1,150
Commercial	—	1,933	292	2,225	—	292
Consumer	1,309	246	475	2,030	—	1,456

Total	$2,772	$8,714	$3,325	$14,811	$—	$37,428

	December 31, 2024
	30-59 Days Past Due	60-89 Days Past Due	Past Due 90 Days or More	Total Past Due	Past Due 90 Days or More and Still Accruing	Loans on Non-accrual
			(In thousands)
Mortgage loans on real estate:
Residential	$1,953	$1,673	$1,058	$4,684	$—	$2,518
Commercial and multi-family	1,672	—	—	1,672	—	332
Construction	—	—	—	—	—	47
HELOC and second mortgages	1,296	563	377	2,236	—	812
Commercial	—	—	478	478	—	478
Consumer	985	324	620	1,929	—	1,257

Total	$5,906	$2,560	$2,533	$10,999	$—	$5,444

The following table presents information regarding non-accrual loans:

	December 31, 2025
	Non-accrual loans with Allowance for Credit Loss	Non-accrual loans without Allowance for Credit Loss	Loans on Non-accrual	Amortized cost of loans Past Due 90 and Still Accruing
		(In thousands)
Mortgage loans on real estate:
Residential	$—	$3,750	$3,750	$—
Commercial and multi-family	18,039	12,741	30,780	—
HELOC and second mortgages	—	1,150	1,150	—
Commercial	292	—	292	—
Consumer	197	1,259	1,456	—

Total	$18,528	$18,900	$37,428	$—

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements

	December 31, 2024
	Non-accrual loans with Allowance for Credit Loss	Non-accrual loans without Allowance for Credit Loss	Loans on Non-accrual	Amortized cost of loans Past Due 90 and Still Accruing
		(In thousands)
Mortgage loans on real estate:
Residential	$—	$2,518	$2,518	$—
Commercial and multi-family	—	332	332	—
Construction	—	47	47	—
HELOC and second mortgages	—	812	812	—
Commercial	395	83	478	—
Consumer	—	1,257	1,257	—

Total	$395	$5,049	$5,444	$—

For the years ended December 31, 2025 and 2024, there was no interest recognized on non-accrual loans.

Individually Evaluated Loans

All substandard loans are considered individually evaluated. At December 31, 2025 and 2024, the Company had $3,953,000 and $1,669,000, respectively, in individually evaluated commercial loans, collateralized by business assets, and $47,492,000 and $32,159,000, respectively, in individually evaluated residential real estate and commercial real estate loans, collateralized by real estate property.

Modified Loans

Occasionally, the Company will modify the contractual terms of loans to a borrower experiencing financial difficulties to mitigate loss, proactively work with borrowers in financial difficulty, or to comply with regulations regarding the treatment of certain bankruptcy filing and discharge situations. Loans are designated as modified when, as part of an agreement to modify the original contractual terms of the loan as a result of financial difficulties of the borrower, the Company grants the borrower a concession on the terms that would not otherwise be considered. Typically, such concessions may consist of a reduction in interest rate to a below market rate, taking into account the credit quality of the note, extension of additional credit based on receipt of adequate collateral, or a deferment or reduction of payments (principal or interest) which materially alters the Company’s position or significantly extends the note’s maturity date, such that the present value of cash flows to be received is materially less than those contractually established at the loan’s origination. When principal forgiveness is provided, the amount forgiven is charged-off against the allowance for credit losses on loans.

The following table shows the amortized cost basis at December 31, 2025 and 2024, of the loans modified to borrowers experiencing financial difficulty, disaggregated by class of financing receivable and type of concession granted:

	December 31, 2025
	Extension of Maturity	Payment Delay	Combination Term Extension and Interest Rate Reduction	% of Total Class of Financing Receivables
		(In thousands)
Mortgage loans on real estate:
Residential	$—	$457	$—	0.09%
Commercial and multi-family	3,043	3,452	25,944	3.00%

Total	$3,043	$3,909	$25,944	1.45%

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements

	December 31, 2024
	Extension of Maturity	Payment Delay	Combination Term Extension and Interest Rate Reduction	% of Total Class of Financing Receivables
		(In thousands)
Mortgage loans on real estate:
Commercial and multi-family	$—	$12,500	$—	1.15%

Total	$—	$12,500	$—	0.53%

The following table describes the financial effect of the modifications made to borrowers experiencing financial difficulty during the year ended December 31, 2025 and 2024:

December 31, 2025
Extension of Maturity
Loan Type	Financial Effect
Mortgage loans on real estate:
Commercial and multi-family	Added 1 year weighted average maturity to the life of the loan

Payment Delay
Loan Type	Financial Effect
Mortgage loans on real estate:
Residential	Provided three-month payment deferral. The three monthly payments were added to the end of the original loan term.

Commercial and multi-family	Provided deferral of principal payments

Combination Term Extension and Interest Rate Reduction
Loan Type	Financial Effect
Mortgage loans on real estate:
Commercial and multi-family	Reduced weighted average contractual interest rate from 8.4% to 4.5% and added a weighted average 5.6 years to the life of the loans

December 31, 2024
Payment Delay
Loan Type	Financial Effect
Mortgage loans on real estate:
Commercial and multi-family	Provided deferral of principal payments to the end of the original loan term

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements

The following table provides the amortized cost basis of financing receivables that had a payment default during the year ended December 31, 2025 and 2024, and were modified in the 12 months prior to that default to borrowers experiencing financial difficulty:

	December 31, 2025
	Extension of Maturity	Payment Delay	Combination Term Extension and Interest Rate Reduction
	(In thousands)
Mortgage loans on real estate:
Residential	$—	$457	$—
Commercial and multi-family	3,043	—	—

Total	$3,043	$457	$—

	December 31, 2024
	Extension of Maturity	Payment Delay	Combination Term Extension and Interest Rate Reduction
	(In thousands)
Mortgage loans on real estate:
Commercial and multi-family	$—	$12,500	$—

Total	$—	$12,500	$—

The Company closely monitors the performance of the loans that are modified to borrowers experiencing financial difficulty to understand the effectiveness of its modification efforts. As of December 31, 2025, none of the loans that were modified to borrowers experiencing financial difficulty were delinquent.

As of December 31, 2025, the Company has not committed to lend additional funds to borrowers experiencing financial difficulty for which the Company has modified the terms of the receivables in the current reporting period.

Credit Quality Information

The Company utilizes a ten-grade internal loan rating system for commercial and multi-family real estate, construction and commercial loans as follows:

Loans rated 1 – 6 are considered “pass” rated loans with low to average risk.

Loans rated 7 are considered “special mention.” These loans are starting to show signs of potential weakness and are being closely monitored by management.

Loans rated 8 are considered “substandard” and are inadequately protected by the current net worth and paying capacity of the obligors and/or the collateral pledged. There is a distinct possibility that the Company will sustain some loss if the weakness is not corrected.

Loans rated 9 are considered “doubtful” and have all the weaknesses inherent in those classified as substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, highly questionable and improbable.

Loans rated 10 are considered uncollectable and of such little value that their continuance as a loan is not warranted.

On an annual basis, or more often if needed, the Company formally reviews the ratings on substantially all commercial and multi-family real estate, construction and commercial loans. Annually, the Company engages an independent third party to review a significant portion of loans within these segments. The Company uses the results of these reviews as part of its annual review process.

On a monthly basis, the Company reviews the residential real estate, HELOC and second mortgage, and consumer portfolios for credit quality primarily through the use of delinquency reports.

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements

The following tables presents our loans by year of origination, loan segmentation and risk indicator as of December 31, 2025 and 2024:

	As of December 31, 2025
	Loans amortized cost basis by origination year
	2025	2024	2023	2022	2021	Prior	Total
				(In thousands)
December 31, 2025
Residential
Loans rated 1 - 6	$57,771	$18,642	$21,474	$209,192	$111,225	$61,847	$480,151
Loans rated 7	—	—	—	—	—	—	—
Loans rated 8	290	296	—	1,621	480	1,360	4,047

	$58,061	$18,938	$21,474	$210,813	$111,705	$63,207	$484,198

Current period gross charge offs	$—	$—	$—	$—	$—	$1	$1
Payment Performance
Performing	$57,772	$18,938	$21,474	$209,192	$111,225	$61,847	$480,448
Nonaccrual	289	—	—	1,621	480	1,360	3,750
Commercial Real Estate:
Loans rated 1 - 6	$73,653	$28,022	$57,591	$254,441	$174,379	$441,475	$1,029,561
Loans rated 7	—	—	—	—	8,870	1,220	10,090
Loans rated 8	—	—	6,025	18,657	14,778	1,628	41,088

	$73,653	$28,022	$63,616	$273,098	$198,027	$444,323	$1,080,739

Current period gross charge offs	$—	$—	$—	$3,141	$—	$—	$3,141
Payment Performance
Performing	$73,653	$28,022	$63,616	$257,408	$183,439	$443,821	$1,049,959
Nonaccrual	—	—	—	15,690	14,588	502	30,780
Construction:
Loans rated 1 - 6	$69,575	$31,254	$14,414	$54,926	$6,041	$3,056	$179,266
Loans rated 7	—	—	—	—	—	—	—
Loans rated 8	—	—	—	—	—	—	—

	$69,575	$31,254	$14,414	$54,926	$6,041	$3,056	$179,266

Current period gross charge offs	$—	$—	$—	$—	$—	$—	$—
Payment Performance
Performing	$69,575	$31,254	$14,414	$54,926	$6,041	$3,056	$179,266
Nonaccrual	—	—	—	—	—	—	—
Home equity:
Loans rated 1 - 6	$59,844	$33,205	$27,671	$51,013	$16,297	$20,694	$208,724
Loans rated 7	—	—	—	—	—	—	—
Loans rated 8	—	—	174	800	—	176	1,150

	$59,844	$33,205	$27,845	$51,813	$16,297	$20,870	$209,874

Current period gross charge offs	$—	$—	$—	$—	$—	$—	$—
Payment Performance
Performing	$59,844	$33,205	$27,671	$51,013	$16,297	$20,694	$208,724
Nonaccrual	—	—	174	800	—	176	1,150
Commercial:
Loans rated 1 - 6	$9,116	$8,063	$16,224	$37,629	$38,414	$81,255	$190,701
Loans rated 7	—	—	—	—	—	—	—
Loans rated 8	498	—	—	1,933	292	1,230	3,953

	$9,614	$8,063	$16,224	$39,562	$38,706	$82,485	$194,654

Current period gross charge offs	$—	$—	$478	$—	$—	$—	478
Payment Performance
Performing	$9,614	$8,063	$16,224	$39,562	$38,414	$82,485	$194,362
Nonaccrual	—	—	—	—	292	—	292

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements

	As of December 31, 2025
	Loans amortized cost basis by origination year
	2025	2024	2023	2022	2021	Prior	Total
				(In thousands)
Consumer
Loans rated 1 - 6	$23,605	$13,844	$16,190	$30,618	$17,025	$18,097	$119,379
Loans rated 7	—	—	—	—	—	—	—
Loans rated 8	274	—	53	540	42	298	1,207

	$23,879	$13,844	$16,243	$31,158	$17,067	$18,395	$120,586

Current period gross charge offs	$13	$59	$106	$210	$30	$517	$935
Payment Performance
Performing	$23,604	$13,836	$16,160	$30,616	$17,025	$17,889	$119,130
Nonaccrual	275	8	83	542	42	506	1,456
Residential
Loans rated 1 - 6	$44,631	$66,250	$292,551	$119,354	$31,725	$38,503	593,014
Loans rated 7	—	—	—	—	—	—	—
Loans rated 8	—	—	1,366	704	—	448	2,518
Loans rated 9	—	—	—	—	—	—	—

	$44,631	$66,250	$293,917	$120,058	$31,725	$38,951	$595,532

Current period gross charge offs	$—	$—	$—	$—	$—	$—	$—
Payment Performance
Performing	$44,631	$66,250	$292,551	$119,890	$31,189	$38,503	$593,014
Nonaccrual	—	—	1,366	168	536	448	2,518
Commercial Real Estate
Loans rated 1 - 6	$21,743	$61,596	$264,561	$192,174	$136,635	$363,148	$1,039,857
Loans rated 7	—	6,090	9,056	4,723	1,146	9	21,024
Loans rated 8	—	—	12,500	12,838	—	1,833	27,171
Loans rated 9	—	—	—	—	—	—	—

	$21,743	$67,686	$286,117	$209,735	$137,781	$364,990	$1,088,052

Current period gross charge offs	$—	$—	$—	$—	$—	$—	$—
Payment Performance
Performing	$21,743	$67,686	$286,117	$209,735	$137,781	$364,658	$1,087,720
Nonaccrual	—	—	—	—	—	332	332
Construction
Loans rated 1 - 6	$45,612	27,183	79,679	12,371	2,195	$4,508	$171,548
Loans rated 7	—	—	—	—	—	—	—
Loans rated 8	—	—	47	—	—	—	47
Loans rated 9	—	—	—	—	—	—	—

	$45,612	$27,183	$79,726	$12,371	$2,195	$4,508	$171,595

Current period gross charge offs	$—	$—	$—	$—	$—	$—	$—
Payment Performance
Performing	$45,612	$27,183	$79,679	$12,371	$2,195	$4,508	$171,548
Nonaccrual	—	—	47	—	—	—	47
Home equity
Loans rated 1 - 6	$38,849	$32,387	$63,165	$17,713	$6,117	$19,419	177,650
Loans rated 7	—	—	—	—	—	—	—
Loans rated 8	—	175	810	—	—	327	1,312
Loans rated 9	—	—	—	—	—	—	—

	$38,849	$32,562	$63,975	$17,713	$6,117	$19,746	$178,962

Current period gross charge offs	$—	$—	$—	$—	$—	$—	$—
Payment Performance
Performing	$38,849	$32,387	$63,665	$17,713	$6,117	$19,419	$178,150
Nonaccrual	—	175	310	—	—	327	812

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements

	As of December 31, 2025
	Loans amortized cost basis by origination year
	2025	2024	2023	2022	2021	Prior	Total
				(In thousands)
Commercial:
Loans rated 1 - 6	$9,335	$15,922	$40,128	43,682	12,190	76,036	$197,293
Loans rated 7	—	1,873	—	—	—	557	2,430
Loans rated 8	—	477	—	—	—	1,192	1,669
Loans rated 9	—	—	—	—	—	—	—

	$9,335	$18,272	$40,128	$43,682	$12,190	$77,785	$201,392

Current period gross charge offs	$—	$—	$—	$—	$—	$—	$—
Payment Performance
Performing	$9,335	$18,190	$40,128	$43,682	$12,190	$77,391	$200,916
Nonaccrual	—	82	—	—	—	394	476
Consumer
Loans rated 1 - 6	$26,028	$20,847	$36,485	$21,493	$12,484	$8,577	125,914
Loans rated 7	—	—	—	—	—	—	—
Loans rated 8	—	199	388	196	98	231	$1,112
Loans rated 9	—	—	—	—	—	—	—

	$26,028	$21,046	$36,873	$21,689	$12,582	$8,808	$127,026

Current period gross charge offs	$23	$62	$22	$—	$—	$399	$506
Payment Performance
Performing	$26,021	$20,799	$36,508	$21,488	$12,426	$8,527	$125,769
Nonaccrual	7	247	365	201	156	281	1,257

5.	LOAN SALES AND SERVICING

The Company has transferred a portion of its originated commercial loans to participating lenders. The amounts transferred have been accounted for as sales and are therefore not included in the Company’s accompanying consolidated balance sheets. The Company and participating lenders share ratably in any gains or losses that may result from a borrower’s lack of compliance with contractual terms of the loan. The Company continues to service the loans on behalf of the participating lenders and, as such, collects cash payments from the borrowers, and remits payments to participating lenders. At December 31, 2025 and 2024, the Company was servicing loans for participants aggregating $20,886,000 and $21,722,000, respectively.

Additionally, the Company continues to transfer a portion of its originated manufactured home loans to participating lenders. At December 31, 2025 and 2024, the Company was servicing loans for participants aggregating $18,286,000 and $21,637,000, respectively. These loans are not included in the accompanying consolidated balance sheets.

Residential mortgage loans sold and serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of residential mortgage loans serviced for others totaled $1,570,207,000 and $1,330,299,000 at December 31, 2025 and 2024, respectively. Some of these loans were sold with recourse provisions. At both December 31, 2025 and 2024, the related maximum contingent recourse liability was insignificant.

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements

The risks inherent in servicing rights relate primarily to changes in prepayments that result from shifts in interest rates. The fair value of servicing rights was determined using discount rates ranging from 9.5% to 12.5% at December 31, 2025 and 10.0% to 13.0% as of December 31, 2024. Annual prepayment speeds ranging from 4.9% CPR to 26.3% CPR were utilized as of December 31, 2025, and from 6.2% CPR to 27.3% CPR as of December 31, 2024. The following summarizes mortgage servicing rights capitalized and amortized, along with the aggregate activity in related valuation allowances:

	Years Ended December 31,
	2025	2024
	(In thousands)
Mortgage servicing rights:
Balance at beginning of year	$15,511	$12,869
Additions	7,143	5,881
Amortization	(4,399)	(3,052)
Sale of servicing rights	—	(187)

Balance at end of year	18,255	15,511

Valuation allowances:
Balance at beginning of year	(2,741)	(1,840)
Write down	(1,523)	(901)

Balance at end of year	(4,264)	(2,741)

Mortgage servicing assets, net	$13,991	$12,770

Fair value of mortgage servicing assets	$15,788	$14,040

For the years ended December 31, 2025 and 2024, contractually specified servicing fees included in net loan servicing fee expense, amounted to $3,696,000 and $3,184,000, respectively.

For the years ended December 31, 2025 and 2024, gains on sales of loans amounted to $16,488,000 and $16,311,000, respectively, which is included in mortgage banking income.

6.	PREMISES AND EQUIPMENT

A summary of the cost and accumulated depreciation and amortization of premises and equipment follows:

	December 31,
	2025	2024
	(In thousands)
Premises:
Land	$7,314	$7,314
Buildings	42,669	41,822
Leasehold improvements	14,664	14,595
Construction in progress	1,049	619
Equipment	18,397	18,120

	84,093	82,470
Less accumulated depreciation and amortization	(43,392)	(40,954)

	$40,701	$41,516

Depreciation and amortization expense for the years ended December 31, 2025, and 2024 amounted to $3,891,000, and $4,413,000, respectively.

As of December 31, 2025, and 2024, construction in progress represented costs incurred for the building of a branch location and solar panel projects, respectively. The outstanding commitment related to these projects for the years ended December 31, 2025, and 2024, amount to $1,440,000 and $72,000, respectively.

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements

7.	GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill

Goodwill and other intangible assets include previously acquired businesses.

On May 2, 2023, BayCoast Insurance acquired E.P. Tremblay and Sons Insurance Agency, Inc. for $191,000. Intangible assets of $191,000 were recorded as part of this acquisition.

On December 29, 2022, BayCoast Insurance acquired Hadley Insurit Group Insurance Agency, Inc. for $7,632,000. Goodwill of $2,671,000 and intangible assets of $4,961,000 were recorded as part of this acquisition.

On June 6, 2021, Priority Funding acquired Team Work Mortgage LLC for $1,500,000. Goodwill of $1,500,000 was recorded as part of this acquisition.

On February 1, 2021, BayCoast Insurance acquired Interstate Insurance Agency for $1,100,000. Goodwill of $377,000 and intangible assets of $700,000 were recorded as part of this acquisition.

There were no changes in the carrying value of goodwill for the years ended December 31, 2025 and 2024. As of December 31, 2025 and 2024, the carrying value was $24,125,000.

Intangible assets

Information pertaining to intangible assets is as follows:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Average Amortization Period
		(In thousands)
December 31, 2025:
Customer lists	$645	$553	$92	10 years
Insurance agency customer lists	6,462	2,493	3,969	10 years

	$7,107	$3,046	$4,061

December 31, 2024:
Customer lists	$645	$489	$156	10 years
Insurance agency customer lists	6,352	1,536	4,816	10 years

	$6,997	$2,025	$4,972

At December 31, 2025, estimated amortization expense for identifiable intangible assets for the next five years and thereafter is as follows:

Year Ending December 31,	Customer Lists	Insurance Agencies
	(In thousands)
2026	$64	$585
2027	28	585
2028	—	585
2029	—	585
2030	—	585
Thereafter	—	1,044

	$92	$3,969

For the years ended December 31, 2025, and 2024, amortization expense was $1,021,000 and $889,000, respectively.

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements

8.	EQUITY METHOD INVESTMENTS

The Bank has a 45% ownership interest in JNK Realty, LLC, which was formed to convert a Fall River, Massachusetts, property into 4 separate residential lots and a 34-unit apartment complex. As of December 31, 2025, all the units are leased and the residential lots have been sold. As of December 31, 2025 and 2024, the Bank’s total investment was $5,878,000 and $5,676,000, respectively. The Bank was able to reduce its investment by $3,203,000 during 2024 by applying tax credits and the proceeds from closing a bank account. The Bank invested $202,000 in December 2025. There were no equity losses recorded for the year ending December 31, 2025 and 2024.

The Bank has a 45% ownership interest in BCBBK, LLC, which was formed to construct The Residences at River’s Edge in Fall River, Massachusetts, that consists of 49 residential units and a BayCoast Bank branch. As of December 31, 2025, the building is complete, and all units are leased. As of December 31, 2025, and 2024, the Bank’s total investment was $3,716,000. The Bank was able to reduce its investment by $1,349,000 during 2024 by applying tax credits and the proceeds from closing a bank account. There were no investments made, and no equity losses recorded for the year ending December 31, 2025, and 2024.

The Bank has a 45% ownership interest in Oakwood BayCoast WWTF, LLC, which was formed to construct a private wastewater treatment facility on a shared site with the Bank. With a capacity of 24,000 gallons per day, this company provides wastewater treatment services to the Bank. The Bank’s total investment was $1,235,000 and $1,216,000 as of December 31, 2025, and 2024, respectively. Oakwood BayCoast WWTF, LLC has experienced losses over the past eight years. Total losses of $24,000 were recorded in 2025 and 2024, respectively.

The Bank has a 30% ownership interest in the National Downtown Club, LLC for development of market-rate and affordable housing with some retail and commercial space in downtown New Bedford. The project has twenty-eight apartments, five affordable units and twenty-three market rate units and two retail units. As of December 31, 2025, the project is complete and close to full occupancy. As of December 31, 2025, and 2024, the Bank’s total investment was $3,367,000 and $3,029,000 respectively. The Bank invested $338,000 and $1,127,000 in 2025 and 2024, respectively.

One of the Company’s key management personnel is a managing member of these investments; therefore, these investments are considered related parties.

9.	LEASES

The Company has operating leases for the operations center, branch locations, loan production offices and stand-alone ATMs. These leases have remaining lease terms of two years to fifteen years and certain of these leases have options to extend the lease for up to thirty years. The renewal period was included if there is reasonable certainty the option will be exercised. The Company has elected the short-term practical expedient for short term leases.

The components of lease expense for the years ended December 31, 2025 and 2024 is as follows:

	December 31,
	2025	2024
	(In thousands)
Operating lease cost	$1,458	$1,533

Supplemental cash flow and other information related to leases as of and for the year ended

December 31, 2025 and 2024 is as follows (dollars in thousands):

	2025	2024
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$1,422	$1,474
Weighted Average Remaining Lease Term (in years)
Operating leases	9.5	10.3
Weighted Average Discount Rate
Operating leases	2.89%	2.90%

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements

Future lease payments as of December 31, 2025 are as follows (in thousands):

Year Ending December 31,	Amount
(In thousands)
2026	$1,397
2027	1,381
2028	1,312
2029	1,282
2030	1,114
Thereafter	5,220

Total lease payments	11,706
Less imputed interest	(1,449)

$10,257

10.	DEPOSITS

A summary of deposit balances, by type, is as follows:

	December 31,
	2025	2024
	(In thousands)
Demand deposits	$394,297	$389,186
NOW	404,615	382,877
Regular and other savings	289,179	292,858
Money market deposits	812,532	704,796

Total non-certificate accounts	1,900,623	1,769,717

Term certificates less than $250,000	308,943	334,273
Term certificates of $250,000 or more	213,740	221,890

Total certificate accounts	522,683	556,163

Total deposits	$2,423,306	$2,325,880

Brokered deposits included in term certificates at December 31, 2024 amounted to $22,848,000. There were no brokered deposits at December 31, 2025.

A summary of term certificate accounts by maturity is as follows:

	December 31, 2025		December 31, 2024
	Amount	Weighted Average Rate	Amount	Weighted Average Rate
		(Dollars in thousands)
Within 1 year	$452,571	3.41%	$538,000	3.93%
Over 1 year to 2 years	68,264	3.07	16,523	2.98
Over 2 years to 3 years	710	1.99	1,068	1.36
Over 3 years to 4 years	653	3.22	17	0.54
Over 4 years to 5 years	485	3.19	555	3.59

	$522,683	3.37%	$556,163	3.90%

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements

11.	BORROWINGS

Federal Home Loan Bank

Fixed-rate advances from the FHLB of Boston are as follows:

	Amount		Weighted Average Rate
Maturing	2025	2024	2025	2024
	(In thousands)
Within 1 year	$97,533	$265,000	3.88%	4.25%
Over 5 years	—	5,000	—%	4.11%
Amortizing advances maturing 2026-2033	530	608	3.38%	3.41%

	$98,063	$270,608	3.88%	4.24%

At December 31, 2025, amortizing advances require monthly principal and interest payments of $8,000.

The Company has an available line of credit with the FHLB at an interest rate that adjusts daily. At December 31, 2025 and 2024, borrowings under the line were limited to $6,996,000. There were no advances outstanding on the line as of December 31, 2025 and 2024. Borrowings from the FHLB are secured by a blanket lien on first mortgage loans on owner-occupied residential property, defined principally as 75% of the carrying value of first mortgage loans on owner-occupied residential property amounting to $343,059,000 as well as $188,784,000 in commercial and multifamily loans and $80,579,000 in HELOC and second mortgage loans as of December 31, 2025.

Federal Reserve Bank discount window

At December 31, 2025 and 2024, the Company has pledged certain qualifying investments and commercial, construction, and consumer loans amounting to $162,768,000 and $151,350,000, respectively, for access to the discount window advances through the Borrower-In-Custody Program. At December 31, 2025 and 2024, there were no outstanding advances under this program.

Other

The Company also has available unsecured lines of credit with correspondent banks at interest rates that adjust daily. At December 31, 2025 and 2024, the Company has borrowing capacity of $25,000,000 and $35,000,000, respectively. No advances were outstanding under these lines of credit.

The Company has an agreement with the American Financial Exchange, LLC (AFX) that enables the Company access to unsecured overnight borrowings with various counterparties. At December 31, 2025 and 2024, the Company has a credit limit of $400,000,000. There were no borrowings outstanding at December 31, 2025 and 2024.

12.	SUBORDINATED DEBT

On December 1, 2022, the Company issued subordinated debt (the “2022 Debt”) in a private placement offering in the principal amount of $40,000,000. In connection with the issuance of the 2022 Debt, the Company incurred $928,000 in issuance costs that were recorded as a discount on the 2022 Debt and are amortized, using the straight-line method, over the life of the 2022 Debt.

The 2022 Debt accrues interest at 8.5% per annum for the first five years. From and including December 1, 2027, to the maturity date or early redemption date, the interest rate shall reset quarterly to an interest rate per annum equal to the then current three-month SOFR plus 481 basis points. Interest on the 2022 Debt will be payable semi-annually on June 1 and December 1 of each year through December 1, 2027, and quarterly thereafter on March 1, June 1, September 1 and December 1 of each year through the maturity date or early redemption date. The 2022 Debt matures on December 1, 2032, but may be redeemed on any scheduled interest payment date beginning December 1, 2027, and thereafter by the Company, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2022 Debt to be redeemed plus accrued and unpaid interest.

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements

On April 30, 2021, the Company issued subordinated debt (the “2021 Debt”) in a private placement offering in the principal amount of $45,000,000. In connection with the issuance of the 2021 Debt, the Company incurred $995,000 in issuance costs that were recorded as a discount to the 2021 Debt and are amortized, using the straight-line method, over the life of the 2021 Debt.

The 2021 Debt accrues interest at 3.875% per annum for the first five years. From and including May 15, 2026, to the maturity date or early redemption date, the interest rate shall reset quarterly to an interest rate per annum equal to the then current three-month SOFR plus 319 basis points. Interest on the 2021 Debt will be payable semi-annually on May 15 and November 15 of each year through May 15, 2026, and quarterly thereafter on February 15, May 15, August 15 and November 15 of each year through the maturity date or early redemption date. The 2021 Debt matures on May 15, 2031, but may be redeemed on any scheduled interest payment date beginning on May 15, 2026, and thereafter by the Company, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2021 Debt to be redeemed plus accrued and unpaid interest.

On November 28, 2017, the Company issued subordinated debt (the “2017 Debt”) in a private placement offering in the principal amount of $25,000,000. In connection with the issuance of the 2017 Debt, the Company incurred $734,000 in issuance costs that were recorded as a discount to the 2017 Debt and are amortized, using the straight-line method, over the life of the 2017 Debt.

During the year ended December 31, 2025, the Company redeemed $15,000,000 of the 2017 Debt. There were no redemptions during the year ended December 31, 2024.

The 2017 Debt accrues interest at 5.875% per annum for the first five years. From and including December 15, 2023, to the maturity date or early redemption date, the interest rate shall reset quarterly to an interest rate per annum equal to the then current three-month SOFR plus 401.161 basis points. Interest on the 2017 Debt will be payable semi-annually on June 15 and December 15 of each year through December 15, 2023, and quarterly thereafter on March 15, June 15, September 15 and December 15 of each year through the maturity date or early redemption date. The 2017 Debt matures on December 15, 2027, but may be redeemed on any scheduled interest payment date beginning on December 15, 2023, and thereafter by the Company, in whole or in part, at a redemption price equal to 100% of the principal amount of the 2017 Debt to be redeemed plus accrued and unpaid interest.

During both years ended December 31, 2025 and 2024, interest expense for all subordinated debt instruments included $385,000 in amortization of issuance costs.

Under the applicable capital rules of the Federal Reserve Bank, the 2022 Debt, the 2021 Debt and 2017 Debt qualify as Tier 2 capital for the Bank subject to certain restrictions.

13.	INCOME TAXES

Allocation of the federal and state income taxes between current and deferred portions is as follows:

	Years Ended December 31,
	2025	2024
	(In thousands)
Current tax (benefit) provision:
Federal	$(1,245)	$2,565
State	825	1,280

	(420)	3,845

Deferred tax benefit:
Federal	(279)	(1,786)
State	(132)	(910)

	(411)	(2,696)

Total tax (benefit) provision	$(831)	$1,149

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements

The reasons for the differences between the statutory federal income tax provision at the statutory rate of 21% and the provision for income taxes are summarized as follows:

	Years Ended December 31,
	2025	2024
	(In thousands)
Statutory federal income tax rate	$1,085	$1,356
Increase (decrease) resulting from:
State taxes, net of federal tax benefit	548	293
Tax exempt income	(649)	(546)
Tax credits, net of basis adjustments	(2,124)	—
Other, net	309	46

(Benefit) Provision for income taxes	$(831)	$1,149

The components of the net deferred tax asset are as follows:

	Years Ended December 31,
	2025	2024
	(In thousands)
Deferred tax assets:
Allowance for credit losses	$8,174	$7,371
Credit losses on securities available for sale	—	112
Defined benefit pension plan - deferred actuarial losses	149	1,699
Net unrealized loss on securities available for sale	782	3,142
Depreciation and amortization	1,589	1,539
Leases	2,883	3,151
Customer relationship intangible	60	120
Derivatives	19	42
Accrued expenses	473	605
Net deferred loan fees	1,108	972
Other, net	869	298

	16,106	19,051

Deferred tax liabilities:
Employee benefit plans	(397)	(1,870)
Gain on marketable equity securities	(195)	(163)
Leases	(2,823)	(3,103)
Investment in limited partnerships	(2,244)	(289)
Deferred gain	(673)	(673)
Mortgage servicing rights	(3,933)	(3,590)

	(10,265)	(9,688)

Net deferred tax asset	$5,841	$9,363

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements

A summary of the change in the net deferred tax asset is as follows:

	Years Ended December 31,
	2025	2024
	(In thousands)
Balance at beginning of year	$9,363	$10,040
Deferred tax benefit	411	2,696
Changes reflected in other comprehensive income:
Defined benefit pension plan	(1,550)	(1,415)
Derivatives	(23)	(70)
Securities available for sale	(2,360)	(1,888)

Balance at end of year	$5,841	$9,363

The federal income tax reserve for credit losses at the Company’s base year amounted to $2,924,000. If any portion of the reserve is used for purposes other than to absorb credit losses, approximately 150% of the amount actually used (limited to the amount of the reserve) would be subject to taxation in the year in which used. As the Company intends to use the reserve only to absorb loan losses, a deferred tax liability of $822,000 has not been provided.

The Company’s income tax returns are subject to review and examination by federal and state taxing authorities. The Company is currently open to audit under the applicable statutes of limitations by the Internal Revenue Service for the years ended December 31, 2021, through December 31, 2025. The years open to examination by state taxing authorities vary by jurisdiction; no years prior to 2022 are open.

14.	OTHER COMMITMENTS AND CONTINGENCIES

In the normal course of business, there are outstanding commitments which are not reflected in the accompanying consolidated financial statements.

Loan commitments

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and advance funds on outstanding lines of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets.

The Company’s exposure to credit loss is represented by the contractual amount of the commitments. The Company uses the same credit policies in making commitments as it does for on-balance-sheet instruments.

At December 31, 2025 and 2024, the following financial instruments were outstanding whose contract amounts represent credit risk:

	2025	2024
	(In thousands)
Commitments to grant loans	$53,202	$44,960
Unadvanced funds on construction loans	80,792	62,097
Unadvanced funds on home equity lines of credit	212,681	192,791
Unadvanced funds on commercial loans and lines of credit	168,615	181,390
Standby letters of credit	3,813	5,126
Consumer lines of credit	9,115	4,723

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments for lines of credit may expire without being drawn upon. Therefore, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s credit worthiness on a case-by-case basis. Funds disbursed under commitments to grant loans, construction loans and home equity lines of credit are primarily secured by real estate, and commercial loans and lines of credit are generally secured by business assets.

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. These letters of credit are primarily issued to support borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Standby letters of credit are generally collateralized by real estate and business assets.

Employment agreements

The Company has entered into employment agreements with several employees of Priority Funding and BayCoast Insurance that generally provide for a specified minimum annual compensation and the continuation of benefits from the date of execution of the agreements. The agreements also include a non-compete clause that prevents these employees from competing for a period of five years after separation of service. The Priority Funding agreements expired in September 2024 and were not renewed. The BayCoast Insurance agreements associated with the Interstate Insurance and Hadley Insurit Group Insurance Agency acquisition expire in February 2026 and December 2025, respectively.

Other contingencies

Various legal claims also arise from time to time in the normal course of business which, in the opinion of management, will have no material effect on the Company’s consolidated financial statements.

15.	DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

Interest Rate Risk Management - Cash Flow Hedging Instruments

The Company uses short-term funding sources, such as FHLB advances and brokered deposits, to fund the Company’s lending and investment activities and other general business purposes. These instruments expose the Company to variability in interest payments due to changes in interest rates when the short-term funding rolls over. If interest rates increase, interest expense increases. Conversely, if interest rates decrease, interest expense decreases. Management believes it is prudent to limit the variability of a portion of its interest payments and, generally hedges a portion of its variable interest payments. To meet this objective, management enters into interest rate swap agreements whereby the Company receives variable interest rate payments and makes fixed interest rate payments. Management intends on rolling over the short-term funding sources through the term of the interest rate swap agreements.

Information pertaining to outstanding interest rate swap agreements designated as cash flow hedges is as follows:

	December 31,
	2025	2024
	(Dollars in thousands)
Notional amount	$50,000	$50,000
Weighted average pay rate	4.32%	4.32%
Weighted average receive rate	4.24%	5.15%
Weighted average remaining term in years	0.2	1.2
Unrealized loss relating to interest rate swap	$(68)	$(148)

These agreements provide for the Company to receive payments at a variable rate determined by a specified index (overnight SOFR) in exchange for making payments at a fixed rate plus a set spread.

Interest Rate Risk Management – Non-Hedging Derivatives

The Company manages a matched book with respect to its interest rate derivative instruments provided to customers in order to minimize its net risk exposure from such transactions.

The Company executes interest rate swaps with certain commercial banking customers to facilitate their respective risk management strategies. These interest rate swaps are simultaneously offset with interest rate swaps that the Company executes with a third party, thereby minimizing its net risk exposure resulting from such transactions. These derivatives are not designated as hedges. Changes in the fair value of both the customer swaps and the offsetting interest rate swaps are recognized directly in earnings. During the years ended December 31, 2025 and 2024, the Company recognized no net holding gain or loss related to such derivatives.

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements

The Company has agreements with its interest rate swap derivative counterparties that contain a provision whereby if the Company defaults on any of its indebtedness, including default where repayment of the indebtedness has not been accelerated by the lender, then the Company could also be declared in default on its derivative obligations.

If the Company had breached any of these provisions, it would have been required to settle its obligations under the agreements at the termination value. In addition, the Company had cross-default provisions with its commercial customer loan agreements which provide cross-collateralization with the customer loan collateral.

At December 31, 2025 and 2024, the following interest rate swaps were outstanding:

	2025		2024
	With commercial loan borrowers	With third-party financial institutions	With commercial loan borrowers	With third-party financial institutions
		(Dollars in thousands)
Notional amount	$51,643	$51,643	$59,821	$59,821
Weighted average rate	3.9%	(3.9%)	3.7%	(3.7%)
Weighted average remaining term	4 Years	4 Years	4 Years	4 Years
Unrealized fair value gain (loss)	$(3,270)	$3,270	$(6,100)	$6,100

The variable rate component of these agreements is set at a variable rate plus the prevailing one-month CME Term SOFR rate.

Risk Participation Agreements

The Company entered into risk participation agreements with financial institution counterparties for interest rate swaps related to loans in which the Company is a participant. The risk participation agreements provide credit protection to the financial institution should the borrower fail to perform on its interest rate derivative contract with the financial institution.

The notional amount of risk participation agreements was $5,265,000 at December 31, 2025 and 2024, respectively. There were no fair value adjustments from risk participation agreements at December 31, 2025 or 2024.

Mortgage Banking Derivatives-Interest rate lock commitments

The Company enters into commitments to fund residential mortgage loans at specified times in the future, with the intention that these loans will subsequently be sold in the secondary market. A mortgage loan commitment binds the Company to lend funds to a potential borrower at a specified interest rate and within a specified period.

Outstanding interest rate lock commitments expose the Company to the risk that the price of the loans arising from exercise of the loan commitment might decline from inception of the rate lock to funding of the loan due to increases in mortgage interest rates. If interest rates increase, the value of these loan commitments decreases. Conversely, if interest rates decrease, the value of these loan commitments increases. The notional amount of rate-locked mortgage loan commitments at December 31, 2025 and 2024 was $38,391,000 and $32,426,000, respectively, with a fair value asset of $667,000 and $265,000, respectively.

Mortgage Banking Derivatives - Forward loan sale commitments

The Company utilizes best efforts and mandatory delivery forward loan sale commitments to mitigate the risk of potential decreases in the values of loans held for sale and loan commitments that would result from the exercise of the derivative loan commitments. With a mandatory delivery contract, the Company commits to deliver a certain principal amount of mortgage loans to an investor at a specified price on or before a specified date.

If the Company fails to deliver the amount of mortgages necessary to fulfill the commitment by the specified date, it is obligated to pay a “pair-off” fee, based on then-current market prices, to the investor to compensate the investor for the shortfall. With best efforts commitments, the Company commits to deliver an individual mortgage loan of a specified principal amount and quality to an investor if the underlying loan closes. Generally, the price the investor will pay is specified prior to the loan being funded. The notional amount of forward loan sale commitments at December 31, 2025 and 2024, was $23,062,000 and $9,834,000, respectively, with a fair value liability of $100,000 and $9,000, respectively.

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements

16.	MINIMUM REGULATORY CAPITAL REQUIREMENTS

The Company (on a consolidated basis) and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s and Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

The regulations require a minimum ratio of total capital to risk-weighted assets of 8%, common equity Tier 1 capital to risk-weighted assets of 4.5%, a minimum ratio of Tier 1 capital to risk-weighted assets of 6% and a minimum leverage ratio of 4% for all banking organizations. Additionally, community banking institutions must maintain a capital conservation buffer of common equity Tier 1 capital in an amount greater than 2.5% of total risk-weighted assets to avoid being subject to limitations on capital distributions and discretionary bonuses.

As of December 31, 2025, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action.

To be categorized as well capitalized, an institution must maintain minimum capital ratios as set forth in the following tables. There are no conditions or events since the notification that management believes have changed the Bank’s category.

Management believes, as of December 31, 2025 and 2024, that the Company and the Bank meet all capital adequacy requirements to which they are subject.

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements

The Company’s and the Bank’s actual capital amounts and ratios as of December 31, 2025 and 2024 are also presented in the following table.

	Actual		Minimum Capital Requirements		Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
			(Dollars in thousands)
December 31, 2025:
Total capital to risk-weighted assets:
Consolidated	$281,648	12.8%	$176,132	8.0%	N/A	N/A
Bank	258,704	11.8	174,937	8.0	$218,671	10.0%
Common equity tier 1 capital to risk-weighted assets:
Consolidated	159,520	7.2	99,074	4.5	N/A	N/A
Bank	231,544	10.6	98,402	4.5	142,136	6.5
Tier 1 capital to risk-weighted assets:
Consolidated	159,520	7.2	132,099	6.0	N/A	N/A
Bank	231,544	10.6	131,203	6.0	174,937	8.0
Tier 1 capital to average assets:
Consolidated	159,520	5.6	114,411	4.0	N/A	N/A
Bank	231,544	8.1	114,000	4.0	142,500	5.0
December 31, 2024:
Total capital to risk-weighted assets:
Consolidated	$289,971	13.0%	$178,893	8.0%	N/A	N/A
Bank	261,270	11.8	177,726	8.0	$222,158	10.0%
Common equity tier 1 capital to risk-weighted assets:
Consolidated	154,299	6.9	100,628	4.5	N/A	N/A
Bank	235,950	10.6	99,971	4.5	144,403	6.5
Tier 1 capital to risk-weighted assets:
Consolidated	154,299	6.9	134,170	6.0	N/A	N/A
Bank	235,950	10.6	133,295	6.0	177,726	8.0
Tier 1 capital to average assets:
Consolidated	154,299	5.3	116,615	4.0	N/A	N/A
Bank	235,950	8.1	115,980	4.0	144,975	5.0

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements

17.	EMPLOYEE BENEFIT PLANS

Defined benefit pension plan

The Company provides basic and supplemental pension benefits for eligible employees through a defined benefit pension plan. Each employee reaching the age of 21 and having completed at least 1,000 hours of service in one twelve-month period beginning with such employee’s date of employment, or any anniversary thereof, automatically becomes a participant in the retirement plan. All eligible participants hired before November 1, 2023, are fully vested after three years of service. Eligible participants hired after November 1, 2023, are fully vested after five years of service. Information pertaining to the activity in the plan is as follows:

	Years Ended December 31,
	2025	2024
	(In thousands)
Change in benefit obligation:
Benefit obligation at beginning of year	$69,883	$65,872
Service cost	4,375	4,237
Interest cost	3,436	3,233
Actuarial loss (1)	961	373
Benefits paid	(6,557)	(3,832)

Benefit obligation at end of year	72,098	69,883

Change in plan assets:
Fair value of plan assets at beginning of year	91,881	84,397
Actual return on plan assets	13,682	11,316
Benefits paid	(6,557)	(3,832)

Fair value of plan assets at end of year	99,006	91,881

Funded status and pension asset at end of year	$26,908	$21,998

Accumulated benefit obligation at end of year	$55,662	$55,570

(1)	The actuarial loss for the years ended December 31, 2025 and 2024, was due to demographic changes partially offset by assumption changes.

Actuarial assumptions used to determine the projected benefit obligation are as follows:

	December 31,
	2025	2024
Discount rate	5.50%	5.25%
Rate of compensation increase	4.25	4.25

The components of net periodic pension cost are as follows:

	Years Ended December 31,
	2025	2024
	(In thousands)
Service cost	$4,375	$4,237
Interest cost	3,437	3,233
Expected return on plan assets	(6,999)	(6,411)
Amortization of prior service cost	110	324
Recognized net actuarial loss	—	134

	$923	$1,517

The service cost component of pension cost is included in salaries and employee benefits expense and the remaining components are included in other general and administrative expense on the consolidated statements of net income.

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements

Actuarial assumptions used to determine net periodic pension cost are as follows:

	Years Ended December 31,
	2025	2024
Discount rate	5.25%	5.25%
Expected long-term rate of return on plan assets	8.00	8.00
Annual salary increase	4.25	4.25

The discount rate was selected to reflect the expected long-term rate of return based on prevailing yields on high quality fixed income investments. The expected long-term rate of return on plan assets is based on prevailing yields on high quality fixed income investments increased by a premium of 3% to 5% for equity securities.

The Company, through its Investment Committee, selected Plimoth Investment Advisors as the defined benefit plan’s investment manager and custodian. An Investment Policy Statement was approved which is consistent with the provisions of the Employee Retirement Income Security Act (ERISA). The policy is also consistent with Modern Portfolio Theory practices, which requires sufficient levels of diversification to promote maximum investment return per unit of risk taken. The policy is not only designed to diversify market and security risk, but also inflation risk which can deteriorate the value of capital over time. The policy sets a strategic asset allocation mix between stocks, bonds and other diversifying assets, along with allowable ranges within each asset class. The policy also includes permitted and prohibited asset classes and security types, along with setting minimum asset quality parameters. The target allocation mix for the portfolio calls for an equity-based investment deployment range of 45% to 75% of total portfolio assets, fixed income investments from 20% to 40%, short-term from 0-10% and other investments (preferred stock, real estate investment trusts (REITs), master limited partnerships (MLPs)) from 0% to 40%.

In establishing the above referenced Investment Policy, Plimoth has worked with the Company to create a level of expectation on behalf of the Company as to the prudent management of plan assets, monitoring of plan assets/holdings, evaluating management of the plan and communicating plan activity.

Plimoth Investment Advisors, in its role as Investment Manager, provides input as to the appropriate asset allocation, time horizon, and risk profile. Utilizing their investment discipline and security selection processes, Plimoth shall manage the assets in accordance with the Investment Policy Statement and shall report on investment performance and other matters impacting the effective management of plan assets. The overall investment return objective should emphasize both a total return in excess of established benchmarks and lower aggregate portfolio volatility. This shall be conducted in a manner consistent with all parameters of the Investment Policy Statement.

The fair value of the Company’s pension plan assets are summarized below:

	Level 1	Level 2	Level 3	Total Fair Value
		(In thousands)
December 31, 2025
Corporate bonds	$—	$26,082	$—	$26,082
Equity securities	56,403	—	—	56,403
Mutual funds	12,552	—	—	12,552
Other	3,969	—	—	3,969

Total plan assets	$72,924	$26,082	$—	$99,006

December 31, 2024
Corporate bonds	$—	$25,370	$—	$25,370
Equity securities	50,469	—	—	50,469
Mutual funds	9,848	—	—	9,848
Other	6,194	—	—	6,194

Total plan assets	$66,511	$25,370	$—	$91,881

The plan assets measured at fair value in Level 1 are based on quoted market prices in an active exchange market. Plan assets measured at fair value in Level 2 are based on pricing models that consider standard input factors such as observable market data, benchmark yields, interest rate volatilities, broker/dealer quotes, credit spreads and new issue data.

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements

Estimated future benefit payments, which reflect expected future service, as appropriate, are as follows:

Year Ending December 31,	Amount
(In thousands)
2026	$8,886
2027	4,795
2028	3,979
2029	5,063
2030	4,915
2031-2035	27,613

EMPLOYEE BENEFIT PLANS

401(k) plan

The Company has a 401(k) savings plan, which provides for voluntary contributions by participating employees as allowed by federal tax laws. Under the terms of the plan, an employee is eligible for the Company’s Safe Harbor contribution of 3% of the employee’s compensation after one year of service and a minimum of 1,000 hours. Total 401(k) plan expense for the years ended December 31, 2025 and 2024 amounted to $1,664,000 and $1,522,000, respectively.

Nonqualified deferred compensation plan

The Company has a nonqualified executive deferred compensation plan, which provides for a select group of management or highly compensated employees to participate in the plan and make voluntary pre-tax contributions, which are 100% vested. Under the terms of the plan, the Company can make discretionary contributions, which vest ratably over 5 years. The corresponding invested assets are held in Rabbi Trusts which are included in other assets on the consolidated balance sheets. The company had an expense of $2,600,000 and $1,900,000 for the years ended December 31, 2025, and 2024, respectively.

Supplemental executive retirement plan

The Company has a Supplemental Executive Retirement Plan which provides for certain of the Company’s executives to receive monthly benefits upon retirement, subject to certain limitations as set forth in the Plan. The present value of these future benefits is accrued over the executives’ terms of employment. The company had an expense of $490,000 for the year ended December 31, 2025, and income of $172,000 for the year ended December 31, 2024, respectively.

Supplemental director retirement plan

The Company has adopted an unfunded Supplemental Director Retirement Plan which provides for all the Company’s Directors to receive annual benefits upon retirement, subject to certain limitations set forth in the Plan.

At December 31, 2025 and 2024, the projected benefit obligation and accumulated benefit obligation amounted to $2,127,000 and $1,783,000, respectively.

The discount rates used in determining the projected benefit obligation at December 31, 2025 and 2024 were 5.00% and 5.40%, respectively. The fee inflation assumption used to determine the projected benefit obligation at December 31, 2025 and 2024 was 2.00%.

For the years ended December 31, 2025, and 2024, both the Company contributions and benefits paid amounted to $169,000 and $130,000, respectively, and net periodic retirement costs amounted to $191,000 and $180,000, respectively. The discount rate used in determining net periodic pension cost for the years ended December 31, 2025, and 2024 was 5.40% and 4.90%, respectively.

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements

Projected benefit payments, which reflect expected future service, as appropriate, are as follows:

Year Ending December 31,	Amount
(In thousands)
2026	$254
2027	254
2028	229
2029	262
2030	262
2031-2035	1,069

Split-dollar life insurance agreements

In connection with the supplemental retirement plans, the Company has purchased life insurance policies applicable to certain executive officers and directors included in the aforementioned plans. The policies are reflected on the consolidated balance sheets at cash surrender value. Increases in cash surrender value are reflected in other income in the consolidated statements of net income. The Company is the sole owner of these life insurance policies. The Company has entered into agreements with these executives and directors whereby the Company will pay to the executives and directors’ estates or beneficiaries a portion of the death benefit that the Company will receive as beneficiary of such policies. The cost of these agreements is being accrued over the respective service periods.

18.	FAIR VALUE OF ASSETS AND LIABILITIES

Determination of fair value

The Company uses fair value measurements to record fair value adjustments to certain assets and liabilities. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company’s various assets and liabilities. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

The following methods and assumptions were used by the Company in estimating fair value.

Cash and cash equivalents - For these financial instruments, which have original maturities of 90 days or less, their carrying amounts reported in the Consolidated Balance Sheets approximate fair value.

Marketable equity securities and securities available for sale – Fair value measurements are obtained from a third-party pricing service and are not adjusted by management. The securities measured at fair value in Level 1 are based on quoted market prices in an active exchange market. Securities measured at fair value in Level 2 are based on pricing models that consider standard input factors such as observable market data, benchmark yields, interest rate volatilities, broker/dealer quotes, credit spreads and new issue data. These Level 2 prices were not adjusted by management. There were no securities measured at fair value in Level 3.

FHLB Stock – The fair value of FHLB stock approximates the carrying amount based on the redemption provisions of the FHLB. These assets were classified as Level 2.

Loans – The fair value of loans is measured on an exit price basis incorporating discounts for credit, liquidity and marketability factors. Loans were classified as Level 3 since the valuation methodology utilizes significant unobservable inputs.

Loans held for sale – Fair values are based on commitments in effect from investors or prevailing market prices.

Individually evaluated loans – Fair values for collateral dependent loans are based on the appraised value of the underlying collateral considering discounting factors, if deemed appropriate, and adjusted for selling costs. Current appraisals are obtained when it is determined that the Company is considering foreclosure. In instances where a current appraisal is not obtained, the most recent appraisal may be discounted based on management’s historical knowledge, expertise or changes in market conditions from time of valuation. Given the significance of management’s judgement in discounting the appraisals, these are considered Level 3 fair value measurements.

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements

Mortgage servicing rights - The Company accounts for mortgage servicing rights at cost, subject to impairment testing. When the carrying value of a tranche exceeds fair value, a valuation allowance is established to reduce the carrying cost to fair value. Fair value is based on a valuation model that calculates the present value of estimated net servicing income. The Company obtains a third-party valuation based upon loan level data including note rate, type and term of the underlying loans. The model utilizes two significant unobservable inputs, namely loan prepayment assumptions and the discount rate used, to calculate the fair value of each tranche, and, as such, the Company has classified the model within Level 3 of the fair value hierarchy.

Accrued Interest Receivable – For these financial instruments, which have original maturities of 90 days or less, their carrying amounts reported in the Consolidated Balance Sheets approximate fair value. These assets were classified as Level 2.

Interest rate swap agreements – The fair values of interest rate swap agreements are based on a valuation model that uses primarily observable inputs, such as benchmark yield curves and interest rates and also include the value associated with counterparty credit risk.

Deposits – The fair value of deposits is valued using a replacement cost of funds approach and discounted to the market rates and based on weighted remaining maturity for maturing deposits. Deposits were classified as Level 3 since the valuation methodology utilizes significant unobservable inputs.

FHLB Advances – The fair value of the FHLB Advances approximates the fair value of these liabilities and are classified as Level 2.

Mortgage banking derivatives – The fair values of interest rate lock commitments and forward loan sale commitments are based on fair values of the underlying mortgage loans, including servicing values, and the probability of such commitments being exercised.

Accrued Interest Payable and Mortgagor’s escrow accounts – For these financial instruments, which have original maturities of 90 days or less, their carrying amounts reported in the Consolidated Balance Sheets approximate fair value. These liabilities were classified as Level 2

Assets and liabilities measured at fair value on a recurring basis

Assets and liabilities measured at fair value on a recurring basis are summarized below:

	Level 1	Level 2	Level 3	Total Fair Value
December 31, 2025		(In thousands)
Assets:
Securities available for sale	$—	$342,292	$—	$342,292
Marketable equity securities	2,188	—	—	2,188
Loans held for sale	—	21,262	—	21,262
Interest rate lock agreements	—	667	—	667
Interest rate swap agreements	—	3,270	—	3,270

	$2,188	$367,491	$—	$369,679

Liabilities:
Forward loan sale commitments	$—	$100	$—	$100
Interest rate swap agreements	—	3,338	—	3,338

	$—	$3,438	$—	$3,438

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements

	Level 1	Level 2	Level 3	Total Fair Value
December 31, 2024		(In thousands)
Assets:
Securities available for sale	$—	$287,373	$—	$287,373
Marketable equity securities	2,039	—	—	2,039
Loans held for sale	—	8,945	—	8,945
Interest rate lock agreements	—	265	—	265
Interest rate swap agreements	—	6,100	—	6,100

	$2,039	$302,683	$—	$304,722

Liabilities:
Forward loan sale commitments	$—	$9	$—	$9
Interest rate swap agreements	—	6,248	—	$6,248

	$—	$6,257	$—	$6,257

The Company may also be required, from time to time, to measure certain other assets and liabilities at fair value on a nonrecurring basis in accordance with generally accepted accounting principles. These adjustments to fair value usually result from the application of lower-of-cost-or-market accounting or write-downs of individual assets.

Assets and liabilities measured at fair value on a nonrecurring basis

Certain individually evaluated collateral dependent loans were adjusted to the fair value, less costs to sell, of the underlying collateral securing these loans resulting in losses. The loss is not recorded directly as an adjustment to current earnings, but rather as a component in determining the allowance for credit losses. Fair value was measured using appraised values of collateral and adjusted as necessary by management based on unobservable inputs for specific properties.

Assets measured at fair value on a nonrecurring basis are summarized below:

	December 31, 2025			Year Ended December 31, 2025
	Level 1	Level 2	Level 3	Total Losses
		(In thousands)
Collateral dependent individually evaluated loans	$—	$—	$28,232	$6,547

	$—	$—	$28,232	$6,547

	December 31, 2024			Year Ended December 31, 2024
	Level 1	Level 2	Level 3	Total Losses
		(In thousands)
Collateral dependent individually evaluated loans	$—	$—	$22,744	$3,571

	$—	$—	$22,744	$3,571

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements

Summary of Estimated Fair Values of Financial Instruments

The estimated fair values, and related carrying amounts, of our financial instruments are included in the table below. Certain financial instruments and all non-financial instruments are excluded from disclosure requirements. Accordingly, the aggregate fair value amounts presented herein may not necessarily represent the underlying fair value of the Company.

		Fair Value
	Carrying Amount	Level 1	Level 2	Level 3
		(in thousands)
December 31, 2025
Financial Assets
Cash and cash equivalents	$38,519	$38,519	$—	$—
Securities available for sale	342,292	—	342,292	—
Marketable equity securities	2,188	2,188	—	—
Federal Home Loan Bank stock	5,787	—	—	5,787
Loans held for sale	21,262	—	21,262	—
Loans, net	2,236,274	—	—	2,162,145
Mortgage servicing rights, net	13,991	—	—	15,788
Accrued interest receivable	10,034	—	—	10,034
Derivative assets	3,937	—	3,937	—
Financial Liabilities
Deposits	2,423,306	—	—	2,426,881
Borrowings	98,063	—	—	98,270
Subordinated Debt	94,578	—	—	92,783
Mortgagors’ escrow accounts	3,804	—	3,804	—
Accured interest payable	1,187	—	—	1,187
Derivative liabilities	3,438	—	3,438	—
December 31, 2024
Financial Assets
Cash and cash equivalents	$75,957	$75,957	$—	$—
Securities available for sale	287,373	—	287,373	—
Marketable equity securities	2,039	2,039	—	—
Federal Home Loan Bank stock	12,634	—	—	$12,634
Loans held for sale	8,945	—	8,945	—
Loans, net	2,333,986	—	—	2,184,576
Mortgage servicing rights, net	12,770	—	—	14,040
Accrued interest receivable	10,165	—	—	10,165
Derivative assets	6,365	—	6,365	—
Financial Liabilities
Deposits	2,325,880	—	—	2,329,574
Borrowings	270,608	—	—	271,311
Subordinated Debt	109,193	—	—	99,459
Mortgagors’ escrow accounts	3,681	—	3,681	—
Accured interest payable	2,066	—	—	2,066
Derivative liabilities	6,257	—	6,257	—

Narragansett Financial Corporation and Subsidiary

Notes to Consolidated Financial Statements

19.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through June 8, 2026, which is the date the financial statements were available to be issued.

In January 2026, the Bank sold its student loan portfolio, which was previously included in the Consumer Loan segment (see Note 4) for $1,231,000. Other than the business reorganization and stock offering disclosed (see Note 1) and the sale of the student loan portfolio there were no other subsequent events that require adjustment to or disclosure in the consolidated financial statements.

Narragansett Financial Corporation and Subsidiary

Consolidating Balance Sheet

December 31, 2025

(in thousands)

Assets	BayCoast Mortgage	Priority Funding & Sub	BayCoast Bank	Other Subsidiaries	Eliminating Entries	Consolidated BayCoast Bank	Narragansett Financial	Eliminating Entries	Consolidated Narragansett Financial
Cash and cash equivalents	$25,899	$27,480	$33,449	$50,676	$(98,985)	$38,519	$4,357	$(4,357)	$38,519
Securities available for sale, at fair value	—	—	294,432	47,860	—	342,292	—	—	342,292
Marketable equity securities, at fair value	—	—	2,188	—	—	2,188	—	—	2,188
FHLB stock, at cost	—	—	5,787	—	—	5,787	—	—	5,787
Loans held for sale, at fair value	—	—	21,262	—	—	21,262	—	—	21,262
Loans, net	21,417	578	2,218,258	—	(11,201)	2,229,052	7,205	17	2,236,274
Mortgage servicing rights	—	—	13,991	—	—	13,991	—	—	13,991
Bank-owned life insurance	—	—	40,962	—	—	40,962	—	—	40,962
Premises and equipment, net	142	31	34,899	5,629	—	40,701	—	—	40,701
Accrued interest receivable	—	—	9,773	259	—	10,032	2	—	10,034
Net deferred tax asset	—	—	5,720	121	—	5,841	—	—	5,841
Goodwill and other intangible assets	—	1,583	19,093	15,210	(7,700)	28,186	—	—	28,186
Equity method investments	—	—	14,196	—	—	14,196	—	—	14,196
Right of use lease asset	164	165	9,337	375	—	10,041	—	—	10,041
Other assets	1,896	79	47,554	1,783	(7,466)	43,846	1,531	2,925	48,302
Investment in subsidiaries	—	—	173,737	—	(173,737)	—	261,418	(261,418)	—

	$49,518	$29,916	$2,944,638	$121,913	$(299,089)	$2,846,896	$274,513	$(262,833)	$2,858,576

Liabilities and Retained Earnings
Deposits	—	—	2,526,768	—	(99,105)	2,427,663	—	(4,357)	2,423,306
Borrowings	—	—	98,063	—	—	98,063	—	—	98,063
Subordinated debt	—	—	—	—	—	—	94,578	—	94,578
Warehouse line of credit	11,201	—	—	—	(11,201)	—	—	—	—
Lease Liability	186	167	9,531	373	—	10,257	—	—	10,257
Other liabilities	12,184	496	50,963	3,447	(15,046)	52,044	(9,443)	2,925	45,526

Total liabilities	23,571	663	2,685,325	3,820	(125,352)	2,588,027	85,135	(1,432)	2,671,730

Commitments and contingencies (Notes 5,6, 14)
Retained earnings	25,947	29,253	261,434	118,521	(173,737)	261,418	189,378	(261,401)	189,395
Accumulated other comprehensive loss	—	—	(2,121)	(428)	—	(2,549)	—	—	(2,549)

Total retained earnings	25,947	29,253	259,313	118,093	(173,737)	258,869	189,378	(261,401)	186,846

	$49,518	$29,916	$2,944,638	$121,913	$(299,089)	$2,846,896	$274,513	$(262,833)	$2,858,576

Narragansett Financial Corporation and Subsidiary

Consolidating Statement of Net Income

Year Ended December 31, 2025

(in thousands)

	BayCoast Mortgage	Priority Funding & Sub	BayCoast Bank	Other Subsidiaries	Eliminating Entries	Consolidated BayCoast Bank	Narragansett Financial	Eliminating Entries	Consolidated Narragansett Financial
Interest and dividend income:
Interest and fees on loans	$642	$52	$130,095	$—	$(41)	$130,748	$566	$—	$131,314
Interest on debt securities	—	—	7,811	1,653	—	9,464	—	—	9,464
Dividend income	—	—	885	—	—	885	17,000	(17,000)	885
Interest on cash equivalents	35	27	1,630	103	(148)	1,647	—	—	1,647

Total interest and dividend income	677	79	140,421	1,756	(189)	142,744	17,566	(17,000)	143,310

Interest expense:
Interest on deposits	—	—	51,462	—	(148)	51,314	—	(30)	51,284
Interest on borrowings	41	—	8,322	—	(41)	8,322	—	—	8,322
Interest on subordinated debt	—	—	—	—	—	—	7,580	—	7,580

Total interest expense	41	—	59,784	—	(189)	59,636	7,580	(30)	67,186

Net interest income	636	79	80,637	1,756	—	83,108	9,986	(16,970)	76,124
Provision for credit losses	—	—	6,010	—	—	6,010	1,350	—	7,360

Net interest income, after provision for credit losses	636	79	74,627	1,756	—	77,098	8,636	(16,970)	68,764

Other income:
Customer service fees	—	—	10,613	—	—	10,613	—	—	10,613
Net loan servicing fee income (expense)	—	—	(2,231)	—	—	(2,231)	—	—	(2,231)
Trust department fees	—	—	—	6,156	—	6,156	—	—	6,156
Insurance and brokerage commissions	—	63	2,007	12,398	—	14,468	—	—	14,468
Gain on securities available for sale, net	—	—	(41)	(5)	—	(46)	—	—	(46)
Gain on marketable equity securities, net	—	—	149	—	—	149	—	—	149
Gain on sales of portfolio loans	—	—	257	—	—	257	—	—	257
Mortgage banking income	11,182	9,044	(3,995)	—	—	16,231	—	—	16,231
Bank-owned life insurance income	—	—	2,122	—	—	2,122	—	—	2,122
Miscellaneous	470	1,065	1,072	—	—	2,607	(24)	—	2,583

Total other income	11,652	10,172	9,953	18,549	—	50,326	(24)	—	50,302

Narragansett Financial Corporation and Subsidiary

Consolidating Statement of Net Income

Year Ended December 31, 2025

(in thousands)

	BayCoast Mortgage	Priority Funding & Sub	BayCoast Bank	Other Subsidiaries	Eliminating Entries	Consolidated BayCoast Bank	Narragansett Financial	Eliminating Entries	Consolidated Narragansett Financial
Operating expenses:
Salaries and employee benefits	7,627	4,752	52,792	11,758	—	76,929	93	—	77,022
Occupancy and equipment	564	192	12,310	1,281	—	14,347	—	—	14,347
Professional fees	97	128	2,226	217	—	2,668	31	—	2,699
Data processing	608	9	3,903	85	—	4,605	—	—	4,605
Advertising costs	209	156	1,717	45	—	2,127	—	—	2,127
Deposit insurance	—	—	2,721	—	—	2,721	—	—	2,721
Amortization of intangible assets	—	—	—	1,021	—	1,021	—	—	1,021
Other general and administrative	978	736	4,910	1,132	—	7,756	1,600	—	9,356

Total operating expenses	10,083	5,973	80,579	15,539	—	112,174	1,724	—	113,898

Income (loss) before income taxes	2,205	4,278	4,001	4,766	—	15,250	6,888	(16,970)	5,168
Provision (benefit) for income taxes	—	—	1,688	190	—	1,878	(2,709)	—	(831)

Net income (loss)	2,205	4,278	2,313	4,576	—	13,372	9,597	(16,970)	5,999

No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by Narragansett Bancorp, Inc. or BayCoast Bank. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Narragansett Bancorp, Inc. or BayCoast Bank since any of the dates as of which information is furnished herein or since the date hereof.

Up to 7,912,000 shares

(Subject to Increase to up to 9,098,800 shares)

(Proposed Holding Company for BayCoast Bank)

COMMON STOCK

par value $0.01 per share

PROSPECTUS

[prospectus date]

These securities are not deposits or accounts and are not federally insured or guaranteed.

Until September 17, 2026, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

Estimated Amount
Registrant’s Legal Fees and Expenses	$875,000
Registrant’s Accounting Fees and Expenses (Including State Tax opinion)	235,000
Marketing Agent’s Fees and Expenses	1,213,250
Records Management Agent’s Fees and Expenses	140,000
Independent Appraiser’s Fees and Expenses	142,500
Printing, Postage, Mailing and EDGAR Fees and Expenses	500,000
Filing Fees (FINRA, SEC, Nasdaq)	126,500
Transfer Agent’s Fees and Expenses	25,000
Business Plan Consultant’s Fees and Expenses	78,000
Other	68,000

Total	$3,403,250

(1)	Assumes 100% of the shares are sold in the subscription offering.

Item 14.	Indemnification of Directors and Officers

Article 10 of the Articles of Incorporation of Narragansett Bancorp, Inc. (the “Corporation”) sets forth the circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they may incur in their capacities as such:

ARTICLE 10. Indemnification, etc. of Directors and Officers.

A. Indemnification. The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B of this Article 10 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. Procedure. If a claim under Section A of this Article 10 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances if it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination before the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 10 or otherwise shall be on the Corporation.

C. Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article 10 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, these Articles, the Corporation’s Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.

D. Insurance. The Corporation may maintain insurance, at its expense, to insure itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.

E. Miscellaneous. The Corporation shall not be liable for any payment under this Article 10 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 10 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

F. Limitations Imposed by Federal Law. Notwithstanding any other provision set forth in this Article 10, in no event shall any payments made by the Corporation pursuant to this Article 10 exceed the amount permissible under applicable federal law, including, without limitation, Section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder.

Any repeal or modification of this Article 10 shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 10 is in force.

Item 15.	Recent Sales of Unregistered Securities

Not Applicable.

Item 16.	Exhibits and Financial Statement Schedules

(a)	List of Exhibits

1.1	Engagement Letters between Narraganset Financial Corporation, BayCoast Bank and Piper Sandler & Co. *

1.2	Form of Agency Agreement Among BayCoast Bank, Narragansett Bancorp, Inc., Narragansett Financial Corporation and Piper Sandler & Co.

2	Plan of Holding Company Reorganization and Plan of Stock Issuance *

3.1	Articles of Incorporation of Narragansett Bancorp, Inc.*

3.2	Bylaws of Narragansett Bancorp, Inc.*

3.3	Form of Global Note for 5.875% Fixed to Floating Rate Subordinated Notes due December 15, 2027*

3.4	Form of Global Note for 3.875% Fixed to Floating Rate Subordinated Notes due 2031*

3.5	Form of Global Note for 8.50% Fixed to Floating Rate Subordinated Notes due 2032*

.

4	Form of Common Stock Certificate of Narragansett Bancorp, Inc.*

5	Opinion of Luse Gorman, PC regarding legality of securities being registered*

8.1	Federal Income Tax Opinion of Luse Gorman, PC*

8.2	State Income Tax Opinion of Wolf & Company, P.C.*

10.1	Employment Agreement between BayCoast Bank and Marie Pellegrino†*

10.2	Annual Incentive Compensation Plan†*

10.3	BayCoast Bank Deferred Compensation Plan†*

10.4	Supplemental Executive Retirement Agreement with Nicholas M. Christ, as amended†*

10.5	Executive Salary Continuation Agreement with Carl Taber, as amended†*

10.6	Form of Supplemental Director Retirement Agreement†*

10.7	Supplemental Executive Retirement Agreement with James F. Wallace†*

10.8	Endorsement Method Split Dollar Plan Agreement†*

10.9	Services Agreement between Meganet Communications Inc. and BayCoast Bank, dated as of May 14, 2014

21	Subsidiaries of Narragansett Bancorp, Inc.*

23.1	Consent of Luse Gorman, PC (contained in Opinions included as Exhibits 5 and 8.1)*

23.2	Consent of RP Financial, LC.*

23.3	Consent of Wolf & Company, P.C.

24	Power of Attorney (set forth on signature page)

99.1	Engagement letter between BayCoast Bank and RP Financial, LC. with respect to independent appraisal services*

99.2	Letter of RP Financial, LC. with respect to value of subscription rights*

99.3	Appraisal Report of RP Financial, LC.*

99.4	Marketing Materials*

99.5	Stock Order and Certification Form*

107	Filing Fees Exhibit*

*	Previously filed.
†	Management contract or compensation plan or arrangement.

(b) Financial Statement Schedules

Financial statement schedules are not filed because the required information is inapplicable or is included in the consolidated financial statements and related notes.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Swansea, Commonwealth of Massachusetts, on July 23, 2026.

NARRAGANSETT BANCORP, INC.

By:	/s/ Nicholas M. Christ
Nicholas M. Christ
Chair of the Board and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Narragansett Bancorp, Inc. (the “Corporation”) hereby severally constitute and appoint Nicholas M. Christ as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said individual may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-1 relating to the offering of the Corporation’s common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said individual shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nicholas M. Christ Nicholas M. Christ	Chair of the Board and Chief Executive Officer (Principal Executive Officer)	July 23, 2026

/s/ Diana Taxiera Diana Taxiera	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	July 23, 2026

/s/ Maria L. Aguiar Maria L. Aguiar	Director	July 23, 2026

/s/ Gail M. Fortes Gail M. Fortes	Director	July 23, 2026

/s/ Kenneth D. Furtado Kenneth D. Furtado	Director	July 23, 2026

/s/ Paul M. Joncas Paul M. Joncas	Director	July 23, 2026

/s/ Steven W. Kenyon Steven W. Kenyon	Director	July 23, 2026

/s/ Brian R. LeComte Brian R. LeComte	Director	July 23, 2026

/s/ Eric B. Mack Eric B. Mack	Director	July 23, 2026

/s/ Mary Louise Nunes Mary Louise Nunes	Director	July 23, 2026

/s/ Margarita Patricio Margarita Patricio	Director	July 23, 2026

/s/ Marie Pellegrino Marie Pellegrino	President and Director	July 23, 2026

/s/ Christopher J. Rezendes Christopher J. Rezendes	Director	July 23, 2026

/s/ Carl W. Taber Carl W. Taber	Director	July 23, 2026

/s/ James F. Wallace James F. Wallace	Director	July 23, 2026

/s/ Lawrence R. Walsh Lawrence R. Walsh	Director	July 23, 2026